REGISTRATION NO. 333-236437

Filed with the Securities and Exchange Commission on April 21, 2020.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ARIZONA

(STATE OR OTHER JURISDICTION OF

INCORPORATION OR ORGANIZATION)

6311

(PRIMARY STANDARD INDUSTRIAL

CLASSIFICATION CODE NUMBER)

86-0222062

(I. R. S. EMPLOYER IDENTIFICATION NUMBER)

525 WASHINGTON BOULEVARD

JERSEY CITY, NJ 07310

(212) 554-1234

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

SHANE DALY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

(212) 554-1234

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF AGENT FOR SERVICE)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 333-223704. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	[ ]

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Interests in Variable Indexed Options	$60,000,000	N/A	N/A	$7,788
Life Insurance Company	—	—	—	None

(1)

An indeterminate number or amount of interests in the Market Stabilizer Option(R) of Equitable Financial Life Insurance Company of America that may from time to time be issued at indeterminate prices, in U.S. dollars. Units of interest are only sold in U.S. dollar amounts. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $132,861,199.

(2)

Prior to the filing of this Registration Statement, $72,861,199 of securities of the registrant remained registered and unsold, pursuant to Registration Statement File No. 333-223704 on Form S-1 and are being carried forward pursuant to Rule 415(a)(6). A payment of $7,788 for the additional $60,000,000 of securities has been wired to U.S. Bank of St. Louis, MO for deposit into the Commission’s account.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Market Stabilizer Option® Available Under Certain Variable Life Insurance Policies Issued by Equitable Financial Life Insurance Company of America

Prospectus dated May 1, 2020

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your policy. This Prospectus supersedes all prior prospectuses. Also, this Prospectus must be read along with the appropriate variable life insurance policy prospectus. This Prospectus is in addition to the appropriate variable life insurance policy prospectus and all information in the appropriate variable life insurance policy prospectus continues to apply unless addressed by this Prospectus.

Equitable Financial Life Insurance Company of America (the “Company”, “we”, “our” and “us”), formerly MONY Life Insurance Company of America issues the Market Stabilizer Option® described in this Prospectus. The Market Stabilizer Option® is available only under certain variable life insurance policies that we offer and may not be available through your financial professional.

Among the many terms associated with the Market Stabilizer Option® are:

•	Index-Linked Return for approximately a one year period tied to the performance of the S&P 500 Price Return index, which excludes dividends as described below.

•

Index-Linked Return will be applied at the end of the period (your Segment Term) on the Segment Maturity Date and only to amounts remaining within the segment until the Segment Maturity Date. The Index-Linked Return will not be applied before the Segment Maturity Date.

•

The Index-Linked Return could be positive, zero or in certain circumstances negative as described below. In the event that the S&P 500 Price Return index sustains a 100% loss, the maximum loss of principal would be 75%. Therefore, there is the possibility of a negative return on this investment at the end of your Segment Term, which could result in a significant loss of principal.

•

An Early Distribution Adjustment will be made for distributions (including deductions) from the Segment Account Value before the Segment Maturity Date. Any Early Distribution Adjustment that is made will cause you to lose principal through the application of a Put Option Factor, as explained later in this Prospectus, and that loss could potentially be substantial. Therefore you should carefully consider whether to make such distributions and/or maintain enough value in your Unloaned Guaranteed Interest Option (“Unloaned GIO”) and/or variable investment options to cover your monthly deductions. The Unloaned GIO is the portion of the Guaranteed Interest Option (“GIO”) that is not being held to secure policy loans you have taken. As described later in this Prospectus, we will attempt to maintain a reserve (Charge Reserve Amount) to cover your monthly deductions, but it is possible that the Charge Reserve Amount will be insufficient to cover your monthly deductions.

These are only some of the terms associated with the Market Stabilizer Option®. Please read this Prospectus for more details about the Market Stabilizer Option®. Also, this Prospectus must be read along with the appropriate variable life insurance policy prospectus as well as the appropriate variable life insurance policy and policy rider for this option. Please refer to page 4 of this Prospectus for a Definitions section that discusses these and other terms associated with the Market Stabilizer Option®. Please refer to page 7 of this Prospectus for a discussion of risk factors.

Other policies. We offer a variety of fixed and variable life insurance policies which offer policy features, including investment options, that are different from those offered by this Prospectus. Not every policy or feature is offered through your financial professional. You can contact us to find out more about any other insurance policy.

What is the Market Stabilizer Option®?

The Market Stabilizer Option® (“MSO”) is an investment option available under certain variable life insurance policies. The option provides for participation in the performance of the S&P 500 Price Return index, which excludes dividends (the “Index”) up to the Growth Cap Rate that we set on the Segment Start Date. While the Growth Cap Rate is set at the Company’s sole discretion, the Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%. On the Segment Maturity Date, we will apply the Index-Linked Rate of Return to the Segment Account Value based on the performance of the Index. If the performance of the Index has been positive for the Segment Term and equal to or below the Growth Cap Rate, we will apply to the Segment Account Value an Index-Linked Rate of Return equal to the full Index performance. If the performance of the Index has been positive for the Segment Term and above the Growth Cap Rate, we will apply an Index-Linked Rate of Return equal to the Growth Cap Rate. If the Index has negative performance, the Index-Linked Rate of Return will be 0% unless the Index performance goes below -25% for the Segment Term. In that case only the

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

EVM-109 (5/20)	Cat # 235457
NB (IL Leg II/IL Leg III and IL Optimizer III VUL Legacy, VUL Optimizer - all states except NY and PR)	#844139

negative performance in excess of -25% will be applied to the Segment Account Value and you bear the entire risk of loss of principal for the portion of negative performance that exceeds -25%. Please see “Index-Linked Return” in “Description of the Market Stabilizer Option®” later in this Prospectus.

Please note that you will not be credited with any positive Index performance with respect to amounts that are removed from a Segment prior to the Segment Maturity Date. Even when the Index performance has been positive, such early removals will cause you to lose some principal. Please see “Early Distribution Adjustment” later in this Prospectus.

Although under the appropriate variable life insurance policy, we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there are no transfer charges for transfers into or out of the MSO Holding Account. Please note that once policy account value has been swept from the MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted.

The Market Stabilizer Option® is not sponsored, endorsed, sold or promoted by Standard & Poor’s (“S&P”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Market Stabilizer Option® or any member of the public regarding the advisability of investing in securities generally or in the Market Stabilizer Option® particularly or the ability of the S&P 500 Price Return index (the “Index”) to track general stock market performance. S&P’s and its third party licensor’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to the Company or the Market Stabilizer Option®. S&P and its third party licensors have no obligation to take the needs of the Company or the owners of the Market Stabilizer Option® into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Market Stabilizer Option® or the timing of the issuance or sale of the Market Stabilizer Option® or in the determination or calculation of the equation by which the Market Stabilizer Option® is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Market Stabilizer Option®.

Contents of this Prospectus

Market Stabilizer Option®

I	—	Policy/rider variations	I-1

II	—	Early Distribution Adjustment Examples	II-1

III	—	Information about Equitable Financial Life Insurance Company of America	III-1

When we address the reader of this Prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the policy owner.

The Company

We are Equitable Financial Life Insurance Company of America, an Arizona stock life insurance corporation organized in 1969. The Company is an affiliate of Equitable Financial Life Insurance Company and an indirect wholly owned subsidiary of Equitable Holdings, Inc. No other company has any legal responsibility to pay amounts that the Company owes under the policies. The Company is solely responsible for paying all amounts owed to you under your policy.

Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $734.4 billion in assets as of December 31, 2019. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New York), the District of Columbia, and Puerto Rico, and the U.S. Virgin Islands. Our main administrative office is located at 525 Washington Boulevard, Jersey City, NJ 07310.

How to reach us

Please refer to the “How to reach us” section of the appropriate variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

1. Definitions

Charge Reserve Amount — A minimum amount of policy account value in the Unloaned GIO (the portion of the Guaranteed Interest Option (“GIO”) that is not being held to secure policy loans you have taken.) that you are required to maintain in order to approximately cover all of the estimated monthly charges for the policy (including, but not limited to, the policy’s monthly cost of insurance charge, the policy’s monthly administrative charge, the policy’s monthly mortality and expense risk charge, the MSO’s monthly Variable Index Segment Account Charge (the monthly charge deducted from the policy account) and any monthly optional rider charges, (please see “Charges” later in this Prospectus for more information) during the Segment Term. The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy’s monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount will be reduced by each subsequent monthly deduction (but not to less than zero). There is no requirement to maintain a Charge Reserve Amount, which would cover approximately all estimated monthly policy charges, if you are not in a Segment. Please see “Segments” later in this Prospectus for more information about the investment options from which account value could be transferred to the Unloaned GIO on a Segment Start Date in order to meet this requirement.

Downside Protection (also referred to in your policy as the “Segment Loss Absorption Threshold Rate”) — This is your protection against negative performance of the S&P 500 Price Return index for a Segment held until its Segment Maturity Date. It is currently -25%. The Downside Protection is set on the Segment Start Date and any Downside Protection in excess of -25% will be set at the Company’s sole discretion. However, the Downside Protection will not change during a Segment Term and at least -25% of Downside Protection will always be provided when a Segment is held until the Segment Maturity Date.

Early Distribution Adjustment (“EDA,” may also be referred to in your policy as the “Market Value Adjustment”) — The EDA is an adjustment that we make to your Segment Account Value, before a Segment matures, in the event you surrender your policy, take a loan from a Segment or if we should find it necessary to make deductions for monthly charges or any other distribution from a Segment. (Such other distributions would include any distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, any unpaid loan interest, or any distribution in connection with the exercise of a rider available under your policy.) An EDA that is made will cause you to lose principal through the application of a Put Option Factor, which estimates the market value, at the time of an early distribution, of the risk that you would suffer a loss if your Segment were continued (without taking the early distribution) until its Segment Maturity Date and that loss could be substantial. However, because of a pro rata refund of certain charges already paid that is included in the EDA , the net effect of the EDA will not always result in the reduction of principal. The EDA will usually result in a reduction in your Segment Account Value and your other policy values. Therefore, you should give careful consideration before taking any early loan or surrender, or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment. Please see “Early Distribution Adjustment” later in this Prospectus for more information.

Growth Cap Rate — The maximum rate of return that will be applied to a Segment Account Value. The Growth Cap Rate is set for each Segment on the Segment Start Date. While the Growth Cap Rate is set at the Company’s sole discretion, the Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%.

Index — The S&P 500 Price Return index, which is the S&P 500 index excluding dividends. This index includes 500 leading companies in leading industries in the U.S. economy.

Index Performance Rate — The Index Performance Rate measures the percentage change in the Index during a Segment Term for each Segment. If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion. Please see “Change in Index” for more information.

The Index Performance Rate is calculated by ((b) divided by (a)) minus one, where:

(a)	is the value of the Index at the close of business on the Segment Start Date, and

(b)	is the value of the Index at the close of business on the Segment Maturity Date.

We determine the value of the Index at the close of business, which is the end of a business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If the New York Stock Exchange is not open for trading or if the Index value is, for any other reason, not published on the Segment Start Date or a Segment Maturity Date, the value of the Index will be determined as of the end of the most recent preceding business day for which the Index value is published.

Index-Linked Rate of Return — The rate of return we apply to calculate the Index-Linked Return which is based on the Index Performance Rate adjusted to reflect the Growth Cap Rate and protection against negative performance. Therefore, if the performance of the Index is zero or positive, we will apply that performance up to the Growth Cap Rate. If the performance of the Index is negative, we will apply performance of zero unless the decline in the performance of the Index is below -25% in which case negative performance in excess of -25% will apply. Please see the chart under “Index-Linked Return” for more information.

Index-Linked Return — The amount that is applied to the Segment Account Value on the Segment Maturity Date that is equal to that Segment’s Index-Linked Rate of Return multiplied by the Segment Account Value on the Segment Maturity Date. The Index-Linked Return may be positive, negative or zero. The Indexed-Linked Return is only applied to amounts that remain in a Segment Account Value until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and be subject to an Early Distribution Adjustment.

Initial Segment Account — The amount initially transferred to a Segment from the MSO Holding Account on its Segment Start Date, net of:

(a)	the Variable Index Benefit Charge (see “Charges” later in this Prospectus)

and

(b)

the amount, if any, that may have been transferred from the MSO Holding Account to the Unloaned GIO to cover the Charge Reserve Amount (see “Charge Reserve Amount” later in this Prospectus). Such a transfer would be made from the MSO Holding Account to cover the Charge Reserve Amount only (1) if you have given us instructions to make such a transfer or (2) in the other limited circumstances described under “Segments” later in this Prospectus.

MSO Holding Account — This is a portion of the EQ/Money Market variable investment option that holds amounts designated by the policy owner for investment in the MSO prior to any transfer into the next available new Segment.

Segment — The portion of your total investment in the MSO that is associated with a specific Segment Start Date. You create a new Segment each time an amount is transferred from the MSO Holding Account into a Segment Account.

Segment Account Value (also referred to in your policy as the “Segment Account”) — The amount of an Initial Segment Account subsequently reduced by any monthly deductions, policy loans and unpaid loan interest, and distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, which are allocated to the Segment. Any such reduction in the Segment Account Value prior to its Segment Maturity Date will result in a corresponding Early Distribution Adjustment, which will cause you to lose principal, and that loss could be substantial. The Segment Account Value is used in determining policy account values, death benefits, and the net amount at risk for monthly cost of insurance calculations of the policy and the new base policy face amount associated with a requested change in death benefit option.

For example, if you put $1,000 into the MSO Holding Account, $992.50 would go into a Segment. This amount represents the Initial Segment Account. The Segment Account Value represents the value in the Segment which gets reduced by any deductions allocated to the Segment, with corresponding EDAs, through the course of the Segment Term. The Segment Distribution Value represents what you would receive upon surrendering the policy and reflects the EDA upon surrender.

Segment Distribution Value (also referred to in your policy as the “Segment Value”) — This is the Segment Account Value minus the Early Distribution Adjustment that would apply on a full surrender of that Segment at any time prior to the Segment Maturity Date. Segment Distribution Values will be used in determining policy value available to cover monthly deductions, any applicable proportionate surrender charges for requested face amount reductions, and other distributions; cash surrender values and maximum loan values subject to any applicable base policy surrender charge. They will also be used in determining whether any outstanding policy loan and accrued loan interest exceeds the policy account value.

Segment Maturity GIO Limitation — A specified percentage limitation on the amount of your Segment Maturity Value that may be allocated to the guaranteed interest option. The Company reserves the right to implement a specified percentage limitation on the amount of your Segment Maturity Value that may be allocated to the guaranteed interest option. The specified percentage limitation can be changed at anytime, but it will never be less than 5% of your Segment Maturity Value. We will transfer any portion of your Segment Maturity Value that is allocated to the guaranteed interest option in excess of the Segment Maturity GIO Limitation to the EQ/Money Market variable investment option unless we receive your instructions prior to the Segment Maturity Date that the Segment Maturity Value should be allocated to the MSO Holding Account or to any other available variable investment option. See “Appendix I — Policy/rider variations” for more information.

Segment Maturity Date — The date on which a Segment Term is completed and the Index-Linked Return for that Segment is applied to a Segment Account Value.

Segment Maturity Value — This is the Segment Account Value adjusted by the Index-Linked Return for that Segment.

Segment Start Date — The Segment Start Date is the day on which a Segment is created.

Segment Term — The duration of a Segment. The Segment Term for each Segment begins on its Segment Start Date and ends on its Segment Maturity Date one year later. We are currently only offering Segment Terms of approximately one year. We may offer different durations in the future.

2. Fee Table Summary

MSO Charges	When Charge is Deducted	Current Non-guaranteed	Guaranteed Maximum
Variable Index Benefit Charge(1)	On Segment Start Date	0.75%	0.75%
Variable Index Segment Account Charge(1)	At the beginning of each policy month during the Segment Term	0.65%	1.65%
Total		1.40%	2.40%

Other	When Charge is Deducted	Maximum Spread Percentage that May be Deducted
Loan Interest Spread(2) for Amounts of Policy Loans Allocated to MSO Segment	On each policy anniversary (or on loan termination, if earlier)	Oregon policies: 2% (for Incentive Life Legacy® II only) All other policies: 5%

Other	When Charge is Deducted	Maximum Amount that May be Deducted
Early Distribution Adjustment	On surrender or other distribution (including loan) from an MSO Segment prior to its Segment Maturity Date	75% of Segment Account Value(3)
(1)	These charges represent annual rates.
(2)

We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The “spread” is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your policy account value that we hold as collateral for the loan.

(3)

The actual amount of an Early Distribution Adjustment is determined by a formula that depends on, among other things, how the Index has performed since the Segment Start Date, as discussed in detail under “Early Distribution Adjustment” later in this Prospectus. The maximum amount of the adjustment would occur if there is a total distribution at a time when the Index has declined to zero.

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the appropriate variable life insurance policy prospectus.

The base variable life insurance policy’s mortality and expense risk charge will also apply to a Segment Account Value or any amounts held in the MSO Holding Account. The mortality and expense risk charge is part of the policy monthly charges. Please see “How we deduct policy monthly charges during a Segment Term” for more information. Please refer to the appropriate variable life insurance policy prospectus for more information.

Changes in charges

Any changes that we make in our current charges or charge rates will be on a basis that is equitable to all policies belonging to a given class, and will be determined based on reasonable assumptions as to expenses, mortality, investment income, lapses and policy and contract claims associated with morbidity. For the sake of clarity, the assumptions referenced above include taxes, the cost of hedging, longevity, volatility, other market conditions, surrenders, persistency, conversions, disability, accident, illness, inability to perform activities of daily living, and cognitive impairment, if applicable. Any changes in charges may apply to then in force policies, as well as to new policies. You will be notified in writing of any changes in charges under your policy.

3. Risk Factors

There are risks associated with some features of the Market Stabilizer Option®:

•	There is a risk of a substantial loss of your principal because you agree to absorb all losses from the portion of any negative Index performance that exceeds -25%.

•

Your Index-Linked Return is also limited by the Growth Cap Rate, which could cause your Index-Linked Return to be lower than it would otherwise be if you participated in the full performance of the S&P 500 Price Return index.

•	You will not know what the Growth Cap Rate is before the Segment starts. Therefore, you will not know in advance the upper limit on the return that may be credited to your investment in a Segment.

•

Negative consequences apply if, for any reason, amounts you have invested in a Segment are removed before the Segment Maturity Date. Specifically, with respect to the amounts removed early, you would (1) forfeit any positive Index performance and (2) be subject to an Early Distribution Adjustment that exposes you to a risk of potentially substantial loss of principal. This exposure is designed to be consistent with the treatment of losses on amounts held to the Segment Maturity Date. Even when the Index performance has been positive, the EDA will cause you to lose some principal on an early removal.

•

The following types of removals of account value from a Segment will result in the above-mentioned penalties to you, if the removals occur prior to the Segment Maturity Date: (a) a surrender of your policy; (b) a loan from your policy; (c) a distribution in order to enable your policy to continue to qualify as life insurance under the federal tax laws; (d) certain distributions in connection with the exercise of a rider available under your policy; and (e) a charge or unpaid policy loan interest that we deduct from your Segment Account Value because the Charge Reserve Amount and other funds are insufficient to cover them in their entirety. The Charge Reserve Amount may become insufficient because of policy changes that you request, additional premium payments, investment performance, policy loans, policy partial withdrawals from other investment options besides the MSO, and any increases we make in current charges for the policy (including for the MSO and optional riders).

•

Certain of the above types of early removals can occur (and thus result in penalties to you) without any action on your part. Examples include (i) certain distributions we might make from your Segment Account Value to enable your policy to continue to qualify as life insurance and (ii) deductions we might make from your Segment Account Value to pay charges if the Charge Reserve Amount becomes insufficient.

•

Any applicable EDA will generally be affected by changes in both the volatility and level of the S&P 500 Price Return Index. Any EDA applied to any Segment Account Value is linked to the estimated value of a put option on the S&P 500 Price Return index as described later in this Prospectus. The estimated value of the put option and, consequently, the amount of the EDA will generally be higher after increases in market volatility or after the Index experiences a negative return following the Segment Start Date.

•

Once policy account value is in a Segment, you cannot transfer out of a Segment and you can only make withdrawals out of a Segment if you surrender your policy. This would result in the imposition of any applicable surrender charges and EDA.

•	We may not offer new Segments so there is also the possibility that a Segment may not be available for a Segment Renewal at the end of your Segment Term(s).

•	We also reserve the right to substitute an alternative index for the S&P 500 Price Return index, which could reduce the Growth Cap Rates we can offer.

•

No company other than us has any legal responsibility to pay amounts that the Company owes under the policies. An owner should look to the financial strength of the Company for its claims-paying ability.

•	You do not have any rights in the securities underlying the index, including, but not limited to, (i) interest payments, (ii) dividend payments or (iii) voting rights.

•	Your Segment Maturity Value is dependent on the performance of the index on the Segment Maturity Date.

•	Upon advance notification, the Company reserves the right to implement a Segment Maturity GIO Limitation

•	Past performance of the index is no indication of future performance.

•

The amounts required to be maintained in the Unloaned GIO for the Charge Reserve Amount during the Segment Term may earn a return that is less than the return you might have earned on those amounts in another investment option had you not invested in a Segment.

•

You must forgo the additional no lapse guarantee benefit provided by the Extended No Lapse Guarantee Rider if you want to allocate to the MSO. Please see “Extended No Lapse Guarantee Rider” later in this Prospectus for more information.

•	If you do not specify a minimum Growth Cap Rate acceptable to you, your account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen.

•	The MSO is not available while the Paid Up Death Benefit Guarantee is in effect. Please see “Paid Up Death Benefit Guarantee” later in this Prospectus for more information.

•

For certain variable life insurance policies, if a paid up death benefit guarantee is included with your policy, and if you elect the paid up death benefit guarantee while any Segment is in effect, all Segments will be terminated with corresponding Early Distribution Adjustments. If this occurs, the Segment Distribution Value will be used in place of the Segment Account Value in the calculation of your policy account value for purposes of determining the paid up death benefit guarantee face amount.

•

If your policy has the Loan Extension Endorsement, and your policy goes on Loan Extension while you have amounts invested in MSO, you will forfeit any positive index performance and be subject to an Early Distribution Adjustment with respect to these amounts. In addition, MSO will no longer be available once you go on Loan Extension. Please see “Loan Extension” later in this Prospectus for more information.

•

If you elect the Long-Term Care ServicesSM Rider, after a period of coverage ends before coverage is continued as a Nonforfeiture Benefit, if any MSO Segments are in effect, they will be terminated with corresponding early distribution adjustments. Please see “Long-Term Care ServicesSM Rider” later in this Prospectus for more information.

•

If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a “total and permanent disability accelerated death benefit rider” or a “limited life expectancy accelerated death benefit rider”) is included with your policy, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under your policy and investment in the MSO will be transferred to and maintained as part of the Unloaned GIO. Please see ”Living Benefits Rider” later in this Prospectus for more information.

COVID-19

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. Equity and financial markets have experienced increased volatility and negative returns, and interest rates have declined due to the COVID-19 pandemic and other market factors. Such events can adversely impact us and our operations. Management believes the Company is taking appropriate actions to mitigate the negative impact to our business and operations. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated or predicted at this time as these events are still developing.

Moreover, these market conditions have impacted the performance of the Indices to which Segments are linked, as well as the funds underlying the variable investment options. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any contributions, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the policy. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the policy, such as purchasing the policy or making contributions, transfers, or withdrawals, based on your individual circumstances.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyber-attacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even if our workforce and employees of our providers and/or third-party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

4. Description of the Market Stabilizer Option®

We offer a Market Stabilizer Option® that provides a rate of return tied to the performance of the Index.

MSO Holding Account

The amount of each transfer or loan repayment you make to the MSO, and the balance of each premium payment you make to the MSO after any premium charge under your base policy has been deducted, will first be placed in the MSO Holding Account. The MSO Holding Account is a portion of the regular EQ/Money Market variable investment option that will hold amounts allocated to the MSO until the next available Segment Start Date. The MSO Holding Account has the same rate of return as the EQ/Money Market variable investment option and is subject to the same underlying portfolio operating expenses as that variable investment option. Please refer to “Risk/benefit summary: charges and expenses you will pay” of the appropriate variable life insurance policy prospectus for more information regarding such expenses. We currently plan on offering new Segments on a monthly basis but reserve the right to offer them less frequently or to stop offering them or to suspend offering them temporarily.

Before any account value is transferred into a Segment, you can transfer amounts from the MSO Holding Account into other investment options available under your policy at any time subject to any transfer restrictions within your policy. You can transfer into and out of the MSO Holding Account at any time up to and including the Segment Start Date provided your transfer request is received at our administrative office by such date. For example, you can transfer policy account value into the MSO Holding Account on the 3rd Friday of June. That policy account value would transfer into the Segment starting on that date, subject to the conditions mentioned earlier. You can also transfer policy account value out of the MSO Holding Account before the end of the business day on the Segment Start Date and that account value would not be swept into the Segment starting on that date. Please refer to the “How to reach us” section of the appropriate variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

On the Segment Start Date, account value in the MSO Holding Account, excluding charges and any account value transferred to cover the Charge Reserve Amount, will be transferred into a Segment if all requirements and limitations are met that are discussed under “Segments” immediately below.

Segments

Each Segment will have a Segment Start Date of the 3rd Friday of each calendar month and will have a Segment Maturity Date on the 3rd Friday of the same calendar month in the succeeding calendar year.

In order for any amount to be transferred from the MSO Holding Account into a new Segment on a Segment Start Date, all of the following conditions must be met on that date:

(1)	The Growth Cap Rate for that Segment must be equal to or greater than your minimum Growth Cap Rate (Please see “Growth Cap Rate” later in this Prospectus).

(2)

There must be sufficient account value available within the Unloaned GIO and the variable investment options including the MSO Holding Account to cover the Charge Reserve Amount as determined by us on such date (Please see “Charge Reserve Amount” later in this Prospectus).

(3)

The Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the Unloaned GIO (“A”), the Variable Index Benefit Charge rate (“B”), the annualized monthly Variable Index Segment Account Charge rate (“C”) and the current annualized monthly mortality and expense risk charge rate (“D”). The Growth Cap Rate must be greater than (A+B+C+D). This is to ensure that the highest possible rate of return that could be received in a Segment after these charges (B+C+D) have been considered exceeds the interest crediting rate currently being offered in the Unloaned GIO.

(4)

It must not be necessary, as determined by us on that date, for us to make a distribution from the policy during the Segment Term in order for the policy to continue to qualify as life insurance under applicable tax law.

(5)	The total amount allocated to your Segments under your policy on that date must be less than any limit we may have established.

If there is sufficient policy account value in the Unloaned GIO to cover the Charge Reserve Amount, then no transfers from other investment options to the Unloaned GIO will need to be made. If there is insufficient value in the Unloaned GIO to cover the Charge Reserve Amount and we do not receive instructions from you specifying the investment options from which we should transfer the account value to the Unloaned GIO to meet Charge Reserve Amount requirements at the Segment Start Date, or the transfer instructions are not possible due to insufficient funds, then the required amount will be transferred proportionately from your variable investment options including the MSO Holding Account.

If after any transfers there would be an insufficient amount in the Unloaned GIO to cover the Charge Reserve Amount or the Growth Cap Rate for the next available Segment does not qualify per your minimum Growth Cap Rate instructions and the conditions listed above, then your amount in the MSO Holding Account will remain there until we receive further instruction from you. We will mail you a notice informing you that your account value did or did not transfer from the MSO Holding Account into a Segment. These notices are mailed on or about the next business day after the applicable Segment Start Date. Please see “Requested Face Amount Increases” later in this Prospectus for more information about the investment options from which account value could be transferred to the Unloaned GIO on the effective date of a requested face amount increase.

Segment Maturity

Near the end of the Segment Term, we will notify you between 15 and 45 days before the Segment Maturity Date that a Segment is about to mature. At that time, you may choose to have all or a part of:

(a) the Segment Maturity Value rolled over into the MSO Holding Account

(b) the Segment Maturity Value transferred to the variable investment options available under your policy

(c) the Segment Maturity GIO transferred to the Unloaned GIO subject to any Segment Maturity GIO Limitation that we may impose.

If we do not receive your transfer instructions before the Segment Maturity Date, your Segment Maturity Value will automatically be rolled over into the MSO Holding Account for investment in the next available Segment, subject to the conditions listed under “Segments” above.

However, if we are not offering the MSO at that time, we will transfer the Segment Maturity Value to the investment options available under your policy per your instructions or to the EQ/Money Market investment option if no instructions are received. If the Segment Maturity GIO Limitation is in effect, then you may only allocate up to a specified percentage of your Segment Maturity Value to the guaranteed interest option. That limitation will never be less than 5% of your Segment Maturity Value. Any portion of the Segment Maturity Value that is allocated to the guaranteed interest option in excess of the Segment Maturity GIO Limitation will be allocated to the EQ/Money Market variable investment option unless we receive your instructions prior to the Segment Maturity Date that the Segment Maturity Value should be allocated to any other available variable investment option. Please see “Right to Discontinue and Limit Amounts Allocated to the MSO” and “Segment Maturity GIO Limitation” for more information. Although under the appropriate variable life insurance policy we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there will be no transfer charges for any of the transfers discussed in this section.

Growth Cap Rate

By allocating your account value to the MSO, you can participate in the performance of the Index up to the applicable Growth Cap Rate that we declare on the Segment Start Date.

Please note that this means you will not know the Growth Cap Rate for a new Segment until after the account value has been transferred from the MSO Holding Account into the Segment and you are not allowed to transfer the account value out of a Segment before the Segment Maturity Date. Please see “Transfers” below.

Each Segment is likely to have a different Growth Cap Rate. However, the Growth Cap Rate will never be less than 6%.

Your protection against negative performance for a Segment held until its Segment Maturity Date is currently -25% (“Downside Protection” also referred to in your policy as the “Segment Loss Absorption Threshold Rate”). We reserve the right, for new Segments, to increase your Downside Protection against negative performance. For example, if we were to adjust the Downside Protection for a Segment to -100%, the Index-Linked Rate of Return for that Segment would not go below 0%. Please note that any increase in the protection against negative performance would likely result in a lower Growth Cap Rate than would otherwise apply. We will provide notice between 15 and 45 days before any change in the Downside Protection is effective. Any change would only apply to new Segments started after the effective date of the change, which (coupled with the 15-45 day notice we will give) will afford you the opportunity to decline to participate in any Segment that reflects a change in the Downside Protection.

Any increases in the Growth Cap Rate above the minimum 6% and increases in Downside Protection from the minimum -25% are set at the Company’s sole discretion. However, the Growth Cap Rate can never be less than 6% and we may only increase your Downside Protection from the current -25%.

As part of your initial instructions in selecting the MSO, you will specify what your minimum acceptable Growth Cap Rate is for a Segment. You may specify a minimum Growth Cap Rate from 6% to 10%. If the Growth Cap Rate we set, on the Segment Start Date, is below the minimum you specified then the account value will not be transferred from the MSO Holding Account into that Segment. If you do not specify a minimum Growth Cap Rate then your minimum Growth Cap Rate will be set at 6%. Therefore, if you do not specify a minimum acceptable Growth Cap Rate, account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. In addition, for account value to transfer into a Segment from the MSO Holding Account, the Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the Unloaned GIO (“A”), the Variable Index Benefit Charge rate (“B”), the annualized monthly Variable Index Segment Account Charge rate (“C”) and the current annualized monthly mortality and expense risk charge rate (“D”). The Growth Cap Rate must be greater than (A+B+C+D).

For example, assume that the annual interest rate we are currently crediting on the Unloaned GIO were 4.00%, the Variable Index Benefit Charge rate were 0.75%, the annualized monthly Variable Index Segment Account charge rate were 0.65% and the annualized monthly mortality and expense risk charge rate were 0.85%. Based on those assumptions (which we provide only for illustrative purposes and will not necessarily correspond to actual rates), because these numbers total 6.25%, no amounts would be transferred into any Segment unless we declare a Growth Cap Rate that is higher than 6.25%. Please see “Index-Linked Return” later in this Prospectus for more information.

As another example, you may specify a minimum Growth Cap Rate of 8%. If we set the Growth Cap Rate at 8% or higher for a Segment then a transfer from the MSO Holding Account will be made into that new Segment provided all other requirements and conditions discussed in this Prospectus are met. If we set the Growth Cap Rate below 8% then no transfer from the MSO Holding Account will be made into that Segment. No transfer will be made until a Segment Growth Cap Rate equal to or greater than 8% is set and all requirements are met or you transfer account value out of the MSO Holding Account.

Growth Cap Rate Available During Initial Year (Not applicable to VUL LegacySM or VUL OptimizerSM policies)

If you allocate policy account value to any Segment that commences during the first year that the MSO is available to you under your policy, our current practice is to establish a Growth Cap Rate that is at least 15%. This 15% minimum Growth Cap Rate would apply to all Segment Terms that commence:

•	During the first policy year, if the MSO was available to you as a feature of your policy when the policy was issued; or

•	For in-force policies, during the one year period beginning with the date when the MSO was first made available to you after your policy was issued.

We may terminate or change this 15% initial year minimum Growth Cap Rate at any time; but any such change or termination would apply to you only if your policy is issued, or the MSO was first made available to you, after such modification or termination.

After this initial year 15% minimum Growth Cap Rate, the minimum Growth Cap Rate will revert back to 6%.

Index-Linked Return

We calculate the Index-Linked Return for a Segment by taking the Index-Linked Rate of Return and multiplying it by the Segment Account Value on the Segment Maturity Date. The Segment Account Value is net of the Variable Index Benefit Charge described below as well as any monthly deductions, policy loans and unpaid interest, distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law and any corresponding Early Distribution Adjustments. The Segment Account Value does not include the Charge Reserve Amount described later in this Prospectus.

The following table demonstrates the Index-Linked Rate of Return and the Segment Maturity Value on the Segment Maturity Date based upon a hypothetical range of returns for the S&P 500 Price Return index. This example assumes a 15% Growth Cap Rate and a $1,000 investment in the MSO Segment.

Index Performance Rate of the S&P 500 Price Return index	Index-Linked Rate of Return	Segment Maturity Value
50%	15%	$1,150
25%	15%	$1,150
10%	10%	$1,100
0%	0%	$1,000
-25%	0%	$1,000
-50%	-25%	$750
-75%	-50%	$500
-100%	-75%	$250

For instance, we may set the Growth Cap Rate at 15%. Therefore, if the Index has gone up 20% over your Segment Term, you will receive a 15% credit to your Segment Account Value on the Segment Maturity Date. If the Index had gone up by 13% from your Segment Start Date to your Segment Maturity Date then you would receive a credit of 13% to your Segment Account Value on the Segment Maturity Date.

If the Index had gone down 20% over the Segment Term then you would receive a return of 0% to your Segment Account Value on the Segment Maturity Date.

If the Index had gone down by 30% by your Segment Maturity Date then your Segment Account Value would be reduced by 5% on the Segment Maturity Date. The Downside Protection feature of the MSO will absorb the negative performance of the Index up to -25%.

The minimum Growth Cap Rate is 6%. However, account value will only transfer into a new Segment from the MSO Holding Account if the Growth Cap Rate is equal to or greater than your specified minimum Growth Cap Rate and meets the conditions discussed earlier in the “Growth Cap Rate” section.

In those instances where the account value in the MSO Holding Account does not transfer into a new Segment, the account value will remain in the MSO Holding Account until the next available, qualifying Segment unless you transfer the account value into the Unloaned GIO and/or other investment option available under your policy subject to any conditions and restrictions.

For instance, if we declare the Growth Cap Rate to be 6% and your specified minimum Growth Cap Rate is 6% but we are currently crediting an annual interest rate on the Unloaned GIO that is greater than or equal to 6% minus the sum of the charges (B+C+D) discussed in the Growth Cap Rate section then your account value will remain in the MSO Holding Account on the date the new Segment would have started.

As indicated above, you must transfer account value out of the MSO Holding Account into the Unloaned GIO and/or other investment options available under your policy if you do not want to remain in the MSO Holding Account.

If we declare the Growth Cap Rate to be 6% and your specified minimum Growth Cap Rate is 6% and if the sum of the charges (B+C+D) discussed in the “Growth Cap Rate” section plus the annual interest rate on the Unloaned GIO are less than 6% and all requirements are met then the net amount of the account value in the MSO Holding Account will transfer into a new Segment.

If you specified a minimum Growth Cap Rate of 10% in the above examples then account value would not transfer into a new Segment from the MSO Holding Account because the Growth Cap Rate did not meet your specified minimum Growth Cap Rate.

The Index-Linked Return is only applied to amounts that remain in a Segment until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and be subject to a Early Distribution Adjustment.

Change in Index

If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion.

If we were to substitute an alternative index at our discretion, we would provide notice 45 days before making that change. The new index would only apply to new Segments. Any outstanding Segments would mature on their original Segment Maturity Dates.

With an alternative index, the Downside Protection would remain the same or greater. However, an alternative index may reduce the Growth Cap Rates we can offer. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the S&P 500 Price Return index.

If the S&P 500 Price Return index were to be discontinued or substantially changed, thereby affecting the Index-Linked Return of existing Segments, we will mature the Segments based on the most recently available closing value of the Index before it is discontinued or changed. Such maturity will be as of the date of such most recently available closing value of the Index and we will use that closing value to calculate the Index-linked Return through that date. We would apply the full Index performance to that date subject to the full Growth Cap Rate and Downside Protection. For example, if the Index was up 12% at the time we matured the Segment and the Growth Cap Rate was 8%, we would credit an 8% return to your Segment Account Value. If the Index was down 30% at the time we matured the Segment, we would credit a 5% negative return to your Segment Account Value. We would provide notice about maturing the Segment, as soon as practicable and ask for instructions on where to transfer your Segment Maturity Value.

If we are still offering Segments at that time, you can request that the Segment Maturity Value be invested in a new Segment, in which case we will hold the Segment Maturity Value in the MSO Holding Account for investment in the next available Segment subject to the same terms and conditions discussed above under MSO Holding Account and Segments.

In the case of any of the types of early maturities discussed above, there would be no transfer charges or EDA applied and you can allocate the Segment Maturity Value to the investment options available under your policy. Please see “Segment Maturity” earlier in this Prospectus for more information. If we continued offering new Segments, then such a change in the Index may cause lower Growth Cap Rates to be offered. However, we would still provide a minimum Growth Cap Rate of 6% and minimum Downside Protection of -25%. We also reserve the right to not offer new Segments. Please see “Right to Discontinue and Limit Amounts Allocated to the MSO” later in this Prospectus.

Charges

There is a current percentage charge of 1.40% of any policy account value allocated to each Segment. We reserve the right to increase or decrease the charge although it will never exceed 2.40%. Of this percentage charge, 0.75% will be deducted on the Segment Start Date from the amount being transferred from the MSO Holding Account into the Segment as an up-front charge (“Variable Index Benefit Charge”), with the remaining 0.65% annual charge (of the current Segment Account Value) being deducted from the policy account on a monthly basis during the Segment Term (“Variable Index Segment Account Charge”).

MSO Charges	Current Non- guaranteed	Guaranteed Maximum
Variable Index Benefit Charge	0.75%	0.75%
Variable Index Segment Account Charge	0.65%	1.65%
Total	1.40%	2.40%

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the appropriate variable life insurance policy prospectus. Please also see Loans later in this Prospectus for information regarding the “spread” you would pay on any policy loan.

The base variable life insurance policy’s mortality and expense risk charge will also be applicable to a Segment Account Value or any amounts held in the MSO Holding Account. The mortality and expense risk charge is part of the policy monthly charges. Please see “How we deduct policy monthly charges during a Segment Term” for more information. Please refer to the appropriate variable life insurance policy prospectus for more information.

If a Segment is terminated prior to maturity by policy surrender, or reduced prior to maturity by monthly deductions (if other funds are insufficient) or by loans or a Guideline Premium Force-out as described below, we will refund a proportionate amount of the Variable Index Benefit Charge corresponding to the surrender or reduction and the time remaining until Segment Maturity. The refund will be administered as part of the Early Distribution Adjustment process as described above. This refund will increase your surrender value or remaining Segment Account Value, as appropriate. Please see Appendix II for an example and further information.

Charge Reserve Amount

If you elect the Market Stabilizer Option®, you are required to maintain a minimum amount of policy account value in the Unloaned GIO to approximately cover the estimated monthly charges for the policy, (including, but not limited to, the MSO and any optional riders) for the Segment Term. This is the Charge Reserve Amount.

The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy’s monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount on other than a Segment Start Date (or the effective date of a requested face amount increase — please see “Requested Face Amount Increases” below for more information) will be the Charge Reserve Amount determined as of the latest Segment Start Date (or effective date of a face amount increase) reduced by each subsequent monthly deduction during the longest remaining Segment Term, although it will never be less than zero. This means, for example, that if you are in a Segment (Segment A) and then enter another Segment (Segment B) 6 months later, the Charge Reserve Amount would be re-calculated on the start date of Segment B. The Charge Reserve Amount would be re-calculated to cover all of the policy’s monthly deductions during the Segment Terms for both Segments A and B.

When you select the MSO, as part of your initial instructions, you will be asked to specify the investment options from which we should transfer the account value to the Unloaned GIO to meet Charge Reserve Amount requirements, if necessary. No transfer restrictions apply to amounts that you wish to transfer into the Unloaned GIO to meet the Charge Reserve Amount requirement. If your values in the variable investment options including the MSO Holding Account and the unloaned portion of our GIO are insufficient to cover the Charge Reserve Amount, no new Segment will be established. Please see “Segments” above for more information regarding the Charge Reserve Amount and how amounts may be transferred to meet this requirement.

Please note that the Charge Reserve Amount may not be sufficient to cover actual monthly deductions during the Segment Term. Although the Charge Reserve Amount will be re-calculated on each Segment Start Date, and the amount already present in the Unloaned GIO will be supplemented through transfers from your value in the variable investment options including the MSO Holding Account, if necessary to meet this requirement, actual monthly deductions could vary up or down during the Segment Term due to various factors including but not limited to requested policy changes, additional premium payments, investment performance, loans, policy partial withdrawals from other investment options besides the MSO, and any changes we might make to current policy charges.

How we deduct policy monthly charges during a Segment Term

Under your base variable life insurance policy, monthly deductions are allocated to the variable investment options and the Unloaned GIO according to deduction allocation percentages specified by you or based on a proportionate allocation should any of the individual investment option values be insufficient.

However, if the Market Stabilizer Option® is elected, on the Segment Start Date, deduction allocation percentages will be changed so that 100% of monthly deductions will be taken from the Charge Reserve Amount and then any remaining value in the Unloaned GIO, if the Charge Reserve Amount is depleted, during the Segment Term. In addition, if the value in the Unloaned GIO is ever insufficient to cover monthly deductions during the Segment Term, the base policy’s proportionate allocation procedure will be modified as follows:

1.

The first step will be to take the remaining portion of the deductions proportionately from the values in the variable investment options, including any value in the MSO Holding Account but excluding any Segment Account Values.

2.

If the Unloaned GIO and variable investment options, including any value in the MSO Holding Account, are insufficient to cover deductions in their entirety, the remaining amount will be allocated to the individual Segments proportionately, based on the current Segment Distribution Values.

3.	Any portion of a monthly deduction allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

The effect of those procedures is that account value will be taken out of a Segment to pay a monthly deduction (and an EDA therefore applied) only if there is no remaining account value in any other investment options, as listed in 1. and 2. above.

In addition, your base variable life insurance policy will lapse if your net policy account value or net cash surrender value (please refer to your base variable life insurance policy prospectus for a further explanation of these terms) is not enough to pay your policy’s monthly charges when due (unless one of the available guarantees against termination is applicable). If you have amounts allocated to MSO Segments, the Segment Distribution Value will be used in place of the Segment Account Value in calculating the net policy account value and net cash surrender value.

These modifications will apply during any period in which a Segment exists and has not yet reached its Segment Maturity Date.

Early Distribution Adjustment

Overview

Before a Segment matures, if you surrender your policy, take a loan from a Segment or if we should find it necessary to make deductions for monthly charges or other distributions from a Segment, we will apply an Early Distribution Adjustment.

The application of the EDA is based on your agreement (under the terms of the MSO) to be exposed to the risk that, at the Segment Maturity Date, the Index will have fallen by more than 25%. The EDA uses what we refer to as a Put Option Factor to estimate the market value, at the time of an early distribution, of the risk that you would suffer a loss if your Segment were continued (without taking the early distribution) until its Segment Maturity Date. By charging you with a deduction equal to that estimated value, the EDA provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated when the Index has declined over the course of that Segment.

In the event of an early distribution, even if the Index has experienced positive performance since the Segment Start Date, the EDA will cause you to lose principal through the application of the Put Option Factor and that loss may be substantial. That is because there is always some risk that the Index would have declined by the Segment Maturity Date such that you would suffer a loss if the Segment were continued (without taking any early distribution) until that time. However, the other component of the EDA is the proportionate refund of the Variable Index Benefit Charge (discussed below under “Important Considerations”) which is a positive adjustment to you. As a result, the overall impact of the EDA is to reduce your Segment Account Value and your other policy values except in the limited circumstances where the proportionate refund is greater than your loss from the Put Option Factor.

We determine the EDA and the Put Option Factor by formulas that are described below under “Additional Detail.”

Important Considerations

When any surrender, loan, charge deduction or other distribution is made from a Segment before its Segment Maturity Date:

1.

You will forfeit any positive Index performance with respect to these amounts. Instead, any of these pre- Segment Maturity Date distributions will cause an EDA to be applied that will usually result in a reduction in your values. Therefore, you should give careful consideration before taking any such early loan or surrender, or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment; and

2.	The EDA will be applied, which means that:

a.

If the Index has fallen more than 25% since the Segment Start Date, the EDA would generally have the effect of charging you for (i) the full amount of that loss below 25%, plus (ii) an additional amount for the risk that the Index might decline further by the Segment Maturity Date. (Please see example III in Appendix II for further information.)

b.

If the Index has fallen since the Segment Start Date, but by less than 25%, the EDA would charge you for the risk that, by the Segment Maturity Date, the index might have declined further to a point more than 25% below what it was at the Segment Start Date. (Please see example I in Appendix II for further information.) This charge would generally be less than the amount by which the Index had fallen from the Segment Start Date through the date we apply the EDA. It also would generally be less than it would be under the circumstances in 2a. above.

c.

If the Index has risen since the Segment Start Date, the EDA would not credit you with any of such favorable investment performance. Instead, the EDA would charge you for the risk that, by the Segment Maturity Date, the index might have declined to a point more than 25% below what it was at the Segment Start Date. (Please see examples II and IV in Appendix II for further information.) This charge would generally be less than it would be under the circumstances in 2a. and 2b. above.

In addition to the consequences discussed in 2. above, the EDA also has the effect of pro rating the Variable Index Benefit Charge. As discussed further below, this means that you in effect would receive a proportionate refund of this charge for the portion of the Segment Term that follows the early surrender, loan, policy distribution, or charge deduction that caused us to apply the EDA. In limited circumstances, this refund may cause the total EDA to be positive.

For the reasons discussed above, the Early Distribution Adjustment to the Segment Account Value will usually reduce the amount you would receive when you surrender your policy prior to a Segment Maturity Date. For loans and charge deductions, the Early Distribution Adjustment would usually further reduce the account value remaining in the Segment Account Value and therefore decrease the Segment Maturity Value.

Additional Detail

For purposes of determining the Segment Distribution Value prior to a Segment Maturity Date, the EDA is:

(a)	the Put Option Factor multiplied by the Segment Account Value

-minus-

(b)	a pro rata portion of the 0.75% Variable Index Benefit Charge attributable to the Segment Account Value. (Please see “Charges” earlier in this Prospectus for an explanation of this charge.)

The Put Option Factor multiplied by the Segment Account Value represents, at any time during the Segment Term, the estimated market value of your potential exposure to negative S&P 500 Price Return index performance that is worse than -25%. The Put Option Factor, on any date, represents the estimated value on that date of a hypothetical “put option” (as described below) on the Index having a notional value equal to $1 and strike price at Segment Maturity equal to $0.75 ($1 plus the Downside Protection which is currently -25%). The strike price of the option ($0.75) is the difference between a 100% loss in the S&P 500 Price Return index at Segment Maturity and the 25% loss at Segment Maturity that would be absorbed by the Downside Protection feature of the MSO (please see “Growth Cap Rate” earlier in this Prospectus for an explanation of the Downside Protection.) In a put option on an index, the seller will pay the buyer, at the maturity of the option, the difference between the strike price — which was set at issue — and the underlying index closing price, in the event that the closing price is below the strike price. Prior to the maturity of the put option, its value generally will have an inverse relationship with the index. The notional value can be described as the price of the underlying index at inception of the contract. Using a notional value of $1 facilitates computation of the percentage change in the Index and the put option factor.

The Company will utilize a fair market value methodology to determine the Put Option Factor.

For this purpose, we use the Black Scholes formula for valuing a European put option on the S&P 500 Price Return index, assuming a continuous dividend yield, with inputs that are consistent with current market prices.

The inputs to the Black Scholes Model include:

(1)

Implied Volatility of the Index — This input varies with (i) how much time remains until the Maturity Date of the Segment from which an early distribution is being made, which is determined by using an expiration date for the hypothetical put option that corresponds to that time remaining and (ii) the relationship between the strike price of the hypothetical put option and the level of the S&P 500 Price Return index at the time of the early distribution. This relationship is referred to as the “moneyness” of the hypothetical put option described above, and is calculated as the ratio of the $0.75 strike price of that hypothetical put option to what the level of the S&P 500 Price Return index would be at the time of the early distribution if the Index had been $1 at the beginning of the Segment. Direct market data for these inputs for any given early distribution are generally not available, because put options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Maturity Date and moneyness of the hypothetical put option that we use for purposes of calculating the EDA.

Accordingly, we use the following method to estimate the implied volatility of the index. We receive daily quotes of implied volatility from banks using the same Black Scholes model described above and based on the market prices for certain S&P 500 Price Return put options. Specifically, implied volatility quotes are obtained for put options with the closest maturities above and below the actual time remaining in the Segment at the time of the early distribution and, for each maturity, for those put options having the closest moneyness those put options having the closest moneyness value above and below the actual moneyness of the hypothetical put option described above, given the level of the S&P 500 Price Return index at the time of the early distribution. In calculating the Put Option Factor, we will derive a volatility input for your Segment’s time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

(a)

We first determine the implied volatility of a put option that has the same moneyness as the hypothetical put option but with the closest available time to maturity shorter than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of put options having the moneyness values that are above and below the moneyness value of the hypothetical put option.

(b)

We then determine the implied volatility of a put option that has the same moneyness as the hypothetical put option but with the closest available time to maturity longer than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of put options having the moneyness values that are above and below the moneyness value of the hypothetical put option.

(c)	The volatility input for your Segment’s time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)

Overnight Indexed Swap (OIS) Rate — Key duration OIS rates will be retrieved from a recognized financial reporting vendor. OIS rates will be retrieved for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We will use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)

Index Dividend Yield — On a daily basis we will get the projected annual dividend yield across the entire Index. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

In general, the Put Option Factor has an inverse relationship with the S&P 500 Price Return index. In addition to the factors discussed above, the Put Option Factor is also influenced by time to Segment Maturity. We determine Put Option Factors at the end of each business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If any inputs to the Black Scholes formula are unavailable on a business day, we would use the value of the input from the most recent preceding business day. The Put Option Factor that applies to a transaction or valuation made on a business day will be the Factor for that day. The

Put Option Factor that applies to a transaction or valuation made on a non-business day will be the Factor for the next business day.

Appendix II at the end of this Prospectus provides examples of how the Early Distribution Adjustment is calculated.

Transfers

There is no charge to transfer into and out of the MSO Holding Account and you can make a transfer at any time to or from the investment options available under your policy subject to any transfer restrictions within your policy. You may not transfer into the MSO Holding Account while the Extended No Lapse Guarantee Rider is in effect with your policy, if applicable. You must terminate the Extended No Lapse Guarantee Rider before electing MSO. Any restrictions applicable to transfers between the MSO Holding Account and such investment options would be the same transfer restrictions applicable to transfers between the investment options available under your policy. However, once policy account value has been swept from the MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for transfers from the Unloaned GIO will be limited to avoid reducing the Unloaned GIO below the remaining Charge Reserve Amount.

Thus the amount available for transfers from the Unloaned GIO will not be greater than any excess of the Unloaned GIO over the remaining Charge Reserve Amount.

Withdrawals

Once policy account value has been swept from the MSO Holding Account into a Segment, you will not be allowed to withdraw the account value out of a Segment before the Segment Maturity Date unless you surrender your policy. You may also take a loan; please see “Loans” later in this Prospectus for more information. Any account value taken out of a Segment before the Segment Maturity Date will generate an Early Distribution Adjustment. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for withdrawals from the Unloaned GIO will be limited to avoid reducing the Unloaned GIO below the Charge Reserve Amount. Thus, if there is any policy account value in a Segment, the amount which would otherwise be available to you for a partial withdrawal of net cash surrender value will be reduced, by the amount (if any) by which the sum of your Segment Distribution Values and the Charge Reserve Amount exceeds the policy surrender charge.

If the policy owner does not indicate or if we cannot allocate the withdrawal as requested due to insufficient funds, we will allocate the withdrawal proportionately from your values in the Unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Account.

Cash Surrender Value, Net Cash Surrender Value and Loan Value

If you have amounts allocated to MSO Segments, the Segment Distribution Values will be used in place of the

Segment Account Values in calculating the amount of any cash surrender value, net cash surrender value and maximum amount available for loans (please refer to your base variable life insurance policy prospectus for a further explanation of these latter terms). This means an EDA would apply to those amounts. Please see Appendix II for more information.

Guideline Premium Force-outs

For policies that use the Guideline Premium Test, a new Segment will not be established or created if we determine, when we process your election, that a distribution from the policy will be required to maintain its qualification as life insurance under federal tax law at any time during the Segment Term.

However, during a Segment Term if a distribution becomes necessary under the force-out rules of Section 7702 of the Internal Revenue Code, it will be deducted proportionately from the values in the Unloaned GIO (excluding the Charge Reserve Amount) and in any variable investment option, including any value in the MSO Holding Account but excluding any Segment Account Values.

If the Unloaned GIO (excluding the Charge Reserve Amount) and variable investment options, including any value in the MSO Holding Account, are insufficient to cover the force-out in its entirety, any remaining amount required to be forced out will be taken from the individual Segments proportionately, based on the current Segment Distribution Values.

Any portion of a force-out distribution taken from an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

If the Unloaned GIO (excluding the remaining Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account, and the Segment Distribution Values, is still insufficient to cover the force-out in its entirety, the remaining amount of the force-out will be allocated to the Unloaned GIO and reduce or eliminate any remaining Charge Reserve Amount under the Unloaned GIO.

Loans

Please refer to the appropriate variable life insurance policy prospectus for information regarding policy loan provisions.

You may specify how your loan is to be allocated among the MSO, the variable investment options and the Unloaned GIO. Any portion of a requested loan allocated to the MSO will be redeemed from the individual Segments and the MSO Holding Account proportionately, based on the value of the MSO Holding Account and the current Segment Distribution Values of each Segment. Any portion allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value and be subject to a higher guaranteed maximum loan spread (2% for policies with a contract state of Oregon and 5% for all other policies).

If you do not specify or if we cannot allocate the loan according to your specifications, we will allocate the loan proportionately from your values in the Unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Account.

If the Unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account, are insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the individual Segments proportionately, based on current Segment Distribution Values.

Any portion of a loan allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value and be subject to a higher guaranteed maximum loan spread.

If the Unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account and the Segment Distribution Values, are still insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the Unloaned GIO and will reduce or eliminate the remaining Charge Reserve Amount.

Loan interest is due on each policy anniversary. If the interest is not paid when due, it will be added to your outstanding loan and allocated on the same basis as monthly deductions. See “How we deduct policy monthly charges during a Segment Term.”

Whether or not any Segment is in effect and has not yet reached its Segment Maturity Date, loan repayments will first reduce any loaned amounts that are subject to the higher maximum loan interest spread. Loan repayments will first be used to restore any amounts that, before being designated as loan collateral, had been in the Unloaned GIO. Any portion of an additional loan repayment allocated to the MSO at the policy owner’s direction (or according to premium allocation percentages) will be transferred to the MSO Holding Account to await the next available Segment Start Date and will be subject to the same conditions described earlier in this Prospectus.

Paid Up Death Benefit Guarantee

Please note that the MSO is not available while the Paid Up Death Benefit Guarantee is in effect. The Paid Up Death Benefit Guarantee provides an opportunity to lock in all or a portion of your policy’s death benefit, provided certain conditions are met. Please see the appropriate variable life insurance policy prospectus for more information.

Extended No Lapse Guarantee Rider

Please note that the MSO is not available while the Extended No Lapse Guarantee Rider is in effect. You must terminate the Extended No Lapse Guarantee Rider before electing MSO. The Extended No Lapse Guarantee guarantees that your policy will not terminate for a certain number of years, provided certain conditions are met. Please see your Incentive Life Legacy® II prospectus for more information.

Loan Extension Endorsement

We will include all Segment Values in determining whether the policy will go on to Loan Extension. If the Loan Extension goes into effect, all Segments will be terminated and, you will forfeit any positive index performance and be subject to an Early Distribution Adjustment with respect to these amounts. In addition, MSO will no longer be available once you go on Loan Extension. Please see the appropriate variable life insurance policy prospectus for more information.

Long-Term Care ServicesSM Rider

If you elect the Long-Term Care ServicesSM Rider, after a period of coverage ends before coverage is continued as a Nonforfeiture Benefit, if any MSO Segments are in effect, they will be terminated with corresponding early distribution adjustments, and the MSO Segment values will be reallocated to the variable investment options and your GIO based on your premium allocations then in effect.

Living Benefits Rider

If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a “total and permanent disability accelerated death benefit rider” or a “limited life expectancy accelerated death benefit rider”) is included with your policy, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under your policy and investment in the MSO will be transferred to and maintained as part of the Unloaned GIO. You may tell us how much of the accelerated payment is to be transferred from your value in each variable investment option and your value in the MSO. Units will be redeemed from each variable investment option sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the Unloaned GIO. Any portion of the payment allocated to the MSO based on your instructions will be deducted from any value in the MSO Holding Account and the individual Segments on a pro-rata basis, based on any value in the MSO Holding Account and the current Segment Distribution Value of each Segment, and transferred to the Unloaned GIO. Any portion of the payment allocated to an individual Segment will cause a corresponding Early Distribution Adjustment of the Segment Account Value. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocated it based on our rules then in effect. Allocation rules will be provided upon request. Such transfers will occur as of the date we approve an accelerated death benefit payment. There will be no charge for such transfers. Please see the appropriate variable life insurance policy prospectus for more information.

Asset Rebalancing Service

If you are invested in MSO, you may also elect the Asset Rebalancing Service. However, any amounts allocated to the MSO will not be included in the rebalance transactions. The investment options available to your Asset Rebalancing Service do not include the MSO Holding Account or Segments. Please see the appropriate variable life insurance policy prospectus for more information.

Requested Face Amount Increases

Please refer to the appropriate variable life insurance policy prospectus for conditions that will apply for a requested face amount increase.

If you wish to make a face amount increase during a Segment Term, the MSO requires that a minimum amount of policy account value be available to be transferred into the Unloaned GIO (if not already present in the Unloaned GIO), and that the balance after deduction of monthly charges remain there during the longest remaining Segment Term subject to any loans as described above. This minimum amount will be any amount necessary to supplement the existing Charge Reserve Amount so as to be projected to be sufficient to cover all monthly deductions during the longest remaining Segment Term. Such amount will be determined assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account value, and that no further policy changes or additional premium payments are made.

Any necessary transfers to supplement the amount already present in the Unloaned GIO in order to meet this minimum requirement will take effect on the effective date of the face amount increase. There will be no charge for this transfer. Any transfer from the variable investment options including the MSO Holding Account will be made in accordance with your directions. Your transfer instructions will be requested as part of the process for requesting the face amount increase. If the requested allocation is not possible due to insufficient funds, the required amount will be transferred proportionately from the variable investment options, as well as the MSO Holding Account. If such transfers are not possible due to insufficient funds, your requested face amount increase will be declined.

Your right to cancel within a certain number of days

Please refer to the appropriate variable insurance policy prospectus for more information regarding your right to cancel your policy within a certain number of days and the Investment Start Date, which is the business day your investment first begins to earn a return for you. However, the policy prospectus provisions that address when amounts will be allocated to the investment options do not apply to amounts allocated to the MSO.

In those states that require us to return your premium without adjustment for investment performance within a certain number of days, we will initially put all amounts which you have allocated to the MSO into our EQ/Money Market investment option. If we have received all necessary requirements for your policy as of the day your policy is issued, on the first business day following the later of the twentieth day after your policy is issued or the Investment Start Date (30th day in most states if your policy is issued as the result of a replacement), we will re-allocate those amounts to the MSO Holding Account where they will remain until the next available Segment Start Date, at which time such amounts will be transferred to a new Segment of the MSO subject to meeting the conditions described in this Prospectus. However, if we have not received all necessary requirements for your policy as of the day your policy is issued, we will re-allocate those amounts to the MSO Holding Account on the 20th day (longer if your policy is issued as the result of a replacement) following the date we receive all necessary requirements to put your policy in force at our Administrative Office. Your financial professional can provide further information on what requirements may apply to your policy.

In all other states, any amounts allocated to the MSO will first be allocated to the MSO Holding Account where they will remain for 20 days (unless the policy is issued as the result of a replacement, in which case amounts in the MSO Holding Account will remain there for 30 days (45 days in Pennsylvania)). Thereafter, such amounts will be transferred to a new Segment of the MSO on the next available Segment Start Date, subject to meeting the conditions described in this Prospectus.

Segment Maturity GIO Limitation

Upon advance notification, we reserve the right to limit the amount of your Segment Maturity Value that may be allocated to the guaranteed interest option. However, that limitation will never be less than 5% of your Segment Maturity Value. We will transfer any portion of your Segment Maturity Value that is allocated to the guaranteed interest option in excess of the Segment Maturity GIO Limitation to the EQ/Money Market variable investment option unless we receive your instructions prior to the Segment Maturity Date that the Segment Maturity Value should be allocated to the MSO Holding Account or to any other available variable investment option.

As of November 18, 2013, the Company will not exercise its right to limit the amounts that may be allocated and or transferred to the guaranteed interest option (“policy guaranteed interest option limitation”). All references to the policy guaranteed interest option limitation in your prospectus, and/or in your policy and/or in the endorsements to your policy, are not applicable. See “Appendix I — Policy/rider variations” for more information.

Right to Discontinue and Limit Amounts Allocated to the MSO

We reserve the right to restrict or terminate future allocations to the MSO at any time. If this right were ever to be exercised by us, all Segments outstanding as of the effective date of the restriction would be guaranteed to continue uninterrupted until the Segment Maturity Date. As each such Segment matured, the balance would be reallocated to the Unloaned GIO and/or variable investment options per your instructions, or to the EQ/Money Market investment option if no instructions are received. We may also temporarily suspend offering Segments at any time and for any reason including emergency conditions as determined by the Securities and Exchange Commission. We also reserve the right to establish a maximum amount for any single policy that can be allocated to the MSO.

About Separate Account LIO

Amounts allocated to the MSO are held in a “non-unitized” separate account we have established under the Commissioner of Insurance in the State of Arizona. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer’s general creditors and an owner should look to the financial strength of the Company for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

5. Distribution of the policies

The MSO is only available only under certain variable life insurance policies issued by the Company. Extensive information about the arrangements for distributing the variable life insurance policies, including sales compensation, is included under “Distribution of the Policies” in the appropriate variable life insurance policy prospectus and in the statement of additional information that relates to that prospectus. All of that information applies regardless of whether you choose to use the MSO, and there is no additional plan of distribution or sales compensation with respect to the MSO. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate of the Company or an indirect wholly owned subsidiary of Equitable Financial Life Insurance Company.

6. Additional Information

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Market Stabilizer Option® described in this Prospectus fall within the exemption provided under rule 12h-7. The Company relies on the exemption provided under rule 12h-7, and does not file reports under the Exchange Act.

Independent Registered Public Accounting Firm

The statutory-basis financial statements of Equitable Financial Life Insurance Company of America as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to the Equitable Financial Life Insurance Company of America as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, NY 10017.

Appendix I: Policy/rider variations

This Appendix reflects policy/rider variations that differ from what is described in this rider or in your prospectus but may have been in effect at the time your policy/rider was issued. If you purchased your policy/rider during the “Approximate Time Period” below, the noted variation may apply to you. Your policy/rider may have been available in your state past the approximate end date indicated below. For more information about your particular features, charges and options available under your policy/rider based upon when you purchased it, please contact your financial professional and/or refer to your policy/rider.

Approximate time Period	Feature/benefit	Variation
November 18, 2013 to present	Guaranteed interest option (“GIO”) limitation	The Company will not exercise its right to limit the amounts that may be allocated and or transferred to the guaranteed interest option (“policy guaranteed interest option limitation”). All references to the policy guaranteed interest option limitation in your prospectus, and/or in your policy and/or in the endorsements to your policy, are not applicable.
September 19, 2009 – November 18, 2013	Guaranteed interest option (“GIO”) limitation	Any reference to the policy guaranteed interest option limitation is inapplicable.

I-1

Appendix II: Early Distribution Adjustment Examples

Hypothetical Early Distribution Adjustment Examples

A. Examples of Early Distribution Adjustment to determine Segment Distribution Value

The following examples represent a policy owner who has invested in both Segments 1 and 2. They are meant to show how much value is available to a policy owner when there is a full surrender of the policy by the policy owner or other full distribution from these Segments as well as the impact of Early Distribution Adjustments on these Segments. The date of such hypothetical surrender or distribution is the Valuation Date specified below and, on that date, the examples assume 9 months remain until Segment 1’s maturity date and 3 months remain until Segment 2’s maturity date.

Explanation of formulas and derivation of Put Option Factors is provided in notes (1)-(3) below.

Division of MSO into Segments	Segment 1 (Distribution after 3 months)	Segment 2 (Distribution after 9 months)	Total
Start Date	3rd Friday of July, Calendar Year Y	3rd Friday of January, Calendar Year Y
Maturity Date	3rd Friday of July, Calendar Year Y+1	3rd Friday of January, Calendar Year Y+1
Segment Term	1 year	1 year
Valuation Date	3rd Friday of October, Calendar Year Y	3rd Friday of October, Calendar Year Y
Initial Segment Account	1,000	1,000	2,000
Variable Index Benefit Charge	0.75%	0.75%
Remaining Segment Term	9 months / 12 months = 9/12 = 0.75	3 months / 12 months = 3/12 = 0.25

Example I – The Index is down 10% at the time of the Early Distribution Adjustment

Change in Index Value	–10%	–10%	Total
Put Option Factor	0.020673	0.003425
Early Distribution Adjustment	Put Option Component: 1000 * 0.020673 = 20.67 Charge Refund Component: 1000 * 0.75 * (0.0075 / (1 – 0.0075)) = 5.67 Total EDA: 20.67 – 5.67 = 15.00	Put Option Component: 1000 * 0.003425 = 3.43 Charge Refund Component: 1000 * 0.25 * (0.0075 / (1 – 0.0075)) = 1.89 Total EDA: 3.43 – 1.89 = 1.54	16.54
Segment Distribution Value	1000 – 15.00 = 985.00	1000 – 1.54 = 998.46	1,983.46
% change in principal due to the Put Option Component	-2.067%	-0.343%
% change in principal due to the Charge Refund Component	0.567%	0.189%
Total % change in Segment Account Value due to the EDA	-1.50%	-0.15%

Example II – The Index is up 10% at the time of the Early Distribution Adjustment

Change in Index Value	10%	10%	Total
Put Option Factor	0.003229	0.000037
	Put Option Component: 1000 * 0.003229 = 3.23 Charge Refund Component: 1000 * 0.75 * (0.0075 / (1 - 0.0075)) = 5.67 Total EDA: 3.23 – 5.67 = –2.44	Put Option Component: 1000 * 0.000037 = 0.04 Charge Refund Component: 1000 * 0.25 * (0.0075 / (1 - 0.0075)) = 1.89 Total EDA: 0.04 – 1.89 = –1.85
Early Distribution Adjustment			–4.29
Segment Distribution Value	1000 – (–2.44) = 1002.44	1000 – (–1.85) = 1001.85	2,004.29
% change in principal due to the Put Option Component	-0.323%	-.004%
% change in principal due to the Charge Refund Component	0.567%	0.189%
Total % change in Segment Account Value due to the EDA	0.244%	0.185%

Example III – The Index is down 40% at the time of the Early Distribution Adjustment

Change in Index Value	–40%	–40%	Total
Put Option Factor	0.163397	0.152132
Early Distribution Adjustment	Put Option Component: 1000 * 0.163397 = 163.40 Charge Refund Component: 1000 * 0.75 * (0.0075 / (1 – 0.0075)) = 5.67 Total EDA: 163.40 – 5.67 = 157.73	Put Option Component: 1000 * 0.152132 = 152.13 Charge Refund Component: 1000 * 0.25 * (0.0075 / (1 – 0.0075)) = 1.89 Total EDA: 152.13 – 1.89 = 150.24	307.97
Segment Distribution Value	1000 – 157.73 = 842.27	1000 – 150.24 = 849.76	1,692.03
% change in principal due to the Put Option Component	-16.34%	-15.213%
% change in principal due to the Charge Refund Component	0.567%	0.189%
Total % change in Segment Account Value due to the EDA	-15.773%	-15.024%

Example IV – The Index is up 40% at the time of the Early Distribution Adjustment

Change in Index Value	40%	40%	Total
Put Option Factor	0.000140	0.000000
Early Distribution Adjustment	Put Option Component: 1000 * 0.000140 = 0.14 Charge Refund Component: 1000 * 0.75 * (0.0075 / (1 – 0.0075)) = 5.67 Total EDA: 0.14 – 5.67 = –5.53	Put Option Component: 1000 * .000000 = 0.00 Charge Refund Component: 1000 * 0.25 * (0.0075 / (1 – 0.0075)) = 1.89 Total EDA: 0.00 – 1.89 = –1.89	–7.42
Segment Distribution Value	1000 – (–5.53) = 1005.53	1000 – (–1.89) = 1001.89	2,007.42
% change in principal due to the Put Option Component	-0.014%	0%
% change in principal due to the Charge Refund Component	0.567%	0.189%
Total % change in Segment Account Value due to the EDA	0.553%	0.189%

(1)

Early Distribution Adjustment = (Segment Account Value) x [ (Put Option Factor) – (Number of days between Valuation Date and Maturity Date) /( Number of days between Start Date and Maturity Date) x ( 0.0075 / (1 – 0.0075) )]. The denominator of the charge refund component of this formula, i.e., “(1 – 0.0075),” is an adjustment that is necessary in order for the pro rata refund of the Variable Index Benefit Charge to be based on the gross amount on which that charge was paid by the policy owner on the Segment Start Date.

(2)	Segment Distribution Value = (Segment Account Value) – (Early Distribution Adjustment).

(3)

Derivation of Put Option Factor: In practice, the Put Option Factor will be calculated based on a Black Scholes model, with input values which are consistent with current market prices. We will utilize implied volatility quotes – the standard measure used by the market to quote option prices – as an input to a Black Scholes model in order to derive the estimated market prices. The input values to the Black Scholes model that have been utilized to generate the hypothetical examples above are as follows: (1) Implied volatility – 25%; (2) OIS rate corresponding to remainder of segment term – 1.09% annually; (3) Index dividend yield – 2% annually.

B.

Example of an Early Distribution Adjustment corresponding to a loan allocated to Segments, for the Segment Distribution Values and Segment Account Values listed above for a change in Index Value of –40%

This example is meant to show the effect on a policy if, rather than a full distribution, you took a loan in the circumstances outlined in Example III above when the Index is down 40%. Thus the policy owner is assumed to have an initial Segment Account Value of 1,000 in each of Segment 1 and Segment 2. It is also assumed that 9 months remain until Segment 1’s maturity date and 3 months remain until Segment 2’s maturity date.

Loan Amount: 750

Loan Date: 3rd Friday of October, Calendar Year Y

Explanation of formulas is provided in notes (a)-(d) below.

The Index is down 40% at the time of the Early Distribution Adjustment

Change in Index Value	–40%	–40%	Total
Segment Account Value before Loan	1,000.00	1,000.00	2,000.00
Loan Allocation(a)	373.34	376.66	750.00
Early Distribution Adjustment(b)	69.91	66.59	136.55
Segment Account Value after Loan(c)	556.73	556.72	1,113.45
Segment Distribution Value after Loan(d)	468.93	473.10	942.03

(a)

When more than one Segment is being used, we would allocate the loan between the Segments proportionately to the Segment Distribution Value in each. We take the Segment Distribution Value of each Segment (shown in Example III above) and divide it by the total Segment Distribution Values for Segments 1 and 2. This gives us the proportionate amount of the loan that should be allocated to each Segment. For example, for Segment 1, that would be 750 x (842.27/1,692.03) = 373.34

(b)

This is the Early Distribution Adjustment that would be deducted from each Segment, as a result of the loan, based on the amount of the loan that is allocated to that Segment. It is equal to a percentage of the Early Distribution Adjustment that would apply if a full distribution from the Segment were being made, rather than only a partial distribution. This percentage would be 44.32545% for Segment 1 in this example: i.e., 373.34 (the amount of reduction in Segment Distribution Value as a result of the loan) divided by 842.27 (the Segment Distribution Value before the loan). Thus, the Early Distribution Adjustment that is deducted for Segment 1 due to the loan in this example would be 69.91 (i.e., 44.32545% of the 157.73 Early Distribution adjustment shown in Example III above that would apply if a full rather than only a partial distribution from the Segment were being made). Of this 69.91, 72.43 would be attributable to the Put Option Component and -2.51 would be attributable to the Charge Refund Component (which are calculated by applying 44.32545% to the 163.40 Put Option Component and the 5.67 Charge Refund Component shown in Example III). Similarly, the Early Distribution Adjustment deducted as a result of the loan from Segment 2 would be 66.59, of which 67.43 would be attributable to the Put Option Component and -0.84 would be attributable to the Charge Refund Component.

(c)

The Segment Account Value after Loan represents the Segment Account Value before Loan minus the Loan Allocation and the Early Distribution Adjustment. For example, for Segment 1, that would be 1,000 – 373.34 – 69.93 = 556.73.

(d)

Segment Distribution Value after Loan represents the amount a policy owner would receive from a Segment if they decided to surrender their policy immediately after this loan transaction. We would take the pre-loan Segment Distribution Value (shown in Example III above) and subtract the Loan Allocation. For example, for Segment 1, that would be 842.27 – 373.34 = 468.93.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

RISK FACTORS

Except as otherwise provided, as used herein, the following terms have the following meanings.

•

“Equitable America,” “EFLOA” “we,” “our,” “us” and the “Company” refer to Equitable Financial Life Insurance Company of America (f/k/a MONY Life Insurance Company of America), an Arizona stock life insurance corporation.

•	“AB” refers to AllianceBernstein Holding LP and AllianceBernstein LP.

•	“AEFS” refers to AXA Equitable Financial Services, LLC.

•	“Equitable Life” refers to AXA Equitable Life Insurance Company, a New York life insurance corporation.

•	“Holdings” refers to Equitable Holdings, Inc., a Delaware corporation.

•	“AXA” refers to AXA S.A., a société anonyme organized under the laws of France.

•

“General Account” refers to the assets held in the general account of Equitable America and all of the investment assets held in certain of Equitable America’s Separate Accounts on which Equitable America bears the investment risk.

•	“Separate Accounts” refers to the Separate Account investment assets of Equitable America excluding the assets held in those Separate Accounts on which Equitable America bears the investment risk.

Risks Relating to Our Business

Risks Relating to Conditions in the Financial Markets and Economy

Conditions in the global capital markets and the economy could materially and adversely affect our business, results of operations or financial condition.

Our business, results of operations or financial condition are materially affected by conditions in the global capital markets and the economy generally. A wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, the global outbreak of the novel coronavirus COVID-19 and its effect on the economy and financial markets, concerns over the pace of economic growth in the United States, equity market performance, continued low interest rates, including following the sharp decline in 2019 and the first quarter of 2020, uncertainty regarding the U.S. Federal Reserve’s plans for short-term interest rates, uncertainty created by actions the Trump administration and Congress may pursue, global trade wars, global economic factors including quantitative easing or similar programs by major central banks or the unwinding of quantitative easing or similar programs, the United Kingdom’s vote to exit (“Brexit”) from the European Union (the “EU”), and other geopolitical issues. Given our interest rate and equity market exposure in our investment and derivatives portfolios and many of our products, these factors could have a material adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses. The value of our investments and derivatives portfolios may also be impacted by reductions in price transparency, changes in the assumptions or methodology we use to estimate fair value and changes in investor confidence or preferences, which could potentially result in higher realized or unrealized losses and have a material adverse effect on our business, results of operations or financial condition. Market volatility may also make it difficult to transact in or to value certain of our securities if trading becomes less frequent.

Factors such as consumer spending, business investment, government debt and spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our products and our investment returns could be materially and adversely affected. The profitability of many of our products depends in part on the value of the General Account and Separate Accounts supporting them, which may fluctuate substantially depending on any of the foregoing conditions. In addition, a change in market conditions could cause a change in consumer sentiment and adversely affect sales and could cause the actual persistency of these products to vary from their anticipated persistency (the probability that a product will remain in force from one period to the next) and adversely affect profitability. Changing economic conditions or adverse public perception of financial institutions can influence customer behavior, which can result in, among other things, an increase or decrease in the levels of claims, lapses, deposits, surrenders and withdrawals in certain products, any of which could adversely affect profitability. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, market conditions may affect the availability and cost of reinsurance protections and the availability and performance of hedging instruments in ways that could materially and adversely affect our profitability.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Accordingly, both market and economic factors may affect our business results by adversely affecting our business volumes, profitability, cash flow, capitalization and overall financial condition. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals and stagnation in the financial markets could also materially affect our financial condition (including our liquidity and capital levels) as a result of the impact of such events on our assets and liabilities.

Equity market declines and volatility may materially and adversely affect our business, results of operations or financial condition.

Declines or volatility in the equity markets can negatively impact our investment returns as well as our business, results of operations or financial condition. For example, equity market declines or volatility could, among other things, decrease the account value (“AV”) of our variable life contracts which, in turn, would reduce the amount of revenue we derive from fees charged on those account and asset values. Equity market declines and volatility may also influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability or increase our benefit obligations particularly if they were to remain in such options during an equity market increase. Market volatility can negatively impact the value of equity securities we hold for investment which could in turn reduce our statutory capital. In addition, equity market volatility could reduce demand for variable products relative to fixed products sold by the Company.

Interest rate fluctuations or prolonged periods of low interest rates may materially and adversely impact our business, results of operations or financial condition.

We are affected by the monetary policies of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) and the Federal Reserve Bank of New York (collectively, with the Federal Reserve Board, the “Federal Reserve”) and other major central banks, including the unwinding of quantitative easing programs, as such policies may adversely impact the level of interest rates and, as discussed below, the income we earn on our investments or the level of product sales.

Some of our life insurance products and our investment returns are sensitive to interest rate fluctuations, and changes in interest rates may adversely affect our investment returns and results of operations, including in the following respects:

•

changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our General Account investments supporting the contracts. When interest rates decline, we have to reinvest the cash income from our investments in lower yielding instruments, potentially reducing net investment income. Since many of our policies and contracts have guaranteed minimum interest or crediting rates or limit the resetting of interest rates, the spreads could decrease and potentially become negative. When interest rates rise, we may not be able to quickly replace the assets in our General Account with higher yielding assets needed to fund the higher crediting rates necessary to keep these products and contracts competitive, which may result in higher lapse rates;

•

when interest rates rise rapidly, policy loans and surrenders and withdrawals of life insurance policies may increase as policyholders seek to buy products with perceived higher returns, requiring us to sell investment assets potentially resulting in realized investment losses, which could reduce our net income;

•

a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

•	changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

•	changes in interest rates may adversely impact our liquidity and increase our costs of financing and the cost of some of our hedges;

•

our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a weighted average duration that is within an acceptable range of the duration of our estimated liability cash flow profile given our risk appetite. However, our estimate of the liability cash flow profile may turn out to be inaccurate. In addition, there are practical and capital market limitations on our ability to accomplish this objective. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment;

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

•

we may not be able to effectively mitigate, including through our hedging strategies, and we may sometimes choose based on economic considerations and other factors not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

•

for certain of our products, a delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect these assumptions in products available for sale may negatively impact the long-term profitability of products sold during the intervening period.

Recent periods have been characterized by low interest rates relative to historical levels. A prolonged period during which interest rates remain low may result in greater costs associated with certain of our product features; higher costs for some derivative instruments used to hedge certain of our product risks; or shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition, an extended period of declining interest rates or a prolonged period of low interest rates may also cause us to change our long-term view of the interest rates that we can earn on our investments. Such a change in our view would cause us to change the long-term interest rate that we assume in our calculation of insurance assets and liabilities under statutory accounting principles. Any future revision would result in increased reserves and other unfavorable consequences. In addition, certain statutory capital and reserve requirements are based on formulas or models that consider interest rates, and an extended period of low interest rates may increase the statutory capital we are required to hold and the amount of assets we must maintain to support statutory reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause certain policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

We manage interest rate risk as part of our asset and liability management strategies, which include (i) maintaining an investment portfolio with diversified maturities that has a weighted average duration that is within an acceptable range of the duration of our estimated liability cash flow profile given our risk appetite and (ii) our hedging programs. For certain of our liability portfolios, it is not possible to invest assets to the full liability duration, thereby creating some asset/liability mismatch. Where a liability cash flow may exceed the maturity of available assets, as is the case with certain retirement products, we may support such liabilities with equity investments, derivatives or interest rate mismatch strategies. We take measures to manage the economic risks of investing in a changing interest rate environment, but we may not be able to mitigate the interest rate risk of our fixed income investments relative to our interest sensitive liabilities. Widening credit spreads, if not offset by equal or greater declines in the risk-free interest rate, would also cause the total interest rate payable on newly issued securities to increase, and thus would have the same effect as an increase in underlying interest rates.

Risks Relating to Our Operations

We have a material weakness in our internal control over statutory financial reporting. If our remediation of this material weakness is not effective, we may not be able to report our financial condition or results of operations accurately or on a timely basis.

As previously reported, management identified a material weakness in the design and operation of our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. Our management has concluded that we do not maintain effective controls to timely validate that actuarial models are properly configured to capture all relevant product features and to provide reasonable assurance that timely reviews of assumptions and data have occurred.

As previously reported, this material weakness resulted in misstatements of historical results in our previously issued annual financial statements. The changes necessary to correct the identified misstatements in our previously reported historical results have been appropriately reflected in our annual financial statements included elsewhere herein. Until remedied, this material weakness could result in a material misstatement to our annual financial statements that would not be prevented or detected.

If we fail to effectively remediate this material weakness or if we identify additional material weaknesses in our internal control over Statutory financial reporting, we may be unable to report our financial condition or financial results accurately or to report them within the timeframes required by the National Association of Insurance Commissioners (“NAIC”), the Arizona Department of Insurance, various state regulators and the Securities and Exchange Commission (the “SEC”). If this were the case, we could become subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, failure to report our financial condition or financial results accurately or report them within the timeframes required by these various organizations could cause us to curtail or cease sales of certain of our insurance products. If we are unable to improve the accuracy of the

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

calculation of policy reserves, users of our financial statements may lose confidence in the accuracy and completeness of our financial reports, we may face reduced ability to obtain financing and restricted access to the capital markets, and we may be required to curtail or cease sales of our products.

Failure to protect the confidentiality of customer information or proprietary business information could adversely affect our reputation and have a material adverse effect on our business, results of operations or financial condition.

Our business and relationships with customers are dependent upon our ability to maintain the confidentiality of our and our customers’ proprietary business and confidential information (including customer transactional data and personal data about our customers and the employees and customers of our customers). Pursuant to federal laws, various federal regulatory and law enforcement agencies have established rules protecting the privacy and security of personal information. In addition, most states have enacted laws, which vary significantly from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information.

Our confidential information is retained on Equitable Life’s and certain third parties’ information systems and in cloud-based systems (including customer transactional data and personal information about our customers, the employees and customers of our customers, and our own employees). Equitable Life relies on commercial technologies and third parties to maintain the security of those systems. Anyone who is able to circumvent these security measures and penetrate these information systems or cloud-based systems, could access, view, misappropriate, alter or delete any information in the systems, including personally identifiable customer information and proprietary business information. It is possible that an employee, contractor or representative could, intentionally or unintentionally, disclose or misappropriate personal information or other confidential information. Equitable Life’s employees, our distribution partners and other vendors may use portable computers or mobile devices which may contain similar information to that in our information systems, and these devices have been and can be lost, stolen or damaged. In addition, an increasing number of states require that customers be notified if a security breach results in the inappropriate disclosure of personally identifiable customer information. Any compromise of the security of these information systems or cloud-based systems, through cyber-attacks or for any other reason that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses any of which could have a material adverse effect on our reputation, business, results of operations or financial condition.

Our own operational failures or those of service providers on which we rely, including failures arising out of human error, could disrupt our business, damage our reputation and have a material adverse effect on our business, results of operations or financial condition.

Weaknesses or failures in our internal processes or systems could lead to disruption of our operations, liability to clients, exposure to disciplinary action or harm to our reputation. Our business is highly dependent on our ability to process, on a daily basis, large numbers of transactions, many of which are highly complex, across numerous and diverse markets. These transactions generally must comply with client investment guidelines, as well as stringent legal and regulatory standards.

Weaknesses or failures within a vendor’s internal processes or systems, or inadequate business continuity plans, can materially disrupt our business operations. In addition, vendors may lack the necessary infrastructure or resources to effectively safeguard our confidential data. If we are unable to effectively manage the risks associated with such third-party relationships, we may suffer fines, disciplinary action and reputational damage.

Our obligations to clients require us to exercise skill, care and prudence in performing our services. The large number of transactions we process makes it highly likely that errors will occasionally occur. If we make a mistake in performing our services that causes financial harm to a client, we have a duty to act promptly to put the client in the position the client would have been in had we not made the error. The occurrence of mistakes, particularly significant ones, can have a material adverse effect on our reputation, business, results of operations or financial condition.

Our information systems may fail or their security may be compromised, which could materially and adversely impact our business, results of operations or financial condition.

Our business is highly dependent upon the effective operation of Equitable Life’s and certain third parties’ information systems. We also have arrangements in place with outside vendors and other service providers through which we share and receive information. We rely on these systems throughout our business for a variety of functions, including processing claims and

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

applications, providing information to customers and third-party distribution firms, performing actuarial analyses and modeling, hedging, performing operational tasks (e.g., processing transactions and calculating net asset value) and maintaining financial records. Equitable Life’s information systems and those of our outside vendors and service providers may be vulnerable to physical or cyber-attacks, computer viruses or other computer related attacks, programming errors and similar disruptive problems. In some cases, such physical and electronic break-ins, cyber-attacks or other security breaches may not be immediately detected. In addition, we could experience a failure of one or these systems, Equitable Life’s employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner, or Equitable Life’s employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new software system or implementing modifications to an existing system. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, results of operations or financial condition. In addition, a failure of these systems could lead to the possibility of litigation or regulatory investigations or actions, including regulatory actions by state and federal governmental authorities. While we take preventative measures to avoid cyber-attacks and other security breaches, we cannot guarantee that such measures will successfully prevent an attack or breach.

Many of the software applications that we use in our business are licensed from, and supported, upgraded and maintained by, vendors. A suspension or termination of certain of these licenses or the related support, upgrades and maintenance could cause temporary system delays or interruptions. Additionally, technology rapidly evolves and we cannot guarantee that our competitors may not implement more advanced technology platforms for their products and services, which may place us at a competitive disadvantage and materially and adversely affect our results of operations and business prospects.

Our service providers, including service providers to whom we outsource certain of our functions, are also subject to the risks outlined above, any one of which could result in our incurring substantial costs and other negative consequences, including a material adverse effect on our business, results of operations or financial condition.

Central banks in Europe and Japan have in recent years begun to pursue negative interest rate policies, and the Federal Open Market Committee has not ruled out the possibility that the Federal Reserve would adopt a negative interest rate policy for the United States, at some point in the future, if circumstances so warranted. Because negative interest rates are largely unprecedented, there is uncertainty as to whether the technology used by financial institutions, including us, could operate correctly in such a scenario. Should negative interest rates emerge, our hardware or software, or the hardware or software used by our contractual counterparties and financial services providers, may not function as expected or at all. In such a case, our business, results of operations or financial condition could be materially and adversely affected.

We face competition from other insurance companies, banks and other financial institutions, which may adversely impact our market share and results of operations.

There is strong competition among insurers, banks, brokerage firms and other financial institutions and financial services providers seeking clients for the types of products and services we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. As a result, this competition makes it especially difficult to provide unique insurance products because, once such products are made available to the public, they often are reproduced and offered by our competitors. As with any highly competitive market, competitive pricing structures are important. If competitors charge lower fees for similar products or strategies, we may decide to reduce the fees on our own products or strategies (either directly on a gross basis or on a net basis through fee waivers) in order to retain or attract customers. Such fee reductions, or other effects of competition, could have a material adverse effect on our business, results of operations or financial condition.

Competition may adversely impact our market share and profitability. Many of our competitors are large and well-established and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have greater financial resources, have higher claims-paying or credit ratings, have better brand recognition or have more established relationships with clients than we do. We may also face competition from new market entrants or non-traditional or online competitors, which may have a material adverse effect on our business.

Our ability to compete is dependent on numerous factors including, among others, our financial strength as evidenced, in part, by our financial and claims-paying ratings; new regulations or different interpretations of existing regulations; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on our fixed products; the visibility, recognition and

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

understanding of our brands in the marketplace; our reputation and quality of service; the tax-favored status certain of our products receive under current federal and state laws; and, with respect to variable insurance products, investment options, flexibility and investment management performance.

Many of our competitors also have been able to increase their distribution systems through mergers, acquisitions, partnerships or other contractual arrangements. Furthermore, larger competitors may have lower operating costs and have an ability to absorb greater risk, while maintaining financial strength ratings, allowing them to price products more competitively. These competitive pressures could result in increased pressure on the pricing of certain of our products and services, and could harm our ability to maintain or increase profitability. In addition, if our financial strength and credit ratings are lower than our competitors, we may experience increased surrenders or a significant decline in sales. The competitive landscape in which we operate may be further affected by government sponsored programs or regulatory changes in the United States and similar governmental actions outside of the United States. Competitors that receive governmental financing, guarantees or other assistance, or that are not subject to the same regulatory constraints, may have or obtain pricing or other competitive advantages. Due to the competitive nature of the financial services industry, there can be no assurance that we will continue to effectively compete within the industry or that competition will not materially and adversely impact our business, results of operations or financial condition.

We may also face competition from new entrants into our markets, many of whom are leveraging digital technology that may challenge the position of traditional financial service companies, including us, by providing new services or creating new distribution channels.

The inability of Equitable Advisors and Equitable Network to recruit, motivate and retain experienced and productive financial professionals and Equitable Life’s inability to recruit, motivate and retain key employees may have a material adverse effect on our business, results of operations or financial condition.

Financial professionals associated with Equitable Advisors and AXA Network, LLC (“Equitable Network”) and Equitable Life’s key employees are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals and key employees. Companies compete for financial professionals principally with respect to compensation policies, products and sales support. Competition is particularly intense in the hiring and retention of experienced financial professionals. Equitable Life’s ability to incentivize its employees or associated financial professionals may be adversely affected by tax reform. We cannot provide assurances that Equitable Life, Equitable Advisors or Equitable Network will be successful in their respective efforts to recruit, motivate and retain key employees and top financial professionals, and the loss of such employees and professionals could have a material adverse effect on our business, results of operations or financial condition.

We also rely upon the knowledge and experience of Equitable Life’s employees involved in functions that require technical expertise in order to provide for sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings and statutory financial statements and operation of internal controls. A loss of such employees could adversely impact our ability to execute key operational functions and could adversely affect our operational controls, including internal control over financial reporting.

Misconduct by Equitable Life’s employees or associated financial professionals could expose us to significant legal liability and reputational harm.

Past or future misconduct by Equitable Life’s employees, associated financial professionals, agents, intermediaries, or employees of our vendors could result in violations of law, regulatory sanctions or serious reputational or financial harm and the precautions we take to prevent and detect this activity may not be effective in all cases. Equitable Life employs controls and procedures designed to monitor its employees’ and financial professionals’ business decisions and to prevent Equitable Life from taking excessive or inappropriate risks, including with respect to information security, but its employees may take such risks regardless of such controls and procedures. Equitable Life’s compensation policies and practices are reviewed by it as part of its overall risk management program, but it is possible that such compensation policies and practices could inadvertently incentivize excessive or inappropriate risk taking. If Equitable Life’s employees or financial professionals take excessive or inappropriate risks, those risks could harm our reputation, subject us to significant civil or criminal liability and require us to incur significant technical, legal and other expenses.

We may engage in strategic transactions that could pose risks and present financial, managerial and operational challenges.

We may, from time to time, consider potential strategic transactions, including acquisitions, dispositions, mergers, consolidations, joint ventures and similar transactions, some of which may be material. These transactions may not be effective

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

and could result in decreased earnings and harm to our competitive position. In addition, these transactions, if undertaken, may involve a number of risks and present financial, managerial and operational challenges, including:

•	adverse effects on our earnings;

•	additional demand on Equitable Life’s employees;

•	unanticipated difficulties integrating operating facilities technologies and new technologies;

•	higher than anticipated costs related to integration;

•	existence of unknown liabilities or contingencies that arise after closing; and

•	potential disputes with counterparties.

Acquisitions also pose the risk that any business we acquire may lose customers or employees or could underperform relative to expectations. Any of the above could cause us to fail to realize the benefits anticipated from any such transaction.

Our business could be materially and adversely affected by the occurrence of a catastrophe, including natural or man-made disasters.

Any catastrophic event, such as pandemic diseases, terrorist attacks, floods, severe storms or hurricanes or computer cyber-terrorism, could have a material and adverse effect on our business in several respects:

•

we could experience long-term interruptions in the services provided by Equitable Life and our significant vendors due to the effects of catastrophic events. The operational systems of Equitable Life or our significant vendors may not be fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with disaster recovery systems of Equitable Life or our significant vendors could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data;

•

the outbreak of a pandemic disease, like the novel coronavirus COVID-19, could have a material adverse effect on our liquidity, financial condition and operating results due to increased mortality and, in certain cases, morbidity rates and/or its impact on the economy and financial markets;

•

the occurrence of any pandemic disease, natural disaster, terrorist attack or any other catastrophic event that results in our workforce being unable to be physically located at one of our facilities could result in lengthy interruptions in our service;

•

a localized catastrophic event that affects the location of one or more of our corporate-owned or employer-sponsored life insurance customers could cause a significant loss due to the corresponding mortality claims; and

•

a terrorist attack in the United States could have long-term economic impacts that may have severe negative effects on our investment portfolio and disrupt our business operations. Any continuous and heightened threat of terrorist attacks could also result in increased costs of reinsurance.

In the event of a disaster, such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack, cyber-attack or war, unanticipated problems with the disaster recovery systems of Equitable Life or our significant vendors could have a material adverse impact on our ability to conduct business and on our results of operations and financial position, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Our ability to conduct business may be adversely affected by a disruption in the infrastructure that supports our operations and the communities in which they are located. This may include a disruption involving electrical, communications, transportation or other services we may use or third parties with which we conduct business. If a disruption occurs in one location and Equitable Life employees in that location are unable to occupy our offices or communicate with or travel to other locations, our ability to conduct business with and on behalf of our clients may suffer, and we may not be able to successfully implement contingency plans that depend on communication or travel. Furthermore, unauthorized access to our systems as a result of a security breach, the failure of our systems, or the loss of data could give rise to legal proceedings or regulatory penalties under laws protecting the privacy of personal information, disrupt operations and damage our reputation.

Our operations require experienced, professional staff. Loss of a substantial number of such persons or an inability to provide properly equipped places for them to work may, by disrupting our operations, adversely affect our business, results of operations or financial condition. In addition, our property and business interruption insurance may not be adequate to compensate us for all losses, failures or breaches that may occur.

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We may not be able to protect our intellectual property and may be subject to infringement claims by a third party.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from using and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly alternative. Any of these scenarios could harm our reputation and have a material adverse effect on our business, results of operations or financial condition.

The insurance that we maintain may not fully cover all potential exposures.

We maintain property, business interruption, cyber, casualty and other types of insurance, but such insurance may not cover all risks associated with the operation of our business. Our coverage is subject to exclusions and limitations, including higher self-insured retentions or deductibles and maximum limits and liabilities covered. In addition, from time to time, various types of insurance may not be available on commercially acceptable terms or, in some cases, at all. We are potentially at additional risk if one or more of our insurance carriers fail. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the ratings and survival of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. In the future, we may not be able to obtain coverage at current levels, if at all, and our premiums may increase significantly on coverage that we maintain. We can make no assurance that a claim or claims will be covered by our insurance policies or, if covered, will not exceed the limits of available insurance coverage, or that our insurers will remain solvent and meet their obligations.

Changes in accounting standards could have a material adverse effect on our business, results of operations or financial condition.

Our financial statements are prepared in accordance with accounting practices prescribed or permitted by the Arizona Department of Insurance (“SAP”). The Arizona Department of Insurance recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company in order to determine its solvency under the Arizona State Insurance Laws. The NAIC’s Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Arizona. NAIC SAP is comprised of the Preamble, the Statements of Statutory Accounting Principles (“SSAP”), and Appendices. In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on our business, results of operations or financial condition. There were no new accounting pronouncements in 2019, 2018 or 2017 that had a material effect on the Company’s financial statements.

Certain of our administrative operations are located internationally, subjecting us to various international risks and increased compliance and regulatory risks and costs.

Certain of our affiliates have various offices in other countries and certain of our administrative operations are located in India. In the future, we may seek to expand operations in India or other countries. As a result of these operations, we may be exposed to economic, operating, regulatory and political risks in those countries, such as foreign investment restrictions, substantial fluctuations in economic growth, high levels of inflation, volatile currency exchange rates and instability, including civil unrest, terrorist acts or acts of war, which could have an adverse effect on our business, financial condition or results of operations. The political or regulatory climate in the United States could also change such that it would no longer be lawful or practical for us to use international operations in the manner in which they are currently conducted. If we had to curtail or cease operations in India and transfer some or all of these operations to another geographic area, we would incur significant transition costs as well as higher future overhead costs that could adversely affect us.

In many foreign countries, particularly in those with developing economies, it may be common to engage in business practices that are prohibited by laws and regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act of 1977, as

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amended (the “FCPA”) and similar anti-bribery laws. Any violations of the FCPA or other anti-bribery laws by us, our employees, subsidiaries or local agents, could have a material adverse effect on our business and reputation and result in substantial financial penalties or other sanctions.

We may fail to replicate or replace functions, systems and infrastructure provided by AXA or certain of its affiliates (including through shared service contracts) or lose benefits from AXA’s global contracts, and AXA and its affiliates may fail to perform the services provided for in a transitional services agreement with Holdings.

Historically, we have received services from AXA and have provided services to AXA, including information technology services, services that support financial transactions and budgeting, risk management and compliance services, human resources services, insurance, operations and other support services, primarily through shared services contracts with various third-party service providers. AXA and its affiliates continue to provide or procure certain services to us pursuant to a transitional services agreement with Holdings (the “Transitional Services Agreement”). Under the Transitional Services Agreement, AXA will continue to provide certain services, either directly or on a pass-through basis, and we will continue to provide AXA with certain services, either directly or on a pass-through basis. The Transitional Services Agreement will not continue indefinitely.

We are working to replicate or replace the services that we will continue to need in the operation of our business that are provided currently by AXA or its affiliates through shared service contracts they have with various third-party providers and that will continue to be provided under the Transitional Services Agreement for applicable transitional periods. We cannot assure you that we will be able to obtain the services at the same or better levels or at the same or lower costs directly from third-party providers. As a result, when AXA or its affiliates cease providing these services to us, either as a result of the termination of the Transitional Services Agreement or individual services thereunder or a failure by AXA or its affiliates to perform their respective obligations under the Transitional Services Agreement, our costs of procuring these services or comparable replacement services may increase, and the cessation of such services may result in service interruptions and divert management attention from other aspects of our operations.

There is a risk that an increase in the costs associated with replicating and replacing the services provided to us under the Transitional Services Agreement and the diversion of management’s attention to these matters could have a material adverse effect on our business, results of operations or financial condition. We may fail to replicate the services we currently receive from AXA on a timely basis or at all. Additionally, we may not be able to operate effectively if the quality of replacement services is inferior to the services we are currently receiving. Furthermore, since we are no longer an affiliate of AXA, we no longer receive certain group discounts and reduced fees that we were eligible to receive as an affiliate of AXA. The loss of these discounts and reduced fees could increase our expenses and have a material adverse effect on our business, results of operations or financial condition.

Costs associated with any rebranding could be significant.

Prior to the IPO, as an indirect, wholly-owned subsidiary of AXA, we marketed many of our products and services using the “AXA” brand name. On March 28, 2019, AXA terminated the Trademark License Agreement, dated May 4, 2018, between Holdings and AXA (the “Trademark License Agreement”). Accordingly, we have begun our rebranding efforts and, pursuant to the Trademark License Agreement, we expect to cease the use of the “AXA” brand, name and logo within 18 months of receipt of the termination (subject to such extensions as permitted under the Trademark License Agreement). On January 14, 2020, we announced our plans to rebrand as “Equitable” and to discontinue the use of the “AXA” brand. As a result, we have begun operating under the “Equitable” brand and we formally changed our legal entity name. We have developed detailed plans for executing the operational rebranding. We cannot accurately predict the effect that any rebranding we undertake will have on our business, customers or employees. We expect to incur significant costs, including marketing expenses, in connection with any rebranding of our business. Any adverse effect on our ability to attract and retain customers and any costs could have a material adverse effect on our business, results of operations or financial condition.

Changes in the method for determining the London Inter-Bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR may affect our cost of capital and net investment income.

As a result of concerns about the accuracy of the calculation of LIBOR, a number of British Bankers’ Association (BBA) member banks entered into settlements with certain regulators and law enforcement agencies with respect to the alleged manipulation of LIBOR. As a consequence of such events, it is anticipated that LIBOR will be discontinued by the end of 2021 and an

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alternative rate will be used for derivatives contracts, debt investments, intercompany and third-party loans and other types of commercial contracts.

The Alternate Reference Rate Committee, convened by the Board of Governors of the Federal Reserve System and the New York Federal Reserve Bank, has endorsed the Secured Overnight Financing Rate (“SOFR”) as its preferred replacement benchmark for U.S. dollar LIBOR. SOFR is calculated and published by the New York Federal Reserve Bank and reflects the combination of three overnight U.S. Treasury Repo Rates. The rate is different from LIBOR, in that it is a rate free of credit risk, is a secured rate and currently is available primarily as an overnight rate rather than as 1-, 3- and 6-month rates available for LIBOR.

We anticipate a valuation risk around the potential discontinuation event as well as potential risks relating to hedging interest-rate risk. The International Swaps and Derivatives Association (“ISDA”) has developed adjustment mechanics for use by swap counterparties entering into SOFR-based derivatives to allow for use of a rate that is compounded in arrears and a spread adjustment to better align with LIBOR. The intent of these mechanics is to provide counterparties with an adjusted rate more akin to LIBOR. To the extent that the adjustments recommended by ISDA are adopted by swap dealers and are different from the rates or adjustment mechanics use in debt we invest in or issue, we may not be able to appropriately hedge our exposure and experience losses.

Additionally, the elimination of LIBOR or changes to other reference rates or any other changes or reforms to the determination or supervision of reference rates may adversely affect the amount of interest payable or interest receivable on certain of our investments. These changes may also impact the market liquidity and market value of these investments.

It is not possible to predict what rate or rates may become accepted alternatives to LIBOR or the effect of any such alternatives on the value of LIBOR-linked securities. Any changes to LIBOR or any alternative rate, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have an adverse effect on the value of investments in our investment portfolio, derivatives we use for hedging, or other indebtedness, securities or commercial contracts.

Risks Relating to Credit, Counterparties and Investments

Our counterparties’ requirements to pledge collateral or make payments related to declines in estimated fair value of derivative contracts exposes us to counterparty credit risk and may adversely affect our liquidity.

We use derivatives and other instruments to help us mitigate various business risks. Our transactions with financial and other institutions generally specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the derivatives contracts. If our counterparties fail or refuse to honor their obligations under these contracts, we could face significant losses to the extent collateral agreements do not fully offset our exposures and our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our business, results of operations or financial condition. Additionally, regulatory changes may increase the need for liquidity and for the amount of collateral assets in excess of current levels.

We may be materially and adversely affected by changes in the actual or perceived soundness or condition of other financial institutions and market participants.

A default by any financial institution or by a sovereign could lead to additional defaults by other market participants. The failure of any financial institution could disrupt securities markets or clearance and settlement systems and lead to a chain of defaults, because the commercial and financial soundness of many financial institutions may be closely related as a result of credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of a financial institution may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges with which we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, results of operations or financial condition. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry. Regulatory changes implemented to address systemic risk could also cause market participants to curtail their participation in certain market activities, which could decrease market liquidity and increase trading and other costs.

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Losses due to defaults, errors or omissions by third parties and affiliates, including outsourcing relationships, could materially and adversely impact our business, results of operations or financial condition.

We depend on third parties and affiliates that owe us money, securities or other assets to pay or perform under their obligations. These parties include the issuers whose securities we hold in our investment portfolios, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swap and other derivatives contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries. Defaults by one or more of these parties on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure or other factors, or even rumors about potential defaults by one or more of these parties, could have a material adverse effect on our business, results of operations or financial condition. Moreover, as a result of contractual provisions certain swap dealers require us to add to derivatives documentation and to agreements relating to repurchase agreements, securities lending agreements and other “qualified financial contracts,” we may not be able to exercise default rights or enforce transfer restrictions against certain counterparties which may limit our ability to recover amounts due to us upon a counterparty’s default.

We also depend on third parties and affiliates in other contexts, including as distribution partners. For example, in establishing the amount of the liabilities and reserves associated with the risks assumed in connection with reinsurance pools and arrangements, we rely on the accuracy and timely delivery of data and other information from ceding companies.

We rely on various counterparties and other vendors to augment our existing investment, operational, financial and technological capabilities, but the use of a vendor does not diminish our responsibility to ensure that client and regulatory obligations are met. Default rates, credit downgrades and disputes with counterparties as to the valuation of collateral increase significantly in times of market stress. Disruptions in the financial markets and other economic challenges may cause our counterparties and other vendors to experience significant cash flow problems or even render them insolvent, which may expose us to significant costs and impair our ability to conduct business.

Losses associated with defaults or other failures by these third parties and outsourcing partners upon whom we rely could materially adversely impact our business, results of operations or financial condition.

We are also subject to the risk that our rights against third parties may not be enforceable in all circumstances. The deterioration or perceived deterioration in the credit quality of third parties whose securities or obligations we hold could result in losses or adversely affect our ability to use those securities or obligations for liquidity purposes. While in many cases we are permitted to require additional collateral from counterparties that experience financial difficulty, disputes may arise as to the amount of collateral we are entitled to receive and the value of pledged assets. Our credit risk may also be exacerbated when the collateral we hold cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivatives exposure that is due to us, which is most likely to occur during periods of illiquidity and depressed asset valuations, such as those experienced during the financial crisis. The termination of contracts and the foreclosure on collateral may subject us to claims for the improper exercise of rights under the contracts. Bankruptcies, downgrades and disputes with counterparties as to the valuation of collateral tend to increase in times of market stress and illiquidity.

Gross unrealized losses on fixed maturity securities may be realized or result in future impairments, resulting in a reduction in our net income (loss).

Fixed maturity securities are stated primarily at amortized cost in accordance with the valuation prescribed by the Department and the NAIC. Bonds rated by the NAIC are classified into six categories ranging from highest quality bonds to those in or near default. Bonds rated in the top five categories are generally valued at amortized cost while bonds rated at the lowest category are valued at lower of amortized cost or fair market value. The accumulated change in estimated fair value of these available-for-sale securities is recognized in net income (loss) when the gain or loss is realized upon the sale of the security or in the event that the decline in estimated fair value is determined to be other-than-temporary and an impairment charge to earnings is taken. Realized losses or impairments may have a material adverse effect on our net income (loss) in a particular quarterly or annual period.

The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads, or other events that adversely affect the issuers or guarantors of securities we own or the underlying collateral of structured securities we own could cause the estimated fair value of our fixed maturity securities portfolio and corresponding earnings to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. A ratings downgrade affecting issuers or guarantors of particular securities we hold, or similar trends that could worsen the credit quality of issuers, such as the

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corporate issuers of securities in our investment portfolio, could also have a similar effect. With economic uncertainty, credit quality of issuers or guarantors could be adversely affected. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital (“RBC”) level. Levels of write-downs or impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our business, results of operations, liquidity or financial condition in, or at the end of, any quarterly or annual period.

Some of our investments are relatively illiquid and may be difficult to sell, or to sell in significant amounts at acceptable prices, to generate cash to meet our needs.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage backed securities and alternative investments. In the past, even some of our very high-quality investments experienced reduced liquidity during periods of market volatility or disruption. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice or were required to post or return collateral, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.

The reported values of our relatively illiquid types of investments do not necessarily reflect the current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices, which could have a material adverse effect on our business, results of operations, liquidity or financial condition.

Risks Relating to Our Reinsurance and Hedging Programs

Our reinsurance and hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate.

Certain of our products contain minimum crediting rates. Downturns in equity markets or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net income. In the normal course of business, we seek to mitigate some of these risks to which our business is subject through our reinsurance and hedging programs. However, these programs cannot eliminate all of the risks and no assurance can be given as to the extent to which such programs will be completely effective in reducing such risks. For example, in the event that reinsurers, derivatives or other counterparties or central clearinghouses do not pay balances due or do not post the required amount of collateral as required under our agreements, we still remain liable for the guaranteed benefits.

Reinsurance. We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance products with regard to mortality. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. The inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could have a material adverse impact on our business, results of operations or financial condition.

We are continuing to use reinsurance to mitigate a portion of our risk on certain new life insurance sales. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Some of our reinsurance contracts contain provisions that limit the reinsurer’s ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates that it charges on a block of in-force business, in some instances, we will not be able to pass the increased costs onto our customers and our profitability will be negatively impacted. Additionally, such a rate increase could result in our recapturing of the business, which may result in a need to maintain

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additional reserves, reduce reinsurance receivables and expose us to greater risks. While in recent years, we have faced a number of rate increase actions on in-force business, to date they have not had a material effect on our business, results of operations or financial condition. However, there can be no assurance that the outcome of future rate increase actions would have no material effect. In addition, market conditions beyond our control determine the availability and cost of reinsurance for new business. If reinsurers raise the rates that they charge on new business, we may be forced to raise our premiums, which could have a negative impact on our competitive position.

Hedging Programs. We use a hedging program to mitigate a portion of the un-reinsured risks we face in, among other areas, the minimum crediting rates on our life products from unfavorable changes in benefit exposures due to movements in the capital markets. In certain cases, however, we may not be able to apply these techniques to effectively hedge these risks because the derivatives markets in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates and amounts of withdrawals, election rates, fund performance, equity market returns and volatility, interest rate levels and correlation among various market movements. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly, but not only, during periods of high market volatility, which could adversely impact our business, results of operations or financial condition. If we are unable to effectively hedge these risks, we could experience economic losses which could have a material adverse impact on our business, results of operations or financial condition. Additionally, our strategies may result in under or over-hedging our liability exposure, which could result in an increase in our hedging losses and greater volatility in our earnings and have a material adverse effect on our business, results of operations or financial condition.

For further discussion, see below “ — Risks Relating to Estimates, Assumptions and Valuations — Our risk management policies and procedures may not be adequate to identify, monitor and manage risks, which may leave us exposed to unidentified or unanticipated risks, which could negatively affect our business, results of operations or financial condition.”

Risks Relating to the Products We Offer, Our Structure and Product Distribution

Our products contain numerous features and are subject to extensive regulation and failure to administer or meet any of the complex product requirements may adversely impact our business, results of operations or financial condition.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the U.S. Department of Labor (the “DOL”) and the Internal Revenue Service (the “IRS”).

For example, U.S. federal income tax law imposes requirements relating to insurance product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code of 1986, as amended (the “Code”). Additionally, state and federal securities and insurance laws impose requirements relating to insurance product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If this were to occur, it could adversely impact our business, results of operations or financial condition.

We are required to file periodic and other reports within certain time periods imposed by U.S. federal securities laws, rules and regulations. Failure to file such reports within the designated time period failure to accurately report our financial condition or results of operations, or restatements of historical financial statements could require us to curtail or cease sales of certain of our products or delay the launch of new products or new features, which could cause a significant disruption in our business. If our affiliated and third party distribution platforms are required to curtail or cease sales of our products, we may lose shelf space for our products indefinitely, even once we are able to resume sales. Any curtailment or cessation of sales of our products could have a material adverse effect on our business, results of operations or financial condition.

Many of our products and services are complex and are frequently sold through intermediaries. In particular, we rely on intermediaries to describe and explain our products to potential customers. The intentional or unintentional misrepresentation

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of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could adversely affect our reputation and business, as well as lead to potential regulatory actions or litigation.

The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly from time to time.

Statutory accounting standards and capital and reserve requirements for Equitable America are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on RBC ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in interest rates, changes to existing RBC formulas, changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels and the value and credit rating of certain fixed income and equity securities in our investment portfolio, including our investment in AB, which could in turn reduce our statutory capital. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain their current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

Our failure to meet our RBC requirements or minimum capital and surplus requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, supervision by regulators, rehabilitation, or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations or financial condition. A decline in our RBC ratio, whether or not it results in a failure to meet applicable RBC requirements could result in a loss of customers or new business, and could be a factor in causing ratings agencies to downgrade our financial strength ratings, each of which could have a material adverse effect on our business, results of operations or financial condition.

Changes in statutory reserve or other requirements or the impact of adverse market conditions could result in changes to our product offerings that could materially and adversely impact our business, results of operations or financial condition.

Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances may cause us to modify or eliminate certain features of various products or cause the suspension or cessation of sales of certain products in the future. Any modifications to products that we may make could result in certain of our products being less attractive and/or competitive. This could adversely impact sales which could negatively impact Equitable Advisors’ ability to retain its sales personnel and our ability to maintain our distribution relationships. This, in turn, may materially and adversely impact our business, results of operations or financial condition.

A downgrade in our financial strength and claims-paying ratings could adversely affect our business, results of operations or financial condition.

Claims-paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. They indicate the rating agencies’ opinions regarding an insurance company’s ability to meet policyholder obligations and are important to maintaining public confidence in our products and our competitive position. A downgrade of our ratings or those of Holdings could adversely affect our business, results of operations or financial condition by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely

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affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our cost of raising capital or limit our access to sources of capital.

As rating agencies continue to evaluate the financial services industry, it is possible that rating agencies will heighten the level of scrutiny that they apply to financial institutions, increase the frequency and scope of their credit reviews, request additional information from the companies that they rate and potentially adjust upward the capital and other requirements employed in the rating agency models for maintenance of certain ratings levels. It is possible that the outcome of any such review of us would have additional adverse ratings consequences, which could have a material adverse effect on our business, results of operations or financial condition. We may need to take actions in response to changing standards or capital requirements set by any of the rating agencies which could cause our business and operations to suffer. We cannot predict what additional actions rating agencies may take, or what actions we may take in response to the actions of rating agencies.

Holdings could sell insurance products through another one of its insurance subsidiaries which would result in reduced sales of our products and total revenues.

We are an indirect, wholly owned subsidiary of Holdings, a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management products and services. As part of Holdings’ ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of its group of companies, Holdings could sell insurance products through another one of its insurance subsidiaries instead of us, which would result in reduced sales of our products and total revenues. This in turn would negatively impact our business, results of operations and financial condition.

The ability of financial professionals associated with Equitable Advisors and Equitable Network to sell our competitors’ products could result in reduced sales of our products and revenues.

Most of the financial professionals associated with Equitable Advisors and Equitable Network are permitted to sell products from competing unaffiliated insurance companies. If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitor’s products instead of ours. To the extent the financial professionals sell our competitors’ products rather than our products, we may experience reduced sales and revenues.

A loss of, or significant change in, key product distribution relationships could materially and adversely affect sales.

We distribute certain products under agreements with third-party distributors and other members of the financial services industry that are not affiliated with us. We compete with other financial institutions to attract and retain commercial relationships in each of these channels, and our success in competing for sales through these distribution intermediaries depends upon factors such as the amount of sales commissions and fees we pay, the breadth of our product offerings, the strength of our brand, our perceived stability and financial strength ratings, and the marketing and services we provide to, and the strength of the relationships we maintain with, individual third-party distributors. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operation or financial condition. Distributors may elect to alter, reduce or terminate their distribution relationships with us, including for such reasons as changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Alternatively, we may terminate one or more distribution agreements due to, for example, a loss of confidence in, or a change in control of, one of the third-party distributors, which could reduce sales.

Furthermore, an interruption in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operations or financial condition. Distributors may elect to suspend, alter, reduce or terminate their distribution relationships with us for various reasons, including uncertainty related to offerings of Holdings’ common stock, changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks.

We are also at risk that key distribution partners may merge or change their business models in ways that affect how our products are sold, either in response to changing business priorities or as a result of shifts in regulatory supervision or potential changes in state and federal laws and regulations regarding standards of conduct applicable to third-party distributors when providing investment advice to retail and other customers.

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Because our products are distributed through unaffiliated firms, we may not be able to monitor or control the manner of their distribution despite our training and compliance programs. If our products are distributed by such firms in an inappropriate manner, or to customers for whom they are unsuitable, we may suffer reputational and other harm to our business.

Consolidation of third-party distributors of insurance products may adversely affect the insurance industry and the profitability of our business.

The insurance industry distributes many of its products through other financial institutions such as banks and broker-dealers. An increase in the consolidation activity of bank and other financial services companies may create firms with even stronger competitive positions, negatively impact the industry’s sales, increase competition for access to third-party distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. We may also face competition from new market entrants or non-traditional or online competitors, which may have a material adverse effect on our business. Consolidation of third-party distributors or other industry changes may also increase the likelihood that third-party distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

Risks Relating to Estimates, Assumptions and Valuations

Our risk management policies and procedures may not be adequate to identify, monitor and manage risks, which may leave us exposed to unidentified or unanticipated risks, which could negatively affect our business, results of operations or financial condition.

Our policies and procedures, including hedging programs, to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods will not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of terrorism or pandemics causing a large number of deaths. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies, including hedging and reinsurance, with the objective of mitigating risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, equity markets and credit spread changes, the occurrence of credit defaults and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and through our various hedging programs. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our business, results of operations or financial condition. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.

Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, longevity, interest rates, future equity performance, reinvestment rates, persistency, claims experience and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions and update assumptions during the third quarter of each year and, if necessary, update our assumptions as additional information becomes available. For example, in 2019 we updated certain assumptions, resulting in increases and decreases in the carrying values of these product liabilities and assets. We

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cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves, which could materially and adversely impact our business, results of operations or financial condition. Future reserve increases in connection with experience updates could be material and adverse to our results of operations or financial condition.

Our profitability may decline if mortality, longevity or persistency or other experience differ significantly from our pricing expectations or reserve assumptions.

We set prices for our insurance products based upon expected claims and payment patterns, using assumptions for mortality rates of our policyholders. In addition to the potential effect of natural or man-made disasters, significant changes in mortality, longevity and morbidity could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, technologies and treatments for disease or disability, the economic environment or other factors. The long-term profitability of our insurance products depends upon how our actual mortality rates, and to a lesser extent actual morbidity rates, compare to our pricing assumptions. In addition, prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, reinsurers might not offer coverage at all. If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would have to accept an increase in our net risk exposures, revise our pricing to reflect higher reinsurance premiums, or otherwise modify our product offering.

Pricing of our insurance products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within our life products may be significantly impacted by, among other things, conditions in the capital markets, the changing needs of our policyholders, the manner in which a product is marketed or illustrated, and competition, including the availability of new products and policyholder perception of us, which may be negatively impacted by adverse publicity.

Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. For example, if policyholder elections differ from the assumptions we use in our pricing, our profitability may decline. Actual persistency that is lower than our persistency assumptions could have an adverse effect on profitability, especially in the early years of a policy, primarily because we would be required to accelerate the amortization of expenses we defer in connection with the acquisition of the policy. Actual persistency that is higher than our persistency assumptions could have an adverse effect on profitability in the later years of a block of business because the anticipated claims experience is higher in these later years. If actual persistency is significantly different from that assumed in our current reserving assumptions, our reserves for future policy benefits may prove to be inadequate. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if we are permitted under the contract to increase premiums or adjust other charges and credits, we may not be able to do so due to litigation, point of sale disclosures, regulatory reputation and market risk or due to actions by our competitors. In addition, the development of a secondary market for life insurance, including life settlements or “viaticals” and investor owned life insurance, and to a lesser extent third-party investor strategies in the annuities market, could adversely affect the profitability of existing business and our pricing assumptions for new business.

We use financial models that rely on a number of estimates, assumptions and projections that are inherently uncertain and which may contain errors.

We use models in our hedging programs and many other aspects of our operations, including but not limited to product development and pricing, capital management, the estimation of actuarial reserves and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could materially and adversely impact our business, results of operations or financial condition.

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The determination of the amount of allowances and impairments taken on our investments is subjective and could materially impact our business, results of operations or financial condition.

The determination of the amount of allowances and impairments vary by investment type and is based upon our evaluation and assessment of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management’s judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual and eventual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Furthermore, additional impairments may need to be taken or allowances provided for in the future that could have a material adverse effect on our business, results of operations or financial condition.

We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, we estimate fair value based on market standard valuation methodologies, including discounted cash flow methodologies, matrix pricing, or other similar techniques. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management’s estimation and judgment. Valuations may result in estimated fair values which vary significantly from the amount at which the investments may ultimately be sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of our derivative positions as reported within our financial statements and the period-to-period changes in estimated fair value could vary significantly. Decreases in the estimated fair value of securities we hold may have a material adverse effect on our business, results of operations or financial condition.

Legal and Regulatory Risks

We may be materially and adversely impacted by U.S. federal and state legislative and regulatory actions.

Regulatory changes, and other reforms globally, could lead to business disruptions, could adversely impact the value of assets we have invested on behalf of clients and policyholders and could make it more difficult for us to conduct certain business activities or distinguish ourselves from competitors. Any of these factors could materially and adversely affect our business, results of operations or financial condition.

Dodd-Frank Act. The Dodd-Frank Act established the Financial Stability Oversight Council (“FSOC”), which has the authority to designate non-bank systemically important financial institutions (“SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve Board, including enhanced risk-based capital requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, capital planning and stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. If the FSOC were to determine that Holdings is a non-bank SIFI, we, as a subsidiary of Holdings, would become subject to certain of these enhanced prudential standards. Other regulators, such as state insurance regulators, may also determine to adopt new or heightened regulatory safeguards as a result of actions taken by the Federal Reserve Board in connection with its supervision of non-bank SIFIs.

Title II of the Dodd-Frank Act provides that certain financial companies, including Holdings, may be subject to a special resolution regime outside the federal bankruptcy code, which is administered by the Federal Deposit Insurance Corporation as receiver, and is applied to a covered financial company upon a determination that the company presents a risk to U.S. financial stability. U.S. insurance subsidiaries of any such covered financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. We cannot predict how rating agencies, or our creditors, will evaluate this potential or whether it will impact our financing or hedging costs.

The Dodd-Frank Act also established the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury, which has the authority, on behalf of the United States, to participate in the negotiation of “covered agreements” with foreign governments or regulators, as well as to collect information and monitor about the insurance industry. While not having a general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance, including serving as a non-voting member of the FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

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While the Trump administration has indicated its intent to modify various aspects of the Dodd-Frank Act, it is unclear whether or how such modifications will be implemented or the impact any such modifications would have on our business.

Title VII of the Dodd-Frank Act creates a new framework for regulation of the over-the-counter (“OTC”) derivatives markets. As a result of the adoption of final rules by federal banking regulators and the U.S. Commodity Futures Trading Commission (“CFTC”) in 2015 establishing margin requirements for non-centrally cleared derivatives, the amount of collateral we may be required to pledge in support of such transactions may increase under certain circumstances and will increase as a result of the requirement to pledge initial margin on non-centrally cleared derivatives commencing in 2020. Notwithstanding the broad categories of non-cash collateral permitted under the rules, higher capital charges on non-cash collateral applicable to our bank counterparties may significantly increase pricing of derivatives and restrict or eliminate certain types of eligible collateral that we have available to pledge, which could significantly increase our hedging costs, adversely affect the liquidity and yield of our investments, affect the profitability of our products or their attractiveness to our customers, or cause us to alter our hedging strategy or change the composition of the risks we do not hedge.

NAIC. In 2014, the NAIC considered a proposal to require states to apply NAIC accreditation standards, applicable to traditional insurers, to captive reinsurers. In 2015, the NAIC adopted such a proposal, in the form of a revised preamble to the NAIC accreditation standards (the “Standard”), with an effective date of January 1, 2016 for application of the Standard to captives that assume level premium term life insurance (“XXX”) business and universal life with secondary guarantees (“AXXX”) business. During 2014, the NAIC approved a new regulatory framework, the XXX/AXXX Reinsurance Framework, applicable to XXX/AXXX transactions. The framework requires more disclosure of an insurer’s use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. The NAIC implemented the framework through an actuarial guideline (“AG 48”), which requires the actuary of the ceding insurer that opines on the insurer’s reserves to issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives will not be subject to AG 48 if reinsured policies were issued prior to January 1, 2015 and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our affiliated captive. Regulation of XXX/AXXX captives is deemed to satisfy the Standard if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements adopted by the NAIC. The NAIC also adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation will generally replace AG 48 in a state upon the state’s adoption of the model regulation.

We cannot predict what further revisions, if any, will be made to the model laws and regulations regarding the use of captives. Any regulatory action that limits our ability to achieve desired benefits from the use of, or materially increases our cost of using, captive reinsurance and applies retroactively, could have a material adverse effect on our business, results of operations or financial condition.

Regulation of Broker-Dealers. The Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide), will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

General. From time to time, regulators raise issues during examinations or audits of us and regulated subsidiaries that could, if determined adversely, have a material impact on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. We are also subject to other regulations and may in the future become subject to additional regulations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our business, results of operations or financial condition.

Our business is heavily regulated, and changes in regulation and in supervisory and enforcement policies may limit our growth and have a material adverse effect on our business, results of operations or financial condition.

We are subject to a wide variety of insurance and other laws and regulations. State insurance laws regulate most aspects of our insurance business. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and by the states in which we are licensed.

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State insurance guaranty associations have the right to assess insurance companies doing business in their state in order to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, liabilities we have currently established for these potential assessments may not be adequate.

State insurance regulators, the NAIC and other regulatory bodies regularly reexamine existing laws and regulations applicable to insurance companies and their products. In the wake of the March 2018 federal appeals court decision to vacate the DOL Rule, DOL announced that it plans to issue revised fiduciary investment advice regulations. In addition, the SEC has implemented Regulation Best Interest and the NAIC and state regulators are currently considering whether to apply an impartial conduct standard similar to the DOL Rule to recommendations made in connection with certain annuities and, in one case, to life insurance policies.

For example, the NAIC has amended its Suitability in Annuity Transactions Model Regulation to apply to a best interest of the consumer standard on insurance producers’ annuity recommendations and to require that insurers supervise such recommendations, and in July 2018, the NYDFS issued a final version of Regulation 187 that adopts a “best interest” standard for recommendations regarding the sale of life insurance and annuity products in New York.

As discussed above, we currently use captive reinsurer as part of our capital management strategy. During the last few years, the NAIC and certain state regulators, have been scrutinizing insurance companies’ use of affiliated captive reinsurers or offshore entities. We cannot predict what revisions, if any, will be made to the model laws and regulations relating to the use of captives. Any regulatory action that limits our ability to achieve desired benefits from the use of or materially increases our cost of using captive reinsurance and applies retroactively, without grandfathering provisions for existing captive reinsurance entities, could have a material adverse effect on our financial condition or results of operations.

For additional information on regulations, see “Description of Business — Regulation.”

Future changes in U.S. tax laws and regulations or interpretations of the Tax Reform Act could reduce our earnings and negatively impact our business, results of operations or financial condition, including by making our products less attractive to consumers.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “Tax Reform Act”), a broad overhaul of the Code that changed long-standing provisions governing the taxation of U.S. corporations, including life insurance companies. While the Tax Reform Act had a net positive economic impact on us, it contained measures which could have adverse or uncertain impacts on some aspects of our business, results of operations or financial condition.

In August 2018, the NAIC adopted changes to the RBC calculation, including the C-3 Phase II Total Asset Requirement for variable annuities, to reflect the 21% corporate income tax rate in RBC reported at year-end 2018, which resulted in a reduction to the Combined RBC Ratio of Holdings.

Future changes in U.S. tax laws could have a material adverse effect on our business, results of operations or financial condition. We anticipate that, following the Tax Reform Act, we will continue deriving tax benefits from certain items, including but not limited to the dividends-received deduction (“DRD”), tax credits, insurance reserve deductions and interest expense deductions. However, there is a risk that interpretations of the Tax Reform Act, regulations promulgated thereunder, or future changes to federal, state or other tax laws could reduce or eliminate the tax benefits from these or other items and result in our incurring materially higher taxes.

Many of the products that we sell benefit from one or more forms of tax-favored status under current federal and state income tax regimes. For example, life insurance contracts currently allow policyholders to defer the recognition of taxable income earned within the contract. While the Tax Reform Act does not change these rules, a future change in law that modifies or eliminates this tax-favored status could reduce demand for our products. Such changes could reduce our earnings and negatively impact our business.

Legal and regulatory actions could have a material adverse effect on our reputation, business, results of operations or financial condition.

A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against us and other life and health insurers in the jurisdictions in which we do business. These actions and proceedings involve, among other things,

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insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, payment of death benefits and the reporting and escheatment of unclaimed property alleged breach of fiduciary duties, discrimination, alleged mismanagement of client funds and other general business related matters. Some of these matters have resulted in the award of substantial fines and judgments, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages.

We face a significant risk of, and from time to time we are involved in, such actions and proceedings, including class action lawsuits. Our results of operations or financial position could be materially and adversely affected by defense and settlement costs and any unexpected material adverse outcomes in such matters, as well as in other material actions and proceedings pending against us. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter. For information regarding certain legal proceedings pending against us, see Note 12 of Notes to Financial Statements — Statutory Basis.

In addition, investigations or examinations by federal and state regulators and other governmental and self-regulatory agencies including, among others, the SEC, FINRA, the CFTC, the National Futures Association (the “NFA”), state attorneys general and other state insurance regulators and other regulators could result in legal proceedings (including securities class actions and stockholder derivative litigation), adverse publicity, sanctions, fines and other costs. We have provided and, in certain cases, continue to provide information and documents to the SEC, FINRA, the CFTC, the NFA, state attorneys general, Arizona Department of Insurance and other state insurance departments and other regulators on a wide range of issues.

A substantial legal liability or a significant federal, state or other regulatory action against us, as well as regulatory inquiries or investigations, may divert management’s time and attention, could create adverse publicity and harm our reputation, result in material fines or penalties, result in significant expense, including legal costs, and otherwise have a material adverse effect on our business, results of operations or financial condition.

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BUSINESS

Overview

Equitable America, established in the state of Arizona in 1969, is an indirect, wholly-owned subsidiary of Holdings. Prior to the closing of the initial public offering of shares of Holdings’ common stock on May 14, 2018 (the “IPO”), Holdings was a wholly-owned subsidiary of AXA, a French holding company for the AXA Group, a worldwide leader in life, property and casualty, and health insurance and asset management. As of December 31, 2019, AXA owned less than 10% of the outstanding common stock of Holdings.

Our primary business is to provide life insurance and employee benefit products to individuals and small and medium-sized businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.

Products

As part of Holdings’ ongoing efforts to efficiently manage capital among its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of its group of companies, most new sales of the indexed universal life and variable universal life insurance products to policyholders located outside of New York are being issued through Equitable America. We expect that Holdings will continue to issue newly developed life and employee benefit insurance products to policyholders located outside of New York through Equitable America. Since future decisions regarding product development and availability depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future. See “Risk Factors.”

Life Insurance

Our life insurance products are primarily designed to help individuals and small and medium-sized businesses with protection, wealth accumulation and transfer, as well as corporate planning solutions. We target select segments of the life insurance market: permanent life insurance, including indexed universal life (“IUL”) and variable universal life (“VUL”) products and term insurance. As part of a strategic shift over the past several years, we evolved our product design to be less capital-intensive and more accumulation-focused.

Permanent Life Insurance

Our permanent life insurance offerings are built on the premise that all clients expect to receive a benefit from the policy. The benefit may take the form of a life insurance death benefit paid at time of death no matter the age or duration of the policy or the form of access to cash that has accumulated in the policy on a tax-favored basis. In each case, the value to the client comes from access to a broad spectrum of investments that accumulate the policy value at attractive rates of return.

We have three permanent life insurance offerings built upon a universal life (“UL”) insurance framework: IUL, VUL and corporate-owned life insurance targeting the small and medium-sized business market, which is a subset of VUL products. Universal life policies offer flexible premiums, and generally offer the policyholder the ability to choose one of two death benefit options: a level benefit equal to the policy’s original face amount or a variable benefit equal to the original face amount plus any existing policy AV. Our universal life insurance products include single-life and second-to-die (i.e., survivorship) products.

IUL

IUL uses an equity-linked approach for generating policy investment returns. The equity linked options provide upside return based on an external equity-based index (e.g., S&P 500) subject to a cap. In exchange for this cap on investment returns, the policy provides downside protection in that annual investment returns protect the policyholder in the event of a market movement down to a certain buffer. As noted above, the performance of any universal life insurance policy also depends on the level of policy charges. For further discussion, see “ — Pricing and Fees.”

VUL

VUL uses a series of investment options to generate the investment return allocated to the cash value. The sub-accounts are similar to retail mutual funds: a policyholder can invest premiums in one or more underlying investment options offering varying levels of risk and growth potential. These provide long-term growth opportunities, tax-deferred earnings and the ability

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to make tax-free transfers among the various sub-accounts. In addition, the policyholder can invest premiums in a guaranteed interest option, as well as an investment option we call the Market Stabilizer Option (“MSO”), which provides downside protection from losses in the index up to a specified percentage. We also offer corporate-owned life insurance, which is a VUL insurance product tailored specifically to support executive benefits in the small business market.

We work with our affiliate, AXA Equitable Funds Management Group, LLC (“Equitable FMG”), to identify and include appropriate underlying investment options in our variable life products, as well as to control the costs of these options.

Term Life

Term life provides basic life insurance protection for a specified period of time, and is typically a client’s first life insurance purchase due to its relatively low cost. Life insurance benefits are paid if death occurs during the term period, as long as required premiums have been paid. The required premiums are guaranteed not to increase during the term period, otherwise known as a level pay or fixed premium. Our term products include competitive conversion features that allow the policyholder to convert their term life insurance policy to permanent life insurance within policy limits and the ability to add certain riders.

Other Benefits

We offer a portfolio of riders to provide clients with additional flexibility to protect the value of their investments and overcome challenges. Our Long-Term Care Services Rider provides an acceleration of the policy death benefit in the event of a chronic illness. The MSO, referred to above and offered via a policy rider on our variable life products, provides policyholders with the opportunity to manage volatility. The return of premium rider provides a guarantee that the death benefit payable will be no less than the amount invested in the policy.

Employee Benefits

Our employee benefits business focuses on serving small and medium-sized businesses, offering these businesses a differentiated technology platform and competitive suite of group insurance products. Though we only entered the market in 2015, we now offer coverage nationally (outside of New York). Leveraging our innovative technology platform, we have formed strategic partnerships with large insurance and health carriers as their primary group benefits provider. As a new entrant in the employee benefits market we were able to build a platform from the ground up, without reliance on legacy systems.

Our products are designed to provide valuable protection for employees as well as help employers attract employees and control costs. We currently offer a suite of life, short and long-term disability, dental and vision insurance products to small and medium-sized businesses. Sales of employee benefit products to businesses located in New York are being issued through our affiliate, Equitable Life.

Markets

We are focused on targeted segments of the life insurance market, particularly affluent and high net worth individuals, as well as small and medium-sized businesses. We focus on creating value for our customers through the differentiated features and benefits we offer on our products. Our employee benefit product suite is focused on small and medium-sized businesses seeking simple, technology-driven employee benefits management.

Distribution

We primarily distribute our products through or affiliate, AXA Advisors, LLC (“Equitable Advisors”), and through third-party distribution channels.

Affiliated Distribution. We offer our products on a retail basis through Equitable Advisors, our affiliated retail sales force of financial professionals. These financial professionals have access to and offer a broad array of variable annuity, life insurance, employee benefits and investment products and services from affiliated and unaffiliated insurers and other financial service providers.

Third-Party Distribution. We also distribute life insurance products through third-party firms which provides efficient access to independent producers on a largely variable cost basis. Brokerage general agencies, producer groups, banks, warehouses, independent broker-dealers and registered investment advisers are all important partners who distribute our products today.

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We distribute our employee benefits products through a growing network of third-party firms, including private exchanges, health plans and professional employer organizations.

Competition

The life insurance industry consists of many companies with no single company dominating the market for all products. We selectively compete with large, well-established life insurance companies in a mature market, where product features, price and service are key drivers. We primarily compete with others based on these drivers as well as distribution channel relationships, brand recognition, financial strength ratings and financial stability. We are selective in our markets of interest and will continue to focus deeply in those areas that align to our offering.

The employee benefits marketplace is a fast-moving, competitive environment. The main factors of competition include price, quality of customer service and claims management, technological capabilities, quality of distribution and financial strength ratings. In this market, we compete with several companies offering similar products. In addition, there is competition in attracting brokers to actively market our products. Key competitive factors in attracting brokers include product offerings and features, financial strength, support services and compensation.

Underwriting

Our life insurance underwriting process, built around extensive underwriting guidelines, is designed to assign prospective insureds to risk classes in a manner that is consistent with our business and financial objectives, including our risk appetite and pricing expectations.

As part of making an underwriting decision, our underwriters evaluate information disclosed as part of the application process as well as information obtained from other sources after the application. This information includes, but is not limited to, the insured’s age and sex, results from medical exams and financial information.

We continue to research and develop guideline changes to increase the efficiency of our underwriting process (e.g., through the use of predictive models), both from an internal cost perspective and our customer experience perspective.

We manage changes to our underwriting guidelines though a robust governance process that ensures that our underwriting decisions continue to align with our business and financial objectives, including risk appetite and pricing expectations.

Our team of underwriters and medical directors is dedicated to making accurate, timely and competitive underwriting decisions. Our line underwriters are empowered to make decisions and receive support of underwriting managers and medical directors when needed.

Our financial due diligence team combines legal, financial and investigative expertise to support the financial underwriting of complex cases, assist in case design and plays an important role in fraud prevention. We continuously monitor our underwriting decisions through internal audits and other quality control processes, to ensure accurate and consistent application of our underwriting guidelines.

We use reinsurance to manage our mortality risk and volatility. Our reinsurer partners regularly review our underwriting practices and mortality and lapse experience through audits and experience studies, the outcome of which have consistently validated the high-quality underwriting process and decisions.

We manage the employee benefits underwriting process to facilitate quality sales and serve the needs of our customers, while supporting our financial strength and business objectives. The application of our underwriting guidelines is continuously monitored through internal underwriting audits to achieve high standards of underwriting and consistency.

Pricing and Fees

Life insurance products are priced based upon assumptions including, but not limited to, expected future premium payments, surrender rates, mortality and morbidity rates, investment returns, hedging costs, equity returns, expenses and inflation and capital requirements. The primary source of revenue from our life insurance business is premiums, investment income, asset-based fees (including investment management and 12b-1 fees) and policy charges (expense loads, surrender charges, mortality charges and other policy charges).

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Employee benefits pricing reflects the claims experience and the risk characteristics of each group. We set appropriate plans for the group based on demographic information and, for larger groups, also evaluate the experience of the group. The claims experience is reviewed at time of policy issuance and during the renewal timeframes, resulting in periodic pricing adjustments at the group level.

Risk Management

We have in place reinsurance and hedging programs to reduce our exposure to mortality, equity market fluctuations, interest rate fluctuations and certain other product features.

Reinsurance

We use reinsurance to mitigate a portion of the risk and optimize the capital efficiency and operating returns of our in-force life insurance portfolio. As part of our risk management function, we continuously monitor the financial condition of our reinsurers in an effort to minimize our exposure to significant losses from reinsurer insolvencies.

Non-affiliate Reinsurance

In October 2013, we entered into a reinsurance agreement (the “Reinsurance Agreement”) with Protective Life Insurance Company (“Protective”) pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies written by EFLOA primarily prior to 2004. Under the terms of the Reinsurance Agreement, we transferred and ceded assets equal to approximately $1,308 million, net of ceding commission of approximately $370 million, in consideration of the transfer of liabilities amounting to approximately $1,374 million. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Note 12 of Notes to Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

For business not reinsured with Protective, we generally reinsure our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. We generally obtain reinsurance for the portion of a life insurance policy that exceeds $4 million. For amounts in excess of our retention limits, we use both affiliate and non-affiliate reinsurance.

For our employee benefits business, Group Reinsurance Plus provides reinsurance on our short and long-term disability products. Our current arrangement provides quota share reinsurance at 50% for disability products.

Captive Reinsurance

In addition to non-affiliated reinsurance, we have ceded to our affiliate, EQ AZ Life RE, the no lapse guarantee riders contained in certain variable and interest sensitive life insurance policies.

For additional information, see “Risk Factors” and Notes 8 and 12 of Notes to Financial Statements.

Reinsurance Assumed

We do not assume reinsurance from any non-affiliated insurance company. For additional information about reinsurance strategies implemented and affiliate reinsurance assumed, see Notes 8 and 12 of Notes to Financial Statements.

Hedging

We hedge crediting rates to mitigate certain risks associated with certain of our products and investment options that permit the contract owner to participate in the performance of an index, up to a cap for a set period of time, while we absorb, up to a certain percentage, the loss of value in an index, which varies by product segment. In order to support the returns associated with these products and features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, subject to caps and buffers. For additional information about reinsurance and hedging strategies, see “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes 6, 8 and 12 of Notes to Financial Statements.

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Equitable FMG

Equitable FMG is the investment manager and administrator for our proprietary variable funds and supports our business. Equitable FMG helps add value and marketing appeal to our products by bringing investment management expertise and specialized strategies to the underlying investment lineup of each product. In addition, by advising an attractive array of proprietary investment portfolios (each, a “Portfolio,” and together, the “Portfolios”), Equitable FMG brings investment acumen, financial controls and economies of scale to the construction of high-quality, economical underlying investment options for our products. Finally, Equitable FMG is able to leverage its scale in negotiating for investment services, operations, trading and administrative functions for the Portfolios.

Equitable FMG provides investment management and administrative services to proprietary investment vehicles sponsored by the Company, including investment companies that are underlying investment options for our variable insurance products. Equitable FMG is registered as an investment adviser under the Investment Advisers Act. Equitable FMG serves as the investment adviser to three investment companies that are registered under the Investment Company Act of 1940, as amended — EQ Advisors Trust (“EQAT”), AXA Premier VIP Trust (“VIP Trust”) and 1290 Funds (each, a “Trust” and collectively, the “Trusts”) — and to two private investment trusts established in the Cayman Islands. Each of the investment companies and private investment trusts is a “series” type of trust with multiple Portfolios. Equitable FMG provides discretionary investment management services to the Portfolios, including, among other things, (1) portfolio management services for the Portfolios; (2) selecting investment sub-advisers and (3) developing and executing asset allocation strategies for multi-advised Portfolios and Portfolios structured as funds-of-funds. Equitable FMG also provides administrative services to the Portfolios. Equitable FMG is further charged with ensuring that the other parts of the Company that interact with the Trusts, such as product management, the distribution system and the financial organization, have a specific point of contact.

Equitable FMG has a variety of responsibilities for the general management and administration of its investment company clients. One of Equitable FMG’s primary responsibilities is to provide clients with portfolio management and investment advisory evaluation services, principally by reviewing whether to appoint, dismiss or replace sub-advisers to each Portfolio, and thereafter monitoring and reviewing each sub-adviser’s performance through qualitative and quantitative analysis, as well as periodic in-person, telephonic and written consultations with the sub-advisers. Currently, Equitable FMG has entered into sub-advisory agreements with more than 45 different sub-advisers, including AB. Another primary responsibility of Equitable FMG is to develop and monitor the investment program of each Portfolio, including Portfolio investment objectives, policies and asset allocations for the Portfolios, select investments for Portfolios (or portions thereof) for which it provides direct investment selection services, and ensure that investments and asset allocations are consistent with the guidelines that have been approved by clients. The administrative services that Equitable FMG provides to the Portfolios include, among others, coordination of each Portfolio’s audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; portfolio accounting services, including daily net asset value accounting; risk management; and oversight of proxy voting procedures and anti-money laundering program.

REGULATION

Insurance Regulation

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing companies to transact business, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent and insurance product licensing, and, to the extent applicable to the particular type of insurance, approval or filing of policy forms and rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see “Risk Factors — Legal and Regulatory Risks.”

Supervisory agencies in each of the jurisdictions in which we do business may conduct regular or targeted examinations of our operations and accounts, and make requests for particular information from us. For example, periodic financial examinations of

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the books, records, accounts and business practices of insurers domiciled in their states are generally conducted by such supervisory agencies every three to five years. From time to time, regulators raise issues during examinations or audits of us that could, if determined adversely, have a material adverse effect on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. In addition to oversight by state insurance regulators in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For additional information on legal and regulatory risk, see “Risk Factors — Legal and Regulatory Risks.”

We are required to file detailed annual financial statements, prepared on a statutory accounting basis or in accordance with other accounting practices permitted by the applicable regulator, with supervisory agencies in each of the jurisdictions in which we do business. The NAIC has approved a series of uniform statutory accounting principles (“SAP”) that have been adopted by all state insurance regulators, in some cases with certain modifications. As a basis of accounting, SAP was developed to monitor and regulate the solvency of insurance companies. In developing SAP, the insurance regulators were primarily concerned with assuring an insurer’s ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the assets and liabilities of insurers, generally in accordance with standards specified by the insurer’s domiciliary state. The values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are usually different from those reflected in financial statements prepared under SAP.

Holding Company and Shareholder Dividend Regulation

Most states, including Arizona, regulate transactions between an insurer and its affiliates under insurance holding company acts. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require that all transactions affecting insurers within a holding company system be fair and reasonable and, in many cases, require prior notice and approval or non-disapproval by the state’s insurance regulator.

The insurance holding company laws and regulations generally also require a controlled insurance company (i.e., an insurer that is a subsidiary of an insurance holding company) to register and file with state insurance regulatory authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations. States generally require the ultimate controlling person of a U.S. insurer to file an annual enterprise risk report with the lead state of the insurance holding company system identifying risks likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole.

State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

For additional information on shareholder dividends, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” and Note 9 of Notes to Financial Statements.

State insurance holding company laws and regulations also regulate changes in control. State laws generally provide that no person, corporation or other entity may acquire control of a domestic insurance company, or any parent company of such insurance company, without the prior approval of the insurance company’s domiciliary state insurance regulator. Generally, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company. This statutory presumption may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may find that “control” exists in circumstances in which a person owns or controls, directly or indirectly, less than 10% of voting securities.

The laws and regulations regarding acquisition of control transactions may discourage potential acquisition proposals and may delay or prevent a change of control involving us, including through unsolicited transactions that some of our shareholders might consider desirable.

NAIC

The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC has established statutory accounting principles set forth in its Accounting Practices and Procedures Manual (the “Manual”). However, a state may have or in the future may adopt statutory accounting principles that may differ from the Manual. Changes to the Manual or states’ adoption of prescribed differences to the Manual may impact our statutory capital and surplus.

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In September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which has been enacted by Arizona. ORSA requires that insurers maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer’s material risks in normal and stressed environments. The assessment is documented in a confidential annual summary report, a copy of which must be made available to regulators as required or upon request.

In connection with amendments to the NAIC Standard Valuation Law requiring the application of a principles-based approach to reserving for life and annuity contracts, amendments have been made to the NAIC Valuation Manual (the “Valuation Manual”). Principles-based reserving is designed to better address reserving for life insurance and annuity products. The principles-based reserving approach became effective for new business on January 1, 2017 in Arizona, with a three-year phase-in period ending on January 1, 2020. Reserves for our IUL products introduced in 2018 are being calculated based on the principles-based reserved methodology in accordance with NAIC VM-20.

In August 2017, the NAIC released a paper on macro-prudential initiatives, in which the NAIC proposed potential enhancements in supervisory practices related to liquidity, recovery and resolution, capital stress testing and counterparty exposure concentrations for life insurers. The purpose of this initiative is to enhance risk identification efforts by building on the state-based regulation system. As part of this initiative, the NAIC is continuing to develop a liquidity stress-testing framework for certain large U.S. life insurers and insurance groups as a regulatory tool. (The framework likely will be based on amounts of certain types of business written or material exposure to certain investment transactions, such as derivatives and securities lending.)

Captive Reinsurance Regulation

As described above, we use a captive reinsurer as part of our capital management strategy. During the last few years, the NAIC and certain state regulators have been scrutinizing insurance companies’ use of affiliated captive reinsurers or offshore entities.

In 2014, the NAIC considered a proposal to require states to apply NAIC accreditation standards, applicable to traditional insurers, to captive reinsurers. In 2015, the NAIC adopted such a proposal, in the form of a revised preamble to the NAIC accreditation standards (the “Standard”), with an effective date of January 1, 2016 for application of the Standard to captives that assume level premium term life insurance (“XXX”) business and universal life with secondary guarantees (“AXXX”) business. During 2014, the NAIC approved a new regulatory framework, the XXX/AXXX Reinsurance Framework, applicable to XXX/AXXX transactions. The framework requires more disclosure of an insurer’s use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. The NAIC implemented the framework through an actuarial guideline (“AG 48”), which requires the actuary of the ceding insurer that opines on the insurer’s reserves to issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives will not be subject to AG 48 if reinsured policies were issued prior to January 1, 2015 and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our Arizona captive. Regulation of XXX/AXXX captives is deemed to satisfy the Standard if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements adopted by the NAIC. The NAIC also adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation will generally replace AG 48 in a state upon the state’s adoption of the model regulation.

We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. This could cause us to recapture the business reinsured to any captive reinsurer and adjust the design of our risk mitigation programs. For additional information on our use of a captive reinsurance company, see “Description of Business — Risk Management — Reinsurance,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Surplus and Capital; Risk-Based Capital

Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the continued licensing of insurance companies, to limit or prohibit an insurer’s sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We report our RBC based on a formula calculated by

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applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels. For additional information on RBC, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Guaranty Associations and Similar Arrangements

Each of the states in which we are admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. The laws are designed to protect policyholders from losses under insurance policies issued by insurance companies that become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

Securities Regulation

We and certain policies and contracts offered by us are subject to regulation under the federal securities laws administered by the SEC, self-regulatory organizations and under certain state securities laws. These regulators may conduct examinations of our operations, and from time to time make requests for particular information from us. The SEC and other governmental regulatory authorities, including state securities administrators, may institute administrative or judicial proceedings that may result in censure, fines, issuance of cease-and-desist orders or other sanctions. Sales of variable insurance products are regulated by the SEC and FINRA. Certain of our Separate Accounts are registered as investment companies under the Investment Company Act of 1940, as amended. Separate Account interests under certain insurance policies issued by us are also registered under the Securities Act of 1933, as amended.

We and certain of our affiliates have provided, and in certain cases continue to provide, information and documents to the SEC, FINRA, the CFTC, NFA, state attorneys general, state insurance regulators and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business.

Dodd-Frank Wall Street Reform and Consumer Protection Act

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes the FIO within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The Dodd-Frank Act also established the FSOC, which is authorized to subject non-bank financial companies, including insurers, to supervision by the Federal Reserve and enhanced prudential standards if the FSOC determines that a non-bank financial institution could pose a threat to U.S. financial stability. On December 4, 2019, the Secretary of Treasury announced FSOC’s issuance of final guidance prioritizing an activities-based approach for identifying and addressing potential risks to financial stability instead of individual designations, and enhancing the analytical process, engagement and transparency of the designation process.

The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the FSOC the designation of any insurer and its affiliates as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether state insurance measures are pre-empted by such covered agreements.

In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to

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submit such data or information as the FIO may reasonably require. In addition, the FIO’s approval will be required to subject a financial company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation pursuant to the Dodd-Frank Act. U.S. insurance subsidiaries of any such financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including prohibiting the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer’s domiciliary state regulator.

Other aspects of our operations could also be affected by the Dodd-Frank Act. These include:

Heightened Standards and Safeguards

The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, results of operations or financial condition.

Over-The-Counter Derivatives Regulation

The Dodd-Frank Act includes a framework of regulation for the over-the-counter (“OTC”) derivatives markets, which gives authority to the CFTC to regulate “swaps” and the SEC to regulate “security based swaps.” Swaps include, among other things, OTC derivatives on interest rates, commodities, broad-based securities indexes and currency. Security-based swaps include, among other things, OTC derivatives on single securities, baskets of securities, narrow-based indexes or loans.

The Dodd-Frank Act authorized the SEC and the CFTC to mandate that a substantial portion of OTC derivatives must be executed in regulated markets and be submitted for clearing to regulated clearinghouses and directed the SEC and CFTC to establish documentation, recordkeeping and registration requirements for swap dealers and major swap participants for derivatives that continued to trade on the OTC market. The Dodd-Frank Act also directed the SEC, CFTC, the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”), with respect to the respective entities they regulate, to develop margin rules for OTC derivatives and capital rules for regulated dealers and major participants. The Prudential Regulators completed substantially all of the required regulations by 2017, although the CFTC has not yet finalized its capital rules for swap dealers and recently re-proposed those rules. In December 2019 the SEC finalized and adopted the final set of rules related to security-based swaps, which triggers the compliance date for security-based swap entities registration and compliance with previously adopted rules regarding margin, capital, segregation, recordkeeping and reporting and business conduct for security-based swaps. The rules will become effective on the later of March 1, 2020 or 60 days after publication in the Federal Register and the compliance date for registration of security-based swap entities will be 18 months after the effective date.

As a result of these regulations, several types of CFTC-regulated swaps are required to be traded on swap execution facilities and cleared through a regulated designated clearing organization (“DCO”). Swaps submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant DCO.

Under the CFTC regulations, swaps traded by a non-banking entity are currently subject to variation margin requirements as well as, for certain entities, initial margin, as mandated by the CFTC. Under regulations adopted by the Prudential Regulators, both swaps and security-based swaps traded by banking entities are currently subject to variation margin requirements and, for certain entities, initial margin requirements as well. Initial margin requirements imposed by the CFTC and the Prudential Regulators are being phased in over a period of time. As a result, initial margin requirements will take effect for larger counterparties beginning in September 2020 and for smaller counterparties beginning September 2021. The CFTC regulations require us to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of swaps with CFTC-regulated swap dealers, and the regulations adopted by the Prudential Regulators require us to post and collect variation margin when trading either swaps or security-based swaps with a dealer regulated by the Prudential Regulators.

In addition, regulations adopted by the Prudential Regulators that became effective in 2019 require certain bank-regulated counterparties and certain of their affiliates to include in qualified financial contracts, including many derivatives contracts,

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repurchase agreements and securities lending agreements, terms that delay or restrict the rights of counterparties, such as us, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of affiliate credit enhancements (such as guarantees) in the event that the bank-regulated counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these new requirements in the market, could adversely affect our ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements. The Dodd-Frank Act and related federal regulations and foreign derivatives requirements expose us to operational, compliance, execution and other risks, including central counterparty insolvency risk.

Federal Tax Legislation, Regulation, and Administration

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

Enacted Legislation

At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as “inside build-up”) until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. The modification or elimination of this tax-favored status could also reduce demand for our products. In addition, if the treatment of earnings accrued inside an annuity contract was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These changes could reduce our earnings and negatively impact our business.

The Tax Reform Act

The Tax Reform Act overhauled the U.S. Internal Revenue Code and changed long-standing provisions governing the taxation of U.S. corporations, including life insurance companies. While the Tax Reform Act had a net positive economic impact on us, it contained measures which could have adverse or uncertain impacts on some aspects of our business, results of operations or financial condition. We continue to monitor regulations and interpretations of the Tax Reform Act that could impact our business, results of operations and financial condition.

Future Changes in U.S. Tax Laws

We anticipate that, following the Tax Reform Act, we will continue deriving tax benefits from certain items, including but not limited to the DRD, tax credits, insurance reserve deductions and interest expense deductions. However, there is a risk that interpretations of the Tax Reform Act, regulations promulgated thereunder, or future changes to federal, state or other tax laws could reduce or eliminate the tax benefits from these or other items and result in our incurring materially higher taxes.

Regulatory and Other Administrative Guidance from the Treasury Department and the IRS

Regulatory and other administrative guidance from the Treasury Department and the IRS also could impact the amount of federal tax that we pay. For example, the adoption of “principles based” approaches for calculating statutory reserves may lead the Treasury Department and the IRS to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

Privacy and Security of Customer Information and Cybersecurity Regulation

We are subject to federal and state laws and regulations that require financial institutions to protect the security and confidentiality of customer information, and to notify customers about their policies and practices relating to their collection and disclosure of customer information and their practices relating to protecting the security and confidentiality of that information. We have adopted a privacy policy outlining procedures and practices relating to the collection, disclosure and protection of customer information. As required by law, a copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws generally require that we provide notice to affected individuals, law enforcement, regulators and/or potentially others if there is a situation in which customer information is intentionally or accidentally disclosed to and/or acquired by unauthorized

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third parties. Federal regulations require financial institutions to implement programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information. Violation of these laws and regulations may result in significant fines and remediation costs. It may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more detailed obligations relating to the use and protection of customer information.

In February 2017, the NYDFS announced the adoption of a new cybersecurity regulation for financial services institutions, including banking and insurance entities, under its jurisdiction. The new regulation was implemented in stages over a two-year period and became fully effective on March 1, 2019. This new regulation requires these entities to, among other things, establish and maintain a cybersecurity policy designed to protect consumers’ private data. Both Equitable Life and Equitable America have adopted a cybersecurity policy outlining policies and procedures for the protection of information systems and information stored on those systems that comports with the regulation. In addition to New York’s cybersecurity regulation, the NAIC adopted the Insurance Data Security Model Law in October 2017. Under the model law, companies that are compliant with the NYDFS cybersecurity regulation are deemed also to be in compliance with the model law. The purpose of the model law is to establish standards for data security and for the investigation and notification of insurance commissioners of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Although Arizona has not yet adopted the model law, certain states have, and we expect that additional states will also adopt the model law, although we cannot predict whether or not, or in what form or when, they will do so.

Environmental Considerations

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an “owner” or “operator,” for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment or through foreclosure on real estate collateralizing mortgages. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based on information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our results of operations.

Intellectual Property

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. On March 28, 2019, AXA terminated the Trademark License Agreement, dated May 4, 2018, between Holdings and AXA (the “Trademark License Agreement”). Accordingly, we have begun our rebranding efforts and, pursuant to the Trademark License Agreement, we expect to cease the use of the “AXA” brand, name and logo within 18 months of receipt of the termination (subject to such extensions as permitted under the Trademark License Agreement). On January 14, 2020, we announced our plans to rebrand as “Equitable” and to discontinue the use of the “AXA” brand. As a result, we have begun operating under the “Equitable” brand and we formally changed our legal entity name. We have developed detailed plans for executing the operational rebranding. We also have an extensive portfolio of trademarks and service marks that we consider important in the marketing of our products and services. We regard our intellectual property as valuable assets and protect them against infringement.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided the services necessary to operate our business. For additional information, see Note 8 of Notes to Financial Statements — Statutory Basis and “Transactions with Related Persons, Promoters and Certain Control Persons.”

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DESCRIPTION OF PROPERTY

Equitable America does not lease or own space for its operations. Facilities are provided to Equitable America for the conduct of its business pursuant to service agreements with affiliated companies. For additional information, see Note 8 of Notes to Financial Statements and “Transactions with Related Persons, Promoters and Certain Control Persons” included elsewhere herein.

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LEGAL PROCEEDINGS

The matters set forth in Note 10 of Notes to Financial Statements for the year ended December 31, 2019 are incorporated herein by reference.

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SELECTED FINANCIAL DATA — STATUTORY BASIS

The following selected financial data have been derived from EFLOA’s audited statutory financial statements. The statements of operations — statutory basis, for the years ended December 31, 2019, 2018 and 2017, and statements of changes in capital and surplus at December 31, 2019 and 2018 have been derived from EFLOA’s audited statutory financial statements included elsewhere herein. The statements of operations — statutory basis for the years ended December 31, 2015, and the balance sheet data at December 31, 2016 and 2015 have been revised from EFLOA’s previously reported audited statutory financial statements not included herein. This selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited statutory financial statements and related notes included elsewhere herein.

Management identified errors in its previously issued financial statements related primarily to life reserves. Based on quantitative and qualitative factors, management determined that the impact of these errors to the financial statements as of and for the years ended December 31, 2017, 2016, and 2015 was not considered to be material either individually or in the aggregate. In order to improve the consistency and comparability of the statutory financial statements, management revised the financial statements as of and for the years ended December 31, 2017, 2016, and 2015 to include the revisions discussed herein.

STATEMENTS OF OPERATIONS — STATUTORY BASIS

	Years Ended December 31,
	2019	2018	2017	2016	2015
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$633.5	$591.4	$519.4	$457.9	$446.2
Net investment income	55.7	49.2	40.2	33.2	30.8
Commission and expense allowance on reinsurance ceded	18.9	25.1	27.4	26.6	29.8
Income from fees associated with Separate Accounts	48.9	49.1	49.5	49.4	50.9
Other income	3.2	1.9	2.5	2.2	2.5

Total premiums and other revenues	760.2	716.7	639.0	569.3	560.2

BENEFITS AND EXPENSES:
Policyholder benefits	192.2	127.8	88.8	90.0	53.1
Increase (decrease) in reserves	296.8	282.2	253.9	205.5	227.4
Separate Accounts’ modified coinsurance reinsurance	110.2	110.6	110.2	120.6	129.6
Commissions	119.5	118.0	109.9	103.0	108.0
Operating expenses	159.0	147.8	150.2	143.7	103.3
Transfer to or (from) Separate Accounts, net	(3.7)	12.5	(17.3)	(62.6)	(45.2)

Total benefits and expenses	874.0	798.9	695.7	600.2	576.2

Net gain (loss) from operations before federal income taxes (“FIT”)	(113.8)	(82.2)	(56.7)	(30.9)	(16.0)
FIT expense (benefit) incurred (excluding tax on capital gains)	(19.1)	7.6	(21.3)	(13.0)	(3.7)

Net gain (loss) from operations	(94.7)	(89.8)	(35.4)	(17.9)	(12.3)
Net realized capital gains (losses), net of tax	64.9	1.0	23.2	(5.1)	2.5

Net income (loss)	$(29.8)	$(88.8)	$(12.2)	$(23.0)	$(9.8)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS — STATUTORY BASIS

	Years Ended December 31,
	2019	2018	2017	2016	2015
	(in millions)
Capital and Surplus balance, beginning of year	$222.4	$287.0	302.7	336.4	374.7
Net income (loss)	(29.8)	(88.8)	(12.2)	(23.0)	(9.8)
Change in net unrealized capital gains (losses), net of tax	15.7	(28.1)	22.0	13.1	(10.4)
Change in asset valuation reserve	(5.3)	(0.9)	(2.7)	1.3	2.9
Change in net admitted deferred tax asset excluding tax on unrealized gains	3.5	4.8	(6.5)	2.5	2.6
Changes in surplus as a result of reinsurance	(13.7)	(19.8)	(21.5)	(20.3)	(23.3)
Other changes to surplus	0.7	(1.8)	5.2	(7.3)	(0.3)
Prior year correction(1)	(12.3)	—	—	—	—
Paid-in Surplus	85.4	70.0	—	—	—

Capital and Surplus balance, end of year	$266.6	$222.4	$287.0	$302.7	$336.4

(1)	Prior year correction is gross of a $3.9 million tax benefit.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for Equitable Financial Life Insurance Company of America (“EFLOA”) formerly MONY Life Insurance Company of America should be read in conjunction with “Risk Factors,” “Selected Financial Data — Statutory Basis” and the financial statements and related notes to financial statements — statutory basis included elsewhere herein. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

FORWARD-LOOKING INFORMATION

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed in the “Risk Factors” section of this report, which apply to us. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the United States Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.

Basis of Presentation

The financial information included herein is prepared and presented in accordance with Statutory Accounting Principles (“U.S. SAP”) prescribed or permitted by the Arizona Department of Insurance. Certain differences exist between U.S. SAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”), which are material. For a summary of such differences, see “Notes to Financial Statements — Summary of Significant Accounting Policies — Basis of Presentation.”

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. The most significant estimates include those used in determining the carrying values of investments including the amount of mortgage loan investment valuation reserves, other-than-temporary impairments (“OTTI”), the liabilities for benefits reserves, and the determination of admissible deferred tax assets. Although some variability is inherent in these estimates, management believes the amounts presented are appropriate.

EXECUTIVE SUMMARY

Overview

On December 13, 2019, the state of Arizona Office of the Corporate Commission approved the name change of MONY Life Insurance Company of America to Equitable Financial Life Insurance Company of America.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Revenues

Our revenues come from two principal sources:

•	premiums and fee income from our life insurance products and employee benefits business; and

•	investment income from our General Account investment portfolio.

Our premiums and fee income are driven by the growth in new policies written and the persistency of our in-force policies, both of which are influenced by a combination of factors, including our efforts to attract and retain customers and market conditions that influence demand for our products. Our investment income is driven by the yield on our General Account investment portfolio and is impacted by the prevailing level of interest rates as we reinvest cash associated with maturing investments and net flows to the portfolio.

Benefits and Other Deductions

Our primary expenses are:

•	policyholder benefits and changes in reserves;

•	sales commissions and compensation paid to intermediaries and advisors that distribute our products and services; and

•	compensation and benefits provided to our employees and other operating expenses.

Policyholder benefits and changes in reserves are driven primarily by mortality, interest rates fluctuations and customer withdrawals and benefits which change in response to changes in capital market conditions. Sales commissions and compensation paid to intermediaries and advisors vary in relation to premiums, whereas compensation and benefits to our employees are more constant and impacted by market wages, and decline with increases in efficiency. Our ability to manage these expenses across various economic cycles and products is critical to the profitability of our company.

Effect of Assumption Updates on Operating Results

Our actuaries oversee the valuation of our product liabilities and assets and review underlying inputs and assumptions. We comprehensively review the actuarial assumptions underlying these valuations and update assumptions during the third quarter of each year. Changes in assumptions can result in a significant change to the carrying value of product liabilities and assets and, consequently, the impact could be material to earnings in the period of the change.

Assumption Updates and Model Changes.

During 2019 the Company increased its Asset Adequancy Testing (“AAT”) reserves by approximately $42 million due to the significantly lower interest rates and an update to our mortality assumption to align to current experience. In addition the Company added approximately $50 million to reserves based on assumption update processes and governance as required by VM-20.

In 2018, EFLOA performed its annual assumption review which included a strengthening of its mortality assumption. This resulted in a $3.2 million reserve increase, primarily as a result of an increase in Actuarial Guideline AG 38 8C cash flow testing reserves. The impact of this change was a $3.2 million reduction in Net gain (loss) from operations before federal income taxes.

In 2017, EFLOA made several assumption updates and model changes, including the following: (1) reviewed its x-factors versus recent experience for certain indexed UL products, which resulted in a $10.4 million reserve decrease; and (2) refined the modeling of the reserve held for certain long-term care services riders, resulting in a $1.8 million reserve increase. The impact of these change was an increase in Net gain (loss) from operations before federal income taxes of $8.6 million.

Macroeconomic and Industry Trends

Our business is significantly affected by economic conditions and consumer confidence, the interest rate environment and credit quality.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Financial and Economic Environment

A wide variety of factors continue to impact global financial and economic conditions. These factors include, among others, the global outbreak of the novel coronavirus COVID-19 and it effect on the economy and financial markets, concerns over economic growth in the United States, continued low interest rates, unemployment rates, the U.S. Federal Reserve’s potential plans for short-term interest rates, the uncertainty created by what actions the current administration may pursue, concerns over global trade wars, changes in tax policy, global economic factors including programs by the European Central Bank and the United Kingdom’s vote to exit from the European Union and other geopolitical issues. Additionally, many of the products and solutions we sell are tax-advantaged or tax-deferred. If U.S. tax laws were to change, such that our products and solutions are no longer tax-advantaged or tax-deferred, demand for our products could materially decrease. See “Risk Factors — Legal and Regulatory Risks — Future changes in the U.S. tax laws and regulations or interpretations of the Tax Reform Act could reduce our earnings and negatively impact our business, results of operations or financial condition, including by making our products less attractive to consumers.

Stressed conditions, volatility and disruptions in the capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio. An increase in market volatility could affect our business, including through effects on the yields we earn on invested assets, changes in required reserves and capital. These effects could be exacerbated by uncertainty about future fiscal policy, changes in tax policy, the scope of potential deregulation and levels of global trade.

In the short- to medium-term, the potential for increased volatility, coupled with prevailing interest rates remaining below historical averages, could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives. In addition, this environment could make it difficult to consistently develop products that are attractive to customers. Financial performance can be adversely affected by market volatility and equity market declines as income from fees associated with Separate Accounts fluctuate, ease and revenues decline due to reduced sales and increased outflows.

We monitor the behavior of our customers and other factors, including interest rates, life expectancy trends, lapse and surrender rates, to ensure that our products and solutions remain attractive and profitable. For additional information on our sensitivity to interest rates, See “Quantitative and Qualitative Disclosures About Market Risk.”

Interest Rate Environment

We believe the interest rate environment will continue to impact our business and financial performance in the future .A prolonged low interest rate environment may subject us to increased hedging costs or an increase in the amount of reserves we are required to hold , lowering our surplus.

Regulatory Developments

We are regulated primarily by the Arizona Department of Insurance, with some policies and products also subject to federal regulation. On an ongoing basis, regulators refine capital requirements and introduce new reserving standards. Regulations recently adopted or currently under review can potentially impact our statutory reserve and capital requirements. For additional information on regulatory developments, see “Business-Regulation” and “Risk Factors — Legal and Regulatory Risk”.

Impact of the Tax Reform Act

In December 2017, the Tax Reform Act was signed into law. The Tax reform Act reduced the federal corporate income tax rate to 21% and repealed the corporate Alternative Minimum Tax (“AMT”) while keeping existing AMT credits. It also contained measures affecting the Company, including changes to the DRD, insurance reserves and tax DAC. As a result of the Tax Reform Act, our Net Income has improved.

Overall, the Tax Reform Act had a net positive economic impact on us and we continue to monitor regulations related to this reform.

Material Weakness in Internal Accounting Controls

Our management has concluded that we do not maintain effective controls to timely validate that actuarial models are properly configured to capture all relevant product features and to provide reasonable assurance that timely reviews of

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

assumptions and data have occurred, and, as a result, errors were identified in policy reserves. This material weakness resulted in the recording of a correction of error to opening surplus in 2019, in accordance with SSAP #3 and in revisions in the Company’s previously issued audited annual financial statements for the years ended December 31, 2017 . These corrections were not considered material. Additionally, this material weakness could result in a misstatement of the Company’s financial statements or disclosures that would result in a material misstatement to the Company’s annual financial statements that would not be prevented or detected.

The Company has not yet remediated the material weakness covering its actuarial models, assumptions and data. The Company has, however, been working towards remediation and remains committed to remediation. The Company has established and implemented significant, new controls to govern and ensure the accuracy of our actuarial models, assumptions and underlying actuarial data. Management will, however, need to develop significant additional controls to remediate the material weakness on EFLOA’s statutory financial statements. Management are currently developing a plan and timeline for these additional validation and control activities that are needed to remediate EFLOA’s statutory material weakness.

RESULTS OF OPERATIONS

The earnings narratives that follow discuss the results for 2019 compared to 2018’s results, followed by the results for 2018 compared to 2017’s results.

	Years Ended December 31,
	2019	2018	2017
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$633.5	$591.4	$519.4
Net investment income	55.7	49.2	40.2
Income from fees associated with Separate Accounts	48.9	49.1	49.5
Other income (net):
Commission and expense allowance on reinsurance ceded	18.9	25.1	27.4
Other income	3.2	1.9	2.5

Other income (net)	22.1	27.0	29.9

Total income	760.2	716.7	639.0

BENEFITS AND EXPENSES:
Policyholder benefits	192.2	127.8	88.8
Increase (decrease) in reserves	296.8	282.2	253.9
Separate Accounts’ modified coinsurance reinsurance	110.2	110.6	110.2
Expenses and other deductions:
Commissions	119.5	118.0	109.9
Operating expenses	159.0	147.8	150.2

Expenses and other deductions	278.5	265.8	260.1

Transfer to or (from) Separate Accounts	(3.7)	12.5	(17.3)

Total benefits and expenses	874.0	798.9	695.7

Net gain (loss) from operations before federal income taxes (“FIT”)	(113.8)	(82.2)	(56.7)
FIT expense (benefit) incurred (excluding tax on capital gains)	(19.1)	7.6	(21.3)

Net gain (loss) from operations	(94.7)	(89.8)	(35.4)
Net realized capital gain (losses), net of tax	64.9	1.0	23.2

Net income (loss)	$(29.8)	$(88.8)	$(12.2)

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

The net gain (loss) from operations before federal income taxes was $(113.8) million for the year ended December 31, 2019 compared to $(82.2) million in 2018, representing a $31.6 million higher loss between the periods.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The $31.6 million higher operating losses are primarily due to the impact of PBR assumption update and AAT reserve strengthening. (For additional information see Change in Policy and Contract Reserve). These losses were partially offset by favorable CRVM expense allowances on Incentive Life VUL products due primarily to market appreciation.

Premiums and Annuity Considerations:

Total premiums and annuity considerations were $633.5 million in 2019 compared to $591.4 million for 2018, an increase of $42.1 million. The increase in premiums and annuity considerations is primarily due to the growth in the retained block of business, creating higher renewal premiums.

The table below presents the major components of premiums and annuity considerations for the periods indicated:

	Years Ended December 31,
	2019	2018	2017
	(in millions)
First year premiums	$263.5	$295.5	$284.3
Renewal premiums	495.6	423.6	370.7
Ceded premiums (excluding supplementary contracts)	(126.8)	(130.1)	(138.0)
Assumed premiums	1.2	2.4	2.4

Premiums and annuity considerations	$633.5	$591.4	$519.4

The $72.0 million increase in renewal premiums includes $25.3 million of Indexed UL (primarily BrightLife products), $24.0 million in IL Legacy variable life premiums and $26.3 million in Employee Benefits, partially offset by $4.3 million decrease in Protective products. The decrease in first year premiums was primarily due to decrease in new business sales of Indexed UL (primarily BightLife products) premiums of $14.8 million (including $9.4 million of optional premiums), $13.2 million in variable life (including $10.4 million of optional premiums) and $3.9 Employee Benefits. The lower ceded premium is driven by the runoff of the business ceded to Protective.

Net Investment Income and Amortization of IMR:

Net investment income and IMR amortization was $55.7 million for the year ended December 31, 2019, an increase of $6.5 million from $49.2 million at December 31, 2018. The net investment income variance is primarily due to higher invested assets (driven by positive cash flow and the capital contribution)

Income from Fees Associated with Separate Accounts:

Income from fees associated with investment management, administration and contract guarantees from Separate Accounts were $48.9 million in 2019 compared to $49.1 million for 2018. The decrease of $0.2 million is primarily due to lower fees from Flexible Premium Variable Annuity (“FPVA”) products and Variable Universal Life (“VUL”), due to net withdrawals, partially offset by market appreciation for these products which are ceded to Protective. Under the separate account MODCO reinsurance agreement with Protective, EFLOA retains the assets and liabilities of the separate accounts, with the Protective portion of these fees ceded through separate account MODCO reinsurance.

Other Income (Net):

For the year ended December 31, 2019, the Company reported $22.1 million in other income, a decrease of $4.9 million from the prior year total of $27.0 million. The decrease in other income was primarily attributable to a $6.2 million decrease in commission and expense allowances, including $6.1 million in lower amortization of the ceded commission on the Protective block, partially offset by a $0.9 million increase in separate account gains from operations and a $0.4 million increase in fees income.

Policyholder Benefits:

For the year ended December 31, 2019, EFLOA reported policyholder and contractholder benefits of $192.2 million, an increase of $64.4 million from $127.8 million reported for the year ended December 31, 2018. The increase included $50.2 million in higher surrender benefits, $9.5 million disability benefits and $4.6 million increase in death benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The $50.2 million increase in surrenders was primarily driven by a $50.3 million and $3.6 million increase in surrenders on Indexed UL and IL Legacy, respectively, as this block of business grows, partially offset by a $3.7 million decrease in COLI surrenders. The increase in Indexed UL surrenders included one policy for approximately $39.0 million.

The increase in death benefits of $4.6 million to $83.1 million in 2019 was primarily attributable to $14.3 million increase in Indexed UL, $0.3 million increase in Other, partially offset by $4.7 million decrease in IL Legacy, and a decrease of $4.6 million in Employee Benefits Group Life, including a $2.4 million favorable variance with a reduction to the incurred but not reported liabilities. The increase in benefits is primarily due to the growth in these retained products.

The $9.5 million increase in disability benefits and benefits under accident and health contracts is primarily due to an increase in employee benefits of $6.4 million in dental, $1.3 million in short term disability, $1.1 million in long term disability and $0.7 million in vision, as this new block of business continues to grow.

Increase (Decrease) in Reserves:

Policy and contract reserves increase by $296.8 million in 2019 compared to a $282.2 million increase in 2018. The net variance of $14.6 million was driven by $7.7 million higher increases in Indexed UL reserves, $12.3 million in IL Legacy and COLI, partially offset by $4.9 million decrease in employees benefit products. During 2019 the Company increased its AAT reserves by approximately $42.0 million due to the significantly lower interest rates and an update to our mortality assumption to align to current experience. In addition the Company added approximately $50.0 million to reserves based on assumption update processes and governance as required by VM-20. These increases in reserves were partially offset by higher amount of reserves released due to surrenders and deaths. Please note the Indexed UL as they are used in the AG37 and AG38 calculations do not react directly to change in equity market conditions.

Expenses and Other Deductions:

Expenses and other deductions increased by $12.7 million from $265.8 million in 2018 to $278.5 million in 2019. Expenses and other deductions include commissions on premiums, operating expenses (including selling expenses, insurance taxes, licenses, and fees), the change in loading on deferred and uncollected premium, and sundry disbursements.

The $12.7 million increase in expenses and other deductions in 2019 from the prior year were primarily related to a $12.0 million increase in general expense and taxes, licenses and fees and $1.5 million increase in commission, partially offset by $0.8 million decrease in sundry expenses.

The increase of $1.5 million in commissions is primarily due to higher Employee benefit product renewal commissions, partially offset by lower life commissions as a result of the lower new premiums.

The increase in general expenses and insurance taxes of $12.0 million from $138.4 million in 2018 to $150.4 million in 2019 is primarily due to an increase in employee benefits product expense as the block of business grows.

Separate Accounts’ MODCO Reinsurance:

The $110.2 million represents Separate Account MODCO reinsurance ceded to Protective compared to $110.6 million in the prior year. This charge basically offsets fees associated with the separate account contracts and net transfers to the separate accounts on the business ceded to Protective. This allows the general account and separate account statements to remain in balance while transferring the appropriate operating activity to Protective.

Transfers to or (from) Separate Accounts:

In 2019 the Company reported net transfers to (from) separate accounts of $(3.7) million, compared to $12.5 million in 2018, a net change of $(16.2) million. The variance is primarily due to a $(22.4) million favorable CRVM/CARVM expense allowance in 2019 vs. 2018 driven primarily by market appreciation.

Federal Income Tax Expense (Benefit) Incurred (Excluding Tax on Capital Gains):

The Federal income taxes expense (benefit) was $(19.1) million in 2019 and $7.6 million in 2018. The 2019 tax benefit primarily relates to the offset of the tax expense of $17.1 million for realized gains on derivatives recorded in capital gains/

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

losses and the tax expense of $2.9 million for unrealized gains on derivatives. The tax expense without this offset would have been $1.0 million, which primarily relates to the 20% net operating loss carry forward disallowance. The 2018 tax expense was mainly driven by an offset of the tax expense of $1.2 million for realized capital gains on derivatives and a tax benefit of $8.4 million for unrealized losses on derivatives. The tax expense without this offset would have been a tax expense of $0.4 million. Overall, the Company had taxable gains in 2019 and taxable losses in 2018. In 2019 the Company utilized some of its NOL’s that were established in 2018.

Net Realized Capital Gains (Losses), Net of Tax:

The Company had net realized capital gains (losses) (after tax and IMR) of $64.9 million in 2019 compared to $1.0 million in 2018. The 2019 gains are primarily due to $81.8 million of derivatives gains, partially offset by $17.2 million capital gains tax expense. The 2018 gains are primarily due to $5.8 million of derivatives gains and $5.9 million of realized capital transfer net of taxes to IMR reserves, partially offset by $9.5 million of fixed maturity losses (including $2.1 million other than temporary impairments (“OTTI”)) and $1.2 million capital gains tax expense.

Other Items Affecting Surplus

Change in Unrealized Gains (Losses):

The variance in unrealized gains (losses) of $43.8 million from a $(28.1) million loss in 2018 to a $15.7 million gain in 2019 is primarily due to a $54.2 million favorable variance in derivatives ($14.2 million gain in 2019 vs $40.0 million loss in 2018) and an AllianceBernstein positive variance of $1.3 million as 2019 had appreciation of $5.7 million compared to the 2018 gain of $4.4 million. These favorable variances were partially offset by $11.7 million variance in deferred and current taxes. The AllianceBernstein unit values changed from $25.05 at 12/31/2017 to $27.32 at 12/31/2018 and to $30.26 at 12/31/2019.

Change in Net Admitted Deferred Income Tax:

The Company’s change in the net admitted deferred tax asset (excluding unrealized gains) was $3.5 million for the year ended December 31, 2019 compared to $4.8 million for the year ended 2018. The 2019 results included a $11.1 million increase in DTA, partially offset by a $7.6 million increase in non admitted DTA, while the 2018 results included a $35.6 million increase in DTA, partially offset by a $30.8 million increase in non admitted DTA. The variance in the gross DTA is primarily due to the change in net operating loss (“NOL”) carry forwards. The net deferred tax asset before reduction for the non-admitted portion as of December 31, 2019 is $75.8 million as compared to $65.9 million at year end 2018. The increase in the gross DTA is primarily due to higher book tax reserve differences and proxy DAC, partially offset by a decrease in NOL’s.

Surplus Adjustment — Paid-in:

The $85.4 million increase in surplus primarily represents an $85.0 million accrual of a capital contribution from its parent AXA Equitable Financial Service, LLC. On February 7, 2020, the Arizona Department of Insurance granted the Company permission to accrue an $85.0 million capital contribution from its parent AEFS. This amount was settled on February 27, 2020. The 2019 $0.4 million balance represent a non cash contribution to the Company equal to the allocated compensation expenses as describe in SSAP No. 1. During 2018, there was a $70.0 million increase in surplus representing an accrual of a capital contribution from its parent AXA Equitable Financial Service, LLC. On February 7, 2019, the Arizona Department of Insurance granted the Company permission to accrue a $70.0 million capital contribution from its parent AEFS. This amount was settled on February 20, 2019.

Change in Surplus as a Result of Reinsurance:

The change in surplus as a result of reinsurance was $13.7 million and $19.8 million for the years ended 2019 and 2018, respectively. The charge to surplus represents the offset to the current year amortization of the ceding commission received from Protective on 10/1/2013 under the Reinsurance Agreement.

Prior year Correction:

During the fourth quarter of 2019, the Company’s management identified an error in the calculation of universal life NLG reserves. As a result of this error, and in accordance with SSAP #3, the Company reported a correction to decrease opening

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

surplus by $12.3 million within the Statement of Changes in Capital and Surplus and included a current and deferred tax benefit of $3.9 million. The Company’s management does not believe this correction to be material to the Company’s results of operations, financial position, or cash flow for any of the Company’s previously filed annual statements. The net gain from operation and surplus in 2018 would have been lower by approximately $2.3 million and $8.4 million, respectively, if such error had not been made. The net gain from operations and surplus in 2017 would have been lower by approximately $2.0 million and $4.1 million, respectively if such error not been made.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Net loss increased $76.6 million to a loss of $88.8 million for the year ended December 31, 2018, from a loss of $12.2 million in 2017.

The $25.5 million higher pre-tax operating losses are primarily due to higher Employee Benefits losses driven primarily by higher general expenses and commissions resulting from continued sales growths and lower CRVM expense allowances on Incentive Life VUL products due to market depreciation.

Premiums and Annuity Considerations:

Total premiums and annuity considerations were $591.4 million in 2018 compared to $519.4 million for 2017, an increase of $72.0 million. The increase in premiums and annuity considerations is primarily due to the growth in the retained block of business.

The $52.9 million increase in renewal premiums includes $26.4 million of Indexed UL (primarily BrightLife products), $24.1 million in IL Legacy variable life premiums and $19.6 million in Employee Benefits, partially offset by a $17.2 million decrease in products reinsured to Protective. The increase in first year premiums was primarily due to an increase in new business sales of Employee Benefits premiums of $11.9 million. The lower ceded premium is driven by the runoff of the business ceded to Protective.

Net Investment Income and Amortization of IMR:

Net investment income and IMR amortization was $49.2 million for the year ended December 31, 2018, an increase of $9.0 million from $40.2 million at December 31, 2017. The net investment income variance is primarily due to higher invested assets (driven by positive cash flow).

Income from Fees Associated with Separate Accounts:

Income from fees associated with investment management, administration and contract guarantees from Separate Accounts were $49.1 million in 2018 compared to $49.5 million for 2017. The decrease of $0.4 million is primarily due to lower fees from Flexible Premium Variable Annuity (“FPVA”) products and Variable Universal Life (“VUL”), due to net withdrawals and market depreciation for these products which are ceded to Protective. Under the separate account MODCO reinsurance agreement with Protective, EFLOA retains the assets and liabilities of the Separate Accounts, with the Protective portion of these fees ceded through Separate Account MODCO reinsurance.

Other Income (Net):

For the year ended December 31, 2018, the Company reported $27.0 million in other income, a decrease of $2.9 million from the prior year total of $29.9 million. The decrease in other income was primarily attributable to a $2.3 million decrease in commission and expense allowances, including $1.7 million in lower amortization of the ceded commission on the Protective block and a decrease in Separate Account gains from operations and a $0.5 million decrease in fees income.

Policyholder Benefits:

For the year ended December 31, 2018, EFLOA reported policyholder benefits of $127.8 million, an increase of $39.0 million from $88.8 million reported for the year ended December 31, 2017. The increase included $23.1 million in death benefits, $8.8 million surrender benefits and $7.0 million increase in disability benefits.

The $8.8 million increase in surrenders was primarily driven by a $8.9 million and $5.2 million increase in surrenders on Indexed UL and IL Legacy, respectively, as this block of business grows, partially offset by $5.3 million decrease in COLI surrenders.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The increase in death benefits of $23.1 million to $78.4 million in 2018 was primarily attributable to $14.7 million increase in Employee benefits Group Life, $7.2 million increase in IL Legacy, and an increase of $0.5 million in Indexed UL. The increase in benefits is primarily due to the growth in these retained products.

The $7.0 million increase in disability benefits and benefits under accident and health contracts is primarily due to an increase in employee benefits of $3.8 million in dental, $1.8 million in short term disability, $1.0 million in long-term disability and $0.4 million in vision, as this new block of business continues to grow.

Increase (Decrease) in Reserves:

Policy and contract reserves increased by $282.2 million in 2018 compared to a $253.9 million increased in 2017. The net variance of $28.3 million was driven by $21.8 million higher increases in Indexed UL reserves, $3.1 million in IL Legacy and COLI, and $3.4 million increase in employees benefit products. The Indexed UL reserves uses the AG37 and AG38 calculations Stat reserving methodology, whereby STAT reserves do not react directly to changes in equity market conditions.

Expenses and Other Deductions:

Expenses and other deductions increased by $5.7 million from $260.1 million in 2017 to $265.8 million in 2018. Expenses and other deductions include commissions on premiums, operating expenses (including selling expenses, insurance taxes, licenses, and fees), the change in loading on deferred and uncollected premium, and sundry disbursements.

The $5.7 million increase in expenses and other deductions in 2018 from the prior year were primarily related to an $8.1 million increase in commission on higher premium, $2.2 million increase in general expense and taxes, licenses and fees, partially offset by $4.6 million decrease in sundry expenses.

The increase of $8.1 million in commissions is primarily due to higher first year commissions in employee benefits of $6.7 million, $2.3 million in IL Legacy and an increase in renewal commission of $1.2 million primarily due to Indexed UL and IL Legacy, partially offset by a decrease in first year Indexed UL commissions of $2.1 million.

The increase in general expenses and insurance taxes of $2.2 million from $136.1 million in 2017 to $138.3 million in 2018 is primarily due to increase employee benefits product sales, an increase in contributions for employee benefit plans and distribution expense allowances resulting primarily from an increase in IL legacy sales.

Separate Accounts’ MODCO Reinsurance:

The $110.6 million represents Separate Accounts’ MODCO reinsurance ceded to Protective compared to $110.2 million in the prior year. This charge basically offsets fees associated with the Separate Accounts contracts and net transfers to the Separate Accounts on the business ceded to Protective. This allows the General Account and Separate Accounts statements to remain in balance while transferring the appropriate operating activity to Protective.

Transfers to or (from )Separate Accounts:

In 2018 the Company reported net transfers to or (from) Separate Accounts of $12.5 million, compared to $(17.3) million in 2017, a net change of $29.8 million. The variance is primarily due to a $17.5 million lower increase in CRVM/CARVM expense allowance in 2018 vs. 2017 driven primarily by market changes, partially offset by higher net deposits in the IL Legacy retained business.

Federal Income Tax Expense (Benefit) Incurred (Excluding Tax on Capital Gains):

Federal income tax expense (benefit) incurred (excluding tax on capital gains) was $7.6 million in 2018 and ($21.3) million in 2017. The 2018 tax expense primarily relates to the offset of a tax expense of $1.2 million for realized gains on derivatives recorded in capital gains/losses and a tax benefit of $8.4 million for unrealized losses on derivatives recorded in surplus. The tax expense without this offset would have been $0.4 million, which primarily relates to interest on uncertain tax positions. The 2017 tax benefit was mainly driven by an offset related to the tax expense on realized and unrealized derivatives of $14.6 million and $8.4 million respectively. The tax expense without this offset would have been a tax expense of $1.7 million. Overall, the Company had taxable gains in 2017 and taxable losses in 2018. The effective tax rate variance is primarily due to the Company not being able to recognize NOL’s under the new tax law in 2018.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Net Realized Capital Gains (Losses), Net of Tax :

The Company had net realized capital gains (losses) (after tax and IMR) of $1.0 million in 2018 compared to $23.2 million in 2017. The 2018 gains are primarily due to $5.8 million of derivatives gains and $5.9 million of realized capital transfer net of taxes to IMR reserves, partially offset by $9.5 million of fixed maturity losses (including $2.1 million other than temporary impairments (“OTTI”)) and $1.2 million capital gains tax expense. The 2017 gains are primarily due to $41.8 million of derivatives gains and $0.2 million of fixed maturity gains (including $0.4 million other than temporary impairments (“OTTI”)), partially offset by $14.6 million capital gains tax expense and $4.2 million of realized capital transfer net of taxes to IMR reserves.

Other Items Affecting Surplus

Change in Unrealized Gains (Losses):

The variance in unrealized gains (losses) of $(50.1) million from a $22.0 million gain in 2017 to a $(28.1) million loss in 2018 is primarily due to a $64.0 million unfavorable variance in derivatives ($40.0 million loss in 2018 vs $24.0 million gain in 2017) and an unfavorable $5.0 million change in valuation allowances on fixed maturities ($0.0 million in 2018 vs. $5.0 million in 2017). These unfavorable variances were partially offset by $17.6 million positive variance in deferred and current taxes, an AllianceBernstein positive variance of $1.3 million as 2018 had appreciation of $4.4 million compared to the 2017 gain of $3.1 million. The AllianceBernstein unit values changed from $23.45 at 12/31/2016 to $25.05 at 12/31/2017 and to $27.32 at 12/31/2018.

Change in Net Deferred Admitted Deferred Income Tax:

The change in the net admitted DTA was $4.8 million in 2018 as compared to ($6.5) million in 2017. This includes a $35.6 million increase in the gross DTA (excluding unrealized gains), offset by an increase in the non admitted DTA of $30.8 million. The net increase of $4.8 million in 2018 is primarily due to having a higher amount of reversing items that can be admitted, while the increase in the gross DTA is primarily due to higher NOL’s and proxy DAC. The NOL increase is primarily the result of the change in the tax law which eliminates the current tax credits for NOL’s. The 2017 decrease of $6.5 million includes the impact of $11.6 million due to the Tax Cuts and Jobs Act of 2017, which reduced the tax rate from 35% to 21% lowering the amount of reversing items that could be admitted.

Surplus Adjustment — Paid-in:

The $70.0 million increase in surplus represents an accrual of a capital contribution from its parent AXA Equitable Financial Service, LLC. On February 7, 2019, the Arizona Department of Insurance granted the Company permission to accrue a $70.0 million capital contribution from its parent AEFS. This amount was settled on February 20, 2019.

Change in Surplus as a Result of Reinsurance:

The change in surplus as a result of reinsurance was $19.8 million and $21.5 million for the years ended 2018 and 2017, respectively. The charge to surplus represents the offset to the current year amortization of the ceding commission received from Protective on 10/1/2013 under the Reinsurance Agreement.

Financial Position

The asset mix of the Company as of December 31, 2019 continues to reflect management’s commitment to increase liquidity and limit new investments to highly rated bonds, with some selective purchases of National Association of Insurance Commissioners (“NAIC”) category 3 bonds and mortgages.

As part of EFLOA’s investment management process, management, with the assistance of its investment advisors, constantly monitors investment performance. This internal review process culminates with a quarterly review of certain assets by Holdings’ Investments Under Surveillance Committee which evaluates whether any investments are other than temporarily impaired and whether specific investments should be put on an interest non-accrual basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The Company’s assets as of December 31, 2019 and 2018 were as follows:

	As of December 31,
	2019		2018
	(in millions)%		(in millions)%
Bonds	$1,350.9	82.6%	$1,065.5	80.7%
Preferred Stocks	2.3	0.1%	4.2	0.3%
Cash and short-term investments	88.1	5.4%	48.8	3.7%
Common stocks	58.9	3.6%	55.0	4.2%
Mortgage loans on real estate	17.0	1.0%	17.0	1.3%
Contract loans	88.5	5.4%	109.9	8.3%
Receivable for securities	1.0	0.1%	1.0	0.1%
Derivatives	28.2	1.8%	18.7	1.4%

Total invested assets	$1,634.9	100.0%	$1,320.1	100.0%

Other	121.4		$103.9

Total General Account Assets	1,756.3		1,424.0
Separate Accounts	2,704.2		2,280.8

Total Assets	$4,460.5		$3,704.8

The increase in Total General Account Assets of $332.3 million generally reflects net positive cash flows on EFLOA’s life products, the positive derivatives return and the $70.0 million capital contributions received in February 2019. The increase in separate account assets to $2,704.2 million at December 31, 2019 from $2,280.8 million at December 31, 2018 is principally attributable to market appreciation partially offset by net withdrawals, and fees. As of December 31, 2019 and 2018 the amount of separate account assets ceded to Protective under MODCO was $1,073.8 million and $953.1 million, respectively.

The Securities Valuation Office (SVO) of the NAIC evaluates the investments of insurers for regulatory reporting purposes and assigns securities to one of six investment categories called “NAIC Designations”. The NAIC Designations closely mirror the nationally recognized statistical rating organizations’ (NRSRO) definitions for marketable bonds.

The following tables show the Company’s bond and preferred stock by NAIC designation at December 31, 2019 and 2018:

		As of December 31,
		2019		2018
NAIC Ratings	Rating Agency Equivalent Designation	(in millions)%		(in millions)%
Class 1	Aaa/Aa/A	$627.0	46.3%	$475.3	44.4%
Class 2	Baa	720.6	53.3%	589.7	55.2%
Class 3	Ba	2.3	0.2%	—	—%
Class 4	B	0.0	—%	—	—%
Class 5	Caa and lower	3.3	0.2%	4.4	0.4%
Class 6	In or near default	0.0	—%	0.3	—%

Total		$1,353.2	100%	$1,069.7	100%

At December 31, 2019, approximately 99.6% of the fixed income portfolio is held in NAIC category 1 and 2 bonds. The admitted value of EFLOA’s Loan-Backed Securities portfolio at 12/31/19 is $13.7 million. In 2019 and 2018 EFLOA’s general account recorded $0.0 million and $2.1 million (entirely Pacific Gas & Electric bonds), respectively, of write-downs of bonds determined to be other than temporarily impaired (“OTTI”) as realized losses. In 2018, the Company entered into an agreement with the Federal Home Loan Bank (“FHLB”) and invested $2.0 million in common stock. During 2019 the Company reduced its holdings in the FHLB to $0.2 million. The Company has the capacity to borrow $300.0 million from the FHLB. As of December 31, 2019, the Company has no borrowing.

Common stock consists of 2.6 million AllianceBernstein units with a carrying value of $58.7 million and $0.2 million of FHLB capital Stock. The Company adopted the market valuation method as the reporting valuation basis for its ownership of

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

AllianceBernstein units in order to conform to the provisions of the NAIC Accounting Practices and Procedures manual. The Company petitioned and received from the Securities Valuation Office of the NAIC a valuation discount factor for its AllianceBernstein units. The AllianceBernstein investment had a $5.7 million increase in value in 2019 after receiving a $6.7 million dividend in 2019 compared to a $4.4 million increase in value in 2018 after receiving a $8.2 million dividend in 2018.

Mortgage loans consist of $17.0 million commercial mortgage loans. EFLOA’s investment policy regarding the origination of new mortgage loans involves a review of the economics of the property being financed, the loan to value ratio, adherence to guidelines that provide for diversification of EFLOA’s mortgage portfolio by property type, location and a review of prevailing industry lending practices. There were no new loans in 2019.

Derivative assets of $28.2 million and $18.7 million were reported at December 31, 2019 and December 31, 2018, respectively. The Company uses equity indexed options/futures to hedge its exposure to equity linked crediting rates on some of its life products. During 2019, these positions generated $81.8 million of realized gains and $14.2 million of unrealized gains At December 31, 2019, The Company held $14.7 million in collateral delivered by trade counter parties.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity refers to our ability to generate adequate amounts of cash from our operating, investment and financing activities to meet our cash requirements with a prudent margin of safety. Capital refers to our long-term financial resources available to support business operations and future growth. Our ability to generate and maintain sufficient liquidity and capital is dependent on the profitability of our businesses, timing of cash flows related to our investments and products, our ability to access the capital markets, general economic conditions and the alternative sources of liquidity and capital described herein.

Sources and Uses of Liquidity of EFLOA

EFLOA’s principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from AEFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

EFLOA’s liquidity requirements principally relate to the payment of benefits under its various life insurance products, cash payments relating to policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements. Management believes there is sufficient liquidity in the form of cash and cash equivalent, and its bond portfolio together with cash flows from operations and scheduled maturities of fixed maturities to satisfy EFLOA’s liquidity needs. In addition, the Company has the capacity to borrow $300.0 million from the FHLB and receive capital contributions from its parent AEFS.

Capital Management Policies

Our Board of Directors and senior management are directly involved in the governance of our capital management process, including proposed changes to our capital plan, capital targets and capital policies.

Capital Position and Structure

We manage our capital position to maintain financial strength and credit ratings that facilitate the distribution of our products and provide our desired level of access to the bank and public financing markets.

Cash Flow Analysis

We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future market conditions, changes in interest rate levels,

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

policyholder perceptions of our financial strength, policyholder behavior, the effectiveness of our hedging programs, catastrophic events and the relative safety and attractiveness of competing products. Changes in any of these factors may result in reduced or increased cash outflows. Our cash flows from investment activities result from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested. The primary liquidity risks with respect to these cash flows are the risk of default by debtors or bond insurers, commitments to invest and market volatility. We closely manage these risks through our asset/liability management process and regular monitoring of our liquidity position.

	Years Ended December 31,
	2019	2018	2017
	(in million)
Cash and cash equivalents, beginning of year	$48.8	$37.7	$107.3
Net cash provided by (used in) operations	134.3	182.2	170.6
Net cash provided by (used in) investing activities	(175.1)	(74.1)	(294.7)
Net cash provided by (used in) financing activities and miscellaneous sources	80.1	(97.0)	54.5

Net increase (decrease)	39.3	$11.1	$(69.6)

Cash and cash equivalents, end of year	$88.1	$48.8	$37.7

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

Cash and cash equivalents at December 31, 2019 were $88.1 million, an increase of $39.3 million from $48.8 million at December 31, 2018.

Cash inflows from operations were $134.3 million in 2019 as compared to cash inflows of $182.2 million in 2018. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash used in investing activities was $175.1 million in 2019, an increase of $101.0 million from cash used of $74.1 million in 2018, primarily due to higher acquisitions of fixed maturities in 2019, partially offset by lower proceeds from sales, maturities and repayments of fixed maturities.

Net cash provided (used) in financing activities and miscellaneous sources was $80.1 million in 2019 as compared to net cash from financing activities and miscellaneous sources of $(97.0) million in 2018. The variance in financing and miscellaneous sources of $177.1 million was due primarily to a $70.0 million capital contribution from parent and a change in the liability for Amounts withheld by the Company as agent. This was a $3.1 million inflow in 2019 as compared to a $81.9 million outflow in 2018 primarily due to change in collateral held on open derivatives contracts.

Years Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Cash and cash equivalents at December 31, 2018 were $48.8 million, an increase of $11.1 million from $37.7 million at December 31, 2017.

Cash inflows from operations were $182.2 million in 2018 as compared to cash inflows of $170.6 million in 2017. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash used in investing activities was $74.1 million in 2018, a decrease of $220.1 million from cash used of $294.7 million in 2017, primarily due to lower acquisitions of fixed maturities in 2018, partially offset by lower proceeds from sales, maturities and repayments of fixed maturities.

Net cash used in financing activities and miscellaneous sources was $97.0 million in 2018 as compared to net cash from financing activities and miscellaneous sources of $54.5 million in 2017. The variance in cash used of $117.5 million was due primarily to a change in the liability for Amounts withheld by the Company as agent. This was a $81.9 million outflow in 2018 as compared to a $35.7 million inflow in 2017.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Our Statutory Capital

EFLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer’s required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2019, the total adjusted capital of EFLOA was in excess of Arizona’s regulatory capital requirements.

RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to evaluate the capital condition of regulated insurance companies. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on a quarterly basis and made public on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not meet or exceed certain RBC levels. At the date of most recent annual statutory financial statement filed with insurance regulators, our total adjusted capital subject to these requirements was in excess of each of those RBC levels.

EFLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit EFLOA to pay shareholder dividends during 2020.

Captive Reinsurance

Through April 10, 2018, EFLOA reinsured to AXA RE Arizona, the no lapse guarantee riders contained in certain variable and interest-sensitive life policies. On April 11, 2018, all of the business EFLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re. EFLOA receives statutory reserve credits for reinsurance treaties with EQAZ Life Re to the extent EQ AZ Life Re held assets in an irrevocable trust (none at December 31, 2019) and/or letters of credit ($45 million at December 31, 2019 and 2018). These letters of credit were guaranteed by Holdings.

Description of Certain Indebtedness

EFLOA had no debt outstanding as of December 31, 2019 or 2018.

Ratings

Financial strength ratings (which are sometimes referred to as “claims-paying” ratings) and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Our credit ratings are also important for our ability to raise capital through the issuance of debt and for the cost of such financing.

A downgrade of these ratings could make it more difficult to raise capital to refinance any maturing debt obligations, to support business growth and to maintain or improve our current financial strength ratings. Upon announcement of AXA’s plan to pursue the Holdings IPO and the filing of the initial Form S-1 on November 13, 2017, EFLOA’s ratings were downgraded by S&P and Moody’s. The downgrades reflected the removal of the uplift associated with assumed financial support from AXA.

Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy.

	A.M. Best	S&P	Moody’s
Last review date	December 19, 2019	November 18, 2019	August 26, 2019
Financial Strength Ratings:
MONY Life Insurance Company of America	A	A+	A2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

EFLOA’s operations are subject to financial, market, political and economic risks, as well as to risks inherent in its business operations. The discussion that follows provides additional information on market risks arising from its insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations and changes in credit quality.

EFLOA’s results of operations significantly depend on profit margins between investment results from General Account Investment Assets and interest credited on individual insurance products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them available for sale in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the “Investments” section of Note 2 of Notes to Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

Investments with Interest Rate Risk. EFLOA’s General Account investment portfolio is comprised of fixed maturities and mortgage loans that have interest rate risk. As these investments are carried at amortized cost and not at fair value under SAP, the elements of market risk discussed above do not generally have a significant direct impact on EFLOA’s financial position or results of operations.

Liabilities with Interest Rate Risk — Fair Value

Asset/liability management is integrated into many aspects of EFLOA’s operations, including investment decisions, product development and determination of crediting rates. As part of the risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

Derivatives and Interest Rate and Equity Risks — Fair Value. EFLOA uses derivatives for asset/liability risk management primarily to reduce exposures to equity market fluctuations. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by the Arizona Department of Insurance (“ADOI”). To minimize credit risk exposure associated with its derivative transactions, each counterparty’s credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. In addition, EFLOA executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both the pledging and accepting of collateral either in the form of cash or high-quality Treasury or government agency securities.

Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for EFLOA because the counterparty would owe money to EFLOA if the contract were closed. Alternatively, a negative value indicates EFLOA would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management’s view, the net potential exposure is the better measure of credit risk.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

At December 31, 2019 and 2018, the net fair values of EFLOA’s derivatives were $15.1 million and $12.4 million, respectively. The table that follows shows equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

		Equity Sensitivity
	Notional Amount	Fair Value	Balance after -10% Equity Price Shift
	(in millions)
December 31, 2019
Options	$95.0	$15.1	$9.5
December 31, 2018
Options	$124	$12.4	$6

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

BOARD OF DIRECTORS

The Board of Directors of Equitable America (the “Board”) currently consists of eight members, including our Chief Executive Officer and six independent members.

The Board holds regular quarterly meetings, generally in February, May, September and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Investment Committees, each of which is described in further detail below.

The current members of the Board are as follows:

Ramon de Oliveira

Mr. de Oliveira, age 65, has been a director of Equitable America since March 2019 and currently serves as our Chairman of the Board. Mr. de Oliveira also has served as a director of Holdings since April 2018 and Chairman of the Board since March 2019, a director and Chairman of the Board of Equitable Life since March 2019 and a director of AllianceBernstein Corporation since May 2017. He previously served as a director of Equitable America and Equitable Life from May 2011 to May 2018. Mr. de Oliveira has been a member of AXA’s Board of Directors since April 2010. He is the founder and currently the Managing Partner of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 to 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Starting in 1977, he spent 24 years at JP Morgan & Co. where he was Chairman and Chief Executive Officer of JP Morgan Investment Management and was also a member of the firm’s Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Previously, he has served as a director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems, JACCAR Holdings and The Hartford Insurance Company.

Mr. de Oliveira brings to the Board extensive financial services experience, and key leadership and analytical skills developed through his roles within the global financial services industry and academia. The Board also will benefit from his experience as a former director of other companies.

Mark Pearson

Mr. Pearson, age 61, has been a director of Equitable America since January 2011 and currently serves as our Chief Executive Officer. He has served as a director of Holdings and Equitable Life since January 2011 and AllianceBernstein Corporation since February 2011. Mr. Pearson also serves as the President and Chief Executive Officer of Holdings and is also Chief Executive Officer of Equitable Life. From 2008 to 2011, he was the President and Chief Executive Officer of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants and is a member of the Board of Directors of the American Council of Life Insurers.

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to Holdings, AXA Japan and other AXA affiliates, and has extensive global insurance industry experience.

Daniel G. Kaye

Mr. Kaye, age 65, has been a director of Equitable America since September 2015. Mr. Kaye has served as a director of Holdings since April 2018, Equitable Life since September 2015 and AllianceBernstein Corporation since May 2017. Mr. Kaye was a member of the Board of Directors of AXA Insurance Company from April 2017 to December 2018. From January 2013 to May 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Managing Partner of Assurance. Mr. Kaye is a member of the Board of Directors of CME Group, Inc. since May 2019, and was previously a member of the Board of Directors of Ferrellgas Partners L.P. from August 2012 to November 2015. Mr. Kaye is a Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of other companies.

Joan Lamm-Tennant

Ms. Lamm-Tennant, age 67, has been a director of Equitable America since January 2020. She has served as a director of Equitable Life and Holdings since January 2020. Since 2015, Ms. Lamm-Tennant has served as the founder and Chief Executive Officer of Blue Marble Microinsurance. She was previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015. From 2009 to 2015, she was concurrently Head, Enterprise Risk Management and Advisor to the MCC Chief Risk Officer at Marsh & McLennan Companies, Inc. From 2007 to 2015, Ms. Lamm-Tenant served as Global Chief Economist and Risk Strategist at Guy Carpenter and prior to that, she served in various senior leadership roles at General Re Capital Consultants at General Reinsurance Corporation. Ms. Lamm-Tennant also serves on the Board of Directors of Ambac Financial Group, Inc., Hamilton Insurance Group, Ltd. and Element Fleet Management Corp. She was previously a member of the Board of Directors of Selective Insurance Group, Inc. from 1993 to 2015.

Ms. Lamm-Tennant brings to the Board significant insurance industry, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics, as well as experience as a director of other companies.

Kristi A. Matus

Ms. Matus, age 52, has been a director of Equitable America since March 2019 and previously served as a director of Equitable America from September 2015 until May 2018. She has served as a director of Equitable Life since September 2015, Holdings since March 2019 and AllianceBernstein Corporation since July 2019. From July 2014 to May 2016, Ms. Matus served as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. (“athenahealth”). Prior to joining athenahealth, Ms. Matus served as Executive Vice President and Head of Government Services of Aetna, Inc. (“Aetna”) from February 2012 to July 2013. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association (“USAA”), including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at the Aid Association for Lutherans, where she held various financial and operational roles for over a decade. Ms. Matus is currently a member of the Boards of Directors of Cerence, Inc., Nextech Systems and Tru Optik Data Corp., and was a member of the Board of Directors of Jordan Health Services, Inc. from November 2016 to September 2019. She is an Executive Advisor for Thomas H. Lee Partners L.P. since October 2017.

Ms. Matus brings to the Board extensive management expertise, finance, corporate governance and key leadership skills developed through her roles at athenahealth, Aetna and USAA. The Board also benefits from her experience as a director of other companies.

Bertram L. Scott

Mr. Scott, age 69, has been a director of Equitable America since May 2012. Mr. Scott has served as a director of Equitable Life since March 2019 (and previously served as a director of Equitable Life from May 2012 to May 2018) and has served as a director of Holdings since March 2019. Mr. Scott previously served as Senior Vice President of population health of Novant Health, Inc. from February 2015 to May 2019. From November 2012 through December 2014, Mr. Scott served as President and Chief Executive Officer of Affinity Health Plans. From June 2010 to December 2011, Mr. Scott served as President, U.S. Commercial of CIGNA Corporation. Prior thereto, he served as Executive Vice President of TIAA-CREF from 2000 to June 2010 and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007. Mr. Scott is currently a member of the Boards of Directors of Becton, Dickinson and Company and Lowe’s Companies, Inc.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles in which he has served during his career. The Board also benefits from his perspective as a director of other companies.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

George Stansfield

Mr. Stansfield, age 60, has been a director of Equitable America since May 2017. Mr. Stansfield has served as a director of Holdings since November 2017 and of Equitable Life since May 2017. Since December 2017, Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA, and since July 2016, Mr. Stansfield has been Group General Secretary and a member of AXA’s Management Committee. Mr. Stansfield was previously Head of AXA’s Group Human Resources from 2010 to 2016 and was AXA’s Group General Counsel from 2004 to 2016. Mr. Stansfield holds various directorships within AXA: Chairman of the Supervisory Board of AXA Liabilities Managers (France), GIE AXA (France) and Kamet (France), Chairman of the Management Committee of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan). Mr. Stansfield is also AXA’s permanent representative to the board of AXA Millésimes Finance, Château Petit Village, Château Pichon Longueville, SCI de L’Arlot and Société Belle Hélène. Mr. Stansfield is also a Trustee of the American Library of Paris, a non-profit organization and the largest English language lending library on the European mainland.

Mr. Stansfield brings to the Board his extensive experience and knowledge and key leadership skills developed through his service as an executive, including his experience as AXA Group General Secretary and his perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill

Mr. Stonehill, age 62, has been a director of Equitable America since March 2019 and previously served as a director of Equitable America from November 2017 until May 2018. Mr. Stonehill has served as a director of Equitable Life since November 2017 and Holdings since April 2018. Mr. Stonehill is Founding Partner of Green & Blue Advisors LLC. During his financial services career, Mr. Stonehill served as the Managing Director of Lazard Frères & Co., LLC, and global head of Lazard Capital Markets from 2002 to 2004. He served as Head of Investment Banking for the Americas of Credit Suisse First Boston from 1997 to 2002 and as Head of European Equities and Equity Capital Markets at Morgan Stanley & Co., Inc., from 1984 to 1997. Mr. Stonehill began his career at JP Morgan in the oil and gas investment banking group, where he worked from 1978 to 1984. Mr. Stonehill currently serves as nonexecutive Vice Chairman of the Board of Directors of Julius Baer Group Ltd. and Bank Julius Baer & Co., Ltd., since 2009 and 2006, respectively, and is a member of the Supervisory Board of Deutsche Börse AG since May 2019. Mr. Stonehill is also a member of the Board of Directors of CommonBond, LLC and of PlayMagnus A/S.

Mr. Stonehill brings to the Board his expertise and distinguished track record of success in the financial services industry and over 30 years’ experience in energy markets, investment banking and capital markets, and his experience as a director of other companies.

EXECUTIVE OFFICERS

The Holdings’ Management Committee (the “Management Committee”) is responsible for the business strategy and operations of all of Holdings’ subsidiaries, including Equitable America. Accordingly, the members of the Management Committee listed below and Mr. Pearson (whose biography is included above in the Board of Directors information) are the current executive officers of Equitable America.

Seth Bernstein, President and Chief Executive Officer of AllianceBernstein Corporation

Mr. Bernstein, age 58, has been the President and Chief Executive Officer of AllianceBernstein Corporation since May 2017 and is Senior Executive Vice President and Head of Investment Management and Research of Holdings. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division. He is a member of the Board of Managers of Haverford College.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Kermitt Brooks, Senior Executive Vice President and General Counsel

Mr. Brooks, age 56, serves as Senior Executive Vice President and General Counsel of Equitable America, as Senior Executive Director and General Counsel of Equitable Life and as Senior Executive Vice President of Holdings. He leads the legal, regulatory, compliance, and government relations functions for the Equitable Group of companies. Previously, Mr. Brooks served as Deputy General Counsel, where he managed an array of complex state insurance and federal securities matters. Prior to joining the Equitable Group of companies in 2010, he served as First Deputy Superintendent and Acting Superintendent for the New York State Insurance Department, and also served as Deputy Attorney General for Operations at the New York State Office of the Attorney General. Mr. Brooks began his career as an associate at the firm of Nixon, Hargrave, Devans & Doyle, LLP. He is currently a board member of the National Organization of Life and Health Insurance Guarantee Associations, the Association of Life Insurance Counsel, and the Insurance Federation of New York.

Dave S. Hattem, Senior Executive Vice President and Secretary

Mr. Hattem, age 63, currently serves as Senior Executive Vice President and Secretary of Equitable America, Senior Executive Director and Secretary of Equitable Life and Senior Executive Vice President, Chief Legal Officer and Secretary of Holdings. Mr. Hattem is responsible for advising on the development and execution of the post-2020 Holdings strategy and ensuring outstanding corporate governance across Equitable America, Equitable Life, and AllianceBernstein Corporation. Prior to his appointment as Holdings’ Chief Legal Officer, Mr. Hattem served as General Counsel and Secretary of Holdings and Equitable Life, where he oversaw the compliance, government relations, litigation and governance functions. He was Senior Vice President and Deputy General Counsel from 2004 to 2010. Prior to joining the Equitable Group in 1994, Mr. Hattem served in several senior management positions in the Office of the United States Attorney for the Eastern District of New York. He began his legal career as an associate at Barrett Smith Schapiro Simon & Armstrong. Mr. Hattem serves on the Boards of AXA Venture Partners, the Life Insurance Counsel of New York and the Scholarship and Welfare Fund of Hunter College.

Jeffrey J. Hurd, Senior Executive Vice President and Chief Operating Officer

Mr. Hurd, age 53, is responsible for overseeing the human resources, information technology, communications and transformation office functions. The transformation office encompasses key functional areas including operations, data and analytics, procurement and corporate real estate. Mr. Hurd has served as Senior Executive Director and Chief Operating Officer of Equitable Life since January 2018. Mr. Hurd is also the Senior Executive Vice President and Chief Operating Officer of Holdings. Prior to joining the Equitable Group of companies, Mr. Hurd held various positions at American International Group, Inc. (“AIG”), where he most recently served as executive vice president and chief operating officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including AIG deputy general counsel, general counsel and chief administrative officer of asset management, AIG chief administrative officer and executive vice president and chief human resources officer. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

Nick Lane, President

Mr. Lane, age 47, oversees all aspects of Equitable America’s business, as well as distribution. Mr. Lane also serves as President of Equitable Life and Senior Executive Vice President and Head of Retirement, Wealth Management & Protection Solutions for Holdings. Prior to his most recent role as Chief Executive Officer of AXA Japan, which commenced in 2016, Mr. Lane served in multiple roles with the Equitable Group of companies, including Senior Executive Director and Head of U.S. Life and Retirement for Equitable Life from 2013 to 2016. Before joining Equitable Life in 2005, Mr. Lane was a leader in the sales and marketing practice of the strategic consulting firm McKinsey & Co. and served as a captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

Anders Malmström, Senior Executive Vice President and Chief Financial Officer

Mr. Malmström, age 52, currently serves as Senior Executive Vice President and Chief Financial Officer of Equitable America and Holdings and as Senior Executive Director and Chief Financial Officer of Equitable Life. Mr. Malmström is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. Prior to joining the Equitable Group of companies, Mr. Malmström was a member of the Executive Board and served as the Head of the Life Business at AXA Winterthur. Prior to joining AXA Winterthur in January 2009, Mr. Malmström was a Senior Vice President at Swiss Life, where he was also a member of management. Mr. Malmström joined Swiss Life in 1997 and held several positions of increasing responsibility during his tenure.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

CORPORATE GOVERNANCE

Committees of the Board

The Executive Committee of the Board (“Executive Committee”) is currently comprised of Mr. de Oliveira (Chair), Mr. Pearson, and Mr. Stonehill. The function of the Executive Committee is to exercise the authority of the Board in the management of Equitable America between meetings of the Board with the exceptions set forth in Equitable America’s By-Laws.

The Audit Committee of the Board (“Audit Committee”) is currently comprised of Mr. Kaye (Chair), Ms. Matus, and Mr. Scott. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Mr. Kaye, Ms. Matus, and Mr. Scott is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate.

The Investment Committee of the Board (“Investment Committee”) is currently comprised of Mr. Stonehill (Chair), Mr. Kaye, and Mr. Pearson. The primary purpose of the Investment Committee is to oversee the investments of Equitable America by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties.

Independence of Certain Directors

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that each of Mr. de Oliveira, Ms. Lamm-Tennant, Mr. Kaye, Ms. Matus, Mr. Scott, and Mr. Stonehill is independent.

Code of Ethics

The Equitable Holdings, Inc. Code of Business Conduct and Ethics (the “Code”) applies to all directors, employees, officers and financial professionals of Holdings and its subsidiaries (excluding AllianceBernstein Corporation, AllianceBernstein L.P., and their subsidiaries) (collectively the “Equitable Group”). The Equitable Holdings, Inc. Financial Code of Ethics (the “Financial Code”) supplements the Code and applies to Holdings’ Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer and senior corporate officers with financial, accounting and reporting responsibilities as well as any other employee of the Equitable Group performing similar tasks or functions.

The Code and the Financial Code each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations and are available without charge on the investor relations portion of Holdings’ website at https://ir.equitableholdings.com. Holdings intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments or waivers from provisions of the Financial Code by posting such information on the Holdings’ website at the above address.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EXECUTIVE COMPENSATION

As an indirect wholly-owned subsidiary of Holdings, Equitable America does not maintain a compensation program for its executive officers. Accordingly, during 2019, Equitable America’s Named Executive Officers other than Mr. Bernstein (the “EQH Program Participants”) participated in Holdings’ executive compensation program (the “EQH Compensation Program”). The EQH Program Participants were employees of Equitable Life and received no compensation directly from Equitable America. Rather, 1.95% of their compensation from Equitable Life was allocated to Equitable America under the Amended Services Agreement between Equitable Life and Equitable America, effective as of February 1, 2005 (the “Services Agreement”). The total amount allocated to Equitable America for 2019 was $1.2 million.

Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participated in AB’s executive compensation program rather than the EQH Compensation Program during 2019. No part of Mr. Bernstein’s compensation was allocated to Equitable America.

Because Equitable America does not maintain its own compensation program for its executive officers, this section includes Holdings’ Compensation Discussion and Analysis (including the sections titled “EQH Compensation Program,” “Mr. Bernstein’s Compensation,” “Compensation-Related Policies,” “Accounting and Tax Considerations” and “Consideration of Most Recent “Say on Pay Vote”) and all of Holdings’ compensation tables for its executives. Accordingly, as used in these items, the terms “we,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers to Holdings’ only as a corporate entity.

The following Compensation Discussion and Analysis includes certain non-GAAP financial measures, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. These non-GAAP financial measures are used by Holdings’ management in evaluating Holdings’ financial performance and as performance measures in Holdings’ incentive compensation programs. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in Holdings’ public filings with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

For 2019, the Named Executive Officers of EFLOA were:

•	Mark Pearson, Chairman of the Board and Chief Executive Officer

•	Anders Malmström, Senior Executive Vice President and Chief Financial Officer

•	Jeffrey Hurd, Senior Executive Vice President and Chief Operating Officer

•	Nick Lane, Senior Executive Vice President and Head of Retirement, Wealth Management and Protection Solutions

•	Seth Bernstein, Senior Executive Vice President and Head of Investment Management and Research

As President and Chief Executive Officer of Holdings, Mr. Pearson is responsible for the business strategy and operations of the entire Company. The other 2019 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Malmström, Hurd and Lane are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of Equitable Life while Mr. Bernstein is responsible for day-to-day management of our investment management and research (“IM&R”) business as the Chief Executive Officer of AB.

Messrs. Pearson, Malmström, Hurd and Lane participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program. AB’s executive compensation is overseen by the AB Board and AB Compensation Committee as further described below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQH COMPENSATION PROGRAM

COMPENSATION PHILOSOPHY

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•

setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•

establishing equity-based arrangements that align executives’ financial interests with those of our shareholders by ensuring the executives have a material financial stake in Holdings’ common stock and

•	structuring compensation packages and outcomes to foster internal equity.

COMPENSATION DECISION-MAKING PROCESS

The Compensation Committee is responsible for general oversight of our compensation programs and is further responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation

•	reviewing and approving all compensation arrangements with executives

The Compensation Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Pay Governance LLC (“Pay Governance”). Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Roles and Responsibilities
Chief Executive Officer	As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation Committee is not bound by his recommendations.

Human Resources	Human Resources performs many of the organizational and administrative tasks that underlie the Compensation Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Pay Governance	Pay Governance attends Compensation Committee meetings and assists and advises the Compensation Committee in connection with its ongoing review of executive compensation policies and practices. The Compensation Committee considered and confirmed Pay Governance’s independence pursuant to the listing standards of the New York Stock Exchange in November 2019. Pay Governance does not perform any work for management.

Compensation Peer Group

We view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. Accordingly, the

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Compensation Committee used compensation data from the Compensation Peer Group listed below to help inform—but not determine — decisions related to the 2019 base salaries and targets of the EQH Program Participants.

Compensation Peer Group

The Allstate Corporation

Ameriprise Financial, Inc.

Brighthouse Financial, Inc.

The Hartford Financial Services Group, Inc.

Lincoln National Corporation

Manulife Financial Corporation

Principal Financial Group, Inc.

Prudential Financial, Inc.

Sun Life Financial, Inc.

Unum Group

Voya Financial, Inc.

The Compensation Peer Group was originally established based on objective factors such as industry, geography and assets, management’s view of our competitors for talent and business and a review of the peer groups used by others in our sector. The Compensation Committee reviews the Compensation Peer Group in September of each year. Although it did not make any changes to the composition of the Compensation Peer Group in September 2018, it removed The Hartford Financial Services Group, Inc. from the Peer Group in September 2019.

Competitive Compensation Analysis

In November 2018, Pay Governance presented the Compensation Committee with a competitive compensation analysis for each of the EQH Program Participants (the “Pay Governance Compensation Analysis”). The Pay Governance Compensation Analysis was undertaken in accordance with our target pay philosophy:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions at the median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Consistent with our target pay philosophy, the base salaries, annual cash incentive awards and equity-based awards of our executives are targeted at the median with respect to those of comparable positions at our peers, unless individual factors require otherwise. For example, an executive’s experience and tenure may warrant a lower initial amount with an adjustment to the median over time. Base salaries and cash incentive and equity-based award targets are reviewed each year.

The Pay Governance Compensation Analysis focused on the components of direct compensation and. For certain positions, the analysis included a review of a market reference point in addition to the review of the Compensation Peer Group to provide a broad perspective of the market and ensure a more comprehensive view of practices both within and outside our more direct comparators. The market reference point included a broader group of diverse financial services companies with assets of $50 billion or more and was used when reviewing compensation for positions for which the likely talent market is broader than the life insurance sector.

Pay Governance measured and compared actual pay levels not only on a total direct compensation basis but also by component to review and compare specific compensation elements as well as the particular mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the peer companies.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

COMPENSATION COMPONENTS

The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for services.

What is the purpose of it?

For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive Compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

enhance the performance assessment process with a focus on accountability;

differentiate compensation based on individual performance; and

provide competitive total annual compensation opportunities.

Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

align long-term interests of award recipients with those of stockholders;

provide competitive total compensation opportunities; and

ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

Termination Benefits
Severance Benefits

What is it?

Temporary income payments and other benefits provided for certain types of terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change in control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. Under Mr. Pearson’s agreement, his employment will continue until he is age 65 unless the employment agreement is terminated earlier by Mr. Pearson or the Company on 30 days’ prior written notice.

Base Salary

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all AXA Equitable Life officers with the title of Executive Director or higher.

The Compensation Committee reviewed the base salaries of the EQH Program Participants in February 2019, taking into consideration the Pay Governance Compensation Analysis and input from management. It did not adjust the base salaries of the EQH Program Participants other than Mr. Malmstrom. Mr. Malmstrom’s salary was adjusted to align to the median base salary for comparable positions at our peers and in the broader financial services marketplace. The following table shows the annual rate of base salary of the EQH Program Participants both before and after adjustment:

EQH Program Participant	Annual Rate of Base Salary Prior to Adjustment	February 2019 Adjustment	Annual Rate of Base Salary After Adjustment
Mr. Pearson	$1,252,000	N/A	$1,252,000
Mr. Malmstrom	$710,000	$40,000	$750,000
Mr. Hurd	$900,000	N/A	$900,000
Mr. Lane	$900,000	N/A	$900,000

The base salaries earned by the EQH Program Participants in 2019, 2018 and 2017 are reported in the Summary Compensation Table included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the AXA Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan is an ongoing “umbrella” plan that allows the Compensation Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees (each, a “STIC Program”).

The EQH Program Participants were all eligible for awards under the 2019 STIC Program. The amount of an EQH Program Participant’s individual award under the 2019 STIC Program was determined by multiplying his 2019 STIC Program award target (his “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by his “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2019 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2019 STIC Program Award

This section describes each element of the award calculation.

STIC Targets

The Compensation Committee reviewed the STIC Targets of the EQH Program Participants in February 2019, taking into consideration the Pay Governance Compensation Analysis and input from management, and did not make any adjustments. The Compensation Committee elected to review the STIC Targets of Mr. Malmstrom and Mr. Pearson again in November 2019 due to the decrease in AXA’s ownership of Holdings’ common stock to 10.1% in early November. At that time, it adjusted the STIC Targets for Mr. Malmstrom and Mr. Pearson, taking into consideration an updated competitive

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

compensation analysis presented by Pay Governance. The adjustments were made to align to the median STIC Targets for comparable positions at our peers and were pro-rated for 2019. The following table shows the STIC Targets of the EQH Program Participants both before and after adjustment:

EQH Program Participant	STIC Target Prior to Adjustment	November 2019 Adjustment	STIC Target After Adjustment and Proration for 2019	STIC Target After Adjustment
Mr. Pearson	$2,128,400	$619,600	$2,231,667	$2,748,000
Mr. Malmstrom	$1,000,000	$100,000	$1,016,667	$1,100,000
Mr. Hurd	$1,500,000	N/A	$1,500,000	$1,500,000
Mr. Lane	$1,100,000	N/A	$1,100,000	$1,100,000

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. No EQH Program Participants were guaranteed a cash incentive award under the 2019 STIC Program.

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for each STIC Program is determined by measuring corporate performance with respect to certain financial and other performance objectives reflecting our key performance indicators. Several key performance objectives are chosen to incent performance across a range of activities and balance different types of metrics.

Based on its review of the 2018 STIC Program in February 2019, the Compensation Committee elected to retain the same performance objectives and relative weightings for the 2019 STIC Program. However, the performance objectives and their weightings for each STIC Program are determined based on our strategy and focus at the time of the program’s design and, accordingly, may vary in future years as different metrics become more relevant.

The 2019 STIC Program performance objectives and their relative weightings were as follows.

•	Non-GAAP Operating Earnings — 50%

•	Premiums and Flows — 25%

•	Strategic Initiatives — 25%

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?	Non-GAAP Operating Earnings was chosen as a performance objective for the 2019 STIC Program and is the most highly weighted performance objective for 2019, due to our belief that it is the strongest indicator of corporate performance for a year.

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Premiums and Flows

What is it?

The Premiums and Flows performance objective measured:

•   the 2019 premiums of our Protection Solutions business, as measured by its annualized premium equivalent (100% of first year recurring premiums (up to target) and 10% of excess first year premiums or first year premiums from single premium products);

•   the 2019 net cash flows of our Group Retirement and AXA Advisors broker-dealer (“Advisors B/D”) businesses;

•   the 2019 net cash flows of our Individual Retirement business, excluding flows related to pre-2011 GMxB products (the “Legacy Business”); and

the 2019 increase in the annualized fee base (the amount of investment advisory fee revenue) for our IM&R business

Why do we use it?	Premiums and Flows was chosen as a performance objective for the 2019 STIC Program due to our belief that it is a strong indicator of future profitability and the competitiveness of our products.

Strategic Initiatives

What is it?

The Strategic Initiatives performance objective measured corporate performance with respect to specific 2019 goals set for certain initiatives required to ensure Holdings’ continued success, including:

deliver management’s strategic plan for the post-2020 period;

deliver and execute our strategic investor engagement plan;

execute on our separation portfolio to create the capabilities necessary for a stand-alone entity;

implement our post-IPO risk appetite and associated finance and risk management infrastructure;

execute the 2019 deliverables for the Enhanced Enterprise Financial Reporting program, a multi-year program including (i) remediation of our material weaknesses, (ii) improvements to the financial close process and (iii) establishment of a sustainable financial and actuarial infrastructure;

execute our bankable plan including General Account optimization, productivity (e.g., location strategy) and growth;

execute diversity and inclusion strategy; and

ensure that $1.1 billion of capital is available at Holdings for dividends, buybacks or other uses.

Why do we use it?	Strategic Initiatives was chosen as a performance objective for the 2019 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation Committee for each performance objective. For Non-GAAP Operating Earnings and Premiums and Flows, the targets were numerical. For each Strategic Initiative, the target was set as the accomplishment of the 2019 goal for that initiative. Once set, the targets for each performance objective are not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation Committee. The Compensation Committee increased the 2019 target for the net cash flows of our Individual Retirement business to reflect an accounting change related to a product being placed into run-off.

Performance at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, performance at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Performance below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Performance above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

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The Non-GAAP Operating Earnings and Premiums and Flows performance objectives were also assigned caps and floors that were approved by the Compensation Committee. The cap and floor for the Non-GAAP Operating Earnings performance objective were set at +/- 20% of target while the caps and floors for the Premiums and Flows performance objective were set at +/- 15% of target. Performance at the cap or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Performance at the floor or lower results in no contribution to the Initial Funding Percentage by the performance objective.

The Strategic Initiatives’ performance objective was not assigned specific caps or floors. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50% as described above) was determined by Mr. Pearson’s qualitative assessment of performance with respect to each goal.

The Initial Funding Percentage was 165%. The following table presents the target and actual results for each of the performance objectives, along with their floors, caps, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for floors, caps, target and actual results are in millions of U.S. dollars.

Performance Objective	Floor	Target	Cap	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	1,602	2,002	2,402	50%	2,397	99%

Premiums and Flows
IM&R	$32	$37	$43	5%	$121	10%
Individual Retirement	2,564	3,016	3,468	8.75%	3,329	15%
Group Retirement	$106	$125	$144	5%	$267	10%
Protection Solutions	$231	$272	$313	5%	$258	3%
Advisors B/D	2,290	2,694	3,098	1.25%	3,343	3%

Strategic Initiatives	N/A	goals met	N/A	25%	goals met	25%

Note: For results in between the floor and target and target and cap, the contribution to the Initial Funding Percentage is determined by linear interpolation.

Mr. Pearson determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 25% since all goals were generally met.

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation Committee had discretion to increase the Initial Funding Percentage by twenty percentage points and unlimited discretion to decrease the percentage based on any relevant circumstances determined by the committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

Upon the recommendation of management, the Compensation Committee decreased the Initial Funding Percentage by thirty-one percentage points to determine the Final Funding Percentage of 134%. The decrease was made to: (i) eliminate the positive impact to Non-GAAP Operating Earnings of actuarial assumptions related to the Legacy Business since the impacts of those actuarial assumption changes were not reflective of any current management decisions and (ii) include the negative impact of reserve strengthening on our core business (i.e., all business other than the Legacy Business) since current management should be held accountable for the performance of the core business.

Initial Funding Percentage	165%
Compensation Committee Adjustment	(31)%
Final Funding Percentage	134%

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Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation Committee reviewed the 2019 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage and 2019 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation Committee approved the amount of the 2019 STIC Program awards for each EQH Program Participant.

In making its recommendations, the Compensation Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2019 by the EQH Program Participants.

Mr. Pearson
Accomplishments

Ensured the company met or exceeded its key core metrics, including:

delivered Non-GAAP Operating Earnings of $2.397 million with a Non-GAAP Operating Return on Equity of 18.1%, both ahead of target;

returned over $1 billion of capital to stockholders, including $1.350 million through our share repurchase program and $285 million in the form of dividends; and

delivered Non-GAAP Operating Earnings per share of $4.85

Drove solid performance across each business segment, including:

Individual Retirement first year premiums up 12% year over year;

positive Group Retirement net flows for the seventh consecutive year;

Investment Management & Research assets under management up 21% year over year, supported by $25.2 billion in net flows; and

significant growth in operating earnings for Protection Solutions and continued sales momentum in its Employee Benefits business.

Provided leadership and direction for key company initiatives, including:

early completion of our general account optimization, delivering the $160 million annualized net investment income goal one year ahead of schedule;

the company’s continuing separation from AXA Group, ensuring that the company is exiting transitional services in-line with plan while building out stand-alone capabilities including risk management and technology; and

our successful brand launch and rollout of new business principles.

Continued to foster an inclusive culture, resulting in another consecutive year of the company being identified as a Great Place to Work, as well as being recognized by the Disability Equality Index and Human Rights Campaign.

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Mr. Malmstrom
Accomplishments

Provided leadership and direction for Finance activities related to:

ensuring the company met or exceeded its core metrics ($2.397 million Non-GAAP Operating Earnings; 18.1% Non-GAAP Operating Return on Equity and $4.85 Non-GAAP Operating Earnings per share);

ensuring the company maintained a solid balance sheet and its target capitalization for the variable annuity business; and

completing the general account optimization initiative in an expedited manner.

Provided leadership and direction for Finance activities related to ensuring return on capital to shareholders of over $1 billion, including:

financing AB’s growth with an internal credit facility of $900 million;

negotiating a $1 billion contingent capital arrangement to provide a committed source of liquidity and capital for operating subsidiaries under extreme events; and

executing the company’s inaugural preferred stock offering of $800 million at 5.25%.

Actively participated in the design and roll-out of the company’s new risk appetite framework and policy.

Built out stand-alone public company finance capability, including SOX 404 implementation for Holdings and remediation of material weakness related to insufficient experienced personnel and the journal entry process and significant progress on material weakness related to actuarial models, assumptions and data.

Continued to establish and maintain strong relationships and credibility with investor community, playing a key role in communications with investors, prospects, analysts, auditors and rating agencies.

Mr. Hurd
Accomplishments

Co-led program to enhance and continuously improve the end-to-end financial reporting process across the enterprise, focusing on people, process and technology.

Created and launched an initiative to fundamentally change the way work gets done to become nimbler, more adaptive to client needs and better able to achieve the strategic objectives of the organization.

Led execution of the separation portfolio and creation of capabilities necessary for a stand-alone public company, enhancing the IT security and risk management ecosystem, establishing a new company intranet, developing and migrating applications to a new public cloud platform, establishing local agreements with key third party vendors, transitioning to a local solution for IT service management and support and implementing an enhanced HR information system and payroll system.

Provided direction for the governance and oversight of the full portfolio of strategic company investments and projects, delivering net productivity of $53 million in 2019 on a target of $37 million.

Redesigned and implemented new performance management practices for the organization designed to provide transparency, foster continuous feedback, reward behaviors that align with our business principles and focus on employee strengths and results.

Co-led efforts related to our successful brand launch, from initial design and strategy through execution.

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Mr. Lane
Accomplishments

Delivered retirement and protection business segment results, including:

Individual Retirement first year premiums of $8.2 billion up 12% year over year;

Group Retirement first year premiums of $1.5 billion up 4% year over year; and

Protection Solutions annualized premium equivalent up 5% year over year.

Drove strong margin and profitability of existing and new business assets with internal rates of return improving c. 70 basis points.

Enhanced delivery of client experience and innovation through:

establishing new Customer Experience & Strategy Group;

launching programmatic effort to ensure consistency of higher-quality client-advisor discussions; and

driving R&D innovation program to explore next generation capabilities and solutions.

Developed a holistic approach to life planning in support of helping our 2.8 million clients pursue long and fulfilling lives.

Co-led efforts related to our successful brand launch, from initial design and strategy through execution.

Served as a strong advocate for our Business Principles and values through company-sponsored programs, employee town halls and advisor-focused roadshows.

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2019, 2018 and 2017 are reported in the Summary Compensation Table included below.

Equity-Based Awards

In 2017 and prior years, annual equity-based awards for the EQH Program Participants other than Mr. Hurd were available under the umbrella of AXA’s global equity program. Equity-based awards were also granted from time to time to executives outside of AXA’s global equity program as part of a sign-on package or as a retention vehicle. The value of the equity-based awards granted in 2017 and prior years was linked to the performance of AXA’s stock.

In 2018 and 2019, the Compensation Committee granted equity-based awards to the EQH Program Participants under the AXA Equitable Holdings, Inc. 2018 Omnibus Incentive Plan (the “2018 Equity Plan”). The 2018 Equity Plan is an umbrella plan that allows the Compensation Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.

The Compensation Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation Committee has not delegated any authority to management to grant equity-based awards.

This section describes the terms of:

•	annual equity-based awards that were granted to the EQH Program Participants in 2019 by the Compensation Committee;

•	a one-time equity-based award (the “Lane Transaction Incentive Award”) granted to Mr. Lane; and

•	certain payouts Messrs. Pearson, Malmström and Lane received in 2019 under a prior AXA equity-based award plan.

2019 Annual Equity-Based Awards

Each year, the Compensation Committee approves an equity-based award program for the EQH Program Participants (an “Equity Program”). In February 2019, the Compensation Committee reviewed the equity vehicles granted under the 2018

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Equity Program and their related terms and conditions and elected to keep them the same for the 2019 Equity Program except for a change to the peer group used for determining Relative TSR as described below.

The equity-based awards granted under the 2019 Equity Program consisted of a mix of equity vehicles including both “full value” (restricted stock units and performance shares) and “appreciation only” (stock options) vehicles. All vehicles contain vesting requirements related to service and the performance shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while retaining the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

The dollar value of the awards to each EQH Program Participant were approved by the Compensation Committee. This dollar value was then allocated between the different equity vehicles. Performance shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation Committee at its regularly-scheduled meeting on February 13, 2019, with a grant date of February 14, 2019. The following table provides an overview of the different equity vehicles.

The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage
EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	25%

EQH Stock Options	Stock options entitling the executives to purchase shares of Holdings common stock.	Appreciation Only	Service	25%

EQH Performance Shares	Performance shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Performance Criteria	50%

EQH RSUs

EQH RSUs have a vesting schedule of three years, with one-third of the grant vesting on each of February 14, 2020, February 14, 2021 and February 14, 2022. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending entirely on the price of Holdings’ common stock.

EQH Stock Options

EQH Stock Options have a term of ten years and a vesting schedule of three years, with one-third of the grant vesting on each of February 14, 2020, February 14, 2021 and February 14, 2022. The exercise price for the EQH Stock Options is $18.74, which was the closing price for Holdings’ common stock on the grant date. The value of the EQH Stock Options depends entirely on increases in the price of Holdings’ common stock.

EQH Performance Shares

EQH Performance Shares cliff vest after three years on February 14, 2022. EQH Performance Shares receive dividend equivalents with subject to the same vesting schedule and performance conditions as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:

•	ROE Performance Shares EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Non-GAAP Operating Return on Equity (“Non-GAAP Operating ROE”) and

•	TSR Performance Shares — EQH Performance Shares that may be earned based on Holdings’ total shareholder return relative to its performance peer group (“Relative TSR”).

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Non-GAAP Operating ROE and Relative TSR were chosen as the performance metrics for the EQH Performance Shares because they are important to our stockholders and critical to value creation. When approving these performance metrics, the Compensation Committee considered that, as a best practice, the performance shares should contain metrics that differ from the performance objectives contained in the STIC Program and that reflect both relative and absolute results.

Non-GAAP Operating ROE
What is it?

Non-GAAP Operating ROE is a financial measure used to evaluate our capital efficiency and recurrent profitability. It is determined by dividing Non-GAAP Operating Earnings by the consolidated average equity attributable to Holdings, excluding accumulated other comprehensive income.

Non-GAAP Operating ROE is a financial measure that is not computed in accordance with U.S. GAAP. Please see “Management’s Discussion And Analysis of Financial Condition and Results of Operations-Key Operating Measures-Non-GAAP Operating ROE” for a more complete description of the calculation of Non-GAAP Operating ROE.

Why do we use it ?	Non-GAAP Operating ROE was selected as a performance metric because it measures how well we use our capital to generate earnings growth, a critical component of value creation for our shareholders.

Relative TSR

What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both capital gains and dividends, to such amounts returned by the company’s peers.

Why do we use it?	Relative TSR was selected as a performance metric to ensure that payouts are aligned with the experience of Holdings’ shareholders and to create incentives to outperform peers.

ROE Performance Shares

The number of ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2019 — December 31, 2021) by multiplying the number of unearned ROE Performance Shares granted by the “Final ROE Performance Factor.” The Final ROE Performance Factor will be determined by averaging the “ROE Performance Factor” for each of the three calendar years in the ROE Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP Operating ROE for each of 2019, 2020 and 2021 that will determine the “ROE Performance Factor” for the applicable year as follows:

If the actual result for the applicable year equals	The ROE Performance Factor for the applicable year will equal
Maximum Amount (or greater)	200%
Target Amount	100%
Threshold Amount	25%
Below Threshold	0%

Note: For results in-between the threshold and target and target and maximum amounts, the ROE Performance Factor for the applicable year will be determined by linear interpolation.

TSR Performance Shares

The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2019 — December 31, 2021) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance

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Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total shareholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is	The TSR Performance Factor will equal
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in-between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The Compensation Committee reviewed the peer group used for determining Relative TSR (the “TSR Peer Group”) under the 2018 Equity Program and decided to change the composition of the group for the 2019 Equity Program. Specifically, the TSR Peer Group under the 2018 Equity Program reflected our specific mix of businesses as well as our competitors for capital, business and executive talent. Accordingly, in addition to the Compensation Peer Group, it included four prominent asset management companies with assets under management similar in scope to that of AB and an additional insurance company to ensure a 75%/25% retirement and protection to asset management company mix. The Compensation Committee decided to narrow the group in 2019 to refocus it on insurers in the same lines of business as the Company rather than a mix of insurers and asset managers. The resulting peer group includes:

2019 TSR Peer Group
AIG Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation MetLife	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Torchmark Voya Financial, Inc

Equity Targets

The Compensation Committee reviewed the Equity Targets of the EQH Program Participants in February 2019, taking into consideration the Pay Governance Compensation Analysis and input from management. The Compensation Committee adjusted Mr. Malmstrom’s and Mr. Pearson’s Equity Targets to move closer to the median Equity Targets for comparable positions at our peers but did not adjust Mr. Hurd or Mr. Lane’s Equity Targets. The Compensation Committee elected to review the Equity Targets of Mr. Malmstrom and Mr. Pearson again in November 2019 due to the decrease in AXA’s ownership of Holdings’ common stock to 10.1% in early November. At that time, it adjusted the Equity Targets for Mr. Malmstrom and Mr. Pearson to align to the median Equity Targets for comparable positions at our peers, taking into consideration an updated competitive compensation analysis presented by Pay Governance. The following table shows the Equity Targets of the EQH Program Participants both before and after adjustment.

EQH Program Participant	Equity Target Prior to February 2019 Adjustment	February 2019 Adjustment	November 2019 Adjustment	Equity Target After Adjustments
Mr. Pearson	$3,850,000	$1,650,000	$2,500,000	$8,000,000
Mr. Malmstrom	$1,500,000	$300,000	$350,000	$2,150,000
Mr. Hurd	$1,800,000	N/A	N/A	$1,800,000
Mr. Lane	$1,900,000	N/A	N/A	$1,900,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. No EQH Program Participant was guaranteed an award under the 2019 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2019 Equity Program. The Board determined the U.S. dollar value of each award prior to the IPO based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in his or her current position and its review of the Pay Governance Compensation Analysis.

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The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total U.S. Dollar Value of Award
Mr. Pearson	5,500,000
Mr. Malmström	1,800,000
Mr. Hurd	$1,800,000
Mr. Lane	$1,900,000

The amounts granted were determined as follows:

•	To determine the amount of EQH RSUs granted to each EQH Program Participant, 25% of his total award value was divided by the fair market value of Holdings’ common stock on the grant date.

•

To determine the amount of EQH Stock Options granted to each EQH Program Participant, 25% of his total award value was divided by the value of an EQH Stock Option on the grant date which was determined using a Black-Scholes pricing methodology based on assumptions which may differ from the assumptions used in determining the option’s grant date fair value based on FASB ASC Topic 718.

•

To determine the amount of ROE Performance Shares granted to each EQH Program Participant, 25% of his total award value was divided by the fair market value of Holdings’ common stock on the grant date.

•	To determine the amount of TSR Performance Shares granted to each EQH Program Participant, 25% of his total award value was divided by a fair value determined using a Monte Carlo valuation.

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, his 2019 equity-based award will be forfeited with certain exceptions in the case of involuntary termination without cause on or after the first anniversary of the grant date and termination due to death or disability. Also, in the event that an EQH Program Participant who is at least age 55 with ten years of service terminates employment on or after the first anniversary of the grant date, his equity-based award will continue to vest, subject to any applicable performance criteria.

In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

Detailed information on the 2019 Equity Program awards for each of the EQH Program Participants is reported in the 2019 Grants of Plan-Based Awards Table included below.

Lane Transaction Incentive Award

Transaction Incentive Awards were granted to Mr. Pearson, Mr. Malmstrom and Mr. Hurd at the time of our IPO in May 2018. Transaction Incentive Awards were one-time awards granted to key executives who were critical to the success of the IPO to:

•	incentivize their performance in connection with the preparation and successful execution of the IPO;

•	encourage their retention during and after the IPO;

•	establish a meaningful stake in Holdings’ common stock for each executive and

•	further align their interests with those of our shareholders.

Mr. Lane received the Lane Transaction Incentive Award upon the commencement of his service as Senior Executive Vice President and Head of US Life, Retirement and Wealth Management of Holdings on February 1, 2019 to further our goal of aligning the interests of our executives and our shareholders.

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The Lane Transaction Incentive Award was granted in the form of restricted stock units that will be settled in shares of Holdings’ common stock. The amount of the restricted stock units granted to Mr. Lane was determined by dividing his award value by the fair market value of Holding’s common stock on the grant date.

Vesting

Fifty percent of Mr. Lane’s restricted stock units will vest based on continued service (the “Service Units”) and fifty percent will vest based on the performance of Holdings’ share price (“Performance Units”) as follows:

Type Of Units	Vesting Requirements
Service Units	50% of the Service Units vested on February 1, 2020; and 50% of the Service Units will vest on February 1, 2021.

Performance Units

Condition #1 — if, prior to May 10, 2020, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $26, all Performance Units will immediately vest;

Condition #2 — if Condition #1 is not met but, prior to May 10, 2023, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $30, all Performance Units will immediately vest; and

Condition #3 — if neither Condition #1 or Condition #2 is met, fifty percent of the Performance Units will vest on May 10, 2023. The remaining 50% of the Performance Units will be forfeited.

None of the Performance Units vested in 2019 since the performance conditions were not met (but will remain eligible to vest in the future as described above).

Termination of Employment

The rules related to termination of employment applicable to the Lane Transaction Incentive Award are generally identical to those applicable to the annual equity-based awards described above, provided that the Lane Transaction Incentive Award does not continue to vest based on the satisfaction of any age and service requirements.

Detailed information on the Lane Transaction Incentive Award is reported in the 2019 Grants of Plan-Based Awards Table included below.

2019 Equity-Based Award Payouts

In 2019, each of Messrs. Pearson, Malmström and Lane received a payout under the 2015 AXA International Performance Shares Plan (the “2015 AXA Performance Shares Plan”). Under the 2015 AXA Performance Shares Plan, AXA performance shares granted to a participant had a cliff vesting schedule of four years.

The number of AXA performance shares earned was determined at the end of a three-year performance period starting on January 1, 2015 and ending on December 31, 2017, by multiplying the number of AXA performance shares granted by a performance percentage. For Mr. Pearson and Mr. Malmstrom, this percentage was 111.07% and was determined based on the performance of AXA Group and our retirement and protection businesses over the applicable performance period. For Mr. Lane, this percentage was 111.84% and was determined based on the performance of AXA Group and AXA Japan since he served as the Chief Executive Officer of AXA Japan for approximately half of the performance period.

The payouts described above did not impact any compensation decisions made for 2019. Detailed information on the payouts of 2015 AXA performance shares in 2019 is reported in the 2019 Option Exercises and Stock Vested Table included below.

Other Compensation and Benefit Programs

Benefit Plans

All Equitable Life employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is

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periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans
Why do we offer them?	We believe that qualified retirement plans encourage long-term service.

What plans are offered?

The AXA Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for discretionary performance-based contributions, matching contributions and employer contributions as follows:

the discretionary performance-based contribution for a calendar year is based on corporate performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). A performance-based contribution of 1% of annual eligible compensation was made for the 2019 plan year;

the matching contribution for a calendar year is 3% so that participants’ voluntary deferrals under the plan of up to 3% of their annual eligible compensation will be matched dollar-for-dollar by the company; and

the employer contribution for a calendar year is: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($132,900 in 2019) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($280,000 in 2019).

All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2019.

The AXA Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that was previously offered to eligible employees. Prior to its freeze in December 2013, the Retirement Plan provided a cash balance benefit. Mr. Pearson and Mr. Lane participate in the Retirement Plan.

Excess Retirement Plans
Why do we offer them?	We believe that excess plans are an important component of competitive market-based compensation in our Compensation Peer Group and generally.

What plans are offered?

Excess 401(k) Contributions

Excess employer contributions for 401(k) Plan participants with eligible compensation in excess of the qualified plan compensation limit are made to accounts established for participants under the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives (the “Post-2004 VDCP”). For 2019, these contributions were equal to 5% of eligible compensation. In addition, the Post 2004 VDCP provides a 3% excess matching contribution for participants’ voluntary deferrals under the plan. All the EQH Program Participants were eligible to receive excess employer contributions in 2019.

The AXA Equitable Excess Retirement Plan (the “Excess Plan”)

The Excess Plan is a nonqualified defined benefit plan for eligible employees. Prior to its freeze in December 2013, the Excess Plan allowed eligible employees, including Mr. Pearson and Mr. Lane, to earn retirement benefits in excess of what was permitted under tax law limits with respect to the Retirement Plan.

Voluntary Non-Qualified Deferred Compensation Plans
Why do we offer them?	We believe that compensation deferral is a cost-effective method of enhancing the savings of executives.

What plans are offered?

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of certain compensation, including base salary and short-term incentive compensation awards. The amount deferred is credited to a bookkeeping account established in the participant’s name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. All of the EQH Program Participants were eligible to participate in the Post-2004 Plan in 2019.

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Financial Protection Plans
Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.

What plans are offered?

The AXA Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including all of the EQH Program Participants), participate in the ESB Plan which offers benefits to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

For additional information on 401(k) Plan benefits and excess 401(k) contributions for the Named Executive Officers see the Summary Compensation Table and Non-Qualified Deferred Compensation Table included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the Pension Benefits Table included below.

Perquisites

EQH Program Participants receive only de minimis perquisites.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, financial planning, expatriate tax services and excess liability insurance coverage. Mr. Pearson’s employment agreement was amended in December 2019 to eliminate other minor perquisites.

The incremental costs of perquisites for the EQH Program Participants during 2019 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included below.

TERMINATION BENEFITS

Severance Benefits

We provide severance benefits to treat employees fairly at termination and provide competitive total compensation packages. Our severance benefits are summarized below.

Plan	Benefits
The AXA Equitable Severance Benefit Plan (the “Severance Plan”)	The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The AXA Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)	The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement	Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated prior to his attaining age 65 other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including cash severance pay equal to two times the sum of his salary and short-term incentive compensation (based on the greatest of: (i) his most recent STIC Program award, (ii) his STIC Target and (iii) the average of his three most recent STIC Program awards) and a pro-rated target STIC Program award for the year of termination. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

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Change in Control Benefits

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Our change-in-control benefits are summarized below.

Plan	Benefits
The Supplemental Severance Plan	In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings (excluding the change in control that happened in 2019 when AXA ceased to own more than 50% of the shares of Holdings’ common stock (the “2019 CIC”)), the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short-term incentive compensation.

Mr. Pearson’s Employment Agreement	Mr. Pearson’s employment agreement was amended in December 2019 to eliminate provisions entitling Mr. Pearson to voluntarily terminate his employment for any reason and receive the severance benefits described above in “Mr. Pearson’s Employment Agreement” in the event of a change in control. Accordingly, the agreement no longer has any special provisions related to a change in control.

2019 Equity Plan	Generally, in the event of a change of control of Holdings (excluding the 2019 CIC), equity awards granted under the 2019 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options, the applicable exercise price).

Prior Equity Awards

As mentioned above, the EQH Program Participants other than Mr. Hurd received equity-based awards in 2017 and prior years linked to the performance of AXA’s stock, including both stock options and performance shares. As a result of the 2019 CIC, all stock options granted in 2017 and prior years vested and became immediately exercisable by all EQH Program Participants.

According to applicable plan provisions, all performance shares granted in 2016 and 2017 were to be forfeited when AXA’s ownership of Holdings fell below 10%. However, AXA waived these provisions so that the EQH Program Participants continue to vest in these awards despite AXA’s ownership falling below 10% in December 2019.

Neither the accelerated vesting of the AXA stock options nor the waiver of the forfeiture provision related to the AXA performance shares impacted any compensation decisions for 2019.

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2019, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

COMPENSATION PHILOSOPHY

AB structures its executive compensation programs to help the firm realize its long-term growth strategy (the “AB Growth Strategy”). AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	attract, motivate and retain highly-qualified executive talent;

•	reward prior year performance;

•	incentivize future performance;

•

recognize and support outstanding individual performance and behaviors that demonstrate and foster AB’s culture of “Relentless Ingenuity”, which includes the core competencies of relentlessness, ingeniousness, collaboration and accountability; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

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COMPENSATION DECISION-MAKING PROCESS

In 2019, AB management engaged McLagan Partners (“McLagan”) to provide compensation benchmarking data for Mr. Bernstein (“2019 Benchmarking Data”). The 2019 Benchmarking Data summarized 2018 compensation levels and 2019 salaries at selected asset management companies and banks comparable to AB in terms of size and business mix (“Comparable Companies”). The 2019 Benchmarking Data provided ranges of compensation levels at the Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

The Comparable Companies, which AB management selected with input from McLagan, included:

•	Eaton Vance Corporation

•	Invesco Ltd.

•	MFS Investment Management

•	Oppenheimer Funds

•	T. Rowe Price, Inc.

•	Franklin Templeton Investments.

•	JPMorgan Asset Management

•	Morgan Stanley Investment Management

•	PIMCO, LLC

•	TIAA / Nuveen Investments

•	Goldman Sachs Asset Management

•	Legg Mason, Inc.

•	Neuberger Berman LLC

•	Prudential Investments

•	The Vanguard Group, Inc.

The 2019 Benchmarking Data indicated that the total compensation paid to Mr. Bernstein in 2019 fell within the ranges of total compensation paid to executives at the Comparable Companies.

The AB Compensation Committee considered the 2019 Benchmarking Data in concluding that Mr. Bernstein’s 2019 compensation was appropriate and reasonable.

COMPENSATION COMPONENTS

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for a term that commenced on May 1, 2017 and ends on May 1, 2020, provided that the term shall automatically extend for one additional year on May 1, 2020 and each anniversary thereafter, unless the Bernstein Employment Agreement is terminated in accordance with its terms.

The Bernstein Employment Agreement was amended in December 2018 so that any annual equity award granted to Mr. Bernstein during the employment term would be granted in all respects in accordance with AB’s compensation practices and policies generally applicable to AB’s executive officers as in effect from time to time.

The Bernstein Employment Agreement was further amended in December 2019 by:

•	increasing Mr. Bernstein’s severance payments if his employment is terminated involuntarily, without cause, from one year’s base salary and bonus to one and a half year’s base salary and bonus;

•	excluding from the definition of “change in control” AB Holding ceasing to be publicly traded;

•	removing from the circumstances that give rise to Mr. Bernstein’s ability to terminate the agreement for “good reason” his ceasing to be the CEO of a publicly traded entity; and

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eliminating Mr. Bernstein’s entitlement to a gross-up for any excise tax on his parachute payments, which would have been pertinent only if Mr. Bernstein had been terminated involuntarily prior to December 31, 2019.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation Committee. The AB Compensation Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

Short-Term Incentive Compensation

A 2019 variable cash incentive award was available for Mr. Bernstein under AB’s 2019 Incentive Compensation Program (the “2019 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but primarily is a function of AB’s financial performance and the AB Compensation Committee’s assessment of Mr. Bernstein’s performance.

Adjusted Compensation Ratio

For the 2019 AB STIC Program, the AB Compensation Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein. The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments.

Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues. Adjusted net revenues is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

Specifically, adjusted net revenues:

•	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

•	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

•	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues; and

•

eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds that were eliminated in consolidation.

The AB Compensation Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2019, the Adjusted Compensation Ratio was 47.9%.

Mr. Bernstein’s Award

Mr. Bernstein’s short-term incentive compensation target is $3,000,000, subject to review and increase from time to time by the AB Compensation Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation Committee approved an award of $3,850,000 for Mr. Bernstein under the 2019 AB STIC Program.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

In making its determination, the AB Compensation Committee took into account the factors that it deemed relevant, including Mr. Pearson’s recommendations and Mr. Bernstein’s leadership with respect to the progress AB made across the three pillars of the AB Growth Strategy in 2019, which were:

•	deliver differentiated return streams to clients;

•	continue to commercialize and scale its suite of investment services; and

•	continue its rigorous focus on expense management.

Mr. Bernstein’s specific accomplishments during 2019 included:

•

leading AB’s efforts in achieving an approximate 5% year-over-year increase in net base fee adjusted revenues, firm-wide client net inflows of $25.2 billion, resulting in an active organic growth rate of 6.5%, and an adjusted operating margin of 27.5% (including relocation costs to Nashville);

•

leading AB’s efforts to achieve competitive investment performance, with fixed income services, as a percentage of assets outperforming applicable benchmarks for the one-, three- and five-year periods ending December 31, 2019, of 86%, 81% and 92%, respectively; with regard to equities services, 43%, 62% and 84%, respectively;

•	directing a firm-wide strategic review and ongoing execution of AB’s three firm-wide initiatives;

•	improving engagement metrics in AB’s employee survey and supporting AB’s diversity and inclusion initiatives through the introduction of a career catalyst program;

•	conducting meetings globally with current and prospective clients to enhance AB’s relationships and appreciation of evolving client priorities;

•	establishing a management operating committee to drive transparency and collaboration across business units; and

•	helping lead AB’s significant progress in its first full year of operations in Nashville.

Equity-Based Awards

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and increase by the AB Compensation Committee in its sole discretion from time to time. The AB Compensation Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $4,000,000 and four-year pro-rata vesting during its regular meeting held on December 10, 2019 (the “2019 SB Award”).

The 2019 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s assets under management and improvements in our financial performance.

The AB Holding Units underlying the 2019 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2019 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2019 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and solicitation of employees and clients. The 2019 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback the unvested portion of an award if Mr. Bernstein fails to adhere to risk management policies.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and entitled to a company car and driver for business and personal use.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015, as further amended as of January 1, 2017 and as further amended as of April 1, 2018, the “Profit Sharing Plan”), a tax-qualified

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

retirement plan. The AB Compensation Committee determines the amount of company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and any annual company profit sharing contribution).

With respect to 2019, the AB Compensation Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein.

Termination Benefits

The Bernstein Employment Agreement provides for certain severance and change in control benefits as described below. The AB Board, AXA and Holdings determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provide Mr. Bernstein with effective incentives for future performance. They further concluded that the provisions fit within AB’s overall compensation objectives because they:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;

•	were consistent with AXA’s, Holdings’ and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and

•

were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason. Under the Bernstein Employment Agreement, following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

Severance Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive the following severance benefits:

•	if Mr. Bernstein resigns for “good reason,” a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•

if Mr. Bernstein’s employment is terminated by the company other than for “cause,” or his death or disability, a cash payment equal to 1.5 multiplied by the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro-rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	immediate vesting of the outstanding portion of the equity award he was granted in May 2017;

•	delivery of AB Holding Units in respect of the equity award he was granted in May 2017 (subject to any withholding requirements);

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

In the event that Mr. Bernstein’s employment is terminated because the Bernstein Employment Agreement is not renewed (other than for cause), the equity award Mr. Bernstein was granted in May 2017 will immediately vest and AB Holding Units in respect of any such award will be delivered by AB to Mr. Bernstein (subject to any withholding obligations).

Change in Control Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” during the 12 months following a “change in control” in AB, and he signs and does not revoke a waiver and release of claims, he will receive the same severance benefits as described above, except that his cash payment will be equal to two times the sum of (a) his current base salary and (b) his bonus opportunity amount. Also,regardless of

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

whether his employment is terminated, the equity award Mr. Bernstein was granted in May 2017 will immediately vest and AB Holding Units in respect of any such award will be delivered by AB to Mr. Bernstein (subject to any withholding obligations).

In the event any payments made to Mr. Bernstein upon a change in control of AB constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction.

For purposes of the Bernstein Employment Agreement, a change in control is defined as, among other things, Holdings and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2019, see “Potential Payments Upon Termination or Change in Control” below.

2019 Equity Program Award

In addition to his compensation under AB’s executive compensation program, Mr. Bernstein received a $1 million award under the 2019 Equity Program in February 2019 in connection with his membership on the EQH Management Committee.

COMPENSATION-RELATED POLICIES

Clawbacks

Our clawback and forfeiture policy provides that:

•

if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•

if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes the members of the Management Committee and the Chief Accounting Officer.

Stock Ownership Guidelines and Retention Requirements

The following stock ownership guidelines apply to members of the Management Committee:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary

For purposes of determining whether the guidelines are met, the following are taken into account:

•	Holdings common stock;

•	AB Holding Units (collectively with Holdings common stock, “Company Stock”); and

•	unvested restricted stock or restricted stock units linked to Company Stock that are subject only to service requirements.

The executives are required to retain 75% of any net Company Stock (after the payment of taxes and the costs of exercise and commissions for stock options) received as compensation until the applicable requirement is met. Once an executive satisfies the stock ownership guidelines, the executive will not be deemed to have fallen out of compliance solely by reason of a decline in the value of the Company Stock.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Hedging and Pledging

Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership. This includes transactions such as zero-cost collars and forward sale contracts that could allow them to lock in much of the value of their holdings in exchange for all or part of the potential for upside appreciation in the securities.

Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Rule 10b5-1 Trading Plan Policy

Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC.

All trading plans must:

•	be in writing and in a form acceptable to the Company,

•	acknowledged in writing by the General Counsel prior to becoming effective and

•	not be modified at any time when the insider is in possession of material non-public information.

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. For taxable years prior to 2018, neither Holdings nor any of its subsidiaries, including AB, were deemed to be publicly held companies for this purpose.

Following the IPO, Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.

Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered nonqualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s nonqualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.

CONSIDERATION OF MOST RECENT ‘SAY ON PAY’ VOTE

As a newly public company, Holdings held its first “Say on Pay” vote in 2019. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2019 Say on Pay vote (98.78% of votes in favor) and during our regular investor outreach meetings. The Compensation Committee considered this feedback in reviewing our 2019 executive compensation program and, based on the high level of support for our existing program, did not make substantial changes for 2019. Based on specific feedback related to Mr. Pearson’s employment agreement, however, in December 2019, the Compensation Committee negotiated an amendment to the agreement to eliminate the “single trigger” provision which permitted him to voluntarily terminate his employment for any reason within six months of a change in control and receive severance benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

COMPENSATION COMMITTEE REPORT

Not applicable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Not applicable.

Executive officers of Equitable America participate in Holdings’ compensation program for its executives. Accordingly, the compensation of the executive officers for 2019 was determined by the Holdings’ Board and Compensation Committee.

CONSIDERATION OF RISK MATTERS IN DETERMINING COMPENSATION

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

Holdings engaged a compensation consultant other than Pay Governance to conduct a risk assessment of our short-term incentive, long-term incentive and sales incentive plans for the employees in our retirement and protection businesses (the “Risk Assessment”) in 2018. The Risk Assessment confirmed that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The Risk Assessment also noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation. In 2019, Holdings conducted an internal review to update the Risk Assessment based on minor changes that were made to the plans for 2019. This review confirmed that the findings of the Risk Assessment were still valid.

Holdings also considered that AB generally denominates its equity-based awards in AB Holding Units and defers their delivery so the ultimate value that the employee derives from an award depends on the long-term performance of the firm. These features sensitize employees to risk outcomes and discourage them from taking excessive risks, whether relating to investments, operations, regulatory compliance and/or cyber security, that could lead to a decrease in the value of the AB Holding Units and/or an adverse effect on AB’s long-term prospects. Also, all outstanding AB equity-based awards generally include a provision permitting AB to “claw-back” the unvested portion of the award if the AB Compensation Committee determines that (i) the employee failed to adhere to existing risk management policies and (ii) as a result of the employee’s failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee’s business unit.

SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2019, December 31, 2018 and December 31, 2017,, except that no information is provided for 2017 for Mr. Hurd and for 2018 and 2017 for Mr. Lane since they were not Named Executive Officers in those years.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

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2019 SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
Mark Pearson President and Chief Executive Officer	2019	$1,250,114	$—	$4,125,032	$1,375,001	$3,000,000	$1,116,191	$387,785	$11,254,123
	2018	$1,250,114	$—	$6,587,516	$962,503	$2,911,651		$426,779	$12,138,563
	2017	$1,250,144	$—	$2,067,378	$341,280	$2,526,000	$1,017,919	$370,238	$7,572,959

Anders Malmström	2019	$741,849	$—	$1,350,018	$450,004	$1,385,000	$495,466	$165,535	$4,587,872
Senior Executive Vice	2018	$688,915	$—	$2,605,048	$375,000	$1,299,600	$114,890	$186,171	$5,269,624
President and Chief Financial Officer	2017	$658,228	$—	$526,564	$106,722	$1,047,248	$180,070	$330,538	$2,849,370

Jeffrey Hurd	2019	$899,059		$1,350,018	$450,004	$2,115,000	$277,471	$238,086	$5,329,638
Senior Executive Vice	2018	$864,480	$300,000	$2,090,031	$450,001	$2,080,000		$91,439	$5,875,951
President & Chief Operating Officer	2017	$—	$—	$—	$—	$—	$—	$—	$—

Nick Lane	2019	$797,468	$—	$2,165,020	$475,002	$1,470,000	$51,162	$351,956	$5,310,608
President of AXA	2018		$—	$—	$—	$—	$—	$—	$—
Equitable Life and Head of Life, Retirement and Wealth Management	2017		$—	$—	$—	$—	$—	$—	$—

Seth Bernstein	2019	$500,000	$3,850,000	$4,750,026	$250,004	$—	$—	$94,859	$9,444,889
Senior Executive Vice	2018	$500,000	$3,500,000	$4,740,000		$—	$—	$344,847	$9,084,847
President and Head of Investment Management and Research	2017	$334,615	$3,000,000	$3,500,003		$—	$—	$148,274	$6,982,892

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.
(2)

No bonuses were paid to the EQH Program Participants in 2019, 2018 or 2017 other than Mr. Hurd’s sign-on bonus of $300,000 in 2018. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in each year.

(3)

For each Named Executive Officer, the amount reported in this column for 2019 includes the aggregate grant date fair value of EQH RSUs and EQH Performance Shares granted under the 2019 Equity Program, in accordance with FASB ASC Topic 718. For Mr. Lane, the amount reported in this column for 2019 also includes the grant date fair value of the Lane Transaction Incentive Award. For Mr. Bernstein, the amount reported in this column for 2019 also includes the grant date fair value of the 2019 SB Award. The assumptions made in calculating these amounts can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2019.

The EQH Performance Shares were valued at target which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

Named Executive Officer	Maximum Payout
Mr. Pearson	$5,500,044
Mr. Malmström	$1,800,040
Mr. Hurd	$1,800,040
Mr. Lane	$1,900,044
Mr. Bernstein	$1,000,024

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The EQH RSUs, EQH Performance Shares, Lane Transaction Incentive Award and 2019 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)

The amounts reported in this column for 2019 represent the aggregate grant date fair value of EQH Stock Options granted in 2019 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2019. EQH Stock Options are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(5)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2019, 2018 and 2017, respectively.
(6)

The amounts reported in this column represent the increase in the actuarial present value of accumulated pension benefits. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2019, 2018 or 2017. For more information regarding the pension benefits for each Named Executive Officer, see the Pension Benefits as of December 31, 2019 Table below.

(7)	The following table provides additional details for the 2019 amounts in the All Other Compensation column.

Named Executive Officer	Auto(a)	Excess Liability Insurance(b)	Financial Advice(c)	Profit Sharing/ 401k Plan Contributions(d)	Excess 401(k) Contributions(e)	Other Perquisites/ Benefits(f)	Total
Mark Pearson	$27,026	$8,232	$20,226	$21,878	$310,423	$—	$387,785
Anders Malmström	$—	$—	$—	$21,878	$140,916	$2,742	$165,536
Jeffrey Hurd	$—	$—	$—	$21,878	$215,807	$402	$238,087
Nick Lane	$—	$—	$—	$21,878	$121,485	$208,593	$351,956
Seth Bernstein	$54,791	$—	$23,747	$14,000	$—	$2,322	$94,860

(a)

Pursuant to their employment agreements, both Mr. Pearson and Mr. Bernstein are entitled to the business and personal use of a dedicated car and driver. The personal use was valued by multiplying the related annual costs (parking, gas, insurance, lease payments, driver compensation, etc.) by a fraction, the numerator of which was the miles used for personal purposes and the denominator of which was the total miles used.

(b)	Equitable Life pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.
(c)

Equitable Life paid for financial planning services and expatriate tax services for Mr. Pearson in 2019 pursuant to his employment agreement. AB paid for tax preparation services for Mr. Bernstein in 2019.

(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.
(e)

This column includes the amount of company contributions received by each EQH Program Participant under the Post-2004 Plan and the employer contribution received by Mr. Lane under a letter agreement with Equitable Life dated August 18, 2016 (the “Lane Letter Agreement”).

(f)

For Mr. Lane, this column includes $207,350 of relocation benefits (of which $133,060 was for a tax gross-up) and $1,243 related to his spouse accompanying him to company events. For Mr. Bernstein, this column reflects the cost of premiums associated with a life insurance policy purchased on his behalf.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

2019 GRANTS OF PLAN-BASED AWARD

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during 2019.

2019 GRANTS OF PLAN-BASED AWARDS

Named Executive Officer	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Mark Pearson			$—	$2,231,667	$4,463,334
	2/14/2019	2/13/2019								359,948	$18.74	$1,375,001
	2/14/2019	2/13/2019							73,373			$1,375,010
	2/14/2019	2/13/2019				17,476	69,904	139,808				$1,375,012
	2/14/2019	2/13/2019				18,343	73,373	146,746				$1,375,010
Anders Malmström			$—	$1,016,667	$2,033,334
	2/14/2019	2/13/2019								117,802	$18.74	$450,004
	2/14/2019	2/13/2019							24,013			$450,004
	2/14/2019	2/13/2019				5,720	22,878	45,756				$450,010
	2/14/2019	2/13/2019				6,003	24,013	48,026				$450,004
Jeff Hurd			$—	$1,500,000	$3,000,000
	2/14/2019	2/13/2019								117,802	$18.74	$450,004
	2/14/2019	2/13/2019							24,013			$450,004
	2/14/2019	2/13/2019				5,720	22,878	45,756				$450,010
	2/14/2019	2/13/2019				6,003	24,013	48,026				$450,004
Nick Lane			$—	$1,100,000	$2,200,000
	2/14/2019	2/13/2019								124,346	$18.74	$475,002
	2/14/2019	2/13/2019							25,347			$475,003
	2/14/2019	2/13/2019				6,037	24,149	48,298				$475,011
	2/14/2019	2/13/2019				6,337	25,347	50,694				$475,003
	2/1/2019	11/14/2018				9,989	19,978	19,978	19,979			$740,004
Seth Bernstein	12/10/2019	12/10/2019							139,131			$4,000,000
	2/14/2019	2/13/2019								65,446		$250,004
	2/14/2019	2/13/2019							13,341			$250,010
	2/14/2019	2/13/2019				3,178	12,710	25,420				$250,006
	2/14/2019	2/13/2019				3,335	13,341	26,682				$250,010

(1)

On February 13, 2019, the Compensation Committee approved the grant of the EQH Stock Options, EQH RSUs and EQH Performance Shares with a grant date of February 14, 2019. On December 10, 2019, the AB Compensation Committee approved the grant of the 2019 SB Award with a grant date of December 10, 2019. On November 14, 2018, the Compensation Committee approved the grant of the Lane Transaction Incentive with a grant date of February 1, 2019.

(2)

For the EQH Program Participants, the target column shows the target award under the 2019 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

(3)

The second, third, fourth and fifth rows for each Named Executive Officer show the EQH stock options, EQH RSUs, TSR Performance Shares and ROE Performance Shares granted on February 14, 2019, respectively. For Mr. Lane, the last row shows the Lane Transaction Incentive Award granted on February 1, 2019. For Mr. Bernstein, the first row shows the 2019 SB Award granted on December 10, 2019.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2019 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target which represents the probable outcome at grant date.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2019 Annual Equity-Based Awards for EQH Program Participants

EQH RSUs. EQH RSUs were granted on February 14, 2019 with a vesting schedule of three years, with one-third of the grant vesting on each of February 14, 2020, February 14, 2021 and February 14, 2022. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH Stock Options. EQH Stock Options were granted on February 14, 2019 with a term of ten years and a vesting schedule of three years, with one-third of the grant vesting on each of February 14, 2020, February 14, 2021 and February 14, 2022. The exercise price for the EQH Stock Options is $18.74, which was the closing price for Holdings’ common stock on the grant date.

EQH Performance Shares. EQH Performance Shares were granted on February 14, 2019 and will cliff vest after three years. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:

•	ROE Performance Shares — EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Non-GAAP Operating ROE and

•	TSR Performance Shares — EQH Performance Shares that may be earned based on Holdings’ Relative TSR.

ROE Performance Shares. The number of ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2019 — December 31, 2021) by multiplying the number of unearned ROE Performance Shares granted by the “Final ROE Performance Factor.” The Final ROE Performance Factor will be determined by averaging the “ROE Performance Factor” for each of the three calendar years in the ROE Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP Operating ROE for each of 2019, 2020 and 2021 that will determine the “ROE Performance Factor” for the applicable year as follows:

If Non-GAAP Operating ROE for the applicable year equals...	The ROE Performance Factor for the applicable year will equal...
Maximum Amount (or greater)	200%
Target Amount	100%
Threshold Amount	25%
Below Threshold	0%

Note: For results in-between the threshold and target and target and maximum amounts, the ROE Performance Factor for the applicable year will be determined by linear interpolation.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2019 — December 31, 2021) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total shareholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is...	The TSR Performance Factor will equal...
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in-between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

2019 TSR Peer Group
AIG Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation MetLife	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Torchmark Voya Financial, Inc.

2019 SB Award

The 2019 SB Award is denominated in restricted AB Holding Units and has a four-year pro-rata vesting schedule. The AB Holding Units underlying the 2019 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of any vested portion of the 2019 SB Award until January 2023. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2019 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2019 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition, and restrictions on employee and client solicitation. The 2019 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

2019 Transaction Incentive Awards

Transaction Incentive Awards were granted to the Named Executive Officers other than Mr. Lane at the time of our IPO in May 2018. Transaction Incentive Awards were one-time awards granted to key executives who were critical to the success of the IPO. Mr. Lane received the Lane Transaction Incentive Award upon the commencement of his service as Senior Executive Vice President and Head of US Life, Retirement and Wealth Management of Holdings on February 1, 2019.

The Lane Transaction Incentive Award was granted in the form of restricted stock units that will be settled in shares of Holdings’ common stock. The amount of the restricted stock units granted to Mr. Lane was determined by dividing his award value by the fair market value of Holding’s common stock on the grant date.

Vesting

Fifty percent of Mr. Lane’s restricted stock units will vest based on continued service (the “Service Units’) and fifty percent will vest based on the performance of Holdings’ share price (“Performance Units”) as follows:

Type Of Units	Vesting Requirements
Service Units (50% of award)	fifty percent (50%) of the Service RSUs vested on February 1, 2020 fifty percent (50%) of the Service RSUs will vest on February 1, 2021

Performance Units (50% of award)

Condition #1 — if, prior to May 10, 2020, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $26, all Performance Units will immediately vest;

Condition #2 — if Condition #1 is not met but, prior to May 10, 2023, the average closing price of a share of Holdings’ common stock for thirty consecutive days is at least equal to $30, all Performance Units will immediately vest; and

Condition #3 — if neither Condition #1 nor Condition #2 is met, fifty percent of the Performance Units will vest on May 10, 2023. The remaining 50% of the Performance Units will be forfeited.

The Transaction Incentive Awards granted in 2018 have the same terms and conditions as the Lane Transaction Incentive Award, except that 75% of the Service RSUs have already vested and 25% will vest on May 10, 2020

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2019

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2019. The table includes outstanding equity grants from past years as well as the current year. For the EQH Program Participants, equity grants in 2017 and prior years were awarded in respect of AXA ordinary shares.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2019

OPTION AWARDS					STOCK AWARDS
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mark Pearson	41,134	—	—	$25.74	3/24/2024	240,179	$6,328,868	666,232	$16,842,294
	145,458	—	—	$26.12	6/19/2025	—	—	—	—
	186,069	—	—	$24.00	6/6/2026	—	—	—	—
	170,004	—	—	$26.69	6/21/2027	—	—	—	—
	69,596	139,190	—	$21.34	3/1/2028	—	—	—	—

Anders Malmström	37,179	—	—	$26.12	6/19/2025	79,427	$2,081,910	234,757	$5,921,428
	56,484	—	—	$24.00	6/6/2026	—	—	—	—
	53,162	—	—	$26.69	6/21/2027	—	—	—	—
	27,115	54,230	—	$21.34	3/1/2028	—	—	—	—
	—	117,802	—	$18.74	2/14/2029	—	—	—	—

Jeff Hurd	32,538	65,076	—	$21.34	03/01/2028	43,851	$1,086,628	199,070	$4,932,955
	—	117,802		$18.74	3/1/2028

Nick Lane	38,419	—	—	$15.96	3/16/2022	95,212	$2,526,208	122,173	$3,433,706
	67,700	—	—	$25.74	3/24/2024	—	—	—	—
	74,352	—	—	$26.12	6/19/2025	—	—	—	—
	84,729	—	—	$24.00	6/6/2026	—	—	—	—
	—	124,346	—	$18.74	2/14/2029	—	—	—	—

Seth Bernstein	—	65,446	—	$18.74	2/14/2029	352,391	$10,561,963	72,735	$1,802,373
	—	—	—	—	—	—	$—	—	—

(1)	All options with expiration dates prior to March 1, 2028 are AXA stock options. All AXA stock options are vested.
(2)

All AXA stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.

(1)	For the EQH Program Participants, this column reflects the following:

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	2016 AXA Performance Shares Vesting 06/06/20	Transaction Incentive Awards — 2018 Service Units Vesting on 5/10/20 and Lane Service Units Vesting Ratably on 2/1/20 and 2/1/21	2018 EQH RSUs — Vesting Ratably on 3/1/20 and 3/1/21	2019 EQH RSUs — Vesting Ratably on 2/14/20, 2/14/21, and 2/14/22
Mr. Pearson	110,026	24,039	30,766	75,348
Mr. Malmström	33,165	9,615	11,988	24,659
Mr. Hurd	—	4,808	14,384	24,659
Mr. Lane	48,666	20,517	—	26,029

For Mr. Bernstein, this column reflects:

Amount	Grant
4,807	Transaction Incentive Award — 2018 Service Units Vesting on 5/10/20
82,352	Restricted AB Holdings Units Granted in 2017 Vesting Ratably on 5/1/20 and 5/1/21
112,401	Restricted AB Holdings Units Granted in 2018 Vesting Ratably on 12/1/20, 12/1/21 and 12/1/22
139,131	Restricted AB Holdings Units Granted in 2019 Vesting Ratably on 12/1/20, 12/1/21, 12/1/22 and 12/1/23
13,700	2019 EQH RSUs — Vesting Ratably on 2/14/20, 2/14/21, and 2/14/22

(4)	This column includes:

Named Executive Officer	2017 AXA Performance Shares Vesting 6/21/21	2018 EQH Performance Shares Vesting 3/1/21	2018 and Lane Transaction Incentive Awards — Performance Units	2019 EQH Performance Shares Vesting 2/14/22
Mr. Pearson	97,144	TSR — 86,364 ROE — 92,300	96,154	TSR — 143,573 ROE — 150,697
Mr. Malmström	30,377	TSR — 33,649 ROE — 35,963	38,462	TSR — 46,988 ROE — 49,319
Mr. Hurd	—	TSR — 40,378 ROE — 43,154	19,231	TSR — 46,988 ROE — 49,319
Mr. Lane	—	—	20,515	TSR — 49,599 ROE — 52,059
Mr. Bernstein	—	—	19,231	TSR — 26,104 ROE — 27.400

TSR Performance Shares are reported at target. ROE Performance Shares are reported at maximum.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table summarizes the value received from stock option exercises and stock awards vested during 2019.

2019 OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Named Executive Officer	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Mark Pearson	—	$—	130,856	$3,189,714
Anders Malmström	36,620	$249,164	38,855	$931,349
Jeffrey Hurd	—	$—	11,714	$246,060
Nick Lane	—	$—	47,518	$1,216,860
Seth Bernstein	—	$—	83,269	$2,406,363

(1)	This column reflects the number of AXA stock options exercised in 2019 by Mr. Malmström.
(2)	All shares acquired upon the option exercises were immediately sold. This column reflects the actual sale price received less the exercise price.
(3)

For Messrs. Pearson and Malmström, this column reflects the vesting of their 2015 AXA performance shares, the first tranche of their 2018 EQH RSUs and a portion of their Transaction Incentive Award Service Units in 2019. For Mr. Hurd, this column reflects the vesting of the first tranche of his 2018 EQH RSUs and a portion of his Transaction Incentive Award in 2019. For Mr. Lane, this column reflects the vesting of his 2015 AXA performance shares in 2019. For Mr. Bernstein, this column reflects the vesting of:

a portion of his Transaction Incentive Award;

the second tranche of the restricted AB Holding Units granted to him in 2017, the delivery of which (minus any AB Holding Units withheld to cover applicable taxes) is deferred pursuant to the terms of his employment agreement until May 1, 2021, subject to accelerated delivery upon circumstances set forth in his employment agreement; and

the first tranche of the restricted AB Holding Units granted to him in 2018, the delivery of which Mr. Bernstein elected to defer until January 31, 2023.

Mr. Bernstein will receive the cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(4)

The value of the AXA performance shares that vested in 2019 was determined based on the actual sale price on the vesting date, converted to US dollars using an exchange rate of 1.11058. The value of the 2018 EQH RSUs and Transaction Incentive Award Service Units that vested in 2019 were determined using the closing price of a Share on the vesting date. The value of the restricted AB Holding Units that vested in 2019 were determined using the closing price of an AB Holding Unit on the vesting date.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

PENSION BENEFITS AS OF DECEMBER 31, 2019

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension at December 31, 2019. Note that Messrs. Malmström and Hurd did not participate in the Retirement Plan or the Excess Plan since they were not eligible to participate in these plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS AS OF DECEMBER 31, 2019
Named Executive Officer	Plan Name(1)	Number of Years Credited Service(2)	Present Value of Accumulated Benefit	Payments during the last fiscal year
Mark Pearson	AXA Equitable Retirement Plan	3	$76,674	$—
	AXA Equitable Excess Retirement Plan	3	$759	$—
	AXA Equitable Executive Survivor Benefit Plan	25	4.639,742	$—
Anders Malmström	AXA Equitable Retirement Plan	—	$—	$—
	AXA Equitable Excess Retirement Plan	—	$—	$—
	AXA Equitable Executive Survivor Benefit Plan	8	$1,121,822	$—
Jeffrey Hurd	AXA Equitable Retirement Plan	8	$245,326	$—
	AXA Equitable Excess Retirement Plan	8	$475,924	$—
	AXA Equitable Executive Survivor Benefit Plan	14	$1,336,989	$—
Nick Lane	AXA Equitable Retirement Plan	19	$—	$—
	AXA Equitable Excess Retirement Plan	19	$—	$—
	AXA Equitable Executive Survivor Benefit Plan	25	$277,471	$—

(1)

The December 31, 2019 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2019.

(2)

Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive’s first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with Equitable Life affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson since he has elected benefits that do not vary based on years of service.

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby Equitable Life established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2019, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012 received an interest crediting rate of 2.5%.

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

Single life annuity;

Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

Lump sum.

Mr. Pearson and Mr. Lane are entitled to a frozen cash balance benefit under the Retirement Plan and Mr. Pearson is currently eligible for early retirement under the plan.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013 was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

The Excess Plan was amended effective September 1, 2008 to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of Equitable Life and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson or Mr. Lane made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one time the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

The ESB Plan was closed to new participants on January 1, 2019.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2019

The following table provides information on employer contributions received, and deferrals made, by the EQH Program Participants under the Post-2004 Plan in 2019, as well as their aggregate balances in the Post-2004 Plan. It also reflects Mr. Bernstein’s deferral of equity awards granted in 2017 and 2018 and employer contributions received by Mr. Lane under the Lane Letter Agreement.

NON-QUALIFIED DEFERRED COMPENSATION AS OF DECEMBER 31, 2019
Named Executive Officer	Plan Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Mark Pearson	The Post-2004 Variable Deferred Compensation Plan	$29,059	$310,423	$344,352	$—	$2,006,111
Anders Malmström	The Post-2004 Variable Deferred Compensation Plan	$13,855	$140,916	$171,192	$—	$861,470
Jeffrey Hurd	The Post-2004 Variable Deferred Compensation Plan	$18,527	$215,807	$9,304	$—	$238,106
Nick Lane	The Post-2004 Variable Deferred Compensation Plan	$15,524	$41,397	$148,212	$—	$847,296
	Lane Letter Agreement	$—	$80,088	$46,166	$—	$273,501
Seth Bernstein(4)	2017 Equity Award	$1,216,369	$—	$315,416	$—	$4,984,004
	2018 Equity Award	$1,085,419	$—	$48,332	$—	$4,535,006

(1)	The amounts reported in this column are also reported in the “All Other Compensation” column of the 2019 Summary Compensation Table above.
(2)	The amounts reported in this column are not reported in the 2019 Summary Compensation Table.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(3)

The amounts in this column for the Post-2004 Variable Deferred Compensation Plan that were previously reported as compensation in the Summary Compensation Table included in Holdings’ 2019 Proxy Statement and Equitable Life’s Forms 10-K for the years ended December 31, 2017, 2016, 2015 and 2014 are:

EQH Program Participant	Amount
Mr. Pearson	$1,681,209
Mr. Malmström	$512,585
Mr. Hurd	$58,806
Mr. Lane	$313,124

For Mr. Bernstein, the amount previously reported in the Summary Compensation Table included in AB’s Forms 10-K for the years ended December 31, 2018 and 2017 were $4,000,000 for his 2018 Equity Award and $3,500,000 for his 2017 Equity Award.

(4)	For Mr. Bernstein, the executive contributions column reflects the value of:

for the 2017 Equity Award, 41,177 restricted AB Holdings Units that vested on May 1, 2018 and 41,177 restricted AB Holdings Units that vested on May 1, 2019 which will not be delivered until May 1, 2021; and

for the 2018 Equity Award, 37,467 restricted AB Holding Units that vested on December 1, 2019 and will not be delivered until January 31, 2023.

The aggregate earnings in last fiscal year column reflects the change in the AB Holding Unit price between the applicable vesting date (December 31, 2018 in the case of the units that vested on May 1, 2018) and December 31, 2019 and cash distributions received by Mr. Bernstein on the deferred units during this period. The grant date fair value of the AB Holding Units was reported in the Summary Compensation Table for 2017 and 2018.

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 50% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

In addition, Equitable Life provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 5% of the participant’s (i) eligible compensation in excess of the qualified plan compensation limit ($280,000 in 2019) and (ii) voluntary deferrals to the Post-2004 Plan for the applicable year. Equitable Life also provides a 3% excess matching contribution for participants’ voluntary deferrals under the plan.

The Lane Letter Agreement

The Lane Letter Agreement provided that, for each calendar year during which Mr. Lane was employed by Equitable Life and on international assignment to AXA Life Japan for any portion of the year, he would be entitled to an employer contribution to a deferred compensation account for that year. For 2016, this contribution was equal to 10% of his salary

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

prior to departure, pro-rated based on the period of service under the assignment during 2016. For each year after 2016, his contribution was equal to the value of any additional employer contributions that he would have received in that year under the AXA Equitable 401(k) Plan and its related excess plan if eligible compensation for purposes of those plans equaled his worldwide income.

Contributions were credited to the deferred compensation account for a year in February of the following calendar year and Mr. Lane was immediately vested in all contributions. Each account is used solely for record keeping purposes and no assets are actually placed into any account in Mr. Lane’s name. Account balances are credited with gains and losses as if invested in the available earnings crediting options chosen by Mr. Lane. The Lane Letter Agreement currently offers a variety of earnings crediting options.

Payment of Mr. Lane’s account balances will be made in July of the fourth year after the year for which the contributions were made. Mr. Lane has a limited ability to change the time and form of payment of the account balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2019 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

For purposes of this table:

•	“2018 EQH Equity Awards” means the equity awards granted to the EQH Program Participants in 2018 other than the Transaction Incentive Awards;

•	“2019 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 14, 2019;

•	“EQH Equity Awards” means the 2018 EQH Equity Awards, the 2019 EQH Equity Awards and the Transaction Incentive Awards;

•	“Cause” is defined as follows:

For purposes of:	Cause generally means:
Mr. Pearson’s employment agreement

willful failure to substantially perform his duties after reasonable notice of his failure to do so;

willful misconduct that is materially injurious to the Company;

conviction of, or plea of nolo contendere to, a felony; or

willful breach of any written covenant or agreement with the Company to not disclose information pertaining to the Company or to not compete or interfere with the Company.

The Supplemental Severance Plan

violation of law during the course of employment;

material breach of any Company policy related to workplace conduct;

conduct resulting in damage to Company assets;

conduct that is materially injurious to the Company, monetarily or otherwise;

disclosure of confidential and/or proprietary information in violation of Company policies or standards; or

breach of duty of loyalty to the Company.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

For purposes of:	Cause generally means:
EQH Equity Awards

commission of a crime involving fraud, theft, false statements or other similar acts or commission of a felony;

willful or grossly negligent failure to perform material employment-related duties;

material violation of any Company policy;

engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or

material breach of any employment agreement, or noncompetition, nondisclosure or non-solicitation agreement with the Company.

Executive Compensation

“CIC” of Holdings generally includes the following events:

•	any person other than AXA becomes the beneficial owner of 30% or more of Holdings’ common stock and the percentage owned is greater than the percentage held by AXA;

•

at any time that AXA holds less than 50% of Holdings’ voting securities, the individuals who constitute the Board at the date the ownership of the voting securities by AXA first drops below 50% cease for any reason to constitute at least a majority of the Board; and

•

the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination;

•	“Good Reason” is defined as follows:

For purposes of:	Good Reason generally means:
Mr. Pearson’s employment agreement

an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

the removal of Mr. Pearson from his positions;

Mr. Pearson being required to be based at an office more than 75 miles from New York City;

a diminution of Mr. Pearson’s titles;

a material failure by the Company to comply with the agreement’s compensation provisions; and

a failure of the company to secure a written assumption of the agreement by any successor company.

The Supplemental Severance Plan

material diminution of duties, authority or responsibilities;

material reduction in base compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the compensation of other similarly situated senior executives); and

material change in the geographic location of an executive’s position.

Please note the following when reviewing the tables:

hypothetical payments and benefits related to equity-based awards are calculated using, as applicable:

the closing price of an AXA ordinary share on December 31, 2019, converted to U.S. dollars and the closing price of a Share on December 31, 2019;

it is assumed that any involuntary termination is not for “cause;”

in all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below; and

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

no amounts related to AXA stock options are included in the table since they are all vested.

	Temporary Income Payments	Lump Sum Payments	AXA Performance Shares	EQH Equity Awards
Mr. Pearson
Retirement	$—	$2,231,667	$5,843,970	$3,694,263
Good Reason Termination	$8,327,302	$3,064,397	$5,843,970	$3,694,263
Involuntary Termination	$8,327,302	$3,064,397	$5,843,970	$4,448,786
CIC w/o Termination	$—	$—	$—	$10,230,600
Death	$—	$—	$6,666,081	$14,359,871
Disability	$—	$—	$5,843,970	$14,359,871

Mr. Malmström
Involuntary Termination—no CIC (1)	$3,071,379	$1,056,667	$—	$798,394
CIC w/o Termination	$—	$—	$—	$3,684,974
Death	$—	$—	$2,049,522	$5,146,554
Disability	$—	$—	$1,792,429	$5,146,554

Mr. Hurd
Involuntary Termination—no CIC (2)	$4,466,375	$1,540,000	N/A	$35,904
CIC w/o Termination	$—	$—	N/A	$948,409
Death	$—	$1,540,000	N/A	$948,409
Disability	$—	$—	N/A	$1,474,848

Mr. Lane
Involuntary Termination—no CIC (3)	$2,996,375	$1,140,000	$—	$109,652
CIC w/o Termination	$—	$—	$—	$2,363,993
Death	$—	$—	$3,417,046	$3,672,390
Disability	$—	$—	$2,945,285	$3,672,390

(1)

If the involuntary termination was within twelve months after a CIC, or Mr. Malmström resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $4,095,172. See “Involuntary Termination — no CIC” below for more information.

(2)

If the involuntary termination was within twelve months after a CIC, or Mr. Hurd resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $5,955,167. See “Involuntary Termination — no CIC” below for more information.

(3)

If the involuntary termination was within twelve months after a CIC, or Mr. Lane resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $3,995,167. See “Involuntary Termination — no CIC” below for more information.

Retirement

Mr. Pearson was the only EQH Program Participant eligible to retire on the Trigger Date. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Mr. Pearson had retired on the Trigger Date, he would have received the items described in the following table.

Item	Description
Lump Sum Payments	He would have received a 2019 STIC Program award equal to the lower of his 2018 STIC Program award and his 2019 STIC Target.

AXA Performance Shares	He would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his AXA performance share awards. Accordingly, he would have received AXA performance share payouts at the same time and in the same amounts as he would have received such payouts if he had not retired. The estimated value of the 2017 performance share payout at the Trigger Date assumes target performance, while actual performance is used for the 2016 performance share payout.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Item	Description
EQH Equity Awards

The unvested portions of his 2019 EQH Equity Award and Transaction Incentive Award would have been forfeited.

His 2018 EQH Equity Award would continue to vest pursuant to its terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other	He would have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

Good Reason Termination

Mr. Pearson is the only EQH Program Participant who is entitled to temporary income payments and lump sum payments (collectively, “Severance Benefits”) in connection with a termination for good reason unrelated to a CIC. If Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason,” he would have received the items described in the following table.

Item	Description
Severance Benefits

Mr. Pearson waived his right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Under his employment agreement, he would have received:

temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent STIC Program award, (b) the average of his last three STIC Program awards and (c) his STIC Target;

a lump sum payment equal to his STIC Target; and

a lump sum payment equal to the additional excess 401(k) contributions that he would have received if his temporary income payments were eligible for those contributions and were all paid on the Trigger Date.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”), provided that they would cease if Mr. Pearson provided services for a competitor.

The Severance Benefits are contingent upon Mr. Pearson executing a release of all claims against the company.

AXA Performance Shares and EQH Equity Awards	His equity awards would have been treated as described above under “Retirement.”

Other	He would have received the Medical/ESB Benefits.

Involuntary Termination —

If Mr. Pearson’s employment had been involuntarily terminated by the Company on the Trigger Date, he would have received the items described in the following table.

Item	Description
Severance Benefits	He would have been entitled to the same Severance Benefits under his employment agreement as those due upon a termination for good reason as described above, subject to the same conditions.

AXA Performance Shares	His AXA Performance Shares would have been treated as described above under “Retirement.”

EQH Equity Awards

If he signed a release of all claims against the Company:

his 2018 EQH Equity Award would continue to vest pursuant to its terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

He would have retained a portion of his Transaction Incentive Award equal to the amount of his unvested Performance Units as of the Trigger Date multiplied by the quotient of: (a) the number of full months elapsed between the grant date and the Trigger Date; and (b) sixty. The retained Performance Units would remain subject to their vesting conditions.

His 2019 EQH Equity Award would have been forfeited.

Other	He would have received the Medical/ESB Benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Involuntary Termination — No CIC

If they had experienced an involuntary termination of employment on the Trigger Date, the EQH Program Participants other than Mr. Pearson would have received the items described in the following table.

Item	Description
Severance Benefits

They would have been eligible for Severance Benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive those benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company.

The Severance Benefits would have included:

temporary income payments equal to 78 weeks of base salary (104 weeks in the case of a termination within twelve months after a CIC);

additional temporary income payments equal to 1.5 times (two times in the case of a termination within twelve months after a CIC) the greatest of:

the most recent annual STIC Program award paid to the executive the average of the three most recent STIC Program awards paid to the executive and the executive’s STIC Target; and

a lump sum payment equal to the sum of the executive’s STIC Target and $40,000.

If, instead of an involuntary termination, the executives had resigned for “good reason” within twelve months after a CIC, they would have been entitled to the same benefits as above, subject to the same conditions.

AXA Performance Shares	They would have forfeited any AXA performance shares.

EQH Equity Awards

Provided they executed a release of claims:

they would have retained a portion of their Transaction Incentive Awards equal to the amount of their unvested Performance Units as of the Trigger Date multiplied by the quotient of: (a) the number of full months elapsed between the grant date and the Trigger Date; and (b) the vesting period. The retained Performance Units would remain subject to their vesting conditions; and

Mr. Malmström and Mr. Hurd would have retained a pro rata portion of their unvested 2018 EQH Performance Shares, which would remain outstanding and vest subject to the attainment of the applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

They would have forfeited the remaining portions of their 2019 EQH Equity Awards.

Change in Control w/o Termination

If there had been a CIC on the Trigger Date without any termination of employment, the EQH Program Participants would have received the items described in the following table.

Item	Description
AXA Performance Shares	The CIC would have had no effect on the AXA performance shares. The AXA performance shares would continue to vest subject to their existing terms and conditions, including continued service by the executives.

EQH Equity Awards

Generally, in the event of a CIC, EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the payments and benefits table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Death

If an EQH Program Participant had terminated employment due to death on the Trigger Date:

Item	Description
AXA Performance Shares	The number of any AXA performance shares granted to him in 2017 would have been multiplied by an assumed performance factor of 1.3 and any AXA performance shares granted to him in 2016 would have been multiplied by the actual performance factor for that tranche. The performance shares would have been paid in AXA ordinary shares to his heirs within 90 days following death.

EQH Equity Awards	All EQH Equity Awards would have immediately vested. EQH Stock Options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH Performance Shares.

Disability

If an EQH Program Participant had terminated employment due to disability on the Trigger Date:

Item	Description
AXA Performance Shares	He would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his AXA performance share awards. Accordingly, he would have received AXA performance share payouts at the same time and in the same amounts as he would have received such payouts if he had not terminated employment. The estimated values of those payouts at the Trigger Date assume target performance for 2017 performance shares and actual performance for 2016 performance shares.

EQH Equity Awards

He would have been treated as if he continued in the employ of the Company with respect to his EQH Equity Awards. The estimated values of payouts related to awards with performance criteria at the Trigger Date assume target performance.

All EQH stock options would have been exercisable until the earlier of their expiration date and the five-year anniversary of the termination date.

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, executives are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

EQH Equity Awards

The award agreements for the EQH Equity Awards include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s Transaction Incentive Award and 2019 Equity Program award, a CIC of Holdings as defined above) occurred on December 31, 2019 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of a Share on December 31, 2019 or the closing price of an AB Holding Unit on December 31, 2019 as applicable.

Transaction Incentive Award

Acceleration of Award
Death	$1,993,387
Disability	$1,993,387
Involuntary Termination — no CIC	$150,905
CIC of Holdings without Termination	$1,188,971

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his Transaction Incentive Award and his 2019 Equity Program award.

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company for purposes of his Transaction Incentive Award and his 2019 Equity Program award.

Involuntary Termination no CIC

If Mr. Bernstein’s employment had been involuntarily terminated by the Company on the Trigger Date without cause as defined above for EQH Equity Awards, he would have retained a portion of his Transaction Incentive Award equal to the amount of his unvested Performance Units as of the Trigger Date multiplied by the quotient of (a) the number of full months elapsed between the grant date and the Trigger Date over (b) sixty. The retained Performance Units would have remained subject to their vesting conditions. He would have forfeited the remaining portion of his 2019 Equity Program award.

CIC

In the event of a CIC on the Trigger Date, the portions of Mr. Bernstein’s Transaction Incentive Award and his 2019 Equity Program award without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

The portions of Mr. Bernstein’s Transaction Incentive Award and his 2019 Equity Program award with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the table above, we have assumed that Mr. Bernstein’s awards are not assumed or replaced.

Other Terminations

In the event of any other termination of employment, Mr. Bernstein would have forfeited any unvested portion of his Transaction Incentive Award.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

AB Holding Unit Awards

Reason for Employment Termination	Cash Payments ($)	Acceleration of Restricted AB Holding Unit Awards ($)	Other Benefits ($)
CIC of AB or termination by reason of non-extension of employment agreement(1)	$—	$2,492,002	$21,263
Termination by Mr. Bernstein for good reason(2)	$3,500,000	$2,492,002	$21,263
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB(3)	$7,000,000	$2,492,002	$21,263
Termination of Mr. Bernstein’s employment by AB other than for Cause(4)	$5,250,000	$2,492,002	$21,263
Death, Disability or Resignation (complies with applicable agreements and restrictive covenants) under 2018 and 2019 AB Holding Unit Awards(5)	$—	$7,611,361	$21,263

(1)

Upon a CIC of AB as defined below, the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations), regardless of whether Mr. Bernstein’s employment terminates. In the event Mr. Bernstein’s employment terminates due to the non-renewal of the Bernstein Employment Agreement (other than for “cause” as defined below), the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations). The AB Holding Unit award he was granted in 2018 (the “2018 SB Award”) would continue to vest subject to compliance with applicable agreements and restrictive covenants.

(2)	Under his employment agreement, if Mr. Bernstein resigns for “good reason” (as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

immediate vesting of the outstanding portion of the equity award he was granted in May 2017 and delivery of the related AB Holding Units (subject to any withholding requirements);

monthly payments equal to the cost of COBRA coverage for the COBRA coverage period and following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

In addition, the 2018 SB Award would continue to vest, subject to compliance with applicable agreements and restrictive covenants.

(3)

If, during the 12 months following a CIC of AB, Mr. Bernstein is terminated without “cause” or resigns for “good reason”, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

If Mr. Bernstein’s employment is terminated without “cause”, he will receive the amounts described in (2) above, except that the cash payment will equal 1.5 times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(5)

The 2018 SB Award and the AB Holding Unit award he was granted in 2019 will immediately vest upon a termination due to death or disability. For this purpose, “disability” is the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(6)	Reflects the value of group medical coverage to which Mr. Bernstein would be entitled.

Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events, the Company ceasing to control the election of a majority of the AB Board.

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

2019 DIRECTOR COMPENSATION

The following table provides information on the total compensation that was paid to our directors in 2019 for service on the board of directors of Holdings, Equitable Life and Equitable America, other than Messrs. Buberl, Stansfield, Poupart-Lafarge and Harlin and Ms. Silvent who did not receive any such compensation and Mr. Pearson whose compensation is fully reflected in the Summary Compensation Table above.

To the extent that a member of our board of directors also served on one or both of the Holdings and Equitable Life board of directors during 2019, his or her compensation was allocated accordingly among the applicable companies. The total amount allocated to Equitable America for director compensation in 2019 was $627,446.

2019 DIRECTOR COMPENSATION
Director	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
De Oliveira, Ramon	$186,250	$260,007	$442	$446,699
Fallon-Wash, Barbara	$60,000	$160,001	$40	$220,041
Kaye, Daniel	$130,000	$160,001	$40	$290,041
Matus, Kristi	$145,000	$160,001	$40	$305,041
Scott, Bertram	$100,000	$160,001	$40	$260,041
Stonehill, Charles	$127,957	$160,001	$40	$287,998

(1)

The amounts reported in this column represent the aggregate grant date fair value of restricted and unrestricted stock awarded in 2019 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15 of the Notes to the Consolidated Financial Statements.

The grant date fair value of each award is as follows:

Director	Holdings Common Stock
De Oliveira, Ramon	$260,007
Kaye, Daniel	$160,001
Matus, Kristi	$160,001
Scott, Bertram	$160,001
Stonehill, Charles	$160,001

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

As of December 31, 2019, the directors each had outstanding awards as follows:

Director	Restricted AXA Ordinary Shares	Vested AXA Ordinary Share Options
De Oliveira, Ramon	3,276	4,361
Kaye, Daniel	3,276	—
Matus, Kristi	3,276	—
Scott, Bertram	3,276	—
Stonehill, Charles	1,429	—

Cash Retainers and Meeting Fees

Non-employee directors receive an annual cash retainer of $100,000 and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

Audit Committee — $30,000

Compensation Committee — $25,000

Nominating and Corporate Governance Committee — $20,000

Finance and Risk Committee — $20,000

Equity Awards

Holdings’ Common Stock

Non-employee directors receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $160,000. The Independent Chair receives an additional $100,000 equity retainer.

AXA Ordinary Shares Options

Mr. Oliveira previously received AXA ordinary share options as a member of the AXA Financial, Equitable Life and Equitable America boards of directors. The value of the AXA ordinary share option grants was determined using the Black-Scholes methodology or other methodology used with respect to option awards contemporaneously made to employees. The options were subject to a four-year vesting schedule whereby one-third of each grant vested on the second, third and fourth anniversaries of the grant date.

Restricted AXA Ordinary Shares

The non-employee directors previously received restricted AXA ordinary shares as members of the AXA Financial, Equitable Life and Equitable America boards of directors. During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

In the event a director dies, is removed without cause, is not reelected, retires or resigns, the restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her restricted stock then outstanding will be forfeited. Upon any other type of termination, all restricted stock is forfeited.

Directors could elect to defer receipt of at least ten percent of their restricted stock awards. Upon deferral, the director received deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Upon a change in control of Holdings, unless the awards will be assumed or substituted following the change in control, the restricted stock will become immediately non-forfeitable.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Benefits

Charitable Award Program for Directors

Under the Charitable Award Program for Directors, the non-employee directors may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors may participate in the Equitable Foundation’s Matching Gifts program. Under this program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident

All directors are covered for accidental loss of life while traveling to, or returning from:

•	board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times his or her annual compensation, subject to certain maximums.

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. We generally reimburse non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Shares and/or AB Holding Units. The directors are required to retain 100% of any net shares or units (after the payment of taxes) received as compensation until the ownership requirement is achieved.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

We are an indirect, wholly owned subsidiary of Holdings.

Security Ownership by Management

The following table sets forth, as of March 3, 2020, certain information regarding the beneficial ownership of common stock of Holdings by each of our directors and executive officers and by all of our directors and executive officers as a group. Percentage computations are based on 450,586,255 shares of our common stock outstanding as of March 23, 2020. The address for each listed stockholder is c/o 1290 Avenue of the Americas, New York, New York 10104.

Name and Address of Beneficial Owner	Number of Shares of Holdings Common Stock Beneficially Owned	Percentage of Holdings Common Stock Outstanding
Daniel G. Kaye	18,474	*
Joan Lamm-Tennant	—	—
Kristi A. Matus	12,474	*
Ramon de Oliveira(1)	21,243	*
Mark Pearson(2)	788,420	*
Bertram L. Scott	12,474	*
George Stansfield(1)	—	—
Charles G. T. Stonehill	13,474	*
Seth Bernstein(3)	82,939	*
Jeffrey Hurd(4)	259,050	*
Nick Lane(5)	147,222	*
Anders Malmström(6)	248,740	*
All current directors and executive officers as a group (14 persons)(1) (7)	1,792,085	*

*	Number of shares listed represents less than one percent of the outstanding Holdings common stock.
(1)	Excludes shares beneficially owned by AXA and its subsidiaries.
(2)	Includes (i) 259,174 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 406,361 shares of unvested EQH performance shares.
(3)	Includes (i) 21,816 shares Mr. Bernstein can acquire within 60 days under option plans and (ii) 47,990 shares of unvested EQH performance shares.
(4)	Includes (i) 104,344 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 132,394 shares of unvested EQH performance shares.
(5)	Includes (i) 41,449 shares Mr. Lane can acquire within 60 days under option plans and (ii) 93,303 shares of unvested EQH performance shares.
(6)	Includes (i) 93,498 shares Mr. Malmström can acquire within 60 days under option plans and (ii) 128,619 shares of unvested EQH performance shares.
(7)	Includes (i) 588,943 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 902,016 shares of unvested EQH performance shares.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

EFLOA is subject to Holdings’ related person transaction policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of certain transactions between Holdings and its subsidiaries and a “Related Person,” or a “Related Person Transaction.” Pursuant to the terms of the Related Person Transaction Policy, Holdings’ Board, acting through its Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any potential Related Person Transaction is required to be reported to Holdings’ legal department, which will then determine whether it should be submitted to the Holdings’ Audit Committee for consideration. The Holdings’ Audit Committee must then review and decide whether to approve any Related Person Transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Holdings or its subsidiaries was, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer of Holdings or a nominee to become a director of Holdings; any person who is known to be the beneficial owner of more than five percent of Holdings’ common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

As a wholly owned indirect subsidiary of Holdings, and formerly of AXA, EFLOA has entered into various transactions with both Holdings and AXA and their subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements (“Intercompany Agreements”). In addition to the Related Person Transaction Policy, Intercompany Agreements to which EFLOA is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona’s insurance holding company systems act.

TRANSACTIONS BETWEEN EFLOA AND AFFILIATES

Under EFLOA’s service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to EFLOA to conduct its business. The associated costs related to the service agreement are allocated to EFLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support EFLOA. As a result of such allocations, EFLOA incurred expenses of $130.5 million, $156.3 million and $110.5 million for 2019, 2018 and 2017, respectively.

EFLOA paid $103.7 million, $113.2 million and $109.1 million in commissions and fees for the sale of its insurance products to AXA Distribution Holding Corporation and its subsidiaries in 2019, 2018 and 2017, respectively. AXA Distribution Holding Corporation is an indirect wholly-owned subsidiary of AXA Financial and its subsidiaries include AXA Advisors, LLC, AXA Network LLC and PlanConnect, LLC.

Various AXA affiliates cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life. Beginning in 2008, AXA Global Life retrocedes a quota share portion of these risks to EFLOA on a one-year term basis. Premiums assumed from the above mentioned affiliated reinsurance transactions during 2019, 2018 and 2017, were $1.2 million $2.4 million and $2.4 million, respectively. Claims and expenses assumed under these agreements during 2019, 2018 and 2017 were $0.4 million, $2.1 million and $1.8 million, respectively.

EFLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis and, through April 10, 2018, reinsured the no-lapse guarantee riders through AXA RE Arizona. On April 11, 2018, all of the business EFLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re. Premiums earned from the above mentioned affiliated reinsurance transactions during 2019, 2018 and 2017, were $5.2 million, $4.4 million and $3.4 million, respectively. There were no claims ceded for any of the years.

EFLOA paid $52.0 million, $43.1 million and $57.4 million in commissions and fees for the sale of its insurance products to AXA Distributors in 2019, 2018 and 2017, respectively.

In addition to the AXA Equitable service agreement, EFLOA has various other service and investment advisory agreements with AB. The amount of expenses incurred by EFLOA related to these agreements was $1.8 million, $1.8 million and $1.6 million for 2019, 2018 and 2017, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of

Equitable Financial Life Insurance Company of America

Opinion on the Statutory Financial Statements

We have audited the accompanying balance sheets — statutory basis of Equitable Financial Life Insurance Company of America (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations — statutory basis, of changes in capital and surplus — statutory basis, and of cash flows — statutory basis for each of the three years in the period ended December 31, 2019, including the related notes (collectively referred to as the “statutory financial statements”). In our opinion, because of the effects of the matters discussed in the following paragraph, the statutory financial statements do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2019 and 2018, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2019.

As discussed in Note 2 to the statutory financial statements, the statutory financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Arizona Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America. As discussed in Note 2, the effects on the statutory financial statements of the variances between the statutory basis of accounting described in Note 2 to the statutory financial statements and accounting principles generally accepted in the United States of America are material.

In our opinion, the statutory financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019 in conformity with accounting practices prescribed or permitted by the Arizona Department of Insurance.

Basis for Opinion

These statutory financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s statutory financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these statutory financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the statutory financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the statutory financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statutory financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 9, 2020

We have served as the Company’s auditor since at least 1998. We have not been able to determine the specific year we began serving as auditor of the Company.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

BALANCE SHEETS — STATUTORY BASIS

DECEMBER 31, 2019 AND 2018

	2019	2018
	(in millions)
ADMITTED ASSETS:
Cash and invested assets:
Cash, cash equivalents and short-term investments	$88.1	$48.8
Fixed maturities	1,353.2	1,069.7
Common stocks	58.9	55.0
Mortgage loans	17.0	17.0
Policy loans	88.5	109.9
Derivatives and other invested assets	29.2	19.7

Total invested assets	1,634.9	1,320.1
Investment due and accrued	13.8	11.3
Net deferred tax asset	16.6	14.3
Other assets	91.0	78.3
Separate Accounts assets	2,704.2	2,280.8

Total assets	$4,460.5	$3,704.8

LIABILITIES AND CAPITAL AND SURPLUS:		.
Liabilities:
Policy reserves and deposit type-funds	$1,619.8	$1,311.8
Policy and contract claims	13.9	22.1
Transfer to (from) Separate Accounts due and accrued	(223.4)	(193.1)
Asset valuation reserve	21.1	15.8
Amounts withheld by company as agent	14.7	11.6
Other liabilities	62.7	51.5
Separate Accounts liabilities	2,685.1	2,262.7

Total liabilities	4,193.9	3,482.4

Commitments and contingencies (Note 10)

Capital and surplus:
Common stock, $1.00 per share par value, 5,000,000 shares authorized, 2,500,000 million shares issued and outstanding	2.5	2.5
Paid-in surplus	548.6	463.2
Unassigned surplus (deficit)	(284.5)	(243.3)

Total capital and surplus	266.6	222.4

Total liabilities and capital and surplus	$4,460.5	$3,704.8

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

STATEMENTS OF OPERATIONS — STATUTORY BASIS

YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

	2019	2018	2017
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$633.5	$591.4	$519.4
Net investment income	55.7	49.2	40.2
Commission and expense allowance on reinsurance ceded	18.9	25.1	27.4
Income from fees associated with Separate Accounts	48.9	49.1	49.5
Other income	3.2	1.9	2.5

Total premiums and other revenues	760.2	716.7	639.0

BENEFITS AND EXPENSES:
Policyholder benefits	192.2	127.8	88.8
Increase (decrease) in reserves	296.8	282.2	253.9
Separate Accounts’ modified coinsurance reinsurance	110.2	110.6	110.2
Commissions	119.5	118.0	109.9
Operating expenses	159.0	147.8	150.2
Transfer to or (from) Separate Accounts, net	(3.7)	12.5	(17.3)

Total benefits and expenses	874.0	798.9	695.7

Net gain (loss) from operations before federal income taxes (“FIT”)	(113.8)	(82.2)	(56.7)
FIT expense (benefit) incurred (excluding tax on capital gains)	(19.1)	7.6	(21.3)

Net gain (loss) from operations	(94.7)	(89.8)	(35.4)
Net realized capital gains (losses), net of tax	64.9	1.0	23.2

Net income (loss)	$(29.8)	$(88.8)	$(12.2)

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS — STATUTORY BASIS

YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

	Common Stock	Paid-in Surplus	Unassigned Surplus (Deficit)	Total Capital and Surplus
	(in millions)
Balances as of January 1, 2017	$2.5	$393.2	$(93.0)	$302.7
Net income (loss)	—	—	(12.2)	(12.2)
Change in net unrealized capital gains (losses), net of tax	—	—	22.0	22.0
Change in asset valuation reserve	—	—	(2.7)	(2.7)
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	(6.5)	(6.5)
Changes in surplus as a result of reinsurance	—	—	(21.5)	(21.5)
Other changes to surplus	—	—	5.2	5.2

Balances as of December 31, 2017	$2.5	$393.2	$(108.7)	$287.0

Balances as of January 1, 2018	$2.5	$393.2	$(108.7)	$287.0
Net income (loss)	—	—	(88.8)	(88.8)
Change in net unrealized capital gains (losses), net of tax	—	—	(28.1)	(28.1)
Change in asset valuation reserve	—	—	(0.9)	(0.9)
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	4.8	4.8
Changes in surplus as a result of reinsurance	—	—	(19.8)	(19.8)
Other changes to surplus	—	—	(1.8)	(1.8)
Paid in surplus	—	70.0	—	70.0

Balances as of December 31, 2018	$2.5	$463.2	$(243.3)	$222.4

Balances as of January 1, 2019	$2.5	$463.2	$(243.3)	$222.4
Net income (loss)	—	—	(29.8)	(29.8)
Change in net unrealized capital gains (losses), net of tax	—	—	15.7	15.7
Change in asset valuation reserve	—	—	(5.3)	(5.3)
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	3.5	3.5
Changes in surplus as a result of reinsurance	—	—	(13.7)	(13.7)
Other changes to surplus	—	—	0.7	0.7
Paid-in surplus	—	85.4	—	85.4
Prior year correction(1)	—	—	(12.3)	(12.3)

Balances as of December 31, 2019	$2.5	$548.6	$(284.5)	$266.6

(1)	Prior year correction is gross of a $3.9 million tax benefit.

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

STATEMENTS OF CASH FLOWS — STATUTORY BASIS

YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

	2019	2018	2017
	(in millions)
Cash from operations:
Premiums and other considerations	$635.1	$593.9	$516.6
Net investment income	54.2	47.6	37.0
Other income	56.7	56.7	57.2
Policyholder benefits	(201.4)	(119.5)	(80.8)
Net transfer (to) from Separate Accounts	(26.6)	(19.9)	(7.0)
Commissions, expenses, other deductions	(384.5)	(376.6)	(360.2)
Federal income taxes (paid) recovered	0.8	—	7.8

Net cash from (used in) operations	134.3	182.2	170.6

Cash from investing activities:
Proceeds from investments sold, matured or repaid:
Fixed maturities	65.0	284.8	343.8
Common Stocks	1.8	—	—
Derivatives and other miscellaneous proceeds	88.6	44.9	77.2

Total investment proceeds	155.4	329.7	421.0
Cost of investments acquired:
Fixed maturities	(350.1)	(339.1)	(663.1)
Common stocks	—	(2.0)	—
Change in policy loans	21.6	(53.0)	(12.0)
Derivatives and other miscellaneous payments	(2.0)	(9.7)	(40.6)

Total investments acquired	(330.5)	(403.8)	(715.7)

Net cash provided by (used in) investing activities	(175.1)	(74.1)	(294.7)

Cash from (used in) financing activities and miscellaneous sources:
Capital and paid in surplus	70.0	—	—
Amounts withheld or retained by company as agent	3.1	(81.9)	35.7
Other cash provided (applied)	7.0	(15.1)	18.8

Net cash from (used in) financing activities and miscellaneous sources	80.1	(97.0)	54.5

Net change in cash, cash equivalents, and short-term investments	39.3	11.1	(69.6)
Cash, cash equivalents and short-term investments, beginning of year	48.8	37.7	107.3

Cash, cash equivalents and short-term investments, end of year	$88.1	$48.8	$37.7

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America

Notes to Financial Statements — Statutory Basis

1)	ORGANIZATION AND DESCRIPTION OF BUSINESS

Equitable Financial Life Insurance Company of America (herein referred to as either “EFLOA” or the “Company”), formerly MONY Life Insurance Company of America is an Arizona stock life insurance company whose primary business is to provide life insurance, annuity and group employee benefit products to both individuals and businesses. EFLOA is a wholly-owned subsidiary of AXA Equitable Financial Services, LLC (“AEFS”) which is a wholly-owned subsidiary of AXA Equitable Holdings, Inc., and collectively with its consolidated subsidiaries referred to herein as “Equitable Holdings” or “Holdings”. Prior to the initial public offering of shares of Holdings common stock on May 14, 2018, (the “IPO”), Holdings was a wholly-owned subsidiary of AXA S.A. (“AXA”), a French holding company for the AXA Group, a worldwide leader in life, property and casualty and health insurance and asset management. As of December 31, 2019, AXA owns less than 10% of the outstanding common stock of Holdings.

In 2013, the Company entered into a reinsurance agreement (“Reinsurance Agreement”) with Protective Life Insurance Company (“Protective”) to reinsure an in-force book of life insurance and annuity policies written prior to 2004. In addition to the Reinsurance Agreement, the Company entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business. For additional information on the Reinsurance Agreements see Note 12.

2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Use of Estimates in Preparation of the Financial Statements

The preparation of financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

Some of the significant estimates include those used in determining measurement of an impairment; valuation of investments, including derivatives (in the absence of quoted market values) and the recognition of other than temporary impairments; aggregate reserves; claim liabilities; provision for income taxes and valuation of deferred tax assets; and reserves for contingent liabilities, including reserves for losses in connection with unresolved legal matters, if applicable.

Significant Accounting Policies

The accompanying financial statements of EFLOA have been prepared in conformity with accounting practices prescribed or permitted by the Arizona Department of Insurance (“SAP”).

The Arizona Department of Insurance recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company in order to determine its solvency under the Arizona State Insurance Laws. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Arizona. NAIC SAP is comprised of the Preamble, the Statements of Statutory Accounting Principles (“SSAP”), and Appendices.

Accounting Changes

Accounting changes adopted to conform to the provisions of NAIC SAP are reported as changes in accounting principles. The cumulative effect of changes in accounting principles are reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. During 2019, 2018 and 2017, there were no new accounting changes that had a material effect on the Company’s financial statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

New Accounting Pronouncement

Principal Based Reserving (“PBR”) is a new method of calculating life insurance reserves for term and universal life with secondary guarantees. Adoption of the PBR is optional until January 1, 2020, when it is effective and only applies to new business sold after the Company adopts the methodology. The Company elected to adopt PBR in 2018 for new products issued starting January 1, 2018.

Difference between Generally Accepted Accounting Principles (“GAAP”) and SAP

The differences between statutory surplus and capital stock determined in accordance with SAP and total shareholder’s equity under GAAP are primarily:

(a)	the inclusion in SAP of an Asset Valuation Reserve (“AVR”);

(b)	policy reserves and deposit life funds under SAP differ from GAAP due to differences between actuarial assumptions and reserving methodologies;

(c)	certain policy acquisition costs are expensed under SAP but deferred under GAAP and amortized over future periods;

(d)

under SAP, Federal income taxes are provided on the basis of amounts currently payable and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company’s financial statements. Changes in deferred income taxes are charged directly to surplus and have no impact on earnings. Further, deferred tax assets are reflected to the extent the probability of realization is more likely than not and admissibility of deferred tax assets that are considered realizable is limited while under GAAP, current and deferred Federal income taxes are reported in both income and comprehensive income and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company’s financial statements. Deferred tax assets are subject to a similar realization assessment under GAAP;

(e)

the valuation of assets under SAP and GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral under SAP of interest-related realized capital gains and losses on fixed income investments through the Interest Maintenance Reserve (“IMR”) intended to stabilize surplus from fluctuations in the value of the investment portfolio;

(f)

the valuation of the investment in AllianceBernstein L.P. (“AllianceBernstein”) under SAP reflects a portion of the market value change rather than the equity in the underlying net assets as required under GAAP;

(g)	certain assets, primarily prepaid assets, certain deferred taxes and computer software development costs, are not admissible under SAP but are admissible under GAAP;

(h)	the fair valuing of all acquired assets and liabilities including VOBA and intangible assets required for GAAP purchase accounting is not recognized in SAP;

(i)

reserves and reinsurance recoverables on unpaid claims on reinsured business are netted in aggregate reserves and the liability for life policy claims, respectively, under SAP while under GAAP these reinsured amounts are reflected as an asset;

(j)

under SAP, premiums, regardless of policy type, are recognized when due and include the change in the deferred premium asset while under GAAP revenue recognition varies by product type and does not include the change in deferred premiums; and

(k)	derivatives unrealized gains and losses flow through surplus under SAP but through income under GAAP.

The effects of the differences between GAAP and SAP on the accompanying statutory financial statements are material.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Other Accounting Policies

Recognition of Premium and Related Expenses

Premiums, considerations and purchase payments are generally recognized as income when due. Payments on deposit-type contracts are recorded to the policy reserve. Policy acquisition costs incurred in connection with the acquiring of new business, such as commissions, underwriting, agency and policy issuance expenses, are charged to operations as incurred.

Reinsurance Ceded

Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves. Any reinsurance balance amounts deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability for unauthorized reinsurers are credited or charged to surplus. Any increase in surplus net of tax resulting from a new reinsurance agreement is recognized as a direct credit to surplus. Recognition of the surplus increase as income is amortized net of tax as earnings emerge from the business reinsured, with no additional impact to surplus. Losses from new reinsurance treaties are expensed immediately.

Valuation of Investments

Bonds, which consist of long-term bonds, are stated primarily at amortized cost in accordance with the valuation prescribed by the Department and the NAIC. Bonds rated by the NAIC are classified into six categories ranging from highest quality bonds to those in or near default. Bonds rated in the top five categories are generally valued at amortized cost while bonds rated at the lowest category are valued at lower of amortized cost or fair market value. The Company follows both the prospective and retrospective methods for amortizing bond premium and discount. Both methods require the recalculation of the effective yield at each reporting date if there has been a change in the underlying assumptions. For the prospective method, the recalculated yield will equate the carrying amount of the investment to the present value of the anticipated future cash flows. The recalculated yield is then used to accrue income on the investment balance for subsequent accounting periods. There are no accounting changes in the current period unless the undiscounted anticipated cash flow is less than the carrying amount of the investment. For the retrospective method, the recalculated yield is the rate that equates the present value of actual and anticipated future cash flows with the original cost of the investment. The current balance of the investment is increased or decreased to the amount that would have resulted had the revised yield been applied since inception and investment income is correspondingly decreased or increased. For other than temporary impairments, the cost basis of the bond excluding loan-backed and structured securities is written down to fair market value as a new cost basis and the amount of the write down is accounted for as a realized loss.

Mortgage backed and assets backed bonds are amortized using the effective interest method including anticipated prepayments from the date of purchase; significant changes in the estimated cash flows from original purchase assumptions are accounted for using the retrospective method. Mortgage backed and asset backed bonds carrying values are adjusted for impairment deemed to be other than temporary through write-downs recorded as realized capital losses.

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The retrospective adjustment method is predominately used to value securities except issues in default.

Publicly traded unaffiliated common stocks are stated at market value; common stocks not publicly traded are stated at fair value. Common stock values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses.

Preferred stocks are included with fixed maturities. They are stated principally at amortized cost and are adjusted to regulatory mandated values through the establishment of a valuation allowance, and for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses. The preferred stock investments include real estate investment trusts (“REIT”) nonredeemable and redeemable preferred stock. Preferred stock investments may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.

Short-term investments are stated at cost or amortized cost, which approximates market value.

Cash and cash equivalents includes cash on hand, money market funds, amounts due from banks, highly liquid debt instruments purchased with a maturity of three months or less, and certificates of deposit with a maturity of one year or less.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mortgage loans on real estate are stated at unpaid principal balances net of unamortized discounts or premiums, fees and valuation allowances. Valuation allowances are established for mortgage loans that are considered impaired by management and recorded based on the difference between collateral value less estimated sales costs and the amortized cost of the mortgage loan. A mortgage loan that is considered other than temporary impairment impaired by management is written down to collateral value less estimated sales costs with the write-down recorded as a realized capital loss. Mortgage loans for which foreclosure is probable are considered other than temporary impairment impaired by management.

Policy loans are stated at unpaid principal balances.

Equity partnership investments are accounted for using the equity method. Changes in the equity value are recorded to unrealized capital gains and losses, unless partnership values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses. As of December 31, 2019, the Company had no investment in equity partnerships.

Real estate acquired in satisfaction of debt is valued at the lower of unpaid principal balance or estimated fair value at the date of acquisition. Real estate held for investment is reviewed for impairment annually and whenever events or changes in circumstances indicate the carrying value of such assets may not be recoverable. Impaired real estate is written down to fair value with the impairment loss being included in net realized capital losses. Real estate which management has committed to disposing of by sale or abandonment is carried at the lower of estimated fair value less disposition costs or depreciated cost. Real estate held for sale is reviewed quarterly with the shortfall recorded as impairment with a corresponding charge to net realized capital losses. As of December 31, 2019, the Company has no real estate.

Real estate joint ventures are reported principally on the equity method of accounting. The results of real estate joint ventures are adjusted for depreciation, write-downs and valuation allowances. As of December 31, 2019, the Company has no real estate joint ventures.

Depreciation of directly owned real estate and real estate owned by joint ventures is computed using the straight line method, generally ranging from 40 to 50 years. As of December 31, 2019, the Company has no real estate.

All insurance subsidiaries are reported at their respective statutory net equity values. Currently, the only affiliate investment the Company has is AllianceBernstein. The reporting valuation bases for all other subsidiaries (excluding AllianceBernstein L.P. (“AllianceBernstein”)) are reported principally on the equity method of accounting. The Company adopted the market valuation method as the reporting valuation basis for its ownership of AllianceBernstein units in order to conform to the provisions of NAIC SAP. The Company petitioned and received from the Securities Valuation Office (SVO) a valuation of its AllianceBernstein units.

Derivatives are used for asset/liability risk management. If the hedging relationship is effective, the derivative is accounted for in the same manner as the hedged item. If the derivative is not in an effective hedging relationship, the derivative is marked to fair value by recording an unrealized gain or loss (see Note 6 for additional information).

In addition, EFLOA has executed various collateral arrangements with counterparties regarding over-the-counter derivative transactions that require both pledging and accepting collateral either in the form of cash or high-quality securities, such as Treasuries or those issued by government agencies, or, for some counterparties, investment-grade corporate bonds.

Realized Investment Gains (Losses) and Unrealized Capital Gains (Losses)

Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of net income. The change in unrealized capital gains (losses) is presented as a component of change in surplus.

The AVR and IMR are required under SAP. The AVR for the General Account and Separate Accounts for which EFLOA bears the investment risk is determined by a specified formula and provides for possible future investment losses through charges to capital and surplus. The AVR requires reserves for bonds, preferred stocks, common stocks, mortgage loans on real estate, real estate, and other investments. The IMR captures, for all types of fixed income investments, the realized investment gains and losses which result from changes in the overall level of interest rates. These deferred investment gains or losses are amortized into income over the remaining term to maturity of the investments sold.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Fair Value of Financial Instruments

Included in various investment-related line items in the financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or market.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3	Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

The Company determines fair value based upon quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair values cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades.

Separate Accounts

Separate Accounts’ assets and liabilities represent primarily segregated funds administered and invested by the Company for the benefit of certain contract holders. Approximately 84 percent of these assets consist of securities reported at market value and 16 percent consist of fixed maturity securities carried at amortized cost in a book value Separate Accounts. Premiums, benefits and expenses of the Separate Accounts are included in the Company’s Statements of Operations —Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Under the Protective Reinsurance Agreement, Separate Accounts products subject to the Agreement are ceded on a modified coinsurance (“MODCO”) basis, with Separate Accounts’ assets and liabilities remaining with EFLOA. The Separate Accounts net gains from operations and fees associated with these Separate Accounts contracts (recorded to “Other income”) and the Net transfers to or (from) Separate Accounts are ceded to Protective, and included in the “Separate Accounts’ modified coinsurance reinsurance” line in the Statements of Operations — Statutory Basis.

Nonadmitted Assets

Certain assets designated as “nonadmitted” (certain deferred taxes, prepaid expenses, furniture and equipment, leasehold improvements, accrued interest on certain investments, intangible asset, and non-operating system software expenses) are excluded from assets and statutory surplus. The Company had $64.8 million and $57.5 million of non admitted assets as of December 31, 2019 and 2018, respectively.

Policy and Contract Claims

Policy and contract claim expenses are reported in the period when the Company determines they are incurred. The claim liability would include an estimate for claims incurred but not reported.

Aggregate Reserves

Aggregate reserves for insurance and annuity policies are generally computed under the Commissioners’ Reserve Valuation Method and Commissioners’ Annuity Reserve Valuation Method, respectively, or otherwise under the net level premium method or comparable method, and are subject to reserve adequacy testing. Reserves for the indexed universal life products introduced in 2018 and later and variable universal life products introduced in 2019 are principle-based reserves (“PBR”) computed in accordance with NAIC VM-20.

Benefit reserves are computed using statutory mortality and interest requirements and are generally determined without consideration of future withdrawals. Interest rates used in establishing such reserves range from 3.5% to 6.0% for life insurance reserves.

Federal Income Taxes

The Company has a tax sharing agreement with Equitable Holdings and is included in a consolidated federal income tax return together with Equitable Holdings and other affiliates. In accordance with the tax sharing agreement, tax expense is based on a separate company computation. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis. For more information see Note 7.

Revision of Prior Period Financial Statements

During the second quarter of 2018, management identified errors in the calculation of reserves, which included: (i) an error that was primarily the result of modeling errors impacting the statutory valuation system for no lapse guarantee in-force products utilizing the calculations under AG 37 and AG 38; and (ii) an error in the calculation of universal life reserves as the cash surrender value of enhance riders was not included in the cash surrender value yield used to floor the statutory reserves. Management concluded that the errors were not material to the December 31, 2017 and 2016 financial Statements. However, in order to improve the consistency and comparability of the financial statements, management revised the 2017 financial statements to correct for these errors.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The following tables present line items in the Company’s financial statements — statutory basis as of and for the year ended December 31, 2017 that have been affected by the revisions. For these items, the tables detail the amounts as previously reported, the impact upon those line items due to the adjustments, and the amounts as currently revised.

	Year Ended December 31, 2017
	As Reported	Adjustments	As Revised
	(in millions)
Statement of Operations — Statutory Basis
BENEFITS AND EXPENSES:
Increase (decrease) in reserves	255.1	(1.2)	253.9
Total Expenses	696.9	(1.2)	695.7

Net gain (loss) from operations before federal income taxes (“FIT”)	(57.9)	1.2	(56.7)
FIT expense (benefit) incurred (excluding tax on capital gains)	(22.3)	1.0	(21.3)

Net gain (loss) from operations	(35.6)	0.2	(35.4)

Net income (loss)	$(12.4)	$0.2	$(12.2)

Statement of Changes in Capital and Surplus — Statutory Basis
Balance, beginning of year:
Unassigned surplus (deficit)	$(77.1)	$(15.9)	$(93.0)

Total capital and surplus	318.6	(15.9)	302.7
Net income (loss)	(12.4)	0.2	(12.2)

Net change in Capital and Surplus	(15.9)	0.2	(15.7)
Balance, end of year:
Unassigned surplus (deficit)	(93.0)	(15.7)	(108.7)

Total capital and surplus	$302.7	$(15.7)	$287.0

Correction of error

During the fourth quarter of 2019, the Company’s management identified an error in the calculation of universal life NLG reserves. As a result of this error, and in accordance with SSAP #3, the Company reported a correction to decrease opening surplus by $12.3 million within Statement of Changes in Capital and Surplus and included a current and deferred tax benefit of $3.9 million. The Company’s management does not believe this correction to be material to the Company’s results of operations, financial position, or cash flow for any of the Company’s previously filed annual statements. The net gain from operation and surplus in 2018 would have been lower by approximately $2.3 million and $8.4 million, respectively, if such error had not been made. The net gain from operations and surplus in 2017 would have been lower by approximately $2.0 million and $4.1 million, respectively if such error not been made.

Reconciliation of Annual Statement to Audited Financial Statements

During the second quarter of 2018, management identified errors in the calculation of reserves, which included: (i) an error that was primarily the result of modeling errors impacting the statutory valuation system for no lapse guarantee in-force products utilizing the calculations under AG 37 and AG 38; and (ii) an error in the calculation of universal life reserves as the cash surrender value of enhance riders was not included in the cash surrender value yield used to floor the statutory reserves. Management concluded that the errors were not material to the December 31, 2017 financial Statements. However, in order to improve the consistency and comparability of the financial statements, management revised the 2017 financial statements to correct for these errors.

As a result of the aforementioned adjustments, there is a difference between the accompanying audited statutory financial statements and the 2019, 2018 and 2017 Annual Statements filed with the NAIC and the Arizona Department of Insurance. The 2019, 2018 and 2017 annual statements reflect the misstatements in accordance with SSAP#3 as a correction of a prior year error as a direct change to surplus.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Listed below is the reconciliation between the accompanying audited financial statements and the Annual Statement as filed:

2018	Total Assets	Total Liabilities	Capital and Surplus	Total Liabilities Surplus and Other Funds	Net Income
	(in millions)
Annual Statement, as filed	$3,704.8	$3,482.4	$222.4	$3,704.8	$(89.4)
Adjustment for reserves	—	—	—	—	0.6

Audited statutory financial statements as reported herein	$3,704.8	$3,482.4	$222.4	$3,704.8	$(88.8)

2017	Total Assets	Total Liabilities	Capital and Surplus	Total Liabilities Surplus and Other Funds	Net Income
	(in millions)
Annual Statement, as filed	$3,735.1	$3,432.4	$302.7	$3,735.1	$(12.4)
Adjustment for reserves	—	15.7	(15.7)	—	0.2

Audited statutory financial statements as reported herein	$3,735.1	$3,448.1	$287.0	$3,735.1	$(12.2)

3)	INVESTMENTS

Fixed Maturities and Common Stock

The following tables provide additional information relating to fixed maturities and common stock held:

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(in millions)
December 31, 2019
Fixed Maturities:
U.S. Government	$11.2	$0.4	$—	$11.6
States, Territories & Possessions	15.3	0.7	—	16.0
Special Revenue and Special Assess. Obligations	4.0	0.1	—	4.1
Political Subdivisions of States and Territories	6.6	0.1	0.2	6.5
Industrial and Miscellaneous (Unaffiliated)	1,313.8	82.0	1.0	1,394.8
Preferred Stocks	2.3	—	—	2.3

Total Fixed Maturities	$1,353.2	$83.3	$1.2	$1,435.3

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Adjusted Cost
	(in millions)
Common Stocks:
Unaffiliated	$0.2	$—	$—	$0.2

Total Unaffiliated Common Stocks	$0.2	$—	$—	$0.2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(in millions)
December 31, 2018
Fixed Maturities:
U.S. Government	$8.5	$0.1	$0.2	$8.4
Special Revenue and Special Assess. Obligations	0.5	0.3	—	0.8
Political Subdivisions of States and Territories	3.6	0.1	—	3.7
Industrial and Miscellaneous (Unaffiliated)	1,052.9	2.2	54.4	1,000.7
Preferred Stocks	4.2	—	0.4	3.8

Total Fixed Maturities	$1,069.7	$2.7	$55.0	$1,017.4

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Adjusted Cost
	(in millions)
Common Stocks:
Unaffiliated	$2.0	$—	$—	$2.0

Total Unaffiliated Common Stocks	$2.0	$—	$—	$2.0

Proceeds from sales of investments in fixed maturities and common stocks during 2019, 2018 and 2017 were $56.4 million, $264.7 million and $300.4 million, respectively. Gross gains of $0.6 million in 2019, $0.7 million in 2018 and $9.7 million in 2017 and gross losses of $1.3 million in 2019, $8.2 million in 2018 and $6.8 million in 2017, respectively were realized on these sales.

The carrying value and estimated fair value of fixed maturities at December 31, 2019, by contractual maturity are as follows:

	Carrying Value	Estimated Fair Value
	(in millions)
Due in one year or less	$—	$—
Due after one year through five years	173.5	182.9
Due after five years through ten years	748.4	795.5
Due after ten years	428.8	454.4
Mortgage-backed securities	0.2	0.2
Preferred stocks	2.3	2.3

Total Fixed maturities	$1,353.2	$1,435.3

Fixed maturities not due at a single maturity date have been included in the above table in the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The Company’s management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews the Company’s securities with unrealized losses for other-than-temporary impairments (“OTTI”). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Company’s Investments Under Surveillance (“IUS”) Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The following table discloses fixed maturities 21 issues and 235 issues, respectively, that have been in a continuous unrealized loss position for less than a twelve month period or greater than a twelve month period as of December 31, 2019 and 2018, respectively (in millions):

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2019
Fixed Maturities:
U.S. Government	$—	$—	$—	$—	$—	$—
Political Subdivisions of States and Territories	3.4	0.2	—	—	3.4	0.2
Industrial and Miscellaneous (Unaffiliated)	40.8	0.8	8.5	0.2	49.3	1.0
Preferred Stocks	—	—	—	—	—	—

Total Fixed Maturities	$44.2	$1.0	$8.5	$0.2	$52.7	$1.2

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2018
Fixed Maturities:
U.S. Government	$—	$—	$4.6	$0.2	$4.6	$0.2
Industrial and Miscellaneous (Unaffiliated)	372.8	15.6	470.6	38.8	843.4	54.4
Preferred Stocks	1.9	0.1	1.9	0.3	3.8	0.4

Total Fixed Maturities	$374.7	$15.7	$477.1	$39.3	$851.8	$55.0

All contractual payments remain current and the Company has the ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value. Other than temporary impairments of fixed maturities amounted to $ 0.0 million and $ 2.1 million in 2019 and 2018, respectively.

The Company’s fixed maturity investments are classified by the NAIC utilizing ratings from 1 to 6. Some securities are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or NAIC designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2019, approximately $5.5 million or 0.4% of the $1,353.2 million of the Company’s fixed maturities was considered to be other than investment grade.

At December 31, 2019 and 2018, the carrying values of investments held for the production of income which were non-income producing, for the twelve months preceding the Statement of Assets date, were $0.0 million and $0.3 million for fixed maturities, respectively.

At December 31, 2019 and 2018, EFLOA, in accordance with various government and state regulations, had $7.4 million and $3.9 million of securities deposited with government or state agencies, respectively.

Subprime Exposure

Subprime residential mortgages are mortgage loans made by banks or mortgage lenders to residential borrowers with lower credit ratings. The criteria used to categorize such subprime borrowers include Fair Isaac Credit Organization (“FICO”) scores, interest rates charged, debt-to-income ratios and loan-to-value ratios. Alt-A residential mortgages are mortgage loans where the risk profile falls between prime and subprime; borrowers typically have clean credit histories but the mortgage loan has an increased risk profile due to higher loan-to-value and debt-to-income ratios and/or inadequate

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

documentation of the borrowers’ income. Residential Mortgage Backed Securities (“RMBS”) are securities whose cash flows are backed by the principal and interest payments from a set of residential mortgage loans.

The Company has no direct or indirect exposure through investments in subprime mortgage loans.

The Company has no underwriting exposure to subprime mortgage risk through Mortgage Guaranty coverage, Financial Guaranty coverage, Directors & Officers liability, Errors and Omissions liability, and any other lines of insurance.

EFLOA does not originate, purchase or warehouse residential mortgages and is not in the mortgage servicing business.

Mortgage Loans

As of December 31, 2019 and 2018, the Company had two commercial mortgage loans with an outstanding balance of $17.0 million, There were no new mortgage loans issued in either year. All payments regarding these loans are current.

Loan-Backed Securities

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The retrospective adjustment method is predominately used to value all securities except issues in default. The carrying value and fair value of the Company’s loan-backed securities as of December 31, 2019 was $7.9 million and $8.3 million, respectively. The carrying value and fair value of the Company’s loan-backed securities was $14.5 million and $14.5 million as of December 31, 2018, respectively.

There were no loan-backed securities with a recognized other than temporary impairment as of December 31, 2019.

There were no loan-backed securities with a recognized other than temporary impairment recorded for the year ended December 31, 2019.

All impaired securities (fair value is less than cost or amortized cost) for which an other-than-temporary impairment has not been recognized in earnings as a realized loss (including securities with a recognized other-than-temporary impairment for non-interest related declines when a non-recognized interest related impairment remains) as of December 31, 2019:

	Less than 12 Months	12 Months or Longer
(in millions)
The aggregate amount of unrealized losses	$—	$—
The aggregate related fair value of securities with unrealized losses	$—	$—

Repurchase Agreements, Real Estate and Low Income Housing Tax Credit (“LIHTC”)

The Company did not have any repurchase or reverse repurchase agreements during 2019.

The Company does not have any real estate.

The Company has no low income tax credits (“LIHTC”).

Detail of Assets Pledged as Collateral Not Captured in Other Categories: None

Detail of Other Restricted Assets:

As of December 31,2019, and 2018 the Company had $7.4 million and $3.9 million, respectively, of assets on deposit with various state insurance departments for the benefit of policyholders. In addition, the Company had a $0.2 million and $2.0 million common stock investment in the Federal Home Loan Bank as of December 31, 2019 and 2018, respectively.

Collateral Received and Reflected as Assets Within the Reporting Entity’s Financial Statements:

As of December 31, 2019, the Company collateral assets carrying value and fair value were $14.7 million or 0.8% of general account assets and $14.7 million or 0.8% of the total net admitted general account assets, respectively. The recognized obligation to return collateral asset of the general account was $14.7 million or 1.0% of total liabilities.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The Company does not have any working capital finance investments.

Offsetting and Netting of Assets and Liabilities

Offsetting of Financial Assets and Liabilities and Derivative Assets and Liabilities

December 31, 2019

Description	Gross Amounts Recognized	Amount Offset	Net Amount Presented in the Balance Sheets
	(in millions)
ASSETS
Total Derivatives	$31.1	$2.9	$28.2

LIABILITIES
Total Derivatives	$2.9	$2.9	$—

Offsetting of Financial Assets and Liabilities and Derivative Assets and Liabilities

December 31, 2018

Description	Gross Amounts Recognized	Amount Offset	Net Amount Presented in the Balance Sheets
	(in millions)
ASSETS
Total Derivatives	$19.6	$0.9	$18.7

LIABILITIES
Total Derivatives	$0.9	$0.9	$—

Structured Notes

The Company had no structured notes as of December 31, 2019 or 2018.

5GI Securities

The Company had no 5GI Securities as of December 31, 2019 or 2018.

Short Sales

The Company had no short sales during the years ended December 31, 2019, 2018 and 2017.

Prepayment Penalty and Acceleration Fees

The Company had Prepayment Penalties or Acceleration fees of $0.1 million in the separate account for the year ended December 31, 2019 and $0.0 million for the years ended December 31, 2018 and 2017, respectively.

Realized Capital Gains (Losses)

The following table summarizes the realized capital gains (losses) for the years ended December 31, 2019, 2018 and 2017:

	Years Ended December 31,
	2019	2018	2017
	(in millions)
Fixed maturities	$(0.6)	$(9.5)	$0.2
Derivative instruments	81.8	5.8	41.8
Amounts transferred to interest maintenance reserve (“IMR”) net of tax	0.8	5.9	(4.2)
Tax (expense) credits	(17.1)	(1.2)	(14.6)

Net Realized Capital Gains (Losses)	$64.9	$1.0	$23.2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

4)	JOINT VENTURES, PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

EFLOA had no investments in Joint Ventures, Partnerships and Limited Liability Companies that exceeded 10% of its admitted assets during the years ended December 31, 2019 and 2018. The Company did not recognize any impairment in Joint Ventures, Partnerships and Limited Liability Companies during the years ended December 31, 2019 and 2018.

5)	INVESTMENT INCOME

Due and accrued income was excluded from investment income on the following bases:

•	Mortgage loans — on loans in foreclosure or where collection of interest is uncertain.

•	Securities — as recommended by Holdings’ Investments Under Surveillance Committee.

•	Real Estate — where rent is in arrears more than three months or is deemed uncollectible.

The total amount of due and accrued income excluded was $0.0 million and $0.1 million as of December 31, 2019 and 2018, respectively.

Net Investment Income

The following table summarizes the net investment income for December 31, 2019, 2018 and 2017 (in millions):

	Years Ended December 31,
	2019	2018	2017
	(in millions)
Fixed maturities	$46.4	$39.8	$34.2
Affiliated dividends	6.7	8.2	6.2
Mortgage loans	0.6	0.6	0.6
Policy loans	2.9	2.2	1.5
Cash and short-term instruments	1.8	1.3	0.5
Investment expense and other	(2.7)	(3.7)	(3.5)
Amortization of IMR	—	0.8	0.7

Net investment income	$55.7	$49.2	$40.2

6)	DERIVATIVE INSTRUMENTS

The Company uses equity-indexed options and futures to hedge its exposure to equity-linked crediting rates on life products. As of December 31, 2019, the market value of the net option positions was $15.1 million and the futures cash margin position was $13.1 million. As of December 31, 2018, the market value of the net option positions was $12.4 million and futures cash margin position was $6.3 million. These positions generated realized gains of $81.8 million in 2019 and $5.8 million in 2018 and and $41.8 million in 2017, and generated unrealized gains of $14.1 million in 2019 and unrealized losses of $40.0 million in 2018 and unrealized gains of $20.5 million in 2017, respectively.

None of the derivatives used in these programs were designated as qualifying hedges under the guidance for derivatives and hedging. All derivatives are valued at fair value.

The Company does not hedge variable annuities under SSAP No. 108.

The table below summarizes the market value of the Company’s financial instruments.

	Assets		Liabilities
	2019	2018	2019	2018
	(in millions)
Equity options	18.0	13.3	2.9	0.9

Total	$18.0	$13.3	$2.9	$0.9

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

At December 31, 2019 and 2018, the notional amounts were $431.1 million and $254.6 million, respectively.

7)	INCOME TAXES

Components of deferred tax assets (DTAs) and deferred tax liabilities (DTLs):

DTA/DTL Components

	December 31, 2019			December 31, 2018			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
Gross deferred tax assets	$83.3	$2.6	$85.9	$72.8	$2.1	$74.9	$10.5	$0.5	$11.0
Statutory valuation allowance adjustment	—	—	—	—	—	—	—	—	—

Adjusted gross deferred tax assets	83.3	2.6	85.9	72.8	2.1	74.9	10.5	0.5	11.0
Deferred tax assets nonadmitted	56.6	2.6	59.2	49.5	2.1	51.6	7.1	0.5	7.6

Subtotal net admitted deferred tax asset	26.7	—	26.7	23.3	—	23.3	3.4	—	3.4
Deferred tax liabilities	3.2	6.9	10.1	3.9	5.1	9.0	(0.7)	1.8	1.1

Net admitted deferred tax assets/(net deferred tax liability)	$23.5	$(6.9)	$16.6	$19.4	$(5.1)	$14.3	$4.1	$(1.8)	$2.3

Admission Calculation Components

	December 31, 2019			December 31, 2018			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets after application of the threshold limitation:	16.6	—	16.6	14.3	—	$14.3	2.3	—	2.3
Adjusted gross deferred tax assets expected to be realized following the balance sheet date	16.6	—	16.6	14.3	—	$14.3	2.3	—	2.3
Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	37.5	XXX	XXX	31.1	XXX	XXX	6.4
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets offset by gross deferred tax liabilities	10.1	—	10.1	9.0	—	9.0	1.1	—	1.1
Deferred tax assets admitted as the result of application of SSAP 101	$26.7	$—	$26.7	$23.3	$—	$23.3	$3.4	$—	$3.4

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	December 31,
	2019	2018
Ratio percentage used to determine recovery period and threshold limitation amount	748.111%	680.260%

	(in millions)
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation above	$271.1	$223.9

Impact of tax planning strategies on adjusted gross DTAs and net admitted DTAs

(a)	Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage (in millions).

	December 31, 2019
	Ordinary	Capital
Adjusted gross DTAs amount from Note 9A1(c)	$83.3	$2.6
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	—%	—%
Net Admitted Adjusted Gross DTAs amount from Note 9A1(e)	$26.7	$—
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—%	—%

(b)	The Company’s tax planning strategies does not include the use of reinsurance.

There are no temporary differences for which a DTL has not been established.

Significant components of income taxes incurred as summarized in the table below:

	Years Ended December 31,
	2019	2018	2017
	(in millions)
Federal	$(19.1)	$7.6	$(21.3)
Foreign	—	—	—

Subtotal	(19.1)	7.6	(21.3)
Federal income tax on net capital gains	17.1	1.2	14.6
Utilization of capital loss carry-forwards	—	—	—
Other	3.0	(8.4)	8.4

Federal and Foreign income taxes incurred	$1.0	$0.4	$1.7

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows (in millions):

	December 31, 2019			December 31, 2018			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
DTAs:
Policyholder reserves	$21.8	$—	$21.8	$7.8	$—	$7.8	$14.0	$—	$14.0
Investments	—	0.3	0.3		0.5	0.5	—	(0.2)	(0.2)
Deferred acquisition costs	47.5	—	47.5	39.7	—	39.7	7.8	—	7.8
Nonadmitted	1.2	—	1.2	1.1	—	1.1	0.1	—	0.1
Net loss carry-forward	11.3	2.3	13.6	21.9	1.6	23.5	(10.6)	0.7	(9.9)
Tax credit carry-forward	0.9	—	0.9	1.8	—	1.8	(0.9)	—	(0.9)
Other (including items <5% of total ordinary tax assets)	0.6	—	0.6	0.5	—	0.5	0.1	—	0.1

Total gross DTAs	83.3	2.6	85.9	72.8	2.1	74.9	10.5	0.5	11.0
Nonadmitted DTAs	56.6	2.6	59.2	49.5	2.1	51.6	7.1	0.5	7.6

Admitted DTAs	26.7	—	26.7	23.3	—	23.3	3.4	—	3.4

DTLs:
Investments	—	(6.9)	(6.9)	—	(5.1)	(5.1)	—	(1.8)	(1.8)
Deferred and uncollected premium	—	—	—	(0.4)	—	(0.4)	0.4	—	0.4
Policyholder reserves	(3.2)	—	(3.2)	(3.4)	—	(3.4)	0.2	—	0.2
Other (including items <5% of total ordinary tax assets)	—	—	—	(0.1)	—	(0.1)	0.1	—	0.1

Total DTLs	(3.2)	(6.9)	(10.1)	(3.9)	(5.1)	(9.0)	0.7	(1.8)	(1.1)

Net admitted (DTL)/DTA	$23.5	$(6.9)	$16.6	$19.4	$(5.1)	$14.3	$4.1	$(1.8)	$2.3

The change in net deferred income taxes is comprised of the following (in millions):

	December 31,
	2019	2018	Change
	(in millions)
Total deferred tax assets	$85.9	$74.9	$11.0
Total deferred tax liabilities	(10.1)	(9.0)	(1.1)

Net deferred tax assets/liabilities	75.8	65.9	9.9
Statutory valuation allowance adjustment	—	—	—

Net deferred tax assets/liabilities after SVA	$75.8	$65.9	9.9

Tax effect of unrealized gains/(losses)			1.2
Incurred tax items in surplus			—

Change in net deferred income tax			$11.1

The Tax Cuts and Jobs Act of 2017 enacted on December 22, 2017 reduces the U.S. federal corporate tax rate from 35% to 21% beginning on January 1, 2018. Due to the enactment of this law, the Company recorded a $9.0 million decrease in the net admitted DTA for the tax year 2017.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Reconciliation of total statutory income taxes reported to tax at the statutory tax rate:

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes including realized capital gains/losses.

Description	Amount	21% Tax Effect	Effective Tax Rate
	(in millions)
Income before taxes (including all realized capital gains / (losses))	$(32.5)	$(6.8)	21.00%
Dividends-received deduction	(4.0)	(0.8)	2.57%
Interest maintenance reserve	—	—	—%
IRS audit adjustment	0.5	—	(0.31)%
Deferred gain on reinsurance	(13.7)	(2.9)	8.85%
Incurred tax items in surplus	2.3	0.5	(1.42)%
Other, provision to return	(0.4)	(0.1)	0.24%

Total	$(47.8)	$(10.1)	30.93%

Federal income tax incurred		$1.0	(3.22)%
Change in net deferred income tax		(11.1)	34.15%

Total statutory income taxes		(10.1)	30.93%

Carry-forwards, Recoverable taxes and IRS Section 6603 Deposits

As of December 31, 2019 the Company has net operating loss carry-forward of $53.6 million, capital loss carryforward of $11.1 million and an AMT credit carryforward of $0.9 million.

There were no income taxes, ordinary and capital, available for recoupment in the event of future losses.

There are no deposits admitted under Section 6603 of the Internal Revenue Code.

The Company is included in a consolidated federal income tax return together with its ultimate domestic parent, Equitable Holdings and the following subsidiaries and affiliates.

AXA Equitable Life Insurance Company	Trusted Insurance Advisors General Agency Corp.
AXA Equitable Life and Annuity Company	Financial Marketing Agency, Inc.
AXA Distribution Holding Corp.	AXA Technology Services America, Inc.
AllianceBernstein Corp.	AXA Corporate Solutions Life Reinsurance Company
Equitable Structured Settlement Corp.	EQ AZ Life Re Company
Equitable Casualty Insurance Co.	CS Life RE Company
JMR Realty Services, Inc.	U.S. Financial Life Insurance Company
1740 Advisers, Inc.	AXA IM Holdings US, Inc.
MONY Financial Services, Inc.	Alpha Unit Holdings, Inc.
Trusted Investment Advisors Corp.

Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or receivable as a result of taxable operations for the current year.

In accordance with the tax sharing agreement between Holdings and the Company, tax expense is based on separate company computations. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis.

At December 31, 2019 and 2018, the total amount of unrecognized tax benefits were $4.7 million and $4.6 million, respectively, all of which would affect the effective tax rate.

EFLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2019, 2018 and 2017 were $0.5 million, $0.4 million and $0.3 million, respectively. Tax expense for 2019 reflected an expense of $0.1 million in interest expense related to unrecognized tax benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

	Years Ended December 31,
	2019	2018	2017
	(in millions)
Balance at January 1	$4.2	$4.0	$4.0
Additions for tax positions of prior years	—	0.2	—
Reduction for tax positions of prior years	—	—	—
Settlements with tax authorities	—	—	—

Balance at December 31	$4.2	$4.2	$4.0

It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

The IRS is currently auditing the tax years 2010-2013.

Repatriation Transition Tax (RTT) — RTT Owed under the TCJA- None

Alternative Minimum Tax (AMT) Credit

		As of December 31, 2019
		(in millions)
Was the AMT Credit recognized as a current year recoverable or Deferred Tax Asset (DTA)?
Gross AMT Credit Recognized as:
1a	Current year recoverable	$0.9
1b	Deferred tax asset (DTA)	0.9
2	Beginning Balance of AMT Credit Carryforward	1.8
3	Amounts Recovered	0.9
4	Adjustments	—
5	Ending Balance of AMT Credit Carryforward (5=2-3-4)	0.9
6	Reduction for Sequestration	—
7	Nonadmltted by Reporting Entity	0.9
8	Reporting Entity Ending Balance (8=5-6-7)	$—

8)	INFORMATION CONCERNING PARENT, SUBSIDIARIES AND AFFILIATES

EFLOA does not have any guarantees for the benefit of an affiliate or related party.

As of December 31, 2019, with the permission of the Arizona Department of Insurance, the Company accrued a $85.0 million capital contribution from it’s parent AEFS. This amount was settled on February 27, 2020.

On February 7, 2019, the Arizona Department of Insurance granted the Company permission to accrue a $70.0 million capital contribution from its parent AEFS as of December 31, 2018. This amount was settled on February 20, 2019.

On April 11, 2018, the reinsurance agreement with the AXA RE Arizona Company (“AXA RE”) was novated to EQ AZ Life Re Company (“EQAZ”), a captive insurance company, organized under the laws of Arizona, a subsidiary of AEFS. EQAZ obtained new letters of credit, guaranteed by Holdings, to support the treaties and the letters of credit of AXA RE were canceled. The letter of credit amount as of December 31, 2019 and 2018 was $45.0 million. Premiums earned from the above mentioned affiliated reinsurance transactions during 2019, 2018 and 2017, were $5.2 million, $4.4 million and $3.4 million, respectively. There were no claims ceded for any of the years. For additional information see Note 12.

EFLOA reported amounts due from affiliates of $88.3 million and $74.3 million at December 31, 2019 and 2018, respectively. The Company reported amounts payable to affiliates of $7.9 million and $3.8 million at December 31, 2019 and 2018, respectively. The receivable and payable amounts are primarily related to capital contributions, expense allocations, reinsurance settlements and commissions payable.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EFLOA reimburses AXA Equitable Life Insurance Company (“AXA Equitable”) for its use of personnel, property and facilities in carrying out certain of its operations. The associated costs related to the service agreements are allocated to EFLOA based on methods that management believes are reasonable, including a review of the nature of such costs and time studies analyzing the amount of employee compensation costs incurred by EFLOA. Expenses paid related to these agreements, which are reported as operating expenses, were $130.5 million, $156.3 million and $110.5 million in 2019, 2018 and 2017, respectively.

AllianceBernstein provides investment advisory and management services to EFLOA on a fee basis which amounted to $1.8 million, $1.8 million and $1.8 million in 2019, 2018 and 2017, respectively. EFLOA incurred distribution fee charges from AXA Network, LLC of $103.7 million, $113.2 million and $109.1 million in 2019, 2018 and 2017, respectively, and from AXA Distributors, LLC of $52.0 million, $47.5 million and $43.1 million in 2019, 2018 and 2017, respectively, for distributing EFLOA’s products.

Investment SCA

The Company’s carrying value of its investment in AllianceBernstein was $58.7 million and $53.0 million as of December 31, 2019 and 2018, respectively. The AllianceBernstein security was updated with the NAIC on December 19, 2019. It has been valued under Part 5, Section 2(c)(i) A1 of the NAIC valuation procedures relating to the valuation of common stocks of subsidiary, controlled or affiliated companies.

9)	CAPITAL AND SURPLUS AND SHAREHOLDERS DIVIDEND RESTRICTIONS

EFLOA has 5,000,000 shares of common stock authorized, 2,500,000 shares issued, and 2,500,000 outstanding. All outstanding shares are held by AEFS.

On February 7, 2020, the Arizona Department of Insurance granted the Company permission to accrue a $85.0 million capital contribution from AEFS. This amount was settled on February 27, 2020. On February 7, 2019, the Arizona Department of Insurance granted the Company permission to accrue a $70.0 million capital contribution from its parent AEFS as of December 31, 2018. This amount was settled on February 20, 2019.

Under Arizona Insurance Law, a domestic life insurer may without prior approval of the Superintendent, pay a dividend to its shareholders not exceeding an amount calculated based on a statutory formula. Based on this formula, the Company would not be permitted to pay ordinary shareholder dividends during 2020. Any payment of a dividend would require the Company to file notice of its intent to declare such dividends with the Superintendent who then has 30 days to disapprove the distribution.

The Company did not pay any dividends in 2019, 2018 and 2017.

The Company had no special surplus funds as of December 31, 2019 and 2018.

The portion of unassigned surplus represented or (reduced) by cumulative unrealized gains and (losses) was $(15.4) million, $(21.1) million and $(25.5) million as of December 31, 2019, 2018 and 2017, respectively.

10)	COMMITMENTS AND CONTINGENCIES

Litigation

A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which EFLOA does business. These actions and proceedings involve, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters. Some of the matters have resulted in the award of substantial fines and judgments against other insurers, including punitive damages, or in substantial settlements. Courts, juries and regulators often have substantial discretion in awarding damage awards and fines, including punitive damages. EFLOA, from time to time, is involved in such actions and proceedings. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

management no such matter is likely to have a material adverse effect on EFLOA’s financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

Contingent Commitments

Joint Ventures, Partnerships and Limited Liability Company contingent liabilities

To facilitate certain investment related transactions, the Company has provided, from time to time, certain guarantees or commitments to affiliates or investors. These arrangements include commitments for the Company, under certain conditions, to provide equity financing to certain limited partnerships. As of December 31, 2019, there were no commitments outstanding.

Other Contingent Commitments

The Company has no outstanding commitments under existing mortgage loan or mortgage loan commitment agreements at December 31, 2019.

Assessments

(1)

As of December 31, 2019 and 2018, the Company had a $0.7 million and $0.7 million liability for the estimated portion of future assessments related to insolvent insurers, primarily Executive Life Ins. Co. and Lincoln Memorial Life Insurance Company. These assessments are expected to be paid over an extended period. The Company also held a $0.5 million asset for premium tax offsets that are expected to be realized with respect to these assessments as of December 31, 2019 and 2018, and an additional $0.1 million asset for premium tax offsets for assessments already paid as of December 31, 2019 and 2018. The Company has received no notification in 2019, 2018 or 2017 of any other new insolvencies that are material to the Company’s financial position.

(2)	Guaranty Fund Liabilities and Assets Related to Assessments from Insolvencies for Long-Term Care Contracts

The Company had no significant guarantee fund liability as of December 31, 2019 and 2018.

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

Name of the Insolvency	Payables			Recoverables
	Number of Jurisdictions	Range of Years	Weighted Average Number of Years	Number of Jurisdictions	Range of Years	Weighted Average Number of Years
Penn Treaty Network America Insurance Company	45	1-68	11	45	1-68	11
American Network Insurance Company	44	1-68	14	44	1-68	14

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

11)	FAIR VALUE OF OTHER FINANCIAL INSTRUMENTS

Fair Value Measurement at Reporting Date

The following tables provide information as of December 31, 2019 and 2018 about EFLOA’s financial assets measured at fair value:

	As of December 31, 2019
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	(in millions)
Assets at Fair Value:
Bonds:
Commercial Mortgage-Backed Securities	$—	$—	$—	$—	$—

Total Bonds	—	—	—	—	—

Common Stocks:
Industrial and Miscellaneous	—	—	0.2	—	0.2

Total Common Stocks	—	—	0.2	—	0.2

Derivative Assets:
Options	—	15.1	—	—	15.1

Total Derivatives	—	15.1	—	—	15.1

Separate Accounts Assets(1)	2,248.9	14.3	—	—	2,263.2

Total Assets at Fair Value	$2,248.9	$29.4	$0.2	$—	$2,278.5

Liabilities at Fair Value:
Derivative Liabilities	$—	$—	$—	$—	$—

Total Liabilities at Fair Value	$—	$—	$—	$—	$—

(1)	Only Cash and Invested Assets.

	As of December 31, 2018
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	(in millions)
Assets at Fair Value :
Bonds:
Commercial Mortgage-Backed Securities	$—	$—	$—	$—	$—

Total Bonds	—	—	—	—	—

Common Stocks:
Industrial and Miscellaneous	—	—	2.0	—	2.0
Total Common Stocks	—	—	2.0	—	2.0

Derivative Assets:
Options	—	12.4	—	—	12.4

Total Derivatives	—	12.4	—	—	12.4
Separate Accounts Assets(1)	1,835.6	14.4	—	—	1,850.0

Total Assets at Fair Value	$1,835.6	$26.8	$2.0	$—	$1,864.4

Liabilities at Fair Value:
Derivative Liabilities	—	—	—	—	—

Total Liabilities at Fair Value	$—	$—	$—	$—	$—

(1)	Only Cash and Invested Assets. For the year 2018, there was reclassification between NAV and Level 1.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Fair Value Measurements in Level 3 of the Fair Value Hierarchy

The following tables summarizes the changes in assets classified in Level 3 during the years ended December 31, 2019, 2018 and 2017:

	Beginning Balance at January 1, 2019	Total Gains (Losses) Included in Net Income	Total Gains (Losses) Included in Surplus	Purchases	Sales	Total Ending Balance at December 31, 2019
	(in millions)
Common stock — Industrial and Miscellaneous	2.0	—	—		(1.8)	0.2

Total	$2.0	$—	$—	$—	$(1.8)	$0.2

During 2019 there were no transfers between levels 1, 2 or 3.

	Beginning Balance at January 1, 2018	Total Gains (Losses) Included in Net Income	Total Gains (Losses) Included in Surplus	Purchases	Sales	Total Ending Balance at December 31, 2018
	(in millions)
Commercial Mortgage-Backed Securities	$—	$—	$—	$2.0	$—	$2.0

Total	$—	$—	$—	$2.0	$—	$2.0

During 2018 there were no transfers between levels 1, 2 or 3.

	Beginning Balance at January 1, 2017	Total Gains (Losses) Included in Net Income	Total Gains (Losses) Included in Surplus	Purchases	Sales	Total Ending Balance at December 31, 2017
	(in millions)
Commercial Mortgage-Backed Securities	$1.6	$—	$5.0	$—	$(6.6)	$—

Total	$1.6	$—	$5.0	$—	$(6.6)	$—

During 2017 there were no transfers between levels 1, 2 or 3.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The following tables discloses carrying value and estimated fair value (defined within the fair value hierarchy) as of December 31, 2019 and 2018 for financial instruments:

	As of December 31, 2019
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
	(in millions)
Bonds	$1,433.1	$1,350.9	$—	$1,423.5	$9.6	$—	$—
Preferred Stock	$2.3	$2.3	$2.3	$—	$—	$—	$—
Common Stock(1)	$78.5	$58.9	$—	$—	$78.5	$—	$—
Mortgage Loans on Real Estate	$17.6	$17.0	$—	$—	$17.6	$—	$—
Policy Loans	$89.1	$88.5	$—	$—	$89.1	$—	$—
Derivatives	$28.2	$28.2	$13.1	$15.1	$—	$—	$—
Separate Accounts(2)	$2,718.4	$2,699.3	$2,276.5	$441.9	$—	$—	$—
Policyholders liabilities: Investment contracts	$3.7	$3.7	$—	$—	$3.7	$—	$—

(1)

The difference between the admitted value and aggregate fair entirely represents affiliated holdings of AllianceBernstein units, which for statutory admitted carrying value is discounted by 25% as of December 31, 2019. The discount is based on SSAP #97 sliding scale and approved by the SVO.

(2)	Only Cash and Invested Assets.

	As of December 31, 2018
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
	(in millions)
Bonds	$1,013.6	$1,065.5	$—	$1,002.6	$11.0	$—	$—
Preferred Stock	$3.8	$4.2	$3.8	$—	$—	$—	$—
Common Stock(1)	$72.7	$55.0	$—	$—	$72.7	$—	$—
Mortgage Loans on Real Estate	$16.2	$17.0	$—	$—	$16.2	$—	$—
Policy Loans	$121.9	$109.9	$—	$—	$121.9	$—	$—
Derivatives	$12.4	$18.7	$—	$12.4	$—	$—	$—
Separate Accounts(2)	$2,271.3	$2,276.6	$1,840.5	$430.8	$—	$—	$—
Policyholders liabilities:
Investment contracts	$4.9	$4.9	$—	$—	$4.9	$—	$—

(1)

The difference between the admitted value and aggregate fair entirely represents affiliated holdings of AllianceBernstein units, which for statutory admitted carrying value is discounted by 25% as of December 31, 2018. The discount is based on SSAP #97 sliding scale and approved by the SVO.

(2)	Only Cash and Invested Assets. For the year 2018, there was reclassification between NAV and Level 1.

12)	REINSURANCE AGREEMENTS

In 2013, the Company entered into the Reinsurance Agreement with Protective to reinsure an in-force book of life insurance and annuity policies written prior to 2004. In addition to the Reinsurance Agreement, the Company entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business.

For business not reinsured with Protective, the Company generally reinsures its variable life and interest-sensitive life insurance policies on an excess of retention basis. In 2018, the Company generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of those limits we typically obtain reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount we retain in exchange for an agreed-upon premium.The assumed reinsurance business with AXA Global Re is not a part of the Protective Reinsurance Agreement. Beginning in 2016 the group short and long-term disability is being reinsured with Group Reinsurance Plus (GRP) via a quota share arrangement.

During the second quarter of 2018, the contracts assumed by AXA RE were novated to EQAZ, a newly formed affiliated captive insurance company organized under the laws of Arizona, a subsidiary of AEFS. Shortly after the novation of business to EQAZ, AXA RE was merged with and into AXA Equitable.

The no lapse guarantee riders on the variable life product with issue dates from September 2006 through December 2008 are being reinsured on a 90% first dollar quota share basis through EQAZ. Beginning in 2009, lapse guarantee riders were no longer offered on the product.

EFLOA has a quota share arrangement with an AXA affiliate AXA Global Re (formerly AXA Cessions), assuming a percentage of excess Life/Disability/A&H business. Premiums and benefits assumed under this treaty were $1.2 million and $0.4 million, respectively, for the year ended December 31, 2019, $2.4 million and $2.1 million, respectively, for the year ended December 31, 2018 and $2.4 million and $1.8 million, respectively, for the year ended December 31, 2017. The contract is now closed to new business.

The following table summarizes the effect of reinsurance:

	2019	2018	2017
	(in millions)
Direct premiums	$759.0	$719.1	$655.0
Considerations for supplementary contracts	5.6	4.4	4.0
Reinsurance assumed	1.2	2.4	2.4
Reinsurance ceded to Protective	(70.0)	(76.1)	(92.0)
Reinsurance ceded — Other	(62.3)	(58.4)	(50.0)

Premiums and annuity considerations	$633.5	$591.4	$519.4

Reduction in insurance — Protective

Reserves, at December 31(1)	$1,247.0	$1,314.0	$1,383.0

Reduction in insurance — Other
Reserves, at December 31	$267.6	$282.1	$289.0

(1)	At December 31, 2019 there was $1,131.0 million of assets held in trust at Northern Trust supporting this reinsurance credit.

13)	RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS

EFLOA waives deduction of deferred fractional premiums upon death of the insured but does not return any portion of the final premium paid beyond the month of death. Surrender values are not promised in excess of the legally computed reserves.

Substandard policies are valued from basic actuarial principles using the policy’s substandard rating.

At December 31, 2019, the Company had $718.9 million of insurance in-force for which the gross premiums are less than the net premiums according to the standard valuation set by the Arizona Department of Insurance. Reserves to cover the above insurance totaled $7.1 million at December 31, 2019.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

14)	VARIABLE ANNUITY CONTRACTS — GUARANTEED MINIMUM DEATH BENEFIT (“GMDB”) AND GUARANTEED MINIMUM INCOME BENEFIT (“GMIB”)

Insurance reserves for all products meet the aggregate statutory requirements under Arizona Insurance Law and recognize the specific risks related to each product. EFLOA issued certain variable annuity contracts with GMDB and GMIB features that guarantee either:

a)	Return of Premium: the benefit is the greater of current account value or premium paid (adjusted for withdrawals);

b)

Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

c)	Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

d)	Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit.

As a result of the Reinsurance Agreement with Protective, EFLOA reinsured 100% of the insurance risk and benefits associated with the GMIB reinsurance contracts to Protective.

15)	ANALYSIS OF ACTUARIAL RESERVES AND DEPOSIT TYPE CONTRACT BY WITHDRAWAL CHARACTERISTICS

Withdrawal Characteristics of Annuity Actuarial Reserves and Deposit- Type Contract Funds and other Liabilities Without Life or Disability Contingencies :

	General Account	Separate Accounts with Guarantees	Separate Accounts Non-guaranteed (1)	Total	% of Total
	(in millions)
December 31, 2019:
A. INDIVIDUAL ANNUITIES:
1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$175.0	$—	$—	$175.0	16.3%
(b) At book value less current surrender charge of 5% or more	2.4	—	—	2.4	0.2%
(c) At fair value	—	—	578.5	578.5	53.9%

(d) Total with adjustment or at fair value (Total of 1 through 3)	177.4	—	578.5	755.9	70.4%

(e) At book value without adjustment (minimal or no charge or adjustment)	246.9	—	—	246.9	23.0%
2. Not subject to discretionary withdrawal	70.2	—	—	70.2	6.6%

3. Total (Gross: Direct + Assumed)	494.5	—	578.5	1,073.0	100.0%

4. Reinsurance ceded	494.5	—	—	494.5

5. Total (net) (C) — (D)	$—	$—	$578.5	$578.5

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	General Account	Separate Accounts with Guarantees	Separate Accounts Non-guaranteed	Total	% of Total
	(in millions)
B. GROUP ANNUITIES:
1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$—	$—	$—	$—	—%
(b) At book value less current surrender charge of 5% or more	—	—	—	—	—%
(c) At fair value	—	—	—	—	—%

(d) Total with adjustment or at fair value (Total of 1 through 3)	—	—	—	—	—%

(e) At book value without adjustment (minimal or no charge or adjustment)	1.4	—	—	1.4	52.1%
2. Not subject to discretionary withdrawal	1.3	—	—	1.3	47.9%

3. Total (Gross: Direct + Assumed)	2.7	—	—	2.7	100.0%

4. Reinsurance ceded	2.7	—	—	2.7

5. Total (net) (C) — (D)	$—	$—	$—	$—

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—

	General Account	Separate Accounts with Guarantees	Separate Accounts Non-guaranteed	Total	% of Total
	(in millions)
C. DEPOSIT-TYPE CONTRACTS
1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$—	$—	$—	$—	—%
(b) At book value less current surrender charge of 5% or more	—	—	—	—	—%
(c) At fair value	—	—	—	—	—%

(d) Total with adjustment or at fair value (Total of 1 through 3)	—	—	—	—	—%

(e) At book value without adjustment (minimal or no charge or adjustment)	43.4	—	—	43.4	98.2%
2. Not subject to discretionary withdrawal	0.8	—	—	0.8	1.8%

3. Total (Gross: Direct + Assumed)	44.2	—	—	44.2	100.0%

4. Reinsurance ceded	40.5	—	—	40.5

5. Total (net) (C) — (D)	$3.7	$—	$—	$3.7

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—

(1)	The entire Separate Accounts reserve total of $578.5 million is ceded as part of a modified coinsurance basis treaty with Protective.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

16)	ANALYSIS OF LIFE ACTUARIAL RESERVES BY WITHDRAWAL CHARACTERISTICS

A. Subject to discretionary withdrawal, surrender values, or policy loans:

	General Account			Separate Account- Guaranteed and Nonguaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
(1)Term Policies with Cash Value	—	—	—	—	—	—
(2) Universal Life	$406.1	$406.1	419.4	—	—	—
(3) Universal Life with Secondary Guarantees	—	—	—	—	—	—
(4) Indexed Universal Life	—	—	—	—	—	—
(5) Indexed Universal Life with Secondary Guarantees	1,467.8	1,084.3	1,223.1	—	—	—
(6) Indexed Life	—	—	—	—	—	—
(7) Other Permanent Cash Value Life Insurance	—	—	—	—	—	—
(8) Variable Life	—	—	—	—	—	—
(9) Variable Universal Life	229.0	211.6	216.3	2,103.6	1,815.0	1,881.9
(10) Miscellaneous Reserves	—	—	—	—	—	—
B. Not subject to discretionary withdrawal or no cash values:
(1)Term Policies without Cash Value	XXX	XXX	366.1	XXX	XXX	—
(2) Accidental Death Benefits	XXX	XXX	—	XXX	XXX	—
(3) Disability — Active Lives	XXX	XXX	41.7	XXX	XXX	—
(4) Disability — Disabled Lives	XXX	XXX	17.4	XXX	XXX	—
(5) Miscellaneous Reserves	XXX	XXX	290.0	XXX	XXX	—
C. Total (gross: direct + assumed)	$2,102.9	$1,702.0	$2,574.0	$2,103.6	$1,815.0	$1,881.9
D. Reinsurance Ceded	25.9	25.9	971.1	—	—	—
E. Total (net) (C) (D)	$2,077.0	$1,676.1	$1,602.9	$2,103.6	$1,815.0	$1,881.9

17)	PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

	December 31,
	2019		2018
	(in millions)
Line of Business	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	(0.1)	(0.1)	(0.1)	(0.1)
Ordinary renewal	(0.5)	(0.5)	2.2	2.2
Group life	0.3	0.3	0.4	0.4

Total premium and annuity considerations deferred and uncollected	$(0.3)	$(0.3)	$2.5	$2.5

18)	SEPARATE ACCOUNTS

Separate Accounts’ Activity

The Company utilizes Separate Accounts to record and account for assets and liabilities for particular lines of business and/or transactions. For the current reporting year, the Company reported assets and liabilities from the following product lines/transactions in Separate Accounts.

•	Variable Life

•	Variable Annuities

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

In accordance with the domiciliary state procedures approving items within the Separate Accounts, the Separate Accounts classification of Variable Life and Variable Annuities are supported by Arizona Statute Section 20-651.

In accordance with the products/transactions recorded within the Separate Accounts, some assets are considered legally insulated whereas others are not legally insulated from the General Account. (The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account.)

As of December 31, 2019 and 2018, the Company’s Separate Accounts statement included legally insulated assets of $2,663.8 million and $2,240.3 million, and not legally insulated of $40.4 million and $40.5 million, respectively. The assets legally insulated include $580.3 million and $527.6 million of variable annuities and $2,083.5 million and $1,712.7 million for variable life as of December 31, 2019 and December 31, 2018, respectively. The non-insulated assets represent variable life.

In accordance with the products/transaction recorded within the Separate Accounts, some Separate Accounts liabilities are guaranteed by the General Account. (In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the General Account.)

Most of the Separate Accounts’ products the Company offers with guarantees from the General Account do not have explicit charges broken out from other M & E charges. For products with explicit charges for guarantees from the General Account, the Separate Accounts have paid risk charges of $0.4 million and $0.4 million and $0.3 million for the years ended December 31, 2019, 2018 and 2017, respectively.

For the years ended December 31, 2019, 2018 and 2017, the General Account of the Company has paid $1.4 million, $1.0 million and $0.8 million toward Separate Accounts’ guarantees.

None of the Company’s Separate Accounts engage in securities lending transactions.

General Nature and Characteristics of Separate Accounts Business

Separate and variable accounts held by the Company primarily represent funds for individual flexible payment variable annuity contracts of a non-guaranteed nature. These variable annuities generally provide incidental death benefit of the greater of account value or premium paid less any surrenders and surrender charges. Certain other Separate Accounts are used as funding vehicles for flexible premium variable life insurance policies, variable universal life insurance policies, survivorship variable universal life insurance policies, and corporate sponsored variable universal life insurance policies. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. The assets and liabilities of these accounts are carried at market. This business has been included in Column 4 of the table below. Certain other Separate Accounts are used as funding vehicles for variable universal life insurance policies. These policies provide guaranteed interest rates of 4% or less or are segregated assets to support the equity indexed option of these policies. The assets of these Separate Accounts are carried at amortized cost. This business has been included in Column 1 and Column 2 of the table below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Information regarding the Separate Accounts of the Company is as follows (in millions):

	Separate Accounts with Guarantees			Non-Guaranteed Separate Accounts	Total
	Indexed	Non-Indexed Guarantee Less than/equal to 4%	Non-Indexed Guarantee More than 4%
	(in millions)
Premiums, considerations or deposits for the year ended December 31, 2019	$—	$—	$—	$244.4	$244.4

Reserves at December 31, 2019 for accounts with assets at:
Market value	$—	$—	$—	$2,046.8	$2,046.8
Amortized cost	29.8	383.8	—	—	413.6

Total reserves	$29.8	$383.8	$—	$2,046.8	$2,460.4

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$29.8	$—	$—	$—	$29.8
At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	2,046.8	2,046.8
At market value
At book value without market value adjustment and with current surrender charge less than 5%	—	383.8	—	—	383.8

Subtotal	29.8	383.8	—	2,046.8	2,460.4
Not subject to discretionary withdrawal	—	—	—	—	—

Total (Gross: Direct and Assumed)(1)	$29.8	$383.8	$—	$2,046.8	$2,460.4

(1)	The Separate Accounts reserves are subject to $1,071.9 million of MODCO Reinsurance with Protective.

Reconciliation of Net Transfers To or (From) Separate Accounts (in millions):

1. Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
a. Transfers to Separate Accounts	$244.4
b. Transfers from Separate Accounts	248.1

c. Net transfers to or (from) Separate Accounts (a) — (b)	$(3.7)

2. Reconciling Adjustments:
a.	—
b.	—
c.	—

3. Transfers as Reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$(3.7)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

19)	UNPAID CLAIM AND CLAIM EXPENSES

The liability for unpaid claims and claim expenses as of December 31, 2019 and 2018 is as follows:

Liability for Unpaid Claims and Claim Expenses

	December 31,
	2019	2018
	(in millions)
Group Employee Benefits	$37.1	$31.3

Gross Balance at January 1,	$31.3	$12.0
Less Reinsurance	10.9	4.1

Net Balance at January 1,	$20.4	$7.9

Incurred Claims (net) Related to:
Current Year	$51.4	$41.9
Prior Year	(10.7)	—

Total Incurred	$40.7	$41.9

Paid Claims (net) Related to:
Current Year	$32.8	$24.6
Prior Year	7.3	4.8

Total Paid	$40.1	$29.4

Net Balance at December 31,	$20.8	$20.4
Add Reinsurance	16.3	10.9

Gross Balance at December 31,	$37.1	$31.3

The table below presents incurred and paid claims development as of December 31, 2019, net of reinsurance, cumulative claims frequency, and total incurred but not reported liability (“IBNR”) for EFLOA’s long-term disability business:

	2019	2018	2017	IBNR	Claim Frequency
	(in millions)
Long-term Disability
Incurral Year
2017	$1.9	$2.5	$3.1	$—	108
2018	5.2	7.4			183
2019	10.4			3.8	170

Cumulative LTD Incurred Claims	$ 17.5	$9.9	$3.1	$3.8

The table below presents incurred and paid claims development as of December 31, 2018, net of reinsurance, cumulative claims frequency, and total incurred but not reported liability (“IBNR”) for EFLOA’s long-term disability business:

	2018	2017	IBNR	Claim Frequency
	(in millions)
Long-term Disability
Incurral Year
2017	$2.5	$3.1		107
2018	$7.4		$2.8	146

Cumulative LTD Incurred Claims	$9.9	$3.1	$2.8

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The claim frequency for long-term disability represents the number of unique claim events for which benefit payments have been made. Claim events are identified using a unique claimant identifier and incurral date (claim event date). Thus, if an individual has multiple claims for different disabling events (and thus different disability dates), each will be reported as a unique claim event. However, if an individual receives multiple benefits under more than one policy (for example, supplementary disability benefits in addition to the base policy), we treat it as a single claim occurrence because they are related to a single claim event. Claim frequency is expected to be lower for the most recent incurral year because claimants have to satisfy elimination period before being eligible for benefits. The historical claim payout pattern for the long-term disability for the years presented in the development table is not available because this is a relatively new line of business.

EFLOA discounts long-term disability liabilities as benefit payments are made over extended periods. Discount rate assumptions for these liabilities are based on the prescribed Statutory rates by year of incurral.

The following table reconciles the long-term disability net incurred and paid claims development table to the liability for unpaid claims and claim expenses in the Company’s balance sheet as of December 31, 2019 and 2018:

	December 31,
	2019	2018
	(in millions)
Long-Term Disability Claim Development Table, net of reinsurance
Undiscounted LTD Incurred Claims, net of reins	$17.6	$9.9
Subtract Cumulative LTD Paid Claims, net of reins	(3.5)	(1.3)
Subtract Impact of LTD Discounting, net of reins	(1.8)	(0.8)

LTD liabilities for unpaid claim and claim expense, net of reinsurance	$12.3	$7.8

Unpaid Claims and Claim Expenses, net of reinsurance
LTD liabilities for unpaid claim and claim expense, net of reinsurance	$12.3	$7.8
Other short-duration contracts, net of reinsurance	8.5	12.6

Total liabilities for unpaid claim and claim expense, net of reinsurance	$20.8	$20.4

Reinsurance Recoverable on unpaid claims
Long-term disability	$14.2	$8.9
Other short-duration contracts	2.1	2.0

Total Reinsurance Recoverable	$16.3	$10.9

Total liability for unpaid claim and claim expense	$37.1	$31.3

20)	DEBT AND FEDERAL HOME LOAN BANK (“FHLB”)

Debt and Capital Notes

The Company has no debt or capital note obligations outstanding as of December 31, 2019 or 2018.

Federal Home Loan Bank (“FHLB”)

As of December 31, 2019, the Company invested $0.2 million in Class B membership stock in the FHLB. During 2018, the Company invested $2.0 million in Class B membership stock in the FHLB. As a result of the investment, the Company has the capacity to borrow up to $300 million from the FHLB. As of December 2019, the Company had no borrowings from FHLB.

21)	SHARE-BASED COMPENSATION

Certain employees of AXA Equitable who perform services for EFLOA participate in various share-based payment arrangements sponsored by Equitable Holdings or AXA. EFLOA was allocated $2.8 million, $2.9 million and $3.1 million of compensation costs, included in Operating expenses in the statements of operations — statutory basis, for share-based payment arrangements during each of the years ended December 31, 2019, 2018 and 2017, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

22)	SUBSEQUENT EVENTS

On February 7, 2020, the Arizona Department of Insurance granted the Company permission to accrue, a $85.0 million capital contribution from its parent AEFS. This amount was settled on February 27, 2020.

Events and transactions subsequent to the balance sheet date have been evaluated by management, for purpose of recognition or disclosure in these financial statements, through their date of issue on April 9, 2020.

COVID-19 Pandemic

The outbreak of the novel Coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. The Company has evaluated the effects of events subsequent to December 31, 2019, and through the date we filed our consolidated financial statements with the United States Securities and Exchange Commission. Subsequent to December 31, 2019, equity and financial markets have experienced significant volatility and interest rates have continued to decline due to the COVID-19 pandemic. The Company is currently unable to determine the extent of the impact of the pandemic to its operations and financial condition.

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020, with certain provisions immediately effective or retroactively effective to January 1, 2020. The CARES Act suspends required minimum distributions during the 2020 calendar year for many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs). The CARES Act permits penalty-free withdrawals during 2020 from such plans and contracts by individuals affected by Coronavirus or the economic aftermath. Coronavirus-related distributions from all such plans and contracts would be limited to an aggregate of $100,000 for any individual. The individual would be able to repay the amount of the distribution to the plan or contract within a 3-year period. The CARES Act also increases availability of specified qualified plan loans and flexibility of repayment.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America

SUPPLEMENT DATED MAY 1, 2020 TO PROSPECTUS DATED MAY 1, 2020 FOR:

INCENTIVE LIFE LEGACY® II

INCENTIVELIFE LEGACY® III

This Supplement concerns an additional investment option under our Incentive Life Legacy® II and IncentiveLife Legacy® III policies (‘‘your policy’’). The additional investment option is our Market Stabilizer Option® (‘‘MSO’’), which is available to you, if you have received this Supplement. The MSO gives you the opportunity to earn interest that we will credit based in part on the performance of the S&P 500 Price Return Index, excluding dividends, over approximately a one year period. Any amount that you decide to invest in the MSO is allocated to a “Segment”, each of which has a specific start date and a limited duration. On the final day of the Segment, the index-linked return associated with that Segment will be applied to your Segment Account Value (as defined in the MSO Prospectus), and may be positive, zero or negative. Please be aware that the possibility of a negative return on this investment at the end of a Segment term could result in a significant loss of principal.

The purpose of this Supplement is solely to add to the May 1, 2020 Incentive Life Legacy® II and IncentiveLife Legacy® III Prospectuses (together the ‘‘Legacy Prospectus’’) a very limited amount of information about the MSO. Much more complete information about the MSO is contained in a separate Market Stabilizer Option® prospectus (‘‘MSO Prospectus’’) dated May 1, 2020. All of the information in the Legacy Prospectus also continues to remain applicable, except as otherwise provided in this Supplement (or any other supplement to the Legacy Prospectus) or in the MSO Prospectus.

Accordingly, you should read this Supplement in conjunction with the Legacy Prospectus (and any other supplements thereto) and the MSO Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Legacy Prospectus.

Growth Cap Rate Available During Initial Year

If you allocate policy account value to any Segment that commences during the first year that the MSO is available to you under your policy, you are eligible for a Growth Cap Rate that is at least 15%. Please see “Growth Cap Rate Available During Initial Year” in the “Description of the Market Stabilizer Option®” of the MSO Prospectus for more details.

No Transfer Charges in Connection with the MSO

Although we generally reserve the right to impose up to a $25 charge for transfers under the Legacy Prospectus policies, we will never apply this charge for any transfers into or out of the MSO.

Accordingly, the following language is added to footnote 5 of the Legacy Prospectus (which appears in the section of that Prospectus entitled ‘‘Tables of policy charges’’): Nor will this charge apply to any transfers to or from any Market Stabilizer Option® (‘‘MSO’’) that we make available as an investment option under a Policy or any transfers to or from any MSO Holding Account. Please refer to the separate prospectus for the MSO (‘‘MSO Prospectus’’) for information about the MSO and the related ‘‘Holding Account.’’

Charges for the MSO

If you allocate any of your policy account value to the MSO, several types of charges or deductions would or could result. To reflect these, the following items are added to the chart entitled ‘‘Periodic charges other than underlying trust portfolio operating expenses’’ of the Legacy Prospectus:

Optional rider charges	When charge is deducted	Maximum amount that may be deducted
Market Stabilizer Option® (MSO)(1)

MSO Variable Index Benefit Charge	On the MSO Segment Start Date	0.75% of policy account value allocated

MSO Variable Index Segment Account Charge	At the beginning of each policy month during the MSO Segment Term	1.65% calculated as an annual% of your Segment Account Value(2)

MSO loan spread(3) for Amounts of Policy Loans Allocated to MSO Segment	On each policy anniversary (or on loan termination, if earlier)	Oregon policies: 2% (for Incentive Life Legacy® II only)(4) All other policies: 5%(4)

MSO Early Distribution Adjustment	On surrender or other distribution (including loan) from an MSO Segment prior to its Segment Maturity Date	75% of Segment Account Value(5)

EVM 04 (5/20)	#844141
NB/IF	Cat# 153083 (5/20)

(1)

Please refer to the MSO Prospectus for information about the MSO and related charges and deductions, as well as the meaning of special terms that are relevant to the MSO (such as ‘‘Segment,’’’’Segment Term,’’’’Segment Start Date,’’’’Segment Account Value’’ and ‘‘Early Distribution Adjustment.’’

(2)	Currently we deduct this charge at a 0.65% annual rate, rather than at the maximum rate shown.
(3)

We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The ‘‘spread’’ is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your policy account value that we hold as collateral for the loan. Please refer to the MSO Prospectus for more information.

(4)

We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The loan interest spread is the excess of the interest rate we charge over the interest rate we credit.

(5)

The actual amount of Early Distribution Adjustment is determined by a formula that depends on, among other things, how a specified widely published stock market index has performed since the Segment Start Date. The maximum amount of the adjustment would occur if there is a total distribution at a time when that index had declined to zero. Please refer to the MSO Prospectus for more information about the index and Early Distribution Adjustment.

Transfers into and out of the MSO

Unless either the paid up death benefit guarantee or the extended no lapse guarantee are in effect, there are no restrictions on transfers into or out of the MSO. The MSO is not available if the paid up death benefit guarantee or extended no lapse guarantee is in effect.

If you elect to transfer account value to the MSO, there must be sufficient funds remaining in the guaranteed interest option to cover the Charge Reserve Amount (as defined in the MSO Prospectus).

How We Allocate Charges Among Your Investment Options

If you allocate any policy account value to the MSO, our procedures for allocating the policy’s monthly deductions among the investment options you are using is significantly different than in the absence of the MSO. Accordingly, the following text is added at the end of the section entitled ‘‘How we allocate charges among your investment options’’ of the Legacy Prospectus:

Substantially different procedures apply, however, if you allocate any of your policy account value to a Segment under the MSO investment option. In that case, for example, you will be required to maintain a certain amount of policy account value (the Charge Reserve Amount) in the policy’s unloaned guaranteed interest option. (You will not be subject to any Charge Reserve Amount requirement, however, at any time when none of your policy account value is invested in any MSO Segment.) The Charge Reserve Amount at the beginning of any Segment is the estimated amount required to pay all monthly deductions under your policy (including, but not limited to, charges for the MSO and any optional riders) for the remainder of the Segment Term.

While any of your policy account value is invested in any Segment, we will take all of your policy’s monthly deductions (including, but not limited to, the monthly deductions under the MSO and optional riders) solely from the unloaned guaranteed interest option, rather than from the investment options from which those charges otherwise would be deducted. If you have insufficient policy account value in the unloaned guaranteed interest option to pay a monthly deduction during any Segment Term, we will first take the balance of the deduction proportionately from any variable investment options (other than any Segments) that you are then using. But, if insufficient policy account value remains in any such other investment options to cover the full balance of the monthly deduction, we will take the remainder of the monthly deduction from any MSO Segments in which you have account value invested. We will apply these procedures for allocating deductions for policy charges automatically at any time you have any amounts invested in a Segment, and no contrary instructions from you would apply during the Segment Term.

If we have to make any distribution from an MSO Segment, including (among other things) to pay any surrender or loan proceeds or any charge deduction from a Segment, there will generally be negative consequences for you. Among other things, an Early Distribution Adjustment would apply, which would usually reduce your policy values, in many cases substantially. In some cases, such an Early Distribution Adjustment may apply without any action on your part. This could happen, for example, if the Charge Reserve Amount and funds you have invested in options other than the MSO are insufficient to pay a monthly deduction (i) due to poor investment performance of those options or (ii) due to any permitted increases in charges that we have made above their current rates.

Please refer to the MSO Prospectus for detailed information about the above procedures.

Equitable Financial Life Insurance Company of America

525 Washington Boulevard

Jersey City, NJ 07310

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

IncentiveLife Legacy® and Incentive Life Legacy® are issued by Equitable Financial Life Insurance Company of America

and are registered trademarks of Equitable Financial Life Insurance Company.

2

Equitable Financial Life Insurance Company of America

SUPPLEMENT DATED MAY 1, 2020 TO PROSPECTUS DATED MAY 1, 2020 FOR INCENTIVELIFE OPTIMIZER® III

This Supplement concerns an additional investment option under our IncentiveLife Optimizer® III policy (“your policy”). The additional investment option is our Market Stabilizer Option® (“MSO”), which is available to you, if you have received this Supplement. The MSO gives you the opportunity to earn interest that we will credit based in part on the performance of the S&P 500 Price Return Index, excluding dividends, over approximately a one year period. Any amount that you decide to invest in the MSO is allocated to a “Segment”, each of which has a specific start date and a limited duration. On the final day of the Segment, the index-linked return associated with that Segment will be applied to your Segment Account Value (as defined in the MSO Prospectus), and may be positive, zero or negative. Please be aware that the possibility of a negative return on this investment at the end of a Segment Term could result in a significant loss of principal.

The purpose of this Supplement is solely to add to the IncentiveLife Optimizer® III Prospectus dated May 1, 2020 (the “Optimizer Prospectus”) a very limited amount of information about the MSO. Much more complete information about the MSO is contained in a separate Market Stabilizer Option® Prospectus (“MSO Prospectus”) dated May 1, 2020. All of the information in the Optimizer Prospectus also continues to remain applicable, except as otherwise provided in this Supplement (or any other supplement to the Optimizer Prospectus) or in the MSO Prospectus.

Accordingly, you should read this Supplement in conjunction with the Optimizer Prospectus (and any other supplements thereto) and the MSO Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Optimizer Prospectus.

Growth Cap Rate Available During Initial Year

If you allocate policy account value to any Segment that commences during the first year that the MSO is available to you under your policy, you are eligible for a Growth Cap Rate that is at least 15%. Please see “Growth Cap Rate Available During Initial Year” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more details.

No Transfer Charges in Connection with the MSO

Although we generally reserve the right to impose up to a $25 charge for transfers under your policy, we will never apply this charge for any transfers into or out of the MSO.

Accordingly, the following language is added to footnote 7 on page 9 of the Optimizer Prospectus (which appears in the section entitled “Tables of policy charges”): Nor will this charge apply to any transfers to or from any Market Stabilizer Option® (“MSO”) that we make available as an investment option under a Policy or any transfers to or from any MSO Holding Account. Please refer to the MSO Prospectus for information about the MSO and the related “Holding Account.”

Charges for the MSO

If you allocate any of your policy account value to the MSO, several types of charges or deductions would or could result. To reflect these, the following items are added to the chart entitled “Periodic charges other than underlying trust portfolio operating expenses” on page 7 of the Optimizer Prospectus and also replace in their entirety the items in the chart in the “Fee Table Summary” section of the MSO Prospectus:

Optional rider charges	When charge is deducted	Maximum amount that may be deducted
Market Stabilizer Option® (MSO)(1)

MSO Variable Index Benefit Charge	On the MSO Segment Start Date	0.75% of policy account value allocated

MSO Variable Index Segment Account Charge	At the beginning of each policy month during the MSO Segment Term	1.65% calculated as an annual % of your Segment Account Value(2)

MSO loan spread(3) for Amounts of Policy Loans Allocated to MSO Segment	On each policy anniversary (or on loan termination, if earlier)	5%

MSO Early Distribution Adjustment	On surrender or other distribution (including loan) from an MSO Segment prior to its Segment Maturity Date	75% of Segment Account Value(4)

EVM 21 (5/20)	#844027
NB/IF	Cat #154172 (5/20)

(1)

Please refer to the MSO Prospectus for information about the MSO and related charges and deductions, as well as the meaning of special terms that are relevant to the MSO (such as “Segment,” “Segment Term,” “Segment Start Date,” “Segment Account Value” and “Early Distribution Adjustment”).

(2)	Currently we deduct this charge at a 0.65% annual rate, rather than at the maximum rate shown.
(3)

We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The “spread” is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your policy account value that we hold as collateral for the loan. Please refer to the MSO Prospectus for more information.

(4)

The actual amount of Early Distribution Adjustment is determined by a formula that depends on, among other things, how a specified widely published stock market index has performed since the Segment Start Date. The maximum amount of the adjustment would occur if there is a total distribution at a time when that index had declined to zero. Please refer to the MSO Prospectus for more information about the index and Early Distribution Adjustment.

Transfers into and out of the MSO

If you elect to transfer account value to the MSO, there must be sufficient funds remaining in the guaranteed interest option to cover the Charge Reserve Amount (as defined in the MSO Prospectus). There are also additional restrictions that may apply. For more information about transfers into and out of the MSO, see “Transfers” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus.

No Paid-Up Death Benefit Guarantee or Extended No Lapse Guarantee

The paid-up death benefit guarantee and extended no lapse guarantee are not applicable to your policy. Accordingly, please ignore all references to the paid-up death benefit guarantee and extended no lapse guarantee in the MSO Prospectus.

How We Allocate Charges Among Your Investment Options

If you allocate any policy account value to the MSO, our procedures for allocating the policy’s monthly deductions among the investment options you are using is significantly different than in the absence of the MSO. Accordingly, the following text is added at the end of the section entitled “How we allocate charges among your investment options” on page 10 of the Optimizer Prospectus:

Substantially different procedures apply, however, if you allocate any of your policy account value to a Segment under the MSO investment option. In that case, for example, you will be required to maintain a certain amount of policy account value (the Charge Reserve Amount) in the policy’s unloaned guaranteed interest option. (You will not be subject to any Charge Reserve Amount requirement, however, at any time when none of your policy account value is invested in any MSO Segment.) The Charge Reserve Amount at the beginning of any Segment is the estimated amount required to pay all monthly deductions under your policy (including, but not limited to, charges for the MSO and any optional riders) for the remainder of the Segment Term.

While any of your policy account value is invested in any Segment, we will take all of your policy’s monthly deductions (including, but not limited to, the monthly deductions under the MSO and optional riders) solely from the unloaned guaranteed interest option, rather than from the investment options from which those charges otherwise would be deducted. If you have insufficient policy account value in the unloaned guaranteed interest option to pay a monthly deduction during any Segment Term, we will first take the balance of the deduction proportionately from any variable investment options (other than any Segments) that you are then using. But, if insufficient policy account value remains in any such other investment options to cover the full balance of the monthly deduction, we will take the remainder of the monthly deduction from any MSO Segments in which you have account value invested. We will apply these procedures for allocating deductions for policy charges automatically at any time you have any amounts invested in a Segment, and no contrary instructions from you would apply during the Segment Term.

If we have to make any distribution from an MSO Segment, including (among other things) to pay any surrender or loan proceeds or any charge deduction from a Segment, there will generally be negative consequences for you. Among other things, an Early Distribution Adjustment would apply, which would usually reduce your policy values, in many cases substantially. In some cases, such an Early Distribution Adjustment may apply without any action on your part. This could happen, for example, if the Charge Reserve Amount and funds you have invested in options other than the MSO are insufficient to pay a monthly deduction (i) due to poor investment performance of those options or (ii) due to any permitted increases in charges that we have made above their current rates.

Please refer to the MSO Prospectus for detailed information about the above procedures.

Making withdrawals from your policy

If you have allocated policy amounts to the MSO and plan to take a withdrawal from your policy, significantly different procedures and additional restrictions may apply. Please see “Withdrawals” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more information.

2

Borrowing from your policy

If you have allocated policy amounts to the MSO and plan to take a loan from your policy, significantly different procedures and additional restrictions may apply. Please see “Loans” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more information.

Surrendering your policy

If you have allocated policy amounts to the MSO and plan to surrender your policy, significantly different procedures and additional restrictions may apply. Please see “Cash Surrender Value, Net Cash Surrender Value and Loan Value” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more information.

Canceling your policy

If you have allocated policy amounts to the MSO, different procedures may apply. Please see “Your right to cancel within a certain number of days” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more information about canceling your policy.

Equitable Financial Life Insurance of America

525 Washington Boulevard

Jersey City, NJ 07310

Copyright 2020 Equitable Financial Life Insurance Company of America. All rights reserved.

IncentiveLife Optimizer® III is issued by Equitable Life Life Insurance Company of America and is a registered trademark of Equitable Financial Life Insurance Company.

3

Equitable Financial Life Insurance Company of America

SUPPLEMENT DATED MAY 1, 2020 TO PROSPECTUS DATED MAY 1, 2020 FOR VUL OPTIMIZERSM

This Supplement concerns an additional investment option under our VUL OptimizerSM policy (“your policy”). The additional investment option is our Market Stabilizer Option® (“MSO”), which is available to you, if you have received this Supplement. The MSO gives you the opportunity to earn interest that we will credit based in part on the performance of the S&P 500 Price Return Index, excluding dividends, over approximately a one year period. Any amount that you decide to invest in the MSO is allocated to a “Segment”, each of which has a specific start date and a limited duration. On the final day of the Segment, the index-linked return associated with that Segment will be applied to your Segment Account Value (as defined in the MSO Prospectus), and may be positive, zero or negative. Please be aware that the possibility of a negative return on this investment at the end of a Segment Term could result in a significant loss of principal.

The purpose of this Supplement is solely to add to the VUL OptimizerSM Prospectus dated May 1, 2020 (the “Optimizer Prospectus”) a very limited amount of information about the MSO. Much more complete information about the MSO is contained in a separate Market Stabilizer Option® Prospectus (“MSO Prospectus”) dated May 1, 2020. All of the information in the Optimizer Prospectus also continues to remain applicable, except as otherwise provided in this Supplement (or any other supplement to the Optimizer Prospectus) or in the MSO Prospectus.

Accordingly, you should read this Supplement in conjunction with the Optimizer Prospectus (and any other supplements thereto) and the MSO Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Optimizer Prospectus.

No Transfer Charges in Connection with the MSO

Although we generally reserve the right to impose up to a $25 charge for transfers under your policy, we will never apply this charge for any transfers into or out of the MSO.

Accordingly, the following language is added to footnote 7 on page 9 of the Optimizer Prospectus (which appears in the section entitled “Tables of policy charges”): Nor will this charge apply to any transfers to or from any Market Stabilizer Option® (“MSO”) that we make available as an investment option under a Policy or any transfers to or from any MSO Holding Account. Please refer to the MSO Prospectus for information about the MSO and the related “Holding Account.”

Charges for the MSO

If you allocate any of your policy account value to the MSO, several types of charges or deductions would or could result. To reflect these, the following items are added to the chart entitled “Periodic charges other than underlying trust portfolio operating expenses” on page 7 of the Optimizer Prospectus and also replace in their entirety the corresponding items in the chart in the “Fee Table Summary” section of the MSO Prospectus:

Optional rider charges	When charge is deducted	Maximum amount that may be deducted
Market Stabilizer Option® (MSO)(1)

MSO Variable Index Benefit Charge	On the MSO Segment Start Date	0.75% of the amount being transferred from the MSO Holding Account to an MSO Segment

MSO Variable Index Segment Account Charge	At the beginning of each policy month during the MSO Segment Term	1.65% calculated as an annual % of your Segment Account Value(2)

MSO loan spread(3) for Amounts of Policy Loans Allocated to MSO Segment	On each policy anniversary (or on loan termination, if earlier)	5%

MSO Early Distribution Adjustment	On surrender or other distribution (including loan) from an MSO Segment prior to its Segment Maturity Date	75% of Segment Account Value(4)
(1)

Please refer to the MSO Prospectus for information about the MSO and related charges and deductions, as well as the meaning of special terms that are relevant to the MSO (such as “Segment,” “Segment Term,” “Segment Start Date,” “Segment Account Value” and “Early Distribution Adjustment”).

(2)	Currently we deduct this charge at a 0.40% annual rate, rather than at the maximum rate shown.
(3)

We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The “spread” is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your policy account value that we hold as collateral for the loan. Please refer to the MSO Prospectus for more information.

EVM-04-19 (5.20)	#844034
NB/IF	Cat #159004 (5.20)

(4)

The actual amount of Early Distribution Adjustment is determined by a formula that depends on, among other things, how a specified widely published stock market index has performed since the Segment Start Date. The maximum amount of the adjustment would occur if there is a total distribution at a time when that index had declined to zero. Please refer to the MSO Prospectus for more information about the index and Early Distribution Adjustment.

Transfers into and out of the MSO

If you elect to transfer account value to the MSO, there must be sufficient funds remaining in the guaranteed interest option to cover the Charge Reserve Amount (as defined in the MSO Prospectus). There are also additional restrictions that may apply. For more information about transfers into and out of the MSO, see “Transfers” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus.

No Paid-Up Death Benefit Guarantee or Extended No Lapse Guarantee

The paid-up death benefit guarantee and Extended No Lapse Guarantee are not applicable to your policy. Accordingly, please ignore all references to the paid-up death benefit guarantee and Extended No Lapse Guarantee in the MSO Prospectus.

How We Allocate Charges Among Your Investment Options

If you allocate any policy account value to the MSO, our procedures for allocating the policy’s monthly deductions among the investment options you are using is significantly different than in the absence of the MSO. Accordingly, the following text is added at the end of the section entitled “How we allocate charges among your investment options” on page 10 of the Optimizer Prospectus:

Substantially different procedures apply, however, if you allocate any of your policy account value to a Segment under the MSO investment option. In that case, for example, you will be required to maintain a certain amount of policy account value (the Charge Reserve Amount) in the policy’s unloaned guaranteed interest option. (You will not be subject to any Charge Reserve Amount requirement, however, at any time when none of your policy account value is invested in any MSO Segment.) The Charge Reserve Amount at the beginning of any Segment is the estimated amount required to pay all monthly deductions under your policy (including, but not limited to, charges for the MSO and any optional riders) for the remainder of the Segment Term.

While any of your policy account value is invested in any Segment, we will take all of your policy’s monthly deductions (including, but not limited to, the monthly deductions under the MSO and optional riders) solely from the unloaned guaranteed interest option, rather than from the investment options from which those charges otherwise would be deducted. If you have insufficient policy account value in the unloaned guaranteed interest option to pay a monthly deduction during any Segment Term, we will first take the balance of the deduction proportionately from any variable investment options (other than any Segments) that you are then using. But, if insufficient policy account value remains in any such other investment options to cover the full balance of the monthly deduction, we will take the remainder of the monthly deduction from any MSO Segments in which you have account value invested. We will apply these procedures for allocating deductions for policy charges automatically at any time you have any amounts invested in a Segment, and no contrary instructions from you would apply during the Segment Term.

If we have to make any distribution from an MSO Segment, including (among other things) to pay any surrender or loan proceeds or any charge deduction from a Segment, there will generally be negative consequences for you. Among other things, an Early Distribution Adjustment would apply, which would usually reduce your policy values, in many cases substantially. In some cases, such an Early Distribution Adjustment may apply without any action on your part. This could happen, for example, if the Charge Reserve Amount and funds you have invested in options other than the MSO are insufficient to pay a monthly deduction (i) due to poor investment performance of those options or (ii) due to any permitted increases in charges that we have made above their current rates.

Please refer to the MSO Prospectus for detailed information about the above procedures.

Making withdrawals from your policy

If you have allocated policy amounts to the MSO and plan to take a withdrawal from your policy, significantly different procedures and additional restrictions may apply. Please see “Withdrawals” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more information.

Borrowing from your policy

If you have allocated policy amounts to the MSO and plan to take a loan from your policy, significantly different procedures and additional restrictions may apply. Please see “Loans” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more information.

2

Surrendering your policy

If you have allocated policy amounts to the MSO and plan to surrender your policy, significantly different procedures and additional restrictions may apply. Please see “Cash Surrender Value, Net Cash Surrender Value and Loan Value” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more information.

Canceling your policy

If you have allocated policy amounts to the MSO, different procedures may apply. Please see “Your right to cancel within a certain number of days” in the “Description of the Market Stabilizer Option®” section of the MSO Prospectus for more information about canceling your policy.

Equitable Financial Life Insurance of America

525 Washington Boulevard

Jersey City, NJ 07310

Copyright 2020 Equitable Financial Life Insurance Company of America. All rights reserved.

VUL OptimizerSM is issued by Equitable Financial Life Insurance Company of America

and is a service mark of Equitable Financial Life Insurance Company.

3

Equitable Financial Life Insurance Company of America

SUPPLEMENT DATED MAY 1, 2020 TO PROSPECTUS DATED MAY 1, 2020 FOR VUL LEGACYSM

This Supplement concerns an additional investment option under our VUL LegacySM policy (‘‘your policy’’). The additional investment option is our Market Stabilizer Option® (‘‘MSO’’), which is available to you, if you have received this Supplement. The MSO gives you the opportunity to earn interest that we will credit based in part on the performance of the S&P 500 Price Return Index, excluding dividends, over approximately a one year period. Any amount that you decide to invest in the MSO is allocated to a “Segment”, each of which has a specific start date and a limited duration. On the final day of the Segment, the index-linked return associated with that Segment will be applied to your Segment Account Value (as defined in the MSO Prospectus), and may be positive, zero or negative. Please be aware that the possibility of a negative return on this investment at the end of a Segment term could result in a significant loss of principal.

The purpose of this Supplement is solely to add to the May 1, 2020 VUL LegacySM Prospectus (the ‘‘Legacy Prospectus’’) a very limited amount of information about the MSO. Much more complete information about the MSO is contained in a separate Market Stabilizer Option® prospectus (‘‘MSO Prospectus’’) dated May 1, 2020. All of the information in the Legacy Prospectus also continues to remain applicable, except as otherwise provided in this Supplement (or any other supplement to the Legacy Prospectus) or in the MSO Prospectus.

Accordingly, you should read this Supplement in conjunction with the Legacy Prospectus (and any other supplements thereto) and the MSO Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Legacy Prospectus.

No Transfer Charges in Connection with the MSO

Although we generally reserve the right to impose up to a $25 charge for transfers under the Legacy Prospectus policies, we will never apply this charge for any transfers into or out of the MSO.

Accordingly, the following language is added to footnote 5 on page 7 of the Legacy Prospectus (which appears in the section of that Prospectus entitled ‘‘Tables of policy charges’’): Nor will this charge apply to any transfers to or from any Market Stabilizer Option® (‘‘MSO’’) that we make available as an investment option under a Policy or any transfers to or from any MSO Holding Account. Please refer to the separate prospectus for the MSO (‘‘MSO Prospectus’’) for information about the MSO and the related ‘‘Holding Account.’’

Charges for the MSO

If you allocate any of your policy account value to the MSO, several types of charges or deductions would or could result. To reflect these, the following items are added to the chart entitled ‘‘Periodic charges other than underlying trust portfolio operating expenses’’ on page 7 of the Legacy Prospectus and also replace in their entirety the corresponding items in the chart in the “Fee Table Summary” section of the MSO Prospectus:

Optional rider charges	When charge is deducted	Maximum amount that may be deducted
Market Stabilizer Option® (MSO)(1)

MSO Variable Index Benefit Charge	On the MSO Segment Start Date	0.75% of the amount being transferred from the MSO Holding Account to an MSO Segment

MSO Variable Index Segment Account Charge	At the beginning of each policy month during the MSO Segment Term	1.65% calculated as an annual% of your Segment Account Value(2)

MSO loan spread(3) for Amounts of Policy Loans Allocated to MSO Segment	On each policy anniversary (or on loan termination, if earlier)	5%

MSO Early Distribution Adjustment	On surrender or other distribution (including loan) from an MSO Segment prior to its Segment Maturity Date	75% of Segment Account Value(4)
(1)

Please refer to the MSO Prospectus for information about the MSO and related charges and deductions, as well as the meaning of special terms that are relevant to the MSO (such as ‘‘Segment,’’’’Segment Term,’’’’Segment Start Date,’’’’Segment Account Value’’ and ‘‘Early Distribution Adjustment.’’

(2)	Currently we deduct this charge at a 0.40% annual rate, rather than at the maximum rate shown.

EVM-02-19 (5/20)	#844038
NB/IF	Cat# 159002 (5/20)

(3)

We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The ‘‘spread’’ is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your policy account value that we hold as collateral for the loan. Please refer to the MSO Prospectus for more information.

(4)

The actual amount of Early Distribution Adjustment is determined by a formula that depends on, among other things, how a specified widely published stock market index has performed since the Segment Start Date. The maximum amount of the adjustment would occur if there is a total distribution at a time when that index had declined to zero. Please refer to the MSO Prospectus for more information about the index and Early Distribution Adjustment.

Transfers into and out of the MSO

Unless either the paid up death benefit guarantee or the Loan Extension Endorsement are in effect, there are no restrictions on transfers into or out of the MSO. The MSO is not available if the paid up death benefit guarantee or Loan Extension Endorsement is in effect.

If you elect to transfer account value to the MSO, there must be sufficient funds remaining in the guaranteed interest option to cover the Charge Reserve Amount (as defined in the MSO Prospectus). For more information about transfers into and out of the MSO, see “Transfers” in the “Description of the Market Stabilizer Option” section of the MSO Prospectus.

No Extended No Lapse Guarantee

The Extended No Lapse Guarantee is not applicable to your policy. Accordingly, please ignore all references to the Extended No Lapse Guarantee in the MSO Prospectus.

How We Allocate Charges Among Your Investment Options

If you allocate any policy account value to the MSO, our procedures for allocating the policy’s monthly deductions among the investment options you are using is significantly different than in the absence of the MSO. Accordingly, the following text is added at the end of the section entitled ‘‘How we allocate charges among your investment options’’ on page 8 of the Legacy Prospectus:

Substantially different procedures apply, however, if you allocate any of your policy account value to a Segment under the MSO investment option. In that case, for example, you will be required to maintain a certain amount of policy account value (the Charge Reserve Amount) in the policy’s unloaned guaranteed interest option. (You will not be subject to any Charge Reserve Amount requirement, however, at any time when none of your policy account value is invested in any MSO Segment.) The Charge Reserve Amount at the beginning of any Segment is the estimated amount required to pay all monthly deductions under your policy (including, but not limited to, charges for the MSO and any optional riders) for the remainder of the Segment Term.

While any of your policy account value is invested in any Segment, we will take all of your policy’s monthly deductions (including, but not limited to, the monthly deductions under the MSO and optional riders) solely from the unloaned guaranteed interest option, rather than from the investment options from which those charges otherwise would be deducted. If you have insufficient policy account value in the unloaned guaranteed interest option to pay a monthly deduction during any Segment Term, we will first take the balance of the deduction proportionately from any variable investment options (other than any Segments) that you are then using. But, if insufficient policy account value remains in any such other investment options to cover the full balance of the monthly deduction, we will take the remainder of the monthly deduction from any MSO Segments in which you have account value invested. We will apply these procedures for allocating deductions for policy charges automatically at any time you have any amounts invested in a Segment, and no contrary instructions from you would apply during the Segment Term.

If we have to make any distribution from an MSO Segment, including (among other things) to pay any surrender or loan proceeds or any charge deduction from a Segment, there will generally be negative consequences for you. Among other things, an Early Distribution Adjustment would apply, which would usually reduce your policy values, in many cases substantially. In some cases, such an Early Distribution Adjustment may apply without any action on your part. This could happen, for example, if the Charge Reserve Amount and funds you have invested in options other than the MSO are insufficient to pay a monthly deduction (i) due to poor investment performance of those options or (ii) due to any permitted increases in charges that we have made above their current rates.

Please refer to the MSO Prospectus for detailed information about the above procedures.

Making withdrawals from your policy

If you have allocated policy amounts to the MSO and plan to take a withdrawal from your policy, significantly different procedures and additional restrictions may apply. Please see “Withdrawals” in the “Description of the Market Stabilizer Option” section of the MSO Prospectus for more information.

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Borrowing from your policy

If you have allocated policy amounts to the MSO and plan to take a loan from your policy, significantly different procedures and additional restrictions may apply. Please see “Loans” in the “Description of the Market Stabilizer Option” section of the MSO Prospectus for more information.

Surrendering your policy

If you have allocated policy amounts to the MSO and plan to surrender your policy, significantly different procedures and additional restrictions may apply. Please see “Cash Surrender Value, Net Cash Surrender Value and Loan Value” in the “Description of the Market Stabilizer Option” section of the MSO Prospectus for more information.

Canceling your policy

If you have allocated policy amounts to the MSO, different procedures may apply. Please see “Your right to cancel within a certain number of days” in the “Description of the Market Stabilizer Option” section of the MSO Prospectus for more information about canceling your policy.

Equitable Financial Life Insurance Company of America

525 Washington Boulevard

Jersey City, NJ 07310

Copyright 2020 Equitable Financial Life Insurance Company. All rights reserved.

VUL LegacySM is issued by Equitable Financial Life Insurance Company of America

and are service mark of Equitable Financial Life Insurance Company.

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PART II

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$7,788
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Equitable Financial Life Insurance Company of America provide, in Article VI as follows:

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably

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entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

The directors and officers of Equitable Financial Life Insurance Company of America are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Endurance Specialty Insurance Company, U.S. Specialty Insurance, St. Paul Travelers, Chubb Insurance Company, AXIS Insurance Company and Zurich Insurance Company. The annual limit on such policies is $105 million, and the policies insure officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(1) Underwriting Agreement.

(a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (333-177419) filed on October 20, 2011.

(b) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC and AXA Distributors Insurance Agency of Massachusetts, LLC. incorporated herein by reference to post-effective amendment no. 35 to the registration statement on Form N-4 (File No. 333-05539) filed on April 20, 2005.

(c) Form of Wholesale Broker-Dealer Supervisory and Sale Agreement among [Broker Dealer] and AXA Distributors, LLC. incorporated herein by reference to post-effective amendment no. 35 to the registration statement on Form N-4 (File No. 333-05593) filed on April 20, 2005.

(d) General Agent Sales Agreement dated June 6, 2005, by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Exhibit (c)(9) to the Registration Statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

(ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(iii) Form of the Third Amendment to General Agent Sales Agreement dated as of October 1, 2013 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (333-195491) on April 21, 2015.

(iv) Form of the Fourth Amendment to General Agent Sales Agreement dated as of October 1, 2014 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (333-195491) on April 21, 2015.

(e) Broker-Dealer Distribution and Servicing Agreement, dated June 6, 2005, made by and between MONY Life Insurance Company of America and AXA Advisors, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(2) Not Applicable.

(3)(i) Articles of Incorporation.

(a) Articles of Restatement of the Articles of Incorporation of Equitable Financial Life Insurance Company of America (as Amended December 13, 2020), filed with this registration statement on Form S-1 on February 14, 2020.

(3)(ii) By-Laws.

(a) By-Laws of Equitable Financial Life Insurance Company of America (as Amended December 13, 2020), filed with this registration statement on Form S-1 on February 14, 2020.

(4) Form of contract.

(a) Variable Indexed Option Rider (R09-30), incorporated herein by reference to Exhibit 4 to the Registration Statement (File No. 333-167938 on Form S-3, filed on September 30, 2010.

(b) Variable Indexed Option Rider (ICC09-R09-30), previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

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(5) Opinion and consent of counsel regarding legality

(a) Opinion and consent of Shane Daly as to the legality of securities being registered, filed herewith.

(8) Not Applicable.

(9) Not Applicable.

(10) Material Contracts.

(a) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April  30, 2003.

(b) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.

(11) Not Applicable.

(12) Not Applicable.

(15) Not Applicable.

(16) Not Applicable.

(21) Not Applicable.

(23) Consents of Experts and Counsel.

(a) Consent of PricewaterhouseCoopers LLP filed herewith.

(b) See Item (5) above.

(24) Powers of Attorney.

(a) Powers of Attorney, filed herewith.

(25) Not Applicable.

(26) Not Applicable.

101.INS	XBRL Instance Document, filed herewith.

101.SCH	XBRL Taxonomy Extension Schema Document, filed herewith.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document, filed herewith.

101.LAB	XBRL Taxonomy Label Linkbase Document, filed herewith.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document, filed herewith.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document, filed herewith.

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ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and State of New York, on this 21st day of April, 2020.

Equitable Financial Life Insurance Company of America
(Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel Equitable Financial Life Insurance Company of America

Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom	Senior Executive Vice President and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Senior Vice President and Chief Accounting Officer

*DIRECTORS:

Ramon de Oliveira Daniel G. Kaye	Kristi Matus Mark Pearson Bertram Scott	Charles G.T. Stonehill George Stansfield Joan Lamm-Tennant

*By:	/s/ Shane Daly
Shane Daly
Attorney-in-Fact

April 21, 2020